Filed Pursuant to 424(b)(2)
Registration No. 333-202821
PROSPECTUS SUPPLEMENT
(to the Prospectus dated May 7, 2015)
DryShips Inc.
Up to 36,363,636 Shares of Common Stock
Issuable upon the Exercise of Non-Transferable Subscription Rights at $2.75 per share
We are distributing, at no charge, to holders of our common stock, par value $0.01 per share, or the Common Stock, as of August 31, 2017, or the Record Date, non-transferable subscription rights, or Rights, to purchase up to 36,363,636 shares of Common Stock at a price of $2.75 per share in this Rights offering, or the Rights Offering. You will receive one Right for each share of our Common Stock held by you of record as of 5:00 p.m., New York City time, on the Record Date. Each Right will entitle you to purchase 1.1526 shares of Common Stock at a subscription price of $2.75 per share, or the Basic Subscription Right. If you timely and fully exercise your Basic Subscription Right and other Rights holders do not exercise their Basic Subscription Rights in full, you will, subject to availability and allocation, have an oversubscription privilege, or the Oversubscription Privilege, to subscribe for additional shares of Common Stock in an amount you specify, not to exceed (i) 1.1526 shares of our Common Stock per Right or (ii) your oversubscription allocation (described later in this prospectus supplement). The Rights Offering will expire at 5:00 p.m., New York City time, on October 2, 2017, or the Expiration Date, unless the Rights Offering is otherwise extended. Any Right not exercised prior to 5:00 p.m., New York City time, on the Expiration Date will expire worthless.
As of the date hereof, entities affiliated with Mr. George Economou, our Chairman and Chief Executive Officer, beneficially own approximately 36,363,643 shares, or 53.5%, of our issued and outstanding Common Stock. We have entered into a backstop purchase agreement, or the Purchase Agreement, with Sierra Investments Inc., an entity affiliated with Mr. Economou, or the Backstop Investor, pursuant to which the Backstop Investor has agreed to purchase from us, at $2.75 per share, the number of shares of Common Stock offered pursuant to the Rights Offering that are not issued pursuant to existing shareholders' exercise in full of their Basic Subscription Rights and Oversubscription Privilege.  If our shareholders as of the Record date do not purchase any shares in the Rights Offering, the Backstop Investor will purchase all of the shares offered pursuant to this prospectus supplement, or 36,363,636 shares of Common Stock. Pursuant to the Purchase Agreement, Mr. Economou and his affiliates have also agreed not to exercise any Basic Subscription Right or Oversubscription Privilege they may have to purchase a portion of the shares of Common Stock offered hereby. Consequently, the Basic Subscription Right and Oversubscription Privilege ratios have been calculated assuming such Rights will not be exercised with respect to shares of Common Stock owned by Mr. Economou and his affiliates prior to this Rights Offering.
We are not using an underwriter or selling agent. The subscription agent will hold in escrow the funds we receive from shareholders exercising their Rights until we complete or cancel the Rights Offering. We have engaged American Stock Transfer & Trust Company, LLC to serve as the subscription agent, or the Subscription Agent, and Advantage Proxy Inc. to serve as the information agent, or the Information Agent, for the Rights Offering. If the Rights Offering does not take place for any reason, the Subscription Agent will return all subscription payments received, without interest or penalty, as soon as practicable. See "The Rights Offering—Cancellation; Extensions; Amendments."

The Rights are not transferable and will not be quoted on any stock exchange or trading market. There is no minimum subscription amount required for the consummation of the Rights Offering. You should carefully consider whether to exercise your Rights before the expiration of the Rights Offering. Our board of directors is making no recommendation regarding your exercise of the Rights. As a result of the terms of this Rights Offering, shareholders who do not fully exercise their Rights will own, upon completion of this offering, a smaller proportional interest in us than otherwise would be the case had they fully exercised their Rights. See "Risk Factors—If you do not exercise your Rights, your percentage ownership will be diluted."
Shares of our Common Stock are listed on the Nasdaq Capital Market, or Nasdaq, under the symbol "DRYS." On August 30, 2017, the last reported sale price of shares of our Common Stock on Nasdaq was $3.04 per share. Shares of our Common Stock include preferred stock purchase rights, as described in "Description of Capital Stock—Anti-takeover Provisions—Description of Preferred Share Purchase Rights."
Exercising the Rights and investing in shares of our Common Stock involves a high degree of risk. We urge you to carefully read the section entitled "Risk Factors" beginning on page S-11 of this prospectus supplement, the section entitled "Risk Factors" in our Annual Report on Form 20-F for the fiscal year ended December 31, 2016, which is incorporated herein by reference, and all other information included or incorporated herein by reference in this prospectus supplement in its entirety before you decide whether to exercise your Rights.
	Per Share	Aggregate
Subscription Price	$2.750	$100,000,000
Estimated Expenses	$0.004	$141,200
Net Proceeds to Us	$2.746	$99,858,800

Neither the Securities and Exchange Commission, or the Commission, nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus supplement is August 31, 2017.

TABLE OF CONTENTS
PROSPECTUS SUPPLEMENT
Page
ABOUT THIS PROSPECTUS SUPPLEMENT	S-ii
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS	S-iii
ENFORCEABILITY OF CIVIL LIABILITIES	S-iv
QUESTIONS AND ANSWERS RELATING TO THE RIGHTS OFFERING	S-v
PROSPECTUS SUPPLEMENT SUMMARY	S-1
RISK FACTORS	S-11
USE OF PROCEEDS	S-17
CAPITALIZATION	S-18
PRICE RANGE OF OUR COMMON STOCK	S-19
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	S-20
THE RIGHTS OFFERING	S-21
PURCHASE AGREEMENT	S-31
PLAN OF DISTRIBUTION	S-33
CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES	S-34
DESCRIPTION OF CAPITAL STOCK	S-36
EXPENSES RELATING TO THIS OFFERING	S-47
LEGAL MATTERS	S-47
EXPERTS	S-47
WHERE YOU CAN FIND ADDITIONAL INFORMATION	S-47

PROSPECTUS
Page
PROSPECTUS SUMMARY	1
RISK FACTORS	12
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS	61
PER SHARE MARKET PRICE INFORMATION	63
RATIO OF EARNINGS TO FIXED CHARGES	64
CAPITALIZATION	65
USE OF PROCEEDS	66
PLAN OF DISTRIBUTION	67
SELLING SHAREHOLDERS	69
ENFORCEMENT OF CIVIL LIABILITIES	70
DESCRIPTION OF CAPITAL STOCK	71
DESCRIPTION OF DEBT SECURITIES	79
DESCRIPTION OF WARRANTS	89
DESCRIPTION OF PURCHASE CONTRACTS	90
DESCRIPTION OF RIGHTS	91
DESCRIPTION OF UNITS	92
EXPENSES	93
LEGAL MATTERS	94
EXPERTS	95
WHERE YOU CAN FIND ADDITIONAL INFORMATION	96

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the Commission utilizing a "shelf" registration process. This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying base prospectus, gives more general information and disclosure about our securities that we may offer from time to time, some of which does not apply to this Rights Offering. When we refer to the prospectus, we are referring to both parts combined, and when we refer to the accompanying prospectus, we are referring to the base prospectus.
If the description of this offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement. This prospectus supplement, the accompanying prospectus and the documents incorporated into each by reference include important information about us and this offering and other information you should know before investing. You should read this prospectus supplement and the accompanying prospectus together with the additional information described under the heading, "Where You Can Find Additional Information" in this prospectus supplement and the accompanying prospectus before investing in shares of our Common Stock.
Any statement made in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document that is also incorporated by reference into this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
You should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus relating to this offering. We have not authorized anyone to provide you with information that is different. If anyone provides you with different or inconsistent information, you should not rely on it. The information contained in or incorporated by reference in the prospectus is accurate only as of the date such information was issued, regardless of the time of delivery of the prospectus.

S-ii

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
Matters discussed in this prospectus supplement may constitute forward-looking statements. The Private Securities Litigation Reform Act of 1995, or the PSLRA, provides safe harbor protections for forward-looking statements in order to encourage companies to provide prospective information about their business. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements, which are other than statements of historical facts.
We desire to take advantage of the safe harbor provisions of the PSLRA and are including this cautionary statement in connection with this safe harbor legislation. This document and any other written or oral statements made by us or on our behalf may include forward-looking statements, which reflect our current views with respect to future events and financial performance. The words "anticipate," "believe," "expect," "intend," "estimate," "forecast," "project," "plan," "potential," "may," "should," and similar expressions identify forward-looking statements. We caution that assumptions, expectations, projections, intentions and beliefs about future events may and often do vary from actual results and the differences can be material.
All statements in this document that are not statements of historical fact are forward-looking statements. Forward-looking statements include, but are not limited to, such matters as:
•	our future operating or financial results;
•	statements about planned, pending or recent acquisitions, business strategy and expected capital spending or operating expenses, including drydocking, surveys, upgrades and insurance costs;
•	our ability to procure or have access to financing, our liquidity and the adequacy of cash flow for our operations;
•	our continued borrowing availability under our debt agreements and compliance with the covenants contained therein;
•	our ability to generate sufficient cash flow to service our existing debt and the incurrence of substantial indebtedness in the future;
•	our ability to successfully employ our existing and newbuild drybulk, tanker, liquefied petroleum gas and offshore support vessels, as applicable;
•
our offshore support contract backlog, contract commencements, offshore support contract terminations, offshore support contract option exercises, offshore support contract revenues, offshore support contract awards and platform and offshore support vessels mobilizations and performance provisions;

•
our future capital expenditures and investments in the construction, acquisition and refurbishment of our vessels (including the amount and nature thereof and the timing of completion thereof, the delivery and commencement of operations dates, and ability to finance such capital expenditures and investments);

•	statements about drybulk, tanker and liquefied petroleum gas shipping and offshore support market trends, charter rates and factors affecting supply and demand;
•	our expectations regarding the availability of vessel acquisitions; and
•	anticipated developments with respect to pending litigation.
S-iii

The forward-looking statements in this document are based upon various assumptions, many of which are based, in turn, upon further assumptions, including without limitation, management's examination of historical operating trends, data contained in our records and other data available from third parties. Although we believe that these assumptions were reasonable when made, because these assumptions are inherently subject to significant uncertainties and contingencies that are difficult or impossible to predict and are beyond our control, we cannot assure you that we will achieve or accomplish the expectations, beliefs or projections described in the forward-looking statements contained in this prospectus.
Important factors that, in our view, could cause actual results to differ materially from those discussed in the forward-looking statements include the price and trading volume for shares of our Common Stock, the strength of world economies and currencies, general market conditions, including changes in charter rates and vessel values, failure of a seller or shipyard to deliver one or more vessels, failure of a buyer to accept delivery of a vessel, inability to procure financing for acquisitions, capital expenditures or investments or refinancing for existing indebtedness on acceptable terms or at all, repudiation, nullification, termination, modification or renegotiation of our contracts, defaults or contract terminations by one or more charterers of our vessels, changes in demand for drybulk commodities, changes in demand for oil, liquefied petroleum gas or petroleum products, changes in demand for offshore support services, changes in charter rates that may affect the willingness of time charterers to complete their charters or cause time charterers to seek to renegotiate charters, scheduled and unscheduled drydocking, changes in our voyage and operating expenses, including bunker prices, drydocking and insurance costs, complications associated with repairing and replacing equipment in remote locations, limitations on insurance coverage, such as war risk coverage, in certain areas, foreign and U.S. monetary policy and foreign currency fluctuations and devaluations, changes in governmental rules and regulations, changes in tax laws, treaties and regulations, tax assessments and liabilities for tax issues, legal and regulatory matters, including results and effects of legal proceedings, customs and environmental matters, changes in governmental rules and regulations, changes in our relationships with the lenders under our debt agreements, potential liability from pending or future litigation, domestic and international political conditions, potential disruption of shipping routes due to accidents, international hostilities and political events or acts by terrorists.
We refer you to the section entitled "Risk Factors," beginning on page S-11 of this prospectus supplement, on page 12 of the accompanying prospectus and on page six of our most recent Annual Report on Form 20-F for the year ended December 31, 2016, which is incorporated by reference herein, for a more complete discussion of these risks and uncertainties and for other risks and uncertainties. These factors and the other risk factors described in this prospectus supplement are not necessarily all of the important factors that could cause actual results or developments to differ materially from those expressed in any of our forward-looking statements. Other unknown or unpredictable factors also could harm our results. Consequently, there can be no assurance that actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, us. Given these uncertainties, prospective investors are cautioned not to place undue reliance on such forward-looking statements.
Forward-looking statements reflect only as of the date on which they are made. We will not update any forward-looking statements to reflect future events, developments, or other information. If we do update one or more forward-looking statements, no inference should be drawn that additional updates will be made regarding that statement or any other forward-looking statements.
ENFORCEABILITY OF CIVIL LIABILITIES
We are incorporated under the laws of the Republic of the Marshall Islands and our principal executive offices are located outside the United States. The majority of our directors and officers and our independent registered public accounting firm reside outside the United States. In addition, substantially all of our assets and the assets of our directors and officers and our independent registered public accounting firm are located outside the United States. As a result, it may not be possible for you to serve legal process within the United States upon us or any of these persons. It may also not be possible for you to enforce, both in and outside the United States, judgments you may obtain in U.S. courts against us or these persons in any action, including actions based upon the civil liability provisions of U.S. federal or state securities laws.
Furthermore, there is substantial doubt that courts of such jurisdictions (i) would enforce judgments of U.S. courts obtained in actions against us, our directors or officers and such experts based upon the civil liability provisions of applicable U.S. federal and state securities laws or (ii) would enforce, in original actions, liabilities against us, our directors or officers and such experts based on those laws.
S-iv

QUESTIONS AND ANSWERS RELATING TO THE RIGHTS OFFERING
The following are examples of what we anticipate will be common questions about the Rights Offering. The answers are based on selected information included elsewhere in this prospectus supplement and the documents incorporated by reference herein. The following questions and answers do not contain all of the information that may be important to you and may not address all of the questions that you may have about the Rights Offering. This prospectus supplement and the documents incorporated by reference herein contain more detailed descriptions of the terms and conditions of the Rights Offering and provide additional information about us and our business, including potential risks related to the Rights Offering, our shares of Common Stock, and our business.
Exercising the Rights and investing in shares of our Common Stock involves a high degree of risk. We urge you to carefully read the section entitled "Risk Factors" beginning on page S-11 of this prospectus supplement, and all other information included or incorporated herein by reference in this prospectus supplement in its entirety, including our Annual Report on Form 20-F for the year ended December 31, 2016, before you decide whether to exercise your Rights.
What is the Rights Offering?
We are distributing the Rights, at no charge, on a pro rata basis to holders of our Common Stock as of 5:00 p.m., New York City time, on the Record Date. You will receive one Right for each share of our Common Stock held of record at the Record Date. Each Right entitles you to a Basic Subscription Right and an Oversubscription Privilege. See "What is the Basic Subscription Right?" and "What is the Oversubscription Privilege?" for more information.
Why are we conducting the Rights Offering?
On August 11, 2017, the audit committee of our board of directors, or the Audit Committee, approved a binding term sheet, or the Term Sheet, pursuant to which we agreed to sell shares of Common Stock to entities affiliated with our Chairman and Chief Executive Officer, Mr. George Economou, for aggregate consideration of $100.0 million at a price of $2.75 per share, or the Private Placement. Pursuant to the Term Sheet, the Audit Committee also agreed to conduct this Rights Offering.
The Private Placement closed on August 29, 2017, when we issued an aggregate of 36,363,636 shares of our Common Stock to several entities affiliated with Mr. Economou as consideration for: (i) the acquisition of 100.0% of the issued and outstanding equity interests of Shipping Pool Investors Inc., which directly holds a 49% interest in Heidmar Holdings LLC, a global tanker pool operator, from SPII Holdings Inc., an entity affiliated with Mr. Economou; (ii) the termination of the participation rights set forth in the Deed of Participation dated May 23, 2017 issued by the Company providing certain participation rights to Mountain Investment Inc., an entity affiliated with Mr. Economou; (iii) forfeiture by Sifnos Shareholders Inc., an entity affiliated with Mr. Economou, or Sifnos, of all outstanding shares of Series D Preferred Stock (which carry 100,000 votes per share) of the Company that it held prior to the closing of the Private Placement; and (iv) the reduction in principal outstanding balance by $27.0 million of our unsecured credit facility, as amended, with the Backstop Investor, or the Sierra Credit Facility, under which the Company is the borrower.
Our Audit Committee determined that the Rights Offering was in our best interests in view of (i) our desire to raise equity capital, (ii) our current market capitalization relative to the amount of equity capital to be raised, and (iii) our desire to give our shareholders the opportunity to purchase shares of our Common Stock at the same price per share that entities affiliated with Mr. Economou acquired shares of our Common Stock in the Private Placement. Pursuant to the Purchase Agreement, Mr. Economou and his affiliates have also agreed not to exercise any Basic Subscription Right or Oversubscription Privilege they may have to purchase a portion of the shares of Common Stock offered in the Rights Offering. Consequently, the Basic Subscription Right and Oversubscription Privilege ratios have been calculated assuming such Rights will not be exercised with respect to shares of Common Stock owned by Mr. Economou and his affiliates prior to this Rights Offering.
S-v

The cash proceeds from the Rights Offering are expected to be used for general corporate purposes and/or vessel acquisitions and/or to repay amounts outstanding under the Sierra Credit Facility. The consideration for shares of our Common Stock issued to the Backstop Investor pursuant to the Purchase Agreement, if any, will be the repayment of amounts outstanding under the Sierra Credit Facility. See "Use of Proceeds."
Am I required to exercise all of the Rights I receive in the Rights Offering?
No. You may exercise any number of your Rights, or you may choose not to exercise any of your Rights. However, if you choose not to exercise your Basic Subscription Right or you exercise less than your full Basic Subscription Rights and other shareholders fully exercise their Basic Subscription Rights or exercise a greater proportion of their Basic Subscription Rights than you exercise, the percentage of our Common Stock owned by these other shareholders will increase relative to your ownership percentage, and your voting and other rights in the Company will be diluted. In addition, if you do not exercise your Basic Subscription Right in full, you will not be entitled to purchase additional shares pursuant to the Oversubscription Privilege and your ownership percentage in our Common Stock may be further diluted. For more information, see "How many shares of Common Stock will be outstanding after the Rights Offering?" in this section.
What is the Basic Subscription Right?
The Basic Subscription Right gives our shareholders the opportunity to purchase 1.1526 shares for each share of Common Stock owned on the Record Date at a subscription price of $2.75 per share. Fractional shares resulting from the exercise of Basic Subscription Rights will be eliminated by rounding down to the nearest whole share, with the total subscription payment being adjusted accordingly. For example, if you owned 1,000 shares of our Common Stock as of 5:00 p.m., New York City time, on the Record Date, your Basic Subscription Right would entitle you to receive 1,000 Rights and you would have the right to purchase 1,152 shares (rounded down from 1,152.60) of Common Stock for $2.75 per share.
You may exercise some or all of your Basic Subscription Rights, or you may choose not to exercise any Basic Subscription Rights at all. You may not sell, transfer, or assign your Basic Subscription Rights. We will issue a maximum of 36,363,636 shares of Common Stock in the Rights Offering, including any shares purchased by the Backstop Investor. To the extent the Rights Offering shares are not purchased by our current shareholders, the Backstop Investor will purchase an equal number of shares pursuant to the backstop commitment in the Purchase Agreement. See "—How does the backstop commitment work?"
If you hold your shares in street name through a broker, bank, or other nominee who uses the services of the Depository Trust Company, or DTC, then DTC will issue one Right to your nominee for every share of Common Stock you own at the Record Date. Each Right can then be used to purchase 1.1526 shares of Common Stock for $2.75 per share, subject to rounding down to the nearest whole number. As in the example above, if you owned 1,000 shares of Common Stock on the Record Date, you would receive 1,000 Rights and have the right to purchase 1,152 shares of Common Stock for $2.75 per share. For more information, see "What should I do if I want to participate in the Rights Offering, but my shares are held in the name of my broker, dealer, custodian bank or other nominee?"
May I subscribe for more than I am entitled to under the Basic Subscription Right?
If you purchase all of the shares available to you pursuant to your Basic Subscription Rights, you will also be entitled to the Oversubscription Privilege to purchase shares of Common Stock that other shareholders do not purchase by exercising their Basic Subscription Rights, subject to certain limitations. You should indicate on your Rights certificate, or the form provided by your nominee if your shares are held in the name of a nominee, how many additional shares of Common Stock you would like to purchase pursuant to your Oversubscription Privilege (discussed below).
S-vi

What is the Oversubscription Privilege?
If you exercise your Basic Subscription Rights in full with respect to all Rights you hold at the time of exercise, you will also be entitled to the Oversubscription Privilege to purchase shares not purchased by other holders under their Basic Subscription Rights, subject to the limitations described below. The subscription price per share that applies to the Oversubscription Privilege is the same subscription price per share that applies to the Basic Subscription Right. You may exercise your Oversubscription Privilege to purchase additional shares of Common Stock in an amount you specify, not to exceed (i) 1.1526 shares of our Common Stock per Right or (ii) your oversubscription allocation.
The oversubscription allocation is a prorated allocation of shares of Common Stock subscribed for by all holders pursuant to the Oversubscription Privilege to the extent necessary to ensure that such shares of Common Stock, together with the shares of Common Stock subscribed for by all holders pursuant to the Basic Subscription Rights, do not exceed the total number of shares of Common Stock offered in this Rights Offering. Shares of Common Stock subscribed for pursuant to the Oversubscription Privilege will be allocated, first, pro rata according to each holder's percentage ownership of Common Stock prior to the Rights Offering and, second, pro rata according to the number of shares subscribed for by each holder pursuant to the Oversubscription Privilege. See "What are the limitations on the Oversubscription Privilege?" below.
Thus, you may purchase additional shares of our Common Stock by exercising the Oversubscription Privilege at a price of $2.75 per share, up to the same number of shares for which your Basic Subscription Right may be exercised, so long as all of the Basic Subscription Rights held by other holders of Rights are not exercised in full.
If I exercise my Basic Subscription Right, must I exercise my Oversubscription Privilege?
No. You may exercise your Basic Subscription Right in full without exercising your Oversubscription Privilege.
What are the limitations on the Oversubscription Privilege?
We will not be able to satisfy your exercise of your Oversubscription Privilege if all other holders of Rights elect to purchase all of the shares offered under their Basic Subscription Rights. We will honor oversubscription requests in full to the extent sufficient shares are available following the exercise of holders' Basic Subscription Rights. If oversubscription requests exceed shares available, we will allocate available shares pro rata in proportion to each holder's percentage ownership of Common Stock prior to the Rights Offering. For example, if Holder A owned 100 shares prior to the Rights Offering and purchased 115 shares pursuant to its Basic Subscription Right and Holder B owned 200 shares prior to the Rights Offering and purchased 230 shares pursuant to its Basic Subscription Right, and Holder A and Holder B both exercise their respective Oversubscription Privilege and elect to each purchase an additional 100 shares, but there were only 100 total shares available to fulfill all oversubscription requests, then Holder A would receive 33.33 (or when rounded down to the nearest whole share, 33) shares and Holder B would receive 66.66 (or when rounded down to the nearest whole share, 66) shares. In the event that, after the allocation of the excess shares described above, there remain shares that have not been allocated (because of rounding or otherwise), the Subscription Agent shall allocate all remaining shares offered hereunder among those holders not allocated all of the shares for which they have exercised their Oversubscription Privilege in proportion to the number of shares subscribed for by each holder pursuant to the Oversubscription Privilege.
Each holder participating in the oversubscription must pay the full amount for all shares of Common Stock requested in the oversubscription no later than 5:00 p.m., New York City time, on the Expiration Date (the same time such holder pays for the shares purchased by exercising its Basic Subscription Right). If you render payment for a fewer number of shares of Common Stock than you are electing to receive in the oversubscription, you will only be eligible to receive such fewer number of shares (if those shares are available for purchase in the oversubscription). In addition, if you paid amounts with respect to the Oversubscription Privilege that are not applied to purchase shares of Common Stock because of prorationing, the amounts not applied to the purchase of shares will be returned to you without interest or deduction, as soon as practicable after the Expiration Date of this Rights Offering. Using the above example, both Holder A and Holder B must pay for the 100 shares they each elected to receive in the oversubscription no later than 5:00 p.m., New York City time, on the Expiration Date even though each will receive only 33 and 66 shares of Common Stock, respectively, due to prorationing. We will refund to each of Holder A and Holder B, without interest or deduction, the difference between the amount paid by each of Holder A and Holder B for the 100 shares elected and the purchase price for the 33 and 66 shares actually received by each holder.
S-vii

Will fractional shares of Common Stock be issued in the Rights Offering?
No. We will not issue fractional shares of Common Stock in the Rights Offering, and holders will only be entitled to purchase a whole number of shares of Common Stock. Fractional shares will be rounded down to the nearest whole share and the subscription price paid will be adjusted accordingly. Any excess subscription payments received by the Subscription Agent will be returned, without interest or penalty, as soon as practicable.
When will I receive my Rights certificate and other subscription documents?
Promptly after the date of this prospectus supplement, the Subscription Agent will send a Rights certificate to each registered holder of our Common Stock as of the close of business on the Record Date, based on our shareholder registry maintained at the transfer agent for our Common Stock. If you hold your shares of Common Stock through a brokerage account, bank, or other nominee, you will not receive an actual Rights certificate. Instead, as described in this prospectus supplement, you must instruct your broker, bank or nominee whether or not to exercise the Rights on your behalf. If you wish to obtain a Rights certificate, you should promptly contact your broker, bank or other nominee and request a separate Rights certificate. It is not necessary to have a physical Rights certificate, if you hold your shares of Common Stock through a brokerage account, bank, or other nominee, to elect to exercise your Rights.
How soon must I act to exercise my Rights?
If you received a Rights certificate and elect to exercise any or all of your Rights, the Subscription Agent must receive your properly completed and signed Rights certificate, all other required subscription documents and full subscription payment prior to 5:00 p.m., New York City time, on the Expiration Date.  If you hold your shares in the name of a custodian bank, broker, dealer or other nominee, your custodian bank, broker, dealer or other nominee may establish a deadline prior to 5:00 p.m., New York City time, on October 2, 2017 by which you must provide it with your instructions to exercise your Rights and pay the subscription price for your shares.
You must timely pay the full subscription price for the full number of shares of Common Stock you wish to acquire under the Basic Subscription Right and the Oversubscription Privilege by delivering to the Subscription Agent payment in the manner above which payment must be received by the expiration of the Rights Offering. To the extent you properly exercise your Oversubscription Privilege for an amount of shares that exceeds the number of the unsubscribed shares available to you, any excess subscription payments will be returned to you after the closing of the Rights Offering, without interest or penalty.
Although we will make reasonable attempts to provide this prospectus supplement to holders of the Rights, the Rights Offering and all Rights will expire at 5:00 p.m., New York City time, on October 2, 2017 (unless extended), whether or not we have been able to locate each person entitled to Rights. Although we have the option of extending the expiration of the Rights Offering, we currently do not intend to do so.
May I transfer my Rights?
No. The Rights granted to you are non-transferable and, therefore, may not be assigned, gifted, purchased, sold or otherwise transferred to anyone else.
Can the board of directors or a committee designated by our board of directors cancel, terminate, amend or extend the Rights Offering?
Yes. We may extend or otherwise amend this Rights Offering although we do not presently intend to do so. However, if we extend the Rights Offering, the backstop commitment by the Backstop Investor may not be available to us. See "Purchase Agreement—Conditions to the Backstop Investor's Obligations" below. In addition, we may cancel the Rights Offering at our discretion. If the Rights Offering is cancelled, all subscription payments received by the Subscription Agent will be returned promptly, without interest or penalty. Our board of directors or a committee designated by our board of directors reserves the right to amend or modify the terms of the Rights Offering at any time, for any reason, if permitted by the terms and provisions of the Purchase Agreement.
S-viii

Are we requiring a minimum subscription to complete the Rights Offering?
No. Subject to the terms of the Purchase Agreement, the Backstop Investor has agreed to backstop the Rights Offering by purchasing from us, at the subscription price, any Rights Offering shares not purchased by our other shareholders. See "—How does the backstop commitment work?"
How was the subscription price of $2.75 per share determined?
The subscription price was determined by the Audit Committee in consultation with its financial advisors and is the same price per share of Common Stock paid by the affiliated entities of Mr. Economou in the Private Placement. The main factors considered by the Audit Committee included the likely cost of capital from other sources, the size and timing of the Rights Offering, the price at which our shareholders might be willing to participate in the Rights Offering, the price at which the Backstop Investor would agree to backstop the offering, and the historical and current trading prices of our Common Stock. The subscription price is not necessarily related to our book value, results of operations, cash flows, financial condition, or the future market value of our Common Stock.
We cannot assure you that you will be able to sell shares of Common Stock purchased in this Rights Offering at a price equal to or greater than the subscription price. We do not intend to change the subscription price in response to changes in the trading price of our Common Stock prior to the closing of the Rights Offering, although we reserve the right to do so, subject to the terms and provisions of the Purchase Agreement. We urge you to obtain a current quote for our common stock before exercising your Rights.
May I participate in the Rights Offering if I sell my shares of Common Stock after the Record Date?
The Record Date for the Rights Offering is August 31, 2017. If you owned shares of Common Stock as of 5:00 p.m., New York City time, on the Record Date, you may participate in the Rights Offering and will receive Rights. If you sell or have sold all of the shares of Common Stock that you held at 5:00 p.m., New York City time, on the Record Date subsequent to that time, you will remain eligible to participate in the Rights Offering and will receive Rights based upon the shares of Common Stock that you held as of 5:00 p.m., New York City time, on the Record Date.
Has our board of directors made a recommendation to our shareholders regarding the Rights Offering?
No. Our board of directors is not making a recommendation regarding any exercise of your Rights. Rights holders who exercise Rights will incur investment risk on new money invested. The stock market has experienced significant volatility over the past few years. As a result, the market price for our Common Stock may be volatile. In addition, the trading volume in our Common Stock may fluctuate more than usual and cause significant price variations to occur. Accordingly, shares of Common Stock purchased in the Rights Offering may trade at a price lower than the subscription price. The trading price of our Common Stock will depend on many factors, which may change from time to time, including, without limitation, our financial condition, performance, and prospects, future sales of our equity or equity-related securities, and other factors. Volatility in the market price of our Common Stock may prevent you from being able to sell the shares when you want or at prices you find attractive. You should make your decision based on your assessment of our business and financial condition, our prospects for the future, the terms of the Rights Offering and the information contained in, or incorporated by reference into, this prospectus supplement. You should carefully consider the risks, among other things, described under the heading "Risk Factors" beginning on page S-11 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement before investing in shares of our Common Stock.
S-ix

Will our directors, executive officers and significant shareholders participate in the Rights Offering?
As of the date hereof, entities affiliated with Mr. George Economou, our Chairman and Chief Executive Officer, beneficially own approximately 36,363,643 shares, or 53.5%, of our outstanding Common Stock. We have entered into the Purchase Agreement with the Backstop Investor, an entity affiliated with Mr. Economou, pursuant to which the Backstop Investor has agreed to purchase from us, at $2.75 per share, the number of shares of Common Stock offered pursuant to the Rights Offering that are not issued pursuant to the exercise of Rights. If our shareholders do not purchase any shares in the Rights Offering, the Backstop Investor will purchase all of the shares offered pursuant to this prospectus, or 36,363,636 shares of Common Stock. Pursuant to the Purchase Agreement, Mr. Economou and his affiliates have also agreed not to exercise any Basic Subscription Right or Oversubscription Privilege they may have to purchase a portion of the shares of Common Stock offered hereby. Consequently, the Basic Subscription Right and Oversubscription Privilege ratios have been calculated without taking into account the shares of Common Stock owned by Mr. Economou and his affiliates prior to this Rights Offering.
You should not view the willingness of Mr. Economou to backstop the Rights Offering as a recommendation or other indication by him regarding whether the exercise of the Rights is in your best interests.
How do I exercise my Rights if I own shares in my name?
If you hold shares of Common Stock in your name and you wish to participate in the Rights Offering, you must deliver a properly completed and duly executed Rights certificate and all other required subscription documents, together with payment of the full subscription price for the Basic Subscription Right and any Oversubscription Privilege, to the Subscription Agent before 5:00 p.m., New York City time, on the Expiration Date. If you send an uncertified check, payment will not be deemed to have been delivered to the Subscription Agent until the check has cleared. In certain cases, you may be required to provide signature guarantees.
You must timely pay the full subscription price for the full number of shares of Common Stock you wish to acquire under the Basic Subscription Right and any Oversubscription Privilege by delivering to the Subscription Agent payment in the manner above which payment must be received by the Expiration Date. To the extent you properly exercise your Oversubscription Privilege for an amount of shares that exceeds the number of the unsubscribed shares available to you, any excess subscription payments will be returned to you after the closing of the Rights Offering, without interest or penalty.
Please follow the delivery instructions on the Rights certificate. Do not deliver documents to the Company. You are solely responsible for completing delivery to the Subscription Agent of your Rights certificate, all other required subscription documents and subscription payment. You should allow sufficient time for delivery of your subscription materials to the Subscription Agent so that the Subscription Agent receives them by 5:00 p.m., New York City time, on the Expiration Date. See "—Who is the Subscription Agent for the Rights Offering and to whom should I send my forms and payment?"
If you send a payment that is insufficient to purchase the number of shares you requested, or if the number of shares you requested is not specified in the forms, the payment received will be applied to exercise your Rights to the fullest extent possible based on the amount of the payment received, subject to the availability of shares and allocation procedure with respect to the Oversubscription Privilege and the elimination of fractional shares.
What should I do if I want to participate in the Rights Offering, but my shares are held in the name of my broker, dealer, custodian bank or other nominee?
If you hold your shares of Common Stock in the name of a broker, dealer, custodian bank or other nominee, then your broker, dealer, custodian bank or other nominee is the record holder of the shares you own and the associated Rights. You will not receive a Rights certificate. The record holder must exercise the Rights on your behalf as the beneficial owner for the shares of Common Stock you wish to purchase pursuant to the Rights Offering.
S-x

If you wish to purchase shares of Common Stock through the Rights Offering, please promptly contact your broker, dealer, custodian bank or other nominee as record holder of your shares. We will ask your record holder to notify you of the Rights Offering. However, if you are not contacted by your broker, dealer, custodian bank or other nominee, you should promptly initiate contact with that intermediary. Your broker, dealer, custodian bank or other nominee may establish a deadline prior to the 5:00 p.m., New York City time, on the Expiration Date of the Rights Offering.
What form of payment is required to purchase our shares of Common Stock?
As described in the instructions accompanying the Rights certificate, payments submitted to the Subscription Agent must be made in U.S. currency, by one of the following two methods:
•	Check or bank draft drawn on a U.S. bank payable to "American Stock Transfer & Trust Company, LLC as Subscription Agent"; or
•
Wire transfer of immediately available funds directly to the account maintained by American Stock Transfer & Trust Company, LLC, as Subscription Agent, for purposes of accepting subscriptions in this Rights Offering. If you desire to make payment by wire transfer, please see the wire instructions on the reverse side of the Rights certificate.

You must timely pay the full subscription price for the full number of shares of Common Stock you wish to acquire under the Basic Subscription Right and any Oversubscription Privilege by delivering to the Subscription Agent payment in the manner above which payment must be received by the expiration of the Rights Offering. To the extent you properly exercise your Oversubscription Privilege for an amount of shares that exceeds the number of the unsubscribed shares available to you, any excess subscription payments will be returned to you after the closing of the Rights Offering, without interest or penalty.
If you wish to use any other form of payment, then you must obtain the prior approval of the Subscription Agent and make arrangements in advance with the Subscription Agent for the delivery of such payment.
Payments will be deemed to have been received upon: (i) clearance of any uncertified check or (ii) receipt of collected funds in the account designated above. If paying by uncertified check, please note that the funds paid thereby may take five or more business days to clear. Accordingly, Rights holders who wish to pay the subscription price by means of uncertified check are urged to make payment sufficiently in advance of the Expiration Date to ensure that such payment is received and clears by such date. If you hold your shares in the name of a broker, dealer, custodian bank or other nominee, separate payment instructions may apply. Please contact your nominee, if applicable, for further payment instructions.
When will I receive my new shares?
If you purchase shares of Common Stock through the Rights Offering, we will issue those shares to you in book-entry, or uncertificated, form as soon as practicable after the completion of the Rights Offering. If you are a registered holder of Common Stock, we will mail to you a direct registration account statement detailing the number of shares of Common Stock that you have purchased in the Rights Offering. If you are a beneficial owner of shares that are registered in the name of a broker or other nominee, you should receive from your broker or other nominee confirmation of your purchase of shares of Common Stock in the Rights Offering. Stock certificates will not be issued for shares of our Common Stock purchased in the Rights Offering, except, however, if you are a registered holder, you may request a stock certificate once you receive your direct registration account statement.
After I exercise my Rights, can I change my mind?
Exercises of Rights may be revoked at any time prior to 5:00 p.m., New York City time, on the Expiration Date of the Rights Offering. If the Expiration Date of the Rights Offering is extended, you may revoke your exercise of Rights at any time until the final Expiration Date of the Rights Offering, as so extended. After the Expiration Date of the Rights Offering, such exercises are irrevocable.
S-xi

Are there backstop purchasers?
Yes. Pursuant to the terms of the Purchase Agreement, Sierra Investments Inc., an entity affiliated with Mr. Economou, our Chairman and Chief Executive Officer, has committed to backstop the Rights Offering.
How does the backstop commitment work?
As of the date hereof, entities affiliated with Mr. George Economou, our Chairman and Chief Executive Officer, beneficially own approximately 36,363,643 shares, or 53.5%, of our outstanding Common Stock. We have entered into the Purchase Agreement with the Backstop Investor, an entity affiliated with Mr. Economou, pursuant to which the Backstop Investor has agreed to purchase from us, at $2.75 per share, the number of shares of Common Stock offered pursuant to the Rights Offering that are not issued pursuant to the exercise of Rights by our existing shareholders as of the Record Date.
If the Rights Offering is fully subscribed by our shareholders, the Backstop Investor will not have the right to acquire any additional shares pursuant to its backstop commitment because the Purchase Agreement provides that a maximum of $100.0 million may be raised pursuant to the Rights Offering and the backstop commitment. If our shareholders do not purchase any shares in the Rights Offering, the Backstop Investor will purchase all of the shares offered pursuant to this prospectus, or 36,363,636 shares of Common Stock.
Pursuant to the Purchase Agreement, Mr. Economou and his affiliates have also agreed not to exercise any Basic Subscription Right or Oversubscription Privilege they may have to purchase a portion of the shares of Common Stock offered hereby. Consequently, the Basic Subscription Right and Oversubscription Privilege ratios have been calculated assuming such Rights will not be exercised with respect to shares of Common Stock owned by Mr. Economou and his affiliates prior to this Rights Offering.
There will be no fee payable to the Backstop Investor pursuant to the Purchase Agreement.
Why is there a backstop purchaser?
We obtained the backstop commitment to maximize the possibility that 36,363,636 shares are either sold in the Rights Offering or purchased subsequent to the offering at the same purchase price at which the Rights were exercisable. Through this arrangement, provided that the Backstop Investor fully performs under the Purchase Agreement, we will raise gross proceeds of $100.0 million through the Rights Offering and the backstop commitment. There is no minimum subscription amount required for the consummation of the Rights Offering.
How many shares of Common Stock will be outstanding after the Rights Offering?
As of August 30, 2017, 67,911,072 shares of Common Stock were issued and outstanding. Assuming the Rights Offering is fully subscribed (either with or without the backstop), then we will issue an additional 36,363,636 shares for a total of 104,274,708 shares of Common Stock outstanding as of the closing of the Rights Offering. As a result of the Rights Offering and backstop (if applicable), subject to the terms of the Purchase Agreement and conditions of the backstop, the ownership interests and voting interests of our existing shareholders that do not fully exercise their Basic Subscription Rights will be diluted.
How much will we receive from the Rights Offering and how will such proceeds be used?
We estimate that the net proceeds to us from the Rights Offering (assuming the full exercise of Rights either with or without the backstop), after deducting estimated offering expenses, will be approximately $99.9 million. The cash proceeds from the Rights Offering are expected to be used for general corporate purposes and/or vessel acquisitions and/or to repay amounts outstanding under the Sierra Credit Facility. The consideration for shares of our Common Stock issued to the Backstop Investor pursuant to the Purchase Agreement, if any, will be the repayment of amounts outstanding under the Sierra Credit Facility. See "Use of Proceeds."
S-xii

Are there risks in exercising my Rights?
Yes. The exercise of your Rights involves risks. Exercising your Rights involves the purchase of additional shares of Common Stock and should be considered as carefully as you would consider any other equity investment. You should consult your own counsel, accountants and other advisers for legal, tax, business, financial and related advice regarding the purchase of our securities. Among other things, you should carefully consider the risks described in the section entitled "Risk Factors" in this prospectus supplement and the documents incorporated by reference herein.
What will happen if I choose not to exercise my Rights?
If you do not exercise any Rights, the number of shares of Common Stock you own will not change. Due to the fact that shares will be purchased by other shareholders and as a result new shares will be issued, your percentage ownership will be diluted after the completion of the Rights Offering. For more information, see "How many shares of Common Stock will be outstanding after the Rights Offering?"
If my exercise of Rights is not valid or if the Rights Offering is not completed, will my subscription payment be refunded to me?
Yes. The Subscription Agent will hold all funds it receives in a segregated bank account until completion of the Rights Offering. If your exercise of Rights is deemed not to be valid or the Rights Offering is not completed, all subscription payments received by the Subscription Agent from you will be returned to you as soon as practicable following the expiration of the Rights Offering, without interest or penalty. If you own shares through a nominee, it may take longer for you to receive your subscription payment because the Subscription Agent will return payments through the record holder of your shares.
What fees or charges apply if I purchase shares in the Rights Offering?
We are not charging any fee or sales commission to issue Rights to you or to issue shares to you if you exercise your Rights. If you exercise your Rights through your broker, dealer, custodian bank or other nominee, you are responsible for paying any fees your nominee may charge you.
What are the material U.S. federal income tax consequences of exercising my Rights?
For U.S. federal income tax purposes, you should not recognize income or loss upon receipt or exercise of Rights. You should consult your tax advisor as to your particular tax consequences resulting from the Rights Offering. For a more detailed discussion, see the section entitled "Certain Material U.S. Federal Income Tax Consequences."
Who is the Subscription Agent for the Rights Offering and to whom should I send my forms and payment?
The Subscription Agent is American Stock Transfer & Trust Company, LLC. If your shares are held in the name of a broker, dealer or other nominee, then you should send your subscription documents and subscription payment to that record holder. If you are the record holder, then you should send your subscription documents, Rights certificate and subscription payment by first class mail, hand delivery, or courier service to:
If delivering by mail:	If delivering by hand, express mail, courier, or other expedited service:

American Stock Transfer & Trust Company, LLC Operations Center P.O. Box 2042 New York, New York 10272-2042	American Stock Transfer & Trust Company, LLC Operations Center 6201 15th Avenue Brooklyn, New York 11219
S-xiii

Your payment of the subscription price must be made in United States dollars for the full number of shares of Common Stock for which you are subscribing by cashier's or certified check drawn upon a United States bank payable to the Subscription Agent at the address set forth above or by wire transfer of immediately available funds to the account maintained by the Subscription Agent for the purpose of accepting subscriptions under this Rights Offering. If you desire to make payment by wire transfer please see the wire instructions printed on the reverse side of the Rights certificate.
You are solely responsible for completing delivery to the Subscription Agent of your subscription materials. The subscription materials must be received by the Subscription Agent prior to 5:00 p.m., New York City time, on October 2, 2017. We urge you to allow sufficient time for delivery of your subscription materials to the Subscription Agent.
Whom should I contact if I have other questions?
If you have any questions about the Rights Offering or wish to request another copy of a document, please contact our Information Agent, Advantage Proxy Inc., at:
Banks and Brokers Call:	All Others Call:
1-206-870-8565	1-877-870-8565 (Toll Free) or 1-206-870-8565 (Collect)

For a more complete description of the Rights Offering, see "The Rights Offering."
How will results of the Rights Offering be made public?
After the completion of the Rights Offering, we expect to issue a press release providing information regarding the results of the Rights Offering.

S-xiv

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights information that appears elsewhere in this prospectus supplement or in the documents incorporated by reference herein and is qualified in its entirety by the more detailed information, including the financial statements that appear in the documents incorporated by reference. This summary may not contain all of the information that may be important to you. As an investor or prospective investor, you should review carefully the entire prospectus supplement, including the risk factors, and the more detailed information that is included herein and in the documents incorporated by reference herein.
Unless otherwise indicated, references in this prospectus supplement to "DryShips," "we," "us," "our" and the "Company" refer to DryShips Inc., a Marshall Islands corporation, and any one or more of our subsidiaries. Unless otherwise indicated, all references to "$" and "dollars" in this prospectus supplement are to United States dollars, and financial information presented in this prospectus is derived from financial statements that are incorporated by reference and were prepared in accordance with accounting principles generally accepted in the United States. Unless otherwise indicated, all share and per share amounts have been adjusted to account for all reverse stock splits, including the 1-for-25 reverse stock split on March 11, 2016, the 1-for-4 reverse stock split on August 15, 2016, the 1-for-15 reverse stock split on November 1, 2016, the 1-for-8 reverse stock split on January 23, 2017, the 1-for-4 reverse stock split on April 11, 2017, the 1-for-7 reverse stock split on May 11, 2017, the 1-for-5 reverse stock split on June 22, 2017, and the 1-for-7 reverse stock split on July 21, 2017.
We use "LPG" to refer to liquefied petroleum gas, "VLGC" to refer to very large gas carriers that carry LPG and "cbm" to refer to cubic meters in describing the carrying capacity of VLGCs. "DWT," expressed in metric tons each of which is equivalent to 1,000 kilograms, refers to the maximum weight of cargo and supplies that a vessel can carry. We use "VLCC" to refer to very large crude carriers with carrying capacity of between 200,000 and 320,000 DWT, "Suezmax" to refer to crude tankers with carrying capacity of between 120,000 and 170,000 DWT, "Aframax" to refer to crude tankers with carrying capacity of between 80,000 and 120,000 DWT, "Panamax" to refer to drybulk vessels with carrying capacities of between 65,000 and 80,000 DWT, "Newcastlemax" to refer to drybulk vessels with carrying capacity of between 200,000 DWT and 210,000 DWT, and "Kamsarmax" refer to drybulk vessels with carrying capacity of between 80,000 DWT and 90,000 dwt.
Reference in this prospectus supplement to "TMS Entities" refer to TMS Bulkers Ltd., TMS Tankers Ltd., TMS Offshore Services Ltd., and TMS Cardiff Gas Ltd., all of which are entities affiliated with our Chairman and Chief Executive Officer, Mr. George Economou.
Our Company
We are a diversified owner of ocean going cargo vessels. As of August 30, 2017, we owned a fleet of (i) 13 Panamax drybulk vessels; (ii) four Newcastlemax drybulk vessels; (iii) five Kamsarmax drybulk vessels; (iv) four VLGCs, three of which are expected to be delivered in September, October and December of 2017; (v) one VLCC; (vi) two Aframax tankers; (vii) one Suezmax tanker; and (viii) six offshore support vessels, comprising two platform supply and four oil spill recovery vessels.
Our operating vessels operate worldwide within the trading limits imposed by our insurance terms.
Our Fleet
Set forth below is summary information concerning our fleet as of August 30, 2017.

Drybulk Vessels
						Redelivery
	Year Built (1)	DWT (2)	Type	Current employment or employment upon delivery	Gross rate per day	Earliest	Latest
Panamax:
Raraka	2012	76,037	Panamax	Spot	Spot	N/A	N/A
Rapallo	2009	75,123	Panamax	Spot	Spot	N/A	N/A
Catalina	2005	74,432	Panamax	Spot	Spot	N/A	N/A
Majorca	2005	74,477	Panamax	Spot	Spot	N/A	N/A
Ligari	2004	75,583	Panamax	Spot	Spot	N/A	N/A
Mendocino	2002	76,623	Panamax	Spot	Spot	N/A	N/A
Bargara	2002	74,832	Panamax	Spot	Spot	N/A	N/A
Ecola	2001	73,391	Panamax	Spot	Spot	N/A	N/A
Capitola	2001	74,816	Panamax	Spot	Spot	N/A	N/A
Levanto	2001	73,925	Panamax	Spot	Spot	N/A	N/A
Maganari	2001	75,941	Panamax	Spot	Spot	N/A	N/A
Marbella	2000	72,561	Panamax	Spot	Spot	N/A	N/A
Redondo	2000	74,716	Panamax	Spot	Spot	N/A	N/A

(1)	The average age of the Panamax drybulk vessels in our fleet, based on year built, is 14.0 years.
(2)	The total aggregate DWT of the Panamax drybulk vessels in our fleet is 972,457.

	Year Built (1)	DWT (2)	Type	Current employment or employment upon delivery (3)	Gross rate per day (3)	Earliest	Latest
Newcastlemax:
Bacon	2013	205,170	Newcastlemax	T/C Index Linked	T/C Index Linked	Aug-18	Jan-19
Judd	2015	205,796	Newcastlemax	T/C	T/C	Dec-17	Apr-18
Marini	2014	205,854	Newcastlemax	T/C	T/C	Feb-18	May-18
Morandi	2013	205,854	Newcastlemax	T/C Index Linked	T/C Index Linked	Feb-18	May-18

(1)	The average age of the Newcastlemax drybulk vessels in our fleet, based on year built, is 3.4 years.
(2)	The total aggregate DWT of the Newcastlemax drybulk vessels in our fleet is 822,674.
(3)	T/C means time charter.
	Year Built (1)	DWT (2)	Type	Current employment or employment upon delivery	Gross rate per day	Earliest	Latest
Kamsarmax:
Castellani	2014	82,129	Kamsarmax	Spot	Spot	N/A	N/A
Kelly	2017	81,300	Kamsarmax	Spot	Spot	N/A	N/A
Matisse	2014	81,128	Kamsarmax	Spot	Spot	N/A	N/A
Nasaka	2014	81,918	Kamsarmax	Spot	Spot	N/A	N/A
Valadon	2014	81,198	Kamsarmax	Spot	Spot	N/A	N/A

(1)	The average age of the Kamsarmax drybulk vessels in our fleet, based on year built, is 2.6 years.
(2)	The total aggregate DWT of the Kamsarmax drybulk vessels in our fleet is 407,673.

Very Large Gas Carriers
						Redelivery
	Year Built	DWT (4)	Type	Current employment or employment upon delivery (5)	Gross rate per day	Earliest	Latest
Anderida	2017	51,850	VLGC	T/C	T/C	Jun-22	Jun-25
Aisling* (TBN) (1)	2017	51,850	VLGC	T/C	T/C	Sep-22	Sep-25
Mont Fort* (TBN) (2)	2017	51,850	VLGC	T/C	T/C	Oct-27	Oct-27
Mont Gelé* (TBN) (3)	2017	51,850	VLGC	T/C	T/C	Dec-27	Dec-27

(1)	Expected delivery in September 2017.
(2)	Expected delivery in October 2017.
(3)	Expected delivery in December 2017.
(4)	Upon delivery, the total aggregate DWT of the VLGCs in our fleet is expected to be 207,400.
(5)	T/C means time charter.
*TBN means to be named
Tankers
						Redelivery
	Year Built (1)	DWT (2)	Type	Current employment or employment upon delivery (3)	Gross rate per day	Earliest	Latest
Balla	2017	113,293	Aframax	Spot	Spot	N/A	N/A
Samsara	2017	159,855	Suezmax	T/C	Base rate plus profit share	Mar-22	May-25
Shiraga	2011	320,105	VLCC	Spot	Spot	N/A	N/A
Stamos	2012	115,666	Aframax	Spot	Spot	N/A	N/A

(1)	The average age of the tanker vessels in our fleet, based on year built, is 3.0 years.
(2)	The total aggregate DWT of the tanker vessels in our fleet is 708,919.
(3)	T/C means time charter.

Offshore Support Vessels
				Current employment or employment	Gross rate	Redelivery
	Year Built (1)	DWT (2)	Type	upon delivery (3)	per day(3)	Earliest	Latest

Platform Supply Vessels:
Crescendo	2012	1,457	PSV	Laid up	N/A	N/A	N/A
Colorado	2012	1,430	PSV	Laid up	N/A	N/A	N/A

Oil Spill Recovery Vessels:
Indigo	2013	1,401	OSRV	Laid up	N/A	N/A	N/A
Jacaranda	2012	1,360	OSRV	Laid up	N/A	N/A	N/A
Emblem	2012	1,363	OSRV	Laid up	N/A	N/A	N/A
Jubilee	2012	1,317	OSRV	Laid up	N/A	N/A	N/A

(1)	The average age of the offshore support vessels in our fleet, based on year built, is 4.5 years.
(2)	The total aggregate DWT of the offshore support vessels in our fleet is 8,328.
(3)	T/C means time charter.

Management of Our Vessels
We do not employ personnel to run our vessel operating and chartering business on a day-to-day basis. We have entered into an agreement with each TMS Entity for vessel management services, including executive management services. In accordance with the terms of the agreement with each TMS Entity, we and our subsidiaries entered into further agreements with each TMS Entity, effective January 1, 2017, to streamline the services offered by our managers. The all-in base cost for providing the increased scope of services was reduced to $1,643 per day per vessel, which is a 33% reduction from the prior rate, based on a minimum of 20 vessels, decreasing thereafter to $1,500 per day per vessel. The term of the agreements with each TMS Entity is 10 years.
We believe that the TMS Entities have established a reputation in the international shipping industry for operating and maintaining a fleet with high standards of performance, reliability and safety.
The TMS Entities' commercial management services include executive management, commercial, accounting, reporting, financing, legal, manning, catering, information technology, attendance, insurance, technical and operations services.
The TMS Entities' managers may be deemed to be beneficially owned by Mr. George Economou, the Company's Chairman and Chief Executive Officer, and, under the guidance of our board of directors, manage our business, including our own administrative functions, and we monitor the TMS Entities' performance under the management agreements.
Corporate Information
DryShips Inc. is a holding company incorporated under the laws of the Republic of the Marshall Islands. We maintain our principal executive offices at 109 Kifisias Avenue and Sina Street, 151 24 Marousi, Athens, Greece. Our telephone number at that address is (011) (30) (210) 809 0570. Our corporate website address is www.dryships.com. The information on our website is not a part of, or incorporated by reference into, this prospectus supplement.

Summary of the Rights Offering

The following summary describes the principal terms of the Rights Offering, but it is not intended to be a complete description of the offering. See "The Rights Offering" in this prospectus supplement for a more detailed description of the terms and conditions of the distribution of Rights and the offering of our Common Stock.
Issuer	DryShips Inc.
Securities Offered
We are distributing, at no charge, to record holders of shares of our Common Stock as of 5:00 p.m., New York City time, on the record date of August 31, 2017, one non-transferable Right for each share of Common Stock then held of record. For each Right that you own, you will have a Basic Subscription Right to buy from us 1.1526 shares of Common Stock at a subscription price of $2.75 per share and an Oversubscription Privilege.

Subscription Price	$2.75 per share of Common Stock. To be effective, any payment related to the exercise of a Right must clear prior to the Expiration Date.
Right	Each Right consists of a Basic Subscription Right and an Oversubscription Privilege.
Basic Subscription Right
For each whole Right that you own, you will have a subscription right to buy from us 1.1526 shares of our Common Stock at the subscription price. You may exercise your Basic Subscription Right for some or all of the shares of Common Stock available for purchase under such Right, or you may choose not to exercise any portion of your Basic Subscription Right.

Oversubscription Privilege
The Oversubscription Privilege entitles holders of Rights who exercise their Basic Subscription Right in full to purchase, at the subscription price, additional shares of Common Stock in an amount to be specified by such holder not to exceed (i) 1.1526 shares of our Common Stock per Right or (ii) such holder's oversubscription allocation.

The oversubscription allocation is a prorated allocation of shares of Common Stock subscribed for by all holders pursuant to the Oversubscription Privilege to the extent necessary to ensure that such shares of Common Stock, together with common shares subscribed for by all holders pursuant to the Basic Subscription Right, does not exceed the total number of shares of Common Stock offered in this Rights Offering. Shares of Common Stock subscribed for pursuant to the Oversubscription Privilege will be allocated, first, pro rata according to each holder's percentage ownership of Common Stock prior to the Rights Offering and, second, pro rata according to the number of shares subscribed for by each holder pursuant to the Oversubscription Privilege.

No Fractional Shares
Shareholders may exercise the Basic Subscription Right and Oversubscription Privilege only for whole shares. We will not issue fractional shares in the Rights Offering. Fractional shares of Common Stock resulting from the exercise of the Basic Subscription Right or the Oversubscription Privilege will be eliminated by rounding down to the nearest whole share, with the total subscription payment being adjusted accordingly. For example, if you owned 100 common shares as of 5:00 p.m., New York City time, on the Record Date, you would receive 100 Rights, which would entitle you to purchase 115 shares (when rounded down to the nearest whole share) at the subscription price of $2.75 per share. Any excess subscription payments received by the Subscription Agent will be returned, without interest or penalty, as soon as practicable.

Record Date	5:00 p.m., New York City time, on August 31, 2017.
Expiration Date	The Rights will expire at 5:00 p.m., New York City time, on October 2, 2017, unless the Rights Offering is otherwise extended or is terminated.
Use of Proceeds
We estimate that the net proceeds from this Rights Offering, after deducting advisory fees and estimated expenses, will be approximately $99.9 million. The cash proceeds from the Rights Offering are expected to be used for general corporate purposes and/or vessel acquisitions and/or to repay amounts outstanding under the Sierra Credit Facility. The consideration for shares of our Common Stock issued to the Backstop Investor pursuant to the Purchase Agreement, if any, will be the repayment of amounts outstanding under the Sierra Credit Facility. See "Use of Proceeds."

Procedures for Exercising Rights
To exercise your Rights, you must take the following steps:

•      If you are a registered holder of Common Stock, you must deliver payment, a properly completed Rights certificate and all other required subscription documents to the Subscription Agent before 5:00 p.m., New York City time, on October 2, 2017.

•      If you are a beneficial owner of shares that are registered in the name of a broker, dealer, custodian bank or other nominee, your nominee will contact you. You will not receive a Rights certificate from the Subscription Agent or the Company. Your broker, dealer, custodian bank or other nominee must exercise your Rights on your behalf and deliver all documents and payments to the Subscription Agent before 5:00 p.m., New York City time, on October 2, 2017. Please follow the instructions of your nominee, who may require that you meet an earlier deadline for the delivery of your subscription forms and payment to the nominee.

You must timely pay the full subscription price for the full number of shares of Common Stock you wish to acquire under the Basic Subscription Right and any over-subscription request by delivering to the Subscription Agent payment in the manner above which payment must be received by the expiration of the Rights Offering. To the extent you properly exercise your Oversubscription Privilege for an amount of shares that exceeds the number of the unsubscribed shares available to you, any excess subscription payments will be returned to you after the closing of the Rights Offering, without interest or penalty.

Revocation
Exercises of Rights may be revoked prior to 5:00 p.m., New York City time, on the Expiration Date of the Rights Offering (as such Expiration Date may be extended as provided herein) by following the instructions provided herein. See "The Rights Offering—Rights of Subscribers; Revocation."

No Board Recommendation
Our board of directors is not making any recommendation regarding any exercise of your Rights. You should make your decision based on your own assessment of our business and the terms of the Rights Offering. For a discussion of some of the risks involved in investing in our Common Stock, see "Risk Factors" beginning on page S-11 as well as the other information contained or incorporated by reference in this prospectus supplement.

Issuance of Common Stock
If you purchase shares of Common Stock through the Rights Offering, we will issue those shares to you in book-entry, or uncertificated, form as soon as practicable after the completion of the Rights Offering. If you are a registered holder of Common Stock, we will mail to you a direct registration account statement detailing the number of shares of Common Stock that you have purchased in the Rights Offering. If you are a beneficial owner of shares that are registered in the name of a broker or other nominee, you should receive from your broker or other nominee confirmation of your purchase of shares of Common Stock in the Rights Offering. Stock certificates will not be issued for shares of our Common Stock purchased in the Rights Offering, except, however, if you are a registered holder, you may request a stock certificate once you have received your direct registration account statement.

No Transfer or Sale of Rights	The Rights may not be sold, transferred or assigned and will not be quoted on any stock exchange or trading market.
Market and trading symbol for the Common Stock	Our Common Stock is traded on the Nasdaq Capital Market under the symbol "DRYS."
Material U.S. Federal Income Tax Considerations
For U.S. federal income tax purposes, you should not recognize income or loss upon receipt or exercise of Rights. You should consult your own tax advisor as to your particular tax consequences resulting from the rights offering. For a detailed discussion, see "Certain Material U.S. Federal Income Tax Consequences."

Backstop Commitment in the Purchase Agreement
As of the date hereof, entities affiliated with Mr. George Economou, our Chairman and Chief Executive Officer, beneficially own approximately 36,363,643 shares, or 53.5%, of our outstanding Common Stock.  We have entered into a backstop purchase agreement, or the Purchase Agreement, with Sierra Investments Inc., an entity affiliated with Mr. Economou, or the Backstop Investor, pursuant to which the Backstop Investor has agreed to purchase from us, at $2.75 per share, the number of shares of Common Stock offered pursuant to the Rights Offering that are not issued pursuant to existing shareholders' exercise in full of their Basic Subscription Rights and Oversubscription Privilege.  See "Purchase Agreement" below for a discussion of the material terms thereof.  Assuming that the Backstop Investor fully performs under the Purchase Agreement, we will be assured that we will raise gross proceeds of approximately $100.0 million through the Rights Offering. See "Questions and Answers Relating to the Rights Offering—How does the backstop commitment work?"

If the Rights Offering is fully subscribed by our shareholders, the Backstop Investor will not have the right to acquire any additional shares pursuant to its backstop commitment because the Purchase Agreement provides that a maximum of $100.0 million may be raised pursuant to the Rights Offering and the backstop commitment.  If our shareholders as of the Record Date do not purchase any shares in the Rights Offering, the Backstop Investor will purchase all of the shares offered pursuant to this prospectus, or 36,363,636 shares of Common Stock.

Pursuant to the Purchase Agreement, Mr. Economou and his affiliates have also agreed not to exercise any Basic Subscription Right or Oversubscription Privilege they may have to purchase a portion of the shares of Common Stock offered hereby. Consequently, the Basic Subscription Right and Oversubscription Privilege ratios have been calculated assuming such Rights will not be exercised with respect to shares of Common Stock owned by Mr. Economou and his affiliates prior to this Rights Offering.

All of our shares of Common Stock issued to the Backstop Investor pursuant to the Purchase Agreement will be restricted shares and will bear a restrictive legend. The Purchase Agreement provides that shares of Common Stock issued to the Backstop Investor will be subject to a six (6) month lock-up commencing on the closing of the Rights Offering.

There will be no fee payable to the Backstop Investor pursuant to the Purchase Agreement. If we cancel the Rights Offering, the Purchase Agreement will be cancelled as well.

Amendments and Cancellation
We may amend this Rights Offering only in accordance with the terms and provisions of the Purchase Agreement.

If we amend this Rights Offering, holders who have previously exercised their Rights would be entitled to revoke their previous exercise of Rights. In addition, we may cancel the Rights Offering if the Purchase Agreement is terminated in accordance with its terms with respect to the Backstop Investor. We will notify you of any cancellation or amendment by issuing a press release. In the event of a material amendment to the terms of this Rights Offering, we will distribute an amended prospectus supplement to shareholders of record and extend the expiration of this Rights Offering.  All shareholder who have exercised their Rights have the right to revoke their previously exercised subscriptions at any time prior to the Expiration Date.

If we extend the Rights Offering, the backstop commitment by the Backstop Investor may not be available to us. See "Purchase Agreement—Conditions to the Backstop Investor's Obligations" below.

If we cancel the Rights Offering in whole or in part, all affected Rights will expire worthless, and all subscription payments received by the Subscription Agent will be returned, without interest or deduction, promptly. In addition, if we cancel the Rights Offering, the Purchase Agreement will be cancelled as well.

Shares Outstanding Before the Rights Offering	67,911,072 shares of Common Stock were outstanding as of August 30, 2017.
Shares Outstanding After Completion of the Rights Offering and/or any exercise of the Backstop Commitment	104,274,708 shares of Common Stock.
Preferred Share Purchase Rights	Shares of our Common Stock include preferred stock purchase rights, as described in "Description of Capital Stock—Anti-takeover Provisions—Description of Preferred Share Purchase Rights."
Fees and Expenses
We are not charging any fee or sales commission to distribute Rights to you or for the delivery of shares of our Common Stock to you if you exercise your Rights. If you exercise your Rights through your broker, dealer, custodian bank or other nominee, you are responsible for paying any fees such intermediary may charge you.

Risk Factors
Before you exercise your Rights to purchase shares of our Common Stock, you should carefully consider the risks described in the section entitled "Risk Factors," beginning on page S-11 of this prospectus supplement, page 12 of the accompanying prospectus, and in our Annual Report on Form 20-F for the year ended December 31, 2016, which is incorporated herein by reference.

Transfer Agent and Registrar	The transfer agent and registrar for shares of our Common Stock is American Stock Transfer & Trust Company, LLC.
Subscription Agent	The Subscription Agent for this Rights Offering is American Stock Transfer & Trust Company, LLC.
Information Agent	The Information Agent for this Rights Offering is Advantage Proxy Inc. Questions regarding the Rights Offering should be directed to the Information Agent.

RISK FACTORS
An investment in shares of our Common Stock involves risks and uncertainties. You should consider carefully the following information about these risks and uncertainties before exercising your Rights and buying our Common Stock, together with the risks set forth in the section entitled "Risk Factors" in our Annual Report on Form 20-F for the fiscal year ended December 31, 2016, and under the caption "Risk Factors" or any similar caption in the documents incorporated by reference in this prospectus. The occurrence of any of the risks described below could adversely affect our business prospects, financial condition or results of operations. In that case, the trading price of our Common Stock could decline, and you could lose all or part of the value of your investment.
Risks Relating to the Company
Lawsuits may be brought against us in connection with the ongoing restructuring of our former subsidiaries.
On March 23, 2017, Ocean Rig UDW Inc., its subsidiaries Drillships Financing Holding Inc., Drillships Ocean Ventures Inc. and Drill Rigs Holdings Inc. and certain initial supporting creditors entered into a restructuring agreement. We refer to Ocean Rig UDW Inc. and such subsidiaries as the Ocean Rig Parties. The Ocean Rig Parties are our former subsidiaries. The restructuring agreement provides that a restructuring will be implemented by four separate but interconnected schemes of arrangement under Cayman Islands law and ancillary proceedings under Chapter 15 of the U.S. Bankruptcy Code, seeking recognition of the Cayman provisional liquidation proceedings and the schemes of arrangement as foreign main proceedings and an order of the U.S. Bankruptcy Court giving effect to the schemes in the United States. We refer to these proceedings as the Restructuring Proceedings.
In connection with the Restructuring Proceedings, we and certain of our current executive officers are defendants in a lawsuit brought against us on August 31, 2017, by certain creditors of the Ocean Rig Parties, or the Ocean Rig Creditors, in the High Court of the Republic of the Marshall Islands.  Additional lawsuits may be brought against us by the Ocean Rig Creditors. While we plan to vigorously contest the aforementioned lawsuit and any additional lawsuits that may be brought against us in the future, we can provide no assurance of the outcome of such potential lawsuits, the results of which could have a negative adverse effect on our financial condition.
We are currently subject to litigation and we may be subject to similar or other litigation in the future.
We and certain of our current executive officers are defendants in purported class-action lawsuits pending in the U.S. District Court for the Southern and Eastern Districts of New York, brought on behalf of shareholders of the Company. The lawsuits allege violations of the Securities Exchange Act of 1934, as amended, or the Exchange Act. We and our current chief executive officer are also defendants in a lawsuit filed in the High Court of the Marshall Islands alleging, in relevant part, breaches of fiduciary duty and constructive fraud.  Further, as noted above and below, we and certain of our current executive officers are also defendants in a lawsuit brought by certain Ocean Rig Creditors in the Republic of the Marshall Islands, which lawsuit alleges claims for avoidance and recovery of actual and/or constructive fraudulent conveyances, aiding and abetting fraudulent conveyances, and declaratory judgment.
While we believe these claims to be without merit and intend to continue to defend these lawsuits vigorously, we cannot predict their outcome. Furthermore, we may, from time to time, be a party to other litigation in the normal course of business. Monitoring and defending against legal actions, whether or not meritorious, is time-consuming for our management and detracts from our ability to fully focus our internal resources on our business activities. In addition, legal fees and costs incurred in connection with such activities may be significant and we could, in the future, be subject to judgments or enter into settlements of claims for significant monetary damages. A decision adverse to our interests could result in the payment of substantial damages and could have a material adverse effect on our cash flow, results of operations and financial position.
With respect to any litigation, our insurance may not reimburse us or may not be sufficient to reimburse us for the expenses or losses we may suffer in contesting and concluding such lawsuit. Substantial litigation costs, including the substantial self-insured retention that we were required to satisfy before any insurance applied to the claim, or an adverse result in any litigation may adversely impact our business, operating results or financial condition.

Risks Related to this Rights Offering
After the consummation of the Rights Offering, a significant number of shares of our Common Stock may be concentrated in the hands of our Chairman and Chief Executive Officer, Mr. George Economou, whose interests may not coincide with yours.
Prior to the commencement of the Rights Offering, Mr. George Economou, our Chairman and Chief Executive Officer, may be deemed to have beneficially owned, directly or indirectly, approximately 53.5% of our outstanding Common Stock. If no shareholders participate in the Rights Offering and the Backstop Investor exercises the backstop commitment in full, Mr. George Economou may then be deemed to beneficially own, directly or indirectly, 69.7% of our outstanding Common Stock. As such, Mr. Economou could have considerable influence on our corporate affairs and actions before and after the Rights Offering. Your interests as a holder of our Common Stock may differ from the interests of Mr. Economou.
The subscription price determined for the Rights Offering is not an indication of the fair value of our Common Stock.
Our Audit Committee determined the subscription price after considering the likely cost of obtaining capital from other sources, the size and timing of the Rights Offering, and the price at which our shareholders might be willing to participate in the Rights Offering and the Backstop Investor would be willing to backstop the offering. The subscription price is not intended to bear any relationship to the book value of our assets or our past operations, cash flows, losses, financial condition, net worth, or any other established criteria used to value securities. You should not consider the subscription price to be an indication of the fair value of shares of our Common Stock to be offered in the Rights Offering. After the date of this prospectus supplement, our Common Stock may trade at prices above or below the subscription price.
The market price of our Common Stock may decline during the Rights Offering to a price less than the subscription price.
The market price of our Common Stock may decline during the Rights Offering to a price less than the subscription price. If that occurs, the Rights given to shareholders in the Rights Offering will be "underwater," meaning that shares available in the Rights Offering will cost more to buy than shares of our Common Stock available at prevailing market rates. We do not intend to change the subscription price of the Rights in response to fluctuations in the market price of our Common Stock.
The price of our Common Stock is volatile and may decline before or after the Rights expire or after you exercise your Rights, which means that you could be committed to buying shares of our Common Stock above the prevailing market price.
The market price of our Common Stock could be subject to wide fluctuations in response to numerous factors, including the Rights Offering and reports on our recent performance, as well as factors that have little to do with us or our performance, and these fluctuations could materially reduce our share price. These factors include, among other things, actual or anticipated variations in our operating results and cash flow, the nature and content of our earnings releases, and our competitors' and customers' earnings releases, changes in financial estimates by securities analysts, business conditions in our markets and the general state of the securities markets and the market for similar stocks, the number of our shares of Common Stock outstanding, changes in capital markets that affect the perceived availability of capital to companies in our industry, governmental legislation or regulation, currency and exchange rate fluctuations, as well as general economic and market conditions, such as recessions. In addition, the market price of our Common Stock historically has experienced significant price and volume fluctuations similar to those experienced by the broader stock market in recent years. These broad market fluctuations may cause declines in the market price of our Common Stock.

We cannot assure you that the public trading market price of our Common Stock will not decline after you elect to exercise your Rights. If that occurs, you may have committed to buy shares of our Common Stock in the Rights Offering at a price greater than the prevailing market price and could have an immediate unrealized loss. Moreover, we cannot assure you that, following the exercise of your Rights, you will be able to sell your shares of Common Stock at a price equal to or greater than the subscription price, and you may lose all or part of your investment in our Common Stock. Our Common Stock is traded on Nasdaq under the symbol "DRYS," and the closing sale price of our Common Stock on Nasdaq on August 30, 2017 was $3.04 per share. There can be no assurances that the trading price of our Common Stock will equal or exceed the subscription price at the time of exercise or at the expiration of the subscription period or thereafter.
If you do not exercise your Rights, your percentage ownership will be diluted.
Assuming the Rights Offering is fully subscribed and/or backstopped, we would expect to issue 36,363,636 shares of Common Stock in the Rights Offering. If you choose not to exercise your Rights prior to the expiration of the Rights Offering, or you exercise less than all of your Rights, your percentage ownership in our Common Stock will be diluted relative to shareholders who exercise their Rights and the Backstop Investor who purchases shares pursuant to the backstop commitment, if any. This dilution could be substantial.
If you do not act promptly and follow the subscription instructions, your exercise of the Rights will be rejected.
If you desire to purchase shares in the Rights Offering, you must act promptly to ensure that the Subscription Agent actually receives all required forms and payments, and that all payments clear, before the expiration of the Rights Offering at 5:00 p.m., New York City time, on the Expiration Date. If you are a beneficial owner of shares, you must act promptly to ensure that your broker, dealer, custodian bank or other nominee acts for you and that the Subscription Agent receives all required forms and payments before the Rights Offering expires. We are not responsible if your nominee fails to ensure that the Subscription Agent receives all required forms and payments before the Rights Offering expires. If you fail to complete and sign the required subscription forms, send an incorrect payment amount or a payment does not clear prior to the Expiration Date, or you otherwise fail to follow the subscription procedures that apply to the exercise of your Rights before the Rights Offering expires, the Subscription Agent will reject your subscription or accept it only to the extent of the payment received. Neither we nor the Subscription Agent undertakes any responsibility or action to contact you concerning an incomplete or incorrect subscription form or payment, nor are we under any obligation to correct such forms or payment. We have the sole discretion to determine whether a subscription exercise properly complies with the subscription procedures.
If you make payment of the subscription price by uncertified personal check, your check may not clear in sufficient time to enable you to purchase shares in the Rights Offering.
Any uncertified personal check used to pay the subscription price in the Rights Offering must clear prior to the expiration of the Rights Offering, and the clearing process may require five or more business days. As a result, if you choose to use an uncertified personal check to pay the subscription price, it may not clear prior to 5:00 p.m., New York City time, on the Expiration Date, in which event the exercise of your Rights would be rejected as untimely. You may eliminate this risk by paying the subscription price by wire transfer of immediately available funds or certified or cashier's check or bank draft drawn on a U.S. bank.
You will not be able to sell the shares of Common Stock you buy in the Rights Offering until the shares you elect to purchase are issued to you.
If you purchase shares in the Rights Offering by submitting the required forms and payment, we will mail you a direct registration account statement or, upon request, once you have received the registration account statement, a stock certificate, as soon as practicable following the consummation of the Rights Offering. If your shares are held by a broker, dealer, custodian bank or other nominee and you purchase shares, your account with your nominee will be credited by your nominee. Although we will endeavor to issue the shares promptly after completion of this Rights Offering, there may be a delay between the Expiration Date and the time that the shares are issued. Until the shares of Common Stock you elect to purchase are issued to you by delivery of a direct registration account statement or by a credit to your account by your nominee, as applicable, you may not be able to sell your shares. The stock price may decline between the time you decide to sell your shares and the time you are actually able to sell your shares to a price less than the subscription price, and you may not be able to sell your shares at a price equal to or greater than the subscription price or at all.

The Rights Offering may cause the market price of our Common Stock to decrease.
Depending upon the trading price of our Common Stock at the time of commencement of the Rights Offering, together with the number of shares of Common Stock we will issue in connection with the Rights Offering (including those shares that could be issued to the Backstop Investor pursuant to its backstop commitment), the Rights Offering may cause the price of our Common Stock to decrease, and it may continue to decrease following expiration of the Rights Offering. If the holders of our Common Stock purchased in the Rights Offering choose to sell some or all of those shares, the resulting sales could further depress the market price of our Common Stock.
There may be future sales or other dilution of our equity, which may adversely affect the market price of our Common Stock.
Although we have agreed not to issue additional equity until after December 31, 2017, we are not restricted from issuing additional shares of Common Stock or preferred shares after that date, including any securities that are convertible into or exchangeable for, or that represent the right to receive, shares of Common Stock or any substantially similar securities. The market price of our Common Stock could decline as a result of the sales of shares of Common Stock or similar securities in the market made after this offering or the perception that such sales could occur.
The Rights are not transferable and there is no market for the Rights.
You may not sell, give away or otherwise transfer your Rights. The Rights are only transferable by operation of law. Because the Rights are non-transferable, there is no market or other means (other than exercise) for you to directly realize any value associated with the Rights.
Because our board of directors and management will have broad discretion over the use of the net proceeds from the Rights Offering, you may not agree with how we use the proceeds, and we may not invest the proceeds successfully or apply the proceeds effectively.
We may use the proceeds of this Rights Offering for general corporate purposes and/or vessel acquisitions and/or to repay amounts outstanding under the Sierra Credit Facility. Accordingly, you will be relying on the judgment of our board of directors and our management with regard to the use of the proceeds of the Rights Offering, and you will not have the opportunity, as part of your investment decision, to influence how the proceeds are being used. Our failure to apply these funds effectively could adversely affect our business by reducing our return on equity and inhibiting our abilities to expand or raise additional capital in the future.
We may cancel this Rights Offering in accordance with the Purchase Agreement at any time prior to the Expiration Date, and neither we nor the Subscription Agent will have any obligation to you except to return your subscription payment.
We may cancel the Rights Offering if the Purchase Agreement is terminated in accordance with its terms with respect to the Backstop Investor. If we cancel the Rights Offering in whole or in part, all affected Rights will expire worthless, and all subscription payments received by the Subscription Agent will be returned, without interest or deduction, promptly. We may also extend the Rights Offering for additional periods in accordance with the terms and provisions of the Purchase Agreement. If we elect to cancel this Rights Offering, neither we nor the Subscription Agent will have any obligation with respect to the Rights except to return to you, without interest or deduction, promptly any subscription payments.
In order to complete this Rights Offering, we will be relying on statements, representations and other information provided to us by third parties.
In order to complete this Rights Offering, we will rely on the accuracy of various statements and representations provided to us by brokers, dealers, holders of rights and other third parties. If these statements or representations are false or inaccurate, it may delay or otherwise negatively affect our or the Subscription Agent's ability to effectuate the terms and conditions of this Rights Offering as described in this prospectus supplement.

We may have to pay U.S. federal income tax on our U.S. source shipping income, which would reduce our earnings.
Under the Internal Revenue Code of 1986, as amended, or the Code, 50% of the gross shipping income of a vessel owning or chartering corporation, such as the Company and its subsidiaries, that is attributable to transportation that begins or ends, but that does not both begin and end, in the United States is characterized as U.S. source shipping income and such income is subject to a 4% U.S. federal income tax without allowance for deduction, unless that corporation qualifies for exemption from tax under Section 883 of the Code and the regulations promulgated thereunder by the U.S. Department of the Treasury, or the Treasury Regulations.
While we have historically qualified for the statutory tax exemption, we do not believe that we currently so qualify for this exemption for the taxable year ending December 31, 2017. As such, we would be subject to a 4% U.S. federal income tax on our U.S. source shipping income for the taxable year ending December 31, 2017.  We may qualify for exemption under Section 883 of the Code for a future taxable year if certain ownership and documentation requirements are satisfied. There can be no assurances that we will be able to satisfy these requirements.
The exercise of the Rights may cause us to be treated as a "Controlled Foreign Corporation" for U.S. federal income tax purposes, which could have adverse consequences to certain U.S. shareholders.
Special U.S. federal income tax rules apply to a "United States Shareholder" of a foreign corporation that is treated as a "controlled foreign corporation," or CFC, for U.S. federal income tax purposes. We will be treated as a CFC if more than 50% of the vote or value of our issued and outstanding stock is owned for an uninterrupted period of 30 days or more during our taxable year by one or more U.S. persons who themselves each own, after the application of specified attribution rules, 10% or more of all classes of our stock which is entitled to vote, or United States Shareholders.
It is possible that, after the exercise of the Rights, we will be treated as a CFC. If we are treated as a CFC, then each U.S. person who is a United States Shareholder on the last day of our taxable year on which we are a CFC will be required to include his pro rata share of our "Subpart F income" in his income currently as ordinary income, whether or not we makes any distributions of such income.
Subpart F income does not include income derived from the time or voyage charter of vessels. However, Subpart F income does include, among other things, income derived from the bareboat charter of vessels, passive investment income, income from the sale or purchase of certain goods to or from a related party, certain income from the provision of services to a related party and any increase in our investments in certain property located in the United States.
A United States Shareholder's gain on the disposition of our stock will be treated as a dividend (which may be eligible for the preferential rates applicable to "qualified dividend income") to the extent of the United States Shareholder's pro rata share of our earnings and profits not previously taxed to him as Subpart F income. This re-characterization rule would continue to apply for a period of five years after we cease to be a CFC. Any gain in excess of our untaxed earnings and profits would be treated as capital gain, which may be treated as long-term capital gain and subject to preferential U.S. federal income tax rates.
A United States Shareholder will also be required to annually file an information return on Internal Revenue Service Form 5471 reporting his ownership of our common stock and providing certain information regarding us.
Each U.S. person who may be a United States Shareholder is encouraged to consult his or her tax advisers regarding the consequences of our potential status as a CFC in their specific circumstances.

We are incorporated in the Republic of the Marshall Islands, which does not have a well-developed body of corporate law, and as a result, shareholders may have fewer rights and protections under Marshall Islands law than under a typical jurisdiction in the United States.
Our corporate affairs are governed by our Amended and Restated Articles of Incorporation, Second Amended and Restated Bylaws and by the Marshall Islands Business Corporations Act, or the BCA. The provisions of the BCA resemble provisions of the corporation laws of a number of states in the United States. However, there have been few judicial cases in the Republic of the Marshall Islands interpreting the BCA. The rights and fiduciary responsibilities of directors under the law of the Republic of the Marshall Islands are not as clearly established as the rights and fiduciary responsibilities of directors under statutes or judicial precedent in existence in certain United States jurisdictions. Shareholder rights may differ as well. While the BCA does specifically incorporate the non-statutory law, or judicial case law, of the State of Delaware and other states with substantially similar legislative provisions, our public shareholders may have more difficulty in protecting their interests in the face of actions by management, directors or controlling shareholders than would shareholders of a corporation incorporated in a United States jurisdiction.
We are a "foreign private issuer," which could make shares of our common stock less attractive to some investors or otherwise harm our stock price.
We are a "foreign private issuer," as such term is defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act. As a "foreign private issuer" the rules governing the information that we disclose differ from those governing U.S. corporations pursuant to the Exchange Act. We are not required to file quarterly reports on Form 10-Q or provide current reports on Form 8-K disclosing significant events within four days of their occurrence. In addition, our officers and directors are exempt from the reporting and "short-swing" profit recovery provisions of Section 16 of the Exchange Act and related rules with respect to their purchase and sales of our securities. Our exemption from the rules of Section 16 of the Exchange Act regarding sales of shares of our common stock by insiders means that you will have less data in this regard than shareholders of U.S. companies that are subject to the Exchange Act. Moreover, we are exempt from the proxy rules, and proxy statements that we distribute will not be subject to review by the SEC. Accordingly there may be less publicly available information concerning us than there is for other U.S. public companies. These factors could make shares of our Common Stock less attractive to some investors or otherwise harm our stock price.

USE OF PROCEEDS
We estimate that the net proceeds from this Rights Offering, after deducting advisory fees and estimated expenses, will be approximately $99.9 million. The cash proceeds from the Rights Offering are expected to be used for general corporate purposes and/or vessel acquisitions and/or to repay amounts outstanding under the Sierra Credit Facility. The consideration for shares of our Common Stock issued to the Backstop Investor, if any, will be the repayment of amounts outstanding under the Sierra Credit Facility.
The Sierra Credit Facility bears interest at LIBOR plus 6.5% per annum and matures on December 31, 2021.

CAPITALIZATION
The following table sets forth our capitalization as of June 30, 2017, on:
•	An actual basis;
•	An as adjusted basis giving effect to:
•
The: (i) net proceeds of approximately $64.7 million during 2017 from the offering of 29,544,487 common shares pursuant to the prospectus supplement filed by the Company on April 3, 2017, (ii) advance payment of $15.3 million in connection with the acquisition of our second VLGC, (iii) a scheduled loan repayment of $0.7 million under one of our credit facilities, (iv) delivery payments of $76.3 million paid with respect to our four Newcastlemax drybulk vessels based on the terms of the respective memoranda of agreement, and (v) aggregate dividends of $2.5 million paid to our common shareholders for the quarter ended June 30, 2017;

•	The issuance and sale on August 29, 2017 of an aggregate of 36,363,636 shares of Common Stock to SPII Holdings Inc., Mountain Investments Inc., and the Backstop Investor at $2.75 per share; and
•	An as further adjusted basis giving effect to:
•
The issuance and sale of all shares of Common Stock offered in this Right Offering at a subscription price of $2.75 per share, after deducting estimated offering expenses of approximately $0.1 million, resulting in net proceeds of approximately $99.9 million.

	As of June 30, 2017
	Actual	As Adjusted(1)	As Further Adjusted
(in thousands of U.S. Dollars except share data)

Cash and cash equivalents	$104,174	$74,055	$173,914
Restricted cash	15,010	15,010	15,010
Total cash	$119,184	$89,065	$188,924

Secured Credit Facilities	$38,167	$37,500	$37,500
New Revolving Facility	200,000	173,000	173,000
Financing Fees	(6,337)	(6,337)	(6,337)
Total long-term debt, including current portion	$231,830	$204,163	$204,163

Preferred stock, $0.01 par value; 500,000,000 shares authorized, 29 shares of Series D Preferred Stock issued and outstanding at June 30, 2017	-	-	-
Common stock, $0.01 par value; 1,000,000,000 shares authorized, 2,002,952 shares issued and outstanding at June 30, 2017	20	679	1,043
Treasury stock; $0.01 par value; 3 shares at June 30, 2017	-	-	-
Additional paid-in capital	3,836,819	4,000,880	4,100,375
Accumulated deficit	(3,341,702)	(3,384,202)	(3,384,202)
Total Dryships shareholders' equity	495,137	617,357	717,216
Total capitalization	$726,967	$821,520	$921,379

(1) There have been no significant adjustments to our capitalization since June 30, 2017, as so adjusted.

PRICE RANGE OF OUR COMMON STOCK
Shares of our Common Stock trade on the Nasdaq Capital Market under the symbol "DRYS." The high and low closing prices of shares of our Common Stock on Nasdaq are presented for the periods listed below.
For the Year Ended
	LOW	HIGH
December 31, 2016	$27,518.40	$2,182,656.00
December 31, 2015	$989,016.00	$13,524,000.00
December 31, 2014	$8,949,360.00	$52,920,000.00
December 31, 2013	$18,933,600.00	$58,800,000.00
December 31, 2012	$17,169,600.00	$45,158,400.00

For the Quarter Ended
	LOW	HIGH
June 30, 2017	$8.82	$1,401.40
March 31, 2017	$1,205.40	$29,635.20
December 31, 2016	$27,518.40	$799,680.00
September 30, 2016	$48,216.00	$315,215.04
June 30, 2016	$258,720.00	$2,182,656.00
March 31, 2016	$940,800.00	$2,105,040.00
December 31, 2015	$989,016.00	$3,417,456.00
September 30, 2015	$1,822,800.00	$8,114,400.00
June 30, 2015	$6,820,800.00	$9,996,000.00
March 31, 2015	$8,467,200.00	$13,524,000.00

For the Month Ended
	LOW	HIGH
August 2017 (through August 30, 2017)	$1.23	$3.53
July 2017	$0.98	$10.15
June 2017	$8.82	$95.55
May 2017	$82.60	$320.95
April 2017	$296.45	$1,401.40
March 2017	$1,205.40	$2,077.60
February 2017	$1,773.80	$6,252.40

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth the beneficial ownership of shares of our Common Stock as of the date of this prospectus supplement held by beneficial owners of 5% or more of shares of our Common Stock and by all of our directors and officers as a group. All of our shareholders, including the shareholders listed in the table below, are entitled to one vote for each share of Common Stock held. The table below does not give effect to any changes that may result from the completion of the Rights Offering.
	Shares of Common Stock Beneficially Owned Prior to Offering

Name and Address of Beneficial Owner(1)	Number	Percentage(2)
George Economou(3)	36,363,643	53.5%
Executive Officers, Key Employees and Directors as a Group	36,363,643	53.5%

(1)	Unless otherwise indicated, the business address of each beneficial owner identified is c/o DryShips, 109 Kifisias Avenue and Sina Street, Marousi GR 151 24 Greece.
(2)	Based on 67,911,072 shares of Common Stock outstanding as of August 30, 2017.
(3)
Mr. Economou may be deemed to beneficially own 36,363,643 shares of our Common Stock. Mr. Economou may be deemed to beneficially own 12,000,000 of these shares through SPII Holdings Inc., a Marshall Islands corporation affiliated with Mr. Economou. Mr. Economou may be deemed to beneficially own 14,545,454 of these shares through Mountain Investments Inc., a Marshall Islands corporation affiliated with Mr. Economou. Mr. Economou may be deemed to beneficially own 9,818,185 of these shares through the Backstop Investor. Mr. Economou may be deemed to beneficially own four (4) of these shares through Sphinx Investment Corp., a Marshall Islands corporation affiliated with Mr. Economou.

THE RIGHTS OFFERING
The following describes the Rights Offering in general and assumes, unless specifically provided otherwise, that you are a record holder of shares of our Common Stock on the Record Date. If you hold your shares of Common Stock through a broker, dealer, custodian bank or other nominee, please refer to "—Notice to Brokers and Nominees" below.
The Subscription Rights
We are distributing to holders of our Common Stock as of 5:00 p.m., New York City time, on August 31, 2017, which is the Record Date for this Rights Offering, at no charge, non-transferable Rights to purchase up to an aggregate of 36,363,636 shares of Common Stock at a price of $2.75 per share in the Rights Offering. You will receive one Right for each share of Common Stock held by you of record as of 5:00 p.m., New York City time, on the Record Date. Rights may be exercised at any time during the subscription period, which commences on September 1, 2017, and continues through the Expiration Date for this Rights Offering, which is 5:00 p.m., New York City time, on October 2, 2017.
You are not required to exercise any of your Rights. The aggregate number of shares purchased in the Rights Offering may not exceed 36,363,636 shares of Common Stock.
Basic Subscription Right
The Basic Subscription Right gives you the right to purchase 1.1526 shares of Common Stock for each share of our Common Stock you hold at the Record Date at a subscription price of $2.75 per share. You may exercise all or a portion of your Rights or you may choose not to exercise any of your Rights. You may not sell, transfer or assign your Rights. If you do not timely and fully exercise your Basic Subscription Right with respect to all the Rights you hold, you will not be entitled to exercise your Oversubscription Privilege to purchase any additional shares of Common Stock offered in the Rights Offering.
Oversubscription Privilege
If you exercise your Basic Subscription Right in full with respect to all Rights you hold, you will also be entitled to an Oversubscription Privilege to purchase any shares not purchased by other holders under their Basic Subscription Rights. The Oversubscription Privilege will entitle you to purchase such number of shares of Common Stock equal to the lesser of (i) 1.1526 shares of our Common Stock per Right and (ii) the result of a prorated allocation of shares of Common Stock subscribed for by all holders pursuant to the Oversubscription Privilege to the extent necessary to ensure that such shares of Common Stock, together with shares of Common Stock subscribed for by all holders pursuant to the Basic Subscription Right, does not exceed the total number of shares of Common Stock offered in this Rights Offering. Shares of Common Stock subscribed for pursuant to the Oversubscription Privilege will be allocated, first, pro rata according to each holder's percentage ownership of Common Stock prior to the Rights Offering and, second, pro rata according to the number of shares subscribed for by each holder pursuant to the Oversubscription Privilege. If you have fully exercised your Basic Subscription Right, you will be eligible to exercise the Oversubscription Privilege. The subscription price per share that applies to the Oversubscription Privilege is the same subscription price per share that applies to the Basic Subscription Right. Thus, you may purchase additional shares of our Common Stock by exercising the Oversubscription Privilege at a price of $2.75 per share so long as all of the Basic Subscription Rights held by other holders of rights are not exercised in full.
You may exercise your Oversubscription Privilege only if you exercise your Basic Subscription Right in full. However, you may exercise your Basic Subscription Right in full without exercising your Oversubscription Privilege. To determine if you have fully exercised your Basic Subscription Right, we will consider only the Basic Subscription Right held by you in the same capacity as the Rights for which you seek to exercise your Oversubscription Privilege.  For example, if you were granted Rights for shares of our Common Stock that you own individually and shares of our Common Stock that you own jointly with your spouse, you may exercise your Oversubscription Privilege with respect to the Rights you own individually, as long as you fully exercise your Basic Subscription Right with respect to your individually owned Rights. You will not, however, be able to exercise the Oversubscription Privilege you own collectively with your spouse unless the Basic Subscription Right collectively owned by you and your spouse is fully exercised. You do not have to subscribe for any shares under the Basic Subscription Right owned jointly with your spouse to exercise your individual Oversubscription Privilege.

When you complete the portion of your Rights certificate to exercise your Oversubscription Privilege, you will be representing and certifying that you have fully exercised your Basic Subscription Right as to the Rights you hold in that capacity at the time of exercise. You must exercise your Oversubscription Privilege at the same time you exercise your Basic Subscription Right in full. You must fully exercise you Basic Subscription Right for all Rights you hold at the time of exercise in order to exercise your Oversubscription Privilege.
If holders exercise the Oversubscription Privilege for more shares than are available to be purchased pursuant to the Oversubscription Privilege, we will allocate the shares of our Common Stock to be issued pursuant to the exercise of the Oversubscription Privilege pro rata among those oversubscribing holders. "Pro rata" means to each oversubscribing holder based on such holder's percentage ownership of Common Stock prior to the Rights Offering. For example, if Holder A owned 100 shares prior to the Rights Offering and purchased 115 shares pursuant to its Basic Subscription Right and Holder B owned 200 shares prior to the Rights Offering and purchased 230 shares pursuant to its Basic Subscription Right, and Holder A and Holder B both exercise their respective Oversubscription Privilege and elect to each purchase an additional 100 shares, but there were only 100 total shares available to fulfill all oversubscription requests, then Holder A would receive 33.33 (or when rounded down to the nearest whole share, 33) shares and Holder B would receive 66.66 (or when rounded down to the nearest whole share, 66) shares. In the event that, after the allocation of the excess shares described above, there remain shares that have not been allocated (because of rounding or otherwise), the Subscription Agent shall allocate all remaining shares offered hereunder among those holders not allocated all of the shares for which they have exercised their Oversubscription Privilege in proportion to the number of shares subscribed for by each holder pursuant to the Oversubscription Privilege. Each holder participating in the oversubscription must pay the full amount for all shares of Common Stock requested in the oversubscription no later than 5:00 p.m., New York City time, on the Expiration Date (the same time such holder pays for the shares purchased by exercising its Basic Subscription Right). If you render payment for a fewer number of shares of Common Stock than you are electing to receive in the oversubscription, you will only be eligible to receive such fewer number of shares (if those shares are available for purchase in the oversubscription).
If there is a pro rata allocation of the remaining shares of our Common Stock and you would otherwise receive an allocation of a greater number of shares than you subscribed for under your Oversubscription Privilege, then we will allocate to you only the number of shares for which you subscribed. We will allocate the remaining shares among all other holders exercising their Oversubscription Privilege. If you are not allocated the full amount of shares for which you over-subscribe, you will receive a refund of the subscription price, without interest or deduction, that you delivered for those shares of our Common Stock that are not allocated to you. The Subscription Agent will mail such refunds as soon as practicable after the completion of this Rights Offering. Using the above example, both Holder A and Holder B must pay for the 100 shares they each elected to receive in the oversubscription no later than 5:00 p.m., New York City time, on the Expiration Date even though each will receive only 33 and 66 shares of common stock, respectively, due to prorationing. We will refund to each of Holder A and Holder B, without interest or deduction, the difference between the amount paid by each of Holder A and Holder B for the 100 shares elected and the purchase price for the 33 and 66 shares each actually received by such holder.
In order to exercise the Oversubscription Privilege, brokers, dealers, custodian banks and other nominee Rights holders who exercise the Oversubscription Privilege on behalf of beneficial owners must certify to the Subscription Agent and to us with respect to each beneficial owner:
•	the number of Rights exercised under the Basic Subscription Right; and
•	the number of shares subscribed for under the Oversubscription Privilege.
If your shares are held by a broker, dealer, custodian bank or other nominee in book-entry form through DTC, then, in addition to the other materials required to be submitted to the Subscription Agent to exercise your Rights, a Nominee Holder Certification will also be required. See "—Notice To Brokers and Nominees."

Purchase Agreement
As of the date hereof, entities affiliated with Mr. George Economou, our Chairman and Chief Executive Officer, beneficially own approximately 36,363,643 shares, or 53.5%, of our outstanding Common Stock. We have entered into the Purchase Agreement with the Backstop Investor, an entity affiliated with Mr. Economou, pursuant to which the Backstop Investor has agreed to purchase from us, at $2.75 per share, the number of shares of Common Stock offered pursuant to the Rights Offering that are not issued pursuant to the exercise of Rights. See "Purchase Agreement" below for a discussion of the material terms thereof.
Delivery of Common Stock
If you are a registered holder of Common Stock, we will mail to you a direct registration account statement detailing the number of shares of Common Stock that you have purchased in the Rights Offering as soon as practicable following the closing of the Rights Offering. Following receipt of your direct registration account statement, you may request a stock certificate representing the shares of Common Stock that you purchased in the Rights Offering. If you are a beneficial owner of shares that are registered in the name of a broker or other nominee, you should receive from your broker or other nominee confirmation of your purchase of shares of Common Stock in the Rights Offering.
Reasons for this Rights Offering
On August 11, 2017, the Audit Committee approved the Term Sheet, pursuant to which we agreed to sell shares of Common Stock to entities affiliated with our Chairman and Chief Executive Officer, Mr. George Economou, for aggregate consideration of $100.0 million at a price of $2.75 per share. The Private Placement closed on August 29, 2017, when we issued an aggregate of 36,363,636 shares of our Common Stock to several entities affiliated with Mr. Economou as consideration for: (i) the acquisition of 100.0% of the issued and outstanding equity interests of Shipping Pool Investors Inc., which directly holds a 49% interest in Heidmar Holdings LLC, a global tanker pool operator, from SPII Holdings Inc., an entity affiliated with Mr. Economou; (ii) the termination of the participation rights set forth in the Deed of Participation dated May 23, 2017 issued by the Company providing certain participation rights to Mountain Investment Inc., an entity affiliated with Mr. Economou; (iii) forfeiture by Sifnos, an entity affiliated with Mr. Economou of all outstanding shares of Series D Preferred Stock (which carry 100,000 votes per share) of the Company that it held prior to the closing of the Private Placement; and (iv) the reduction of the principal outstanding balance by $27.0 million of the Sierra Credit Facility.
Pursuant to the Term Sheet, the Audit Committee also agreed to conduct this Rights Offering. Our Audit Committee determined that the Rights Offering was in our best interests and the best interest of our shareholders in view of (i) our desire to raise equity capital, (ii) our current market capitalization relative to the amount of equity capital to be raised, and (iii) our desire to give our shareholders the opportunity to purchase shares of our Common Stock at the same price per share that entities affiliated with Mr. Economou acquired shares of our Common Stock in the Private Placement. The cash proceeds from the Rights Offering are expected to be used for general corporate purposes and/or vessel acquisitions and/or to repay amounts outstanding under our unsecured credit facility, as amended, with the Backstop Investor, or the Sierra Credit Facility. The consideration for shares of our Common Stock issued to the Backstop Investor will be the repayment of amounts outstanding under the Sierra Credit Facility. See "Use of Proceeds."
The subscription price of $2.75 per share was determined through extensive negotiations with the Backstop Investor. In the course of this process, the Audit Committee consulted with our senior management and received financial and market advice from its financial advisor. The Audit Committee considered a number of factors in favor of this Rights Offering, including the following:
•	the current market conditions that present vessel acquisition opportunities at historically low prices;
•	the view that this Rights Offering would enhance our capital structure;
•	the cost and likelihood of obtaining capital from other sources or transactions;

•
the fact that this Rights Offering would enable all of our shareholders to participate in a material portion of the transaction and mitigate the dilution they might otherwise experience from another equity financing transaction;

•	the fact that this Rights Offering could potentially increase our public float; and
•	the fees and expenses to be incurred by us in connection with this Rights Offering as compared to other forms of capital raising.
The Audit Committee also considered the fact that if certain of our shareholders do not exercise their Rights in full, they may be substantially diluted after completion of this Rights Offering.
After weighing the factors discussed above and the effect of the additional capital that may be generated by the sale of shares pursuant to this Rights Offering, the Audit Committee determined that the Rights Offering is in the best interests of the Company and its shareholders. Although we believe that the Rights Offering will strengthen our financial condition, the Audit Committee and our board of directors is not making any recommendation as to whether you should exercise your Rights.
Method of Exercising Rights
You may exercise your Rights as follows:
Subscription by Registered Holders. If you hold shares of Common Stock in your name, the number of shares you may purchase pursuant to your Basic Subscription Right is indicated on the Rights certificate. You may exercise your Rights by properly completing and executing the Rights certificate and forwarding it, together with your full payment and any other required subscription documents, to the Subscription Agent at the address given under "Questions and Answers Relating to the Rights Offering—Who is the Subscription Agent for the Rights Offering and to whom should I send my forms and payment?" to be received at or before the expiration of the Rights Offering.
Subscription by DTC Participants. If your Rights are held of record through DTC, you may exercise your Basic Subscription Right and your Oversubscription Privilege by instructing DTC to transfer your Rights from your account to the account of the Subscription Agent, together with certification as to the aggregate number of Rights you are exercising and the number of shares of our Common Stock you are subscribing for and payment in full of the subscription price for each share of our Common Stock that you subscribed for.

Subscription by Beneficial Owners. If you are a beneficial owner of shares of Common Stock that are registered in the name of a broker, dealer, custodian bank or other nominee, you will not receive a Rights certificate. Instead, we will issue one Right to the nominee record holder for each share of Common Stock that you own as of the Record Date. If you are not contacted by your nominee, you should promptly contact your nominee in order to subscribe for shares in the Rights Offering and follow the instructions provided by your nominee.
To indicate your decision with respect to your Rights, in addition to any other procedures your broker, dealer, custodian bank or other nominee may require, you should complete and return to your broker, dealer, custodian bank or other nominee, the form entitled "Beneficial Owner Election Form" such that it will be received by them by 5:00 p.m., New York City time, on September 29, 2017, the last business day prior to the Expiration Date. You should receive this form from your broker, dealer, custodian bank or other nominee with the other Rights Offering materials. If you wish to obtain a separate Rights certificate, you should contact the nominee as soon as possible and request that a separate Rights certificate be issued to you. You should contact your broker, dealer, custodian bank or other nominee if you do not receive this form, but you believe you are entitled to participate in this Rights Offering. We are not responsible if you do not receive the form from your broker, dealer, custodian bank or nominee or if you receive it without sufficient time to respond.

Payment Method. As described in the instructions accompanying the Rights certificate, payments submitted to the Subscription Agent must be made in U.S. currency, by one of the following two methods:
•	Check or bank draft drawn on a U.S. bank payable to "American Stock Transfer & Trust Company, LLC as Subscription Agent"; or
•
Wire transfer of immediately available funds directly to the account maintained by American Stock Transfer & Trust Company, LLC, as Subscription Agent, for purposes of accepting subscriptions in this Rights Offering. If you desire to make payment by wire transfer, please see the wire instructions on the reverse side of the Rights certificate.

Payments will be deemed to have been received upon: (i) clearance of any uncertified check; or (ii) receipt of collected funds in the subscription account designated above. If paying by uncertified check, please note that the funds paid thereby may take five or more business days to clear. Accordingly, we urge you to consider using a wire transfer of immediately available funds, a certified or cashier's check, or a bank draft drawn on a U.S. bank. Rights holders who wish to pay the subscription price by means of uncertified check are urged to make payment sufficiently in advance of the Expiration Date to ensure that such payment is received and clears by such date.
You must timely pay the full subscription price for the full number of shares of Common Stock you wish to acquire under the Basic Subscription Right and any over-subscription request by delivering to the Subscription Agent payment in the manner above which payment must be received by the expiration of the Rights Offering. To the extent you properly exercise your Oversubscription Privilege for an amount of shares that exceeds the number of the unsubscribed shares available to you, any excess subscription payments will be returned to you after the closing of the Rights Offering, without interest or penalty.
If you wish to use any other form of payment, then you must obtain the prior approval of the Subscription Agent and make arrangements in advance with the Subscription Agent for the delivery of such payment.
If you hold your shares in the name of a broker, dealer, custodian bank or other nominee, separate payment instructions may apply. Please contact your nominee, if applicable, for further payment instructions.
You should carefully read and strictly follow the instruction letter accompanying the Rights certificate and any other subscription documents. DO NOT SEND RIGHTS CERTIFICATES, OTHER SUBSCRIPTION DOCUMENTS, OR PAYMENTS DIRECTLY TO US. We will not consider your subscription received until the Subscription Agent has received delivery of a properly completed and duly executed Rights certificate, all other required subscription documents and payment of the full subscription amount.
The method of delivery of Rights certificates, all other required subscription documents and payment of the subscription amount to the Subscription Agent will be at the risk of the holders of Rights. If sent by mail, we recommend that you send those documents and payments by registered mail, properly insured, with return receipt requested, and that you allow a sufficient number of days to ensure delivery to the Subscription Agent and clearance of payment before the Rights Offering expires.
If you choose to exercise your Rights, the Subscription Agent will send you, no later than ten days after the Expiration Date, a confirmation showing (i) the number of shares of Common Stock purchased pursuant to your Basic Subscription Right and Oversubscription Privilege, (ii) the per share and total purchase price for all of the shares of Common Stock acquired by you, and (iii) any additional amount payable by you or any excess to be refunded to you.
Segregated Account; Return of Funds
The Subscription Agent will hold funds received in payment for the shares of Common Stock in a segregated account pending completion of this Rights Offering. The Subscription Agent will hold these funds until this Rights Offering is completed or is cancelled. If this Rights Offering is cancelled for any reason, the Subscription Agent will return this money to subscribers, without interest or deduction, promptly.

Missing, Incomplete or Incorrect Subscription Documents or Payment
You should read the instruction letter accompanying the Rights certificate carefully and strictly follow it. If you fail to properly complete and duly sign the Rights certificate and all other required subscription documents or otherwise fail to follow the subscription procedures that apply to the exercise of your Rights before the Rights Offering expires, the Subscription Agent will reject your subscription or accept it only to the extent of the payment received. Neither we nor our Subscription Agent accepts any responsibility to contact you concerning an incomplete or incorrect subscription document, nor are we under any obligation to correct such documents. We have the sole discretion to determine whether a subscription exercise properly complies with the subscription procedures.
If you send a payment that is insufficient to purchase the number of shares you requested, or if the number of shares you requested is not specified in the forms, the exercise of your Rights will be given effect to the fullest extent possible based on the amount of the payment received, subject to the availability of shares and allocation procedure applicable to the exercise of the Oversubscription Privilege and the elimination of fractional shares. Any excess subscription payments received by the Subscription Agent will be returned, without interest or penalty, as soon as practicable following the closing of the Rights Offering.
Expiration Time and Date
The Rights will expire at 5:00 p.m., New York City time, on October 2, 2017, unless we extend the subscription period. If you do not properly exercise your Rights before that time, your Rights will expire and will no longer be exercisable and any Rights not exercised before that time will be void and worthless without any payment to the holders thereof. We will not be obligated to honor any purported exercise of Rights which the Subscription Agent receives after the expiration of this Rights Offering, regardless of when you sent the documents regarding that exercise. Any subscription payments received for shares not allocated or validly purchased will be returned promptly following the Expiration Date.
No Fractional Shares Will Be Issued
Shareholders may exercise the Basic Subscription Right and Oversubscription Privilege, at the subscription price, only for whole shares. We will not issue fractional shares in the Rights Offering. Fractional shares of Common Stock resulting from the exercise of the Basic Subscription Right or the Oversubscription Privilege will be eliminated by rounding down to the nearest whole share, with the total subscription payment being adjusted accordingly. Any excess subscription payments received by the Subscription Agent will be returned, without interest or penalty, as soon as practicable.
Cancellation; Extensions; Amendments
We may extend or otherwise amend this Rights Offering in accordance with the terms and provisions of the Purchase Agreement.
If we amend this Rights Offering as permitted by the Purchase Agreement, holders who have previously exercised their Rights would be entitled to revoke their previous exercise of Rights. We will notify you of any cancellation, extension or amendment by issuing a press release. In the event of a material amendment to the terms of this Rights Offering, we will distribute an amended prospectus supplement to shareholders of record, we may extend the expiration of this Rights Offering and all holders who have exercised their Rights may revoke their previously exercised subscriptions at any time prior to the Expiration Date.
If we extend the Rights Offering, the backstop commitment by the Backstop Investor may not be available to us. See "Purchase Agreement—Conditions to the Backstop Investor's Obligations" below.
If we cancel the Rights Offering in whole or in part, all affected Rights will expire worthless, and all subscription payments received by the Subscription Agent will be returned, without interest or deduction, promptly.

Subscription Agent
American Stock Transfer & Trust Company, LLC is acting as the Subscription Agent for this Rights Offering under an agreement with us. All Rights certificates, payments of the subscription price and nominee holder certifications, to the extent applicable to your exercise of Rights, must be delivered to American Stock Transfer & Trust Company, LLC as follows:
If delivering by hand, express mail, courier, or other
expedited service:
American Stock Transfer & Trust Company, LLC
Operations Center
6201 15th Avenue
Brooklyn, NY 11219
If delivering by mail:
American Stock Transfer & Trust Company, LLC
Operations Center
P.O. Box 2042
New York, NY 10272-2042

You should direct any questions or requests for assistance concerning the method of subscribing for the shares of Common Stock or for additional copies of this prospectus to Advantage Proxy Inc. at 1-877-870-8565 (toll free) or 1-206-870-8565 (collect), or if you are a bank of broker, 1-206-870-8565.
We will pay the fees and expenses of American Stock Transfer & Trust Company, LLC. We have also agreed to indemnify American Stock Transfer & Trust Company, LLC against certain liabilities in connection with this Rights Offering.
If you deliver subscription documents or Rights certificates in a manner different than that described in this prospectus supplement, then we may not honor the exercise of your Rights.
Notice to Brokers and Nominees
If you are a broker, dealer, custodian bank or other nominee holder that holds shares of our Common Stock for the account of others on the Record Date, you should notify the respective beneficial owners of such shares of this Rights Offering as soon as possible to learn their intentions with respect to exercising their Rights. You should obtain instructions from the beneficial owner with respect to their Rights, as set forth in the instructions we have provided to you for your distribution to beneficial owners. If the beneficial owner so instructs, you should complete the appropriate Rights certificates and submit them to the Subscription Agent with the proper payment. If you hold shares of our Common Stock for the account(s) of more than one beneficial owner, you may exercise the number of Rights to which all such beneficial owners in the aggregate otherwise would have been entitled had they been direct record holders of shares of our Common Stock on the Record Date, provided that you, as a nominee record holder, make a proper showing to the Subscription Agent by submitting the form entitled "Nominee Holder Certification" that we will provide to you with your Rights Offering materials. If you did not receive this form, you should contact the Subscription Agent to request a copy.
Beneficial Owners
If you are a beneficial owner of shares of Common Stock and will receive your Rights through a broker, custodian bank or other nominee, we will ask your nominee to notify you of the Rights Offering. If you wish to exercise your Rights, you will need to have your nominee act for you, as described above. To indicate your decision with respect to your Rights, you should follow the instructions of your nominee. You should contact your nominee if you do not receive notice of the Rights Offering but believe you are entitled to participate in the Rights Offering.

We are not responsible if you do not receive the notice by mail or otherwise from your nominee or if you receive notice without sufficient time to respond to your nominee by the deadline established by your nominee, which may be before the expiration of the Rights Offering.
No Recommendation to Rights Holders
Our board of directors or the Audit Committee is not making any recommendation as to whether or not you should exercise your Rights. You are urged to make your own decision whether or not to exercise your Rights based on your own assessment of our business and this Rights Offering. See "Risk Factors" in this prospectus supplement and in any document incorporated by reference herein or therein.
Validity of Subscriptions
We will resolve all questions regarding the validity and form of the exercise of your Rights, including time of receipt and eligibility to participate in this Rights Offering. Our determination will be final and binding. After the Expiration Date, subscriptions and directions are irrevocable (except in limited circumstances relating to a material amendment of the terms of this Rights Offering), and we will not accept any alternative, conditional or contingent subscriptions or directions. We reserve the absolute right to reject any subscriptions or directions not properly submitted or the acceptance of which would be unlawful. You must resolve any irregularities in connection with your subscriptions before the subscription period expires, unless waived by us at our sole discretion. Neither the Subscription Agent nor we shall be under any duty to notify you or your representative of defects in your subscriptions. A subscription will be considered accepted, subject to our right to cancel this Rights Offering in accordance with the terms and provisions of the Purchase Agreement, only when a properly completed and duly executed Rights certificate and any other required documents and payment of the full subscription amount have been received by the Subscription Agent. Our interpretations of the terms and conditions of this Rights Offering will be final and binding.
Revocation
Exercises of Rights may be revoked at any time prior to 5:00 p.m., New York City time, on the Expiration Date of the Rights Offering. If the Expiration Date of the Rights Offering is extended, you may revoke your exercise of Rights at any time until the final Expiration Date of the Rights Offering, as so extended. After the Expiration Date of the Rights Offering, such exercises are irrevocable.
To be effective, a written notice of revocation must be received by the Subscription Agent at its address identified in this prospectus supplement prior to the Expiration Date of the Rights Offering, as may be extended. Any notice of revocation must specify the name of the person who exercised the Rights for which such exercises are to be revoked and the number of Rights to be revoked. Any funds received by the Subscription Agent will be promptly returned to such holder following a revocation. Revocations of Rights may not be cancelled; however, you may exercise your Rights again by following one of the procedures described above in the section entitled "The Rights Offering—Method of Exercising Rights" at any time prior to the expiration of the Rights Offering.
All questions as to the form and validity (including time of receipt) of any notice of revocation will be determined by us, in our sole discretion, which determination shall be final and binding, subject to the judgments of any courts with jurisdiction over us that might provide otherwise. Neither we nor any other person will be under any duty to give notification of any defect or irregularity in any notice of revocation or incur any liability for failure to give any such notification, subject to the judgment of any court with jurisdiction over us.
Rights of Subscribers
You will have no Rights as a holder of the shares of Common Stock you purchase in the Rights Offering until such shares of Common Stock are issued to you. If you are the record holder, we will mail you a direct registration account statement or, upon request once you have received the direct registration account statement, a stock certificate, as soon as practicable following the closing of the Rights Offering. If your shares are held by a broker, dealer, custodian bank or other nominee and you purchase shares in the Rights Offering, your account with your nominee will be credited by your nominee.

Fees and Expenses
We will pay all fees charged to us by the Subscription Agent and the Information Agent. You are responsible for paying any other commissions, fees, taxes or other expenses incurred in connection with the exercise of the Rights. Neither the Subscription Agent nor we will pay such expenses.
Backstop Commitment
As of the date hereof, entities affiliated with Mr. George Economou, our Chairman and Chief Executive Officer, beneficially own approximately 36,363,643 shares, or 53.5%, of our outstanding Common Stock. If the Rights Offering is not fully subscribed by our existing shareholders as of the Record Date pursuant to exercises of Basic Subscription Rights and any Oversubscription Privilege, we have entered into the Purchase Agreement with the Backstop Investor, an entity affiliated with Mr. Economou, pursuant to which the Backstop Investor has agreed to purchase from us, at $2.75 per share, the number of shares of Common Stock offered pursuant to the Rights Offering that are not issued pursuant to the exercise of Rights. See "Purchase Agreement" below for a discussion of the material terms thereof. The backstop commitment will maximize the possibility that we raise gross proceeds of approximately $100.0 million through the Rights Offering. See "Questions and Answers Relating to the Offering—How does the backstop commitment work?"
If the Rights Offering is fully subscribed by our shareholders, the Backstop Investor will not have the right to acquire any additional shares pursuant to its backstop commitment because the Purchase Agreement provides that a maximum of $100.0 million may be raised pursuant to the Rights Offering and the backstop commitment. If our shareholders do not purchase any shares in the Rights Offering, the Backstop Investor will purchase all of the shares offered pursuant to this prospectus, or 36,363,636 shares of Common Stock.
Pursuant to the Purchase Agreement, Mr. Economou and his affiliates have also agreed not to exercise any Basic Subscription Right or Oversubscription Privilege they may have to purchase a portion of the shares of Common Stock offered hereby. Consequently, the Basic Subscription Right and Oversubscription Privilege ratios have been calculated without taking into account the shares of Common Stock owned by Mr. Economou and his affiliates prior to this Rights Offering.
There will be no fee payable to the Backstop Investor pursuant to the Purchase Agreement.
Non-Transferability of Rights
The Rights granted to you are non-transferable and, therefore, may not be assigned, gifted, purchased, sold or otherwise transferred to anyone else. Notwithstanding the foregoing, you may transfer your Rights to any affiliate (i.e., entities which control the recipient or are controlled by or under common control with the recipient) of yours and your Rights also may be transferred to the estate of the recipient upon the death of such recipient. If the Rights are transferred as permitted, evidence satisfactory to us that the transfer was proper must be received by us prior to the Expiration Date
Regulatory Limitation
We will not be required to issue to you shares of our Common Stock pursuant to this Rights Offering if, in our opinion, you are required to obtain prior clearance or approval from any state or federal regulatory authorities to own or control the shares and if, at the time this Rights Offering expires, you have not obtained this clearance or approval.
U.S. Federal Income Tax Treatment of Subscription Rights Distribution
A U.S. Holder, as defined in "Certain Material U.S. Federal Income Tax Consequences" to this prospectus supplement, should not recognize income, gain, or loss for U.S. federal income tax purposes upon the receipt and exercise of the subscription rights. See "Certain Material U.S. Federal Income Tax Consequences" of this prospectus supplement for further discussion.

YOU ARE URGED TO CONSULT YOUR OWN TAX ADVISORS CONCERNING THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE RECEIPT, EXERCISE, EXPIRATION, AND SALE OF THE RIGHTS IN LIGHT OF YOUR OWN PARTICULAR CIRCUMSTANCES AND ANY CONSEQUENCES ARISING UNDER THE LAWS OF ANY STATE, LOCAL, OR FOREIGN TAXING JURISDICTION. WE ARE NOT PROVIDING ANY TAX ADVICE IN CONNECTION WITH THIS RIGHTS OFFERING.
Medallion Guarantee May Be Required
Your signature on each Rights certificate must be guaranteed by an eligible institution, such as a member firm of a registered national securities exchange or a member of the Financial Industry Regulatory Authority, or a commercial bank or trust company having an office or correspondent in the United States, subject to standards and procedures adopted by the Subscription Agent, unless:
•	your Rights certificate provides that shares are to be delivered to you as record holder of those Rights; or
•	you are an eligible institution.
Shares of Common Stock Outstanding After this Rights Offering
As of August 30, 2017, 67,911,072 shares of Common Stock were issued and outstanding. Assuming the Rights Offering is fully subscribed (either with or without the backstop), then we will issue an additional 36,363,636 shares for a total of 104,274,708 shares of Common Stock outstanding as of the closing of this offering. As a result of the Rights Offering and backstop (if applicable), subject to the terms of the Purchase Agreement and conditions of the backstop, the ownership interests and voting interests of our existing shareholders that do not fully exercise their Basic Subscription Rights will be diluted.
Questions About Exercising Rights
If you have any questions or require assistance regarding the method of exercising your Rights or requests for additional copies of this document, you should contact Advantage Proxy Inc., the Information Agent, at 1-877-870-8565 (toll free) or 1-206-870-8565 (collect), or if you are a bank of broker, 1-206-870-8565.
Other Matters
We are not making this Rights Offering in any state or other jurisdiction in which it is unlawful to do so, nor are we distributing or accepting any offers to purchase any shares of our Common Stock from subscription rights holders who are residents of those states or other jurisdictions or who are otherwise prohibited by federal or state laws or regulations from accepting or exercising the Rights. We may delay the commencement of this Rights Offering in those states or other jurisdictions, or change the terms of this Rights Offering, in whole or in part, in order to comply with the securities laws or other legal requirements of those states or other jurisdictions. Subject to state securities laws and regulations, we also have the discretion to delay allocation and distribution of any shares you may elect to purchase by exercise of your Basic Subscription Right and Oversubscription Privilege in order to comply with state securities laws. We may decline to make modifications to the terms of this Rights Offering requested by those states or other jurisdictions, in which case, if you are a resident in those states or jurisdictions or if you are otherwise prohibited by federal or state laws or regulations from accepting or exercising the Rights, you will not be eligible to participate in this Rights Offering.

PURCHASE AGREEMENT
We have entered into the Purchase Agreement with the Backstop Investor, an entity affiliated with Mr. Economou, our Chairman and Chief Executive Officer. The description of the Purchase Agreement in this section and elsewhere in this prospectus supplement is qualified in its entirety by reference to the complete text of the Purchase Agreement, which is filed as an exhibit to our report on Form 6-K, filed with the Commission on August 31, 2017 and incorporated by reference herein.
Private Placement; Backstop Investor's Purchase
We have entered into the Purchase Agreement with the Backstop Investor pursuant to which the Backstop Investor has agreed to purchase from us, subject to the satisfaction or waiver of certain conditions, including the timely completion of the Rights Offering, at the same subscription price per share as the holders of Rights, in a private offering to be closed after the conclusion of the Rights Offering, the remaining shares of Common Stock that are not purchased through the exercise of Rights. If no shareholders exercise their Rights in the rights offering, the Backstop Investor will purchase all of the shares offered pursuant to this prospectus supplement, or 36,363,636 shares of Common Stock. If the Rights Offering is fully subscribed by our shareholders, the Backstop Investor will not have the right to acquire any shares pursuant to its backstop commitment.
Pursuant to the Purchase Agreement, Mr. Economou and his affiliates have also agreed not to exercise any Basic Subscription Right or Oversubscription Privilege they may have to purchase a portion of the shares of Common Stock offered hereby.
Conditions to the Backstop Investor's Obligations
The Backstop Investor's obligations under the Purchase Agreement are subject to customary conditions, including the following: (i) no material adverse effect on the earnings, business, management, properties, assets, rights, liabilities (contingent or otherwise), capital, cash flow, income, operations, results of operations, condition (financial or otherwise) or prospects of the Company and its subsidiaries, taken as a whole (a "Material Adverse Effect"), shall have occurred since the date of the Purchase Agreement; (ii) the representations and warranties of the Company contained in the Purchase Agreement shall be true and correct in all material respects as of the date of the Purchase Agreement with the same force and effect as if made on and as of such closing date (other than those qualified by materiality, Material Adverse Effect or similar qualifications, which shall be true and correct in all respects), except for those representations and warranties which address matters as of a particular date (which shall remain true and correct as of such date); (iii) all covenants and agreements contained in the Purchase Agreement to be performed by the Company shall have been performed and complied with in all material respects; (iv) the Backstop Investor shall have received a certificate, signed by an executive officer of the Company, certifying as to the matters set forth in clauses (i), (ii) and (iii) above; (v) as of the closing date of the Rights Offering, none of the following events shall have occurred and be continuing: (A) trading in the Common Stock shall have been suspended by the Commission or the Nasdaq Capital Market; or (B) a banking moratorium shall have been declared by U.S. federal or New York State authorities; (vi) the Company shall have complied with the requirements of the Nasdaq Stock Market, LLC for the listing of the common shares to be acquired pursuant to the Purchase Agreement on the Nasdaq Capital Market; (vii) the Company shall have completed the Private Placement and no Basic Subscription Right or Oversubscription Privilege shall be exercised with respect to any shares of Common Stock issued to the Backstop Investor or any of its affiliates in the Private Placement; (viii) no judgment, injunction, decree or other legal restraint shall prohibit the consummation of the Rights Offering or the transactions contemplated by the Purchase Agreement; (ix) no stop order suspending the effectiveness of the registration statement of which this prospectus forms a part shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the SEC; and (x) timely completion of the Rights Offering, which subscription period shall be no longer than twenty (20) business days following the commencement of the Rights Offering, in accordance with the terms and conditions set forth in the Purchase Agreement and this prospectus supplement.

Termination
The Purchase Agreement may be terminated at any time by mutual written agreement of the Company and the Backstop Investor. The Purchase Agreement will automatically terminate if closing of the shares of Common Stock purchased in the Rights Offering and by the Backstop Investor pursuant to the Purchase Agreement has not occurred on or prior to November 30, 2017.
Indemnification
Under the Purchase Agreement and subject to certain limitations included in the Purchase Agreement, we have agreed to indemnify and hold harmless the Backstop Investor and certain of its related persons with respect to losses arising out of any of the following: (1) any inaccuracy in or breach of any representation or warranty of the Company contained in the Purchase Agreement; (2) any failure by the Company to comply with the covenants and agreements contained in the Purchase Agreement; (3) an untrue statement or alleged untrue statement of any material fact contained in the registration statement, including this prospectus and all other documents filed as a part hereof or incorporated by reference herein, or an omission or alleged omission to state herein a material fact required to be stated herein or necessary to make the statements herein, in light of the circumstances under which they were made, not misleading; (4) any action, suit or proceeding by any shareholder of the Company or any other person relating to the Purchase Agreement or the documents or transactions contemplated by the Purchase Agreement; or (5) by reason of the fact that such Backstop Investor is a party to the Purchase Agreement or in any way arising, directly or indirectly, from the Rights Offering or the consummation of the transactions contemplated by the Purchase Agreement.

Under the Purchase Agreement and subject to certain limitations included in the Purchase Agreement, the Backstop Investor has agreed to indemnify us and certain of our related persons for losses arising out of any of the following: (1) any breach of any representation or warranty or breach of or failure to perform any covenant or agreement on the part of the Backstop Investor contained in the Purchase Agreement; or (2) an untrue statement or alleged untrue statement or omission or alleged omission made in the section of this prospectus or the registration statement on Form F-3 of which this prospectus forms a part, or any amendment or supplement to this prospectus or the registration statement, titled "Purchase Agreement" in reliance upon and in conformity with written information furnished to the Company by the Backstop Investor expressly for use in this prospectus or the registration statement.

Stockholder Rights Plan
With respect to any current or future stockholder rights plan, we have agreed to exclude the Backstop Investor from the definition of "Acquiring Person" (or similar term) as such term is defined in such stockholder rights.
Lock-Up
The Backstop Investor agrees that it will not, without the prior written consent of the Company (which consent may be withheld in its sole discretion), directly or indirectly, (1) sell, offer, contract or grant any option to sell (including without limitation any short sale), pledge, assign transfer, establish an open "put equivalent position" within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise dispose of any securities of the Company, which for the elimination of any doubt includes any unsubscribed shares in the Rights Offering, or collectively, the "Company Securities," options or warrants to acquire Company Securities, or securities exchangeable or exercisable for or convertible into Company Securities currently or hereafter owned either of record or beneficially (as defined in Rule 13d-3 under the Exchange Act) by the Backstop Investor or its affiliates, (2) enter into any swap, hedge or similar arrangement or agreement that transfers, in whole or in part, the economic risk of ownership of all or any part of Company Securities, or securities exchangeable or exercisable for or convertible into Company Securities currently or hereafter owned either of record or beneficially (as defined in Rule 13d-3 under the Exchange Act) by the Backstop Investor regardless of whether any such transaction is to be settled in securities, in cash or otherwise, (3) make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any Company Securities or securities exchangeable or exercisable for or convertible into Company Securities or any other securities of the Company or (4) or publicly announce an intention to do any of the foregoing, for a period commencing on the date of the closing of the Rights Offering and continuing through the close of trading on the date that is six (6) months after the closing of the Rights Offering.
No Backstop Fee
There will be no backstop fee payable to the Backstop Investor pursuant to the Purchase Agreement.

PLAN OF DISTRIBUTION
We are distributing, at no charge, to holders of our Common Stock non-transferable Rights to purchase up to 36,363,636 shares of Common Stock. In this Rights Offering, you will receive one Right for every share of Common Stock you own at 5:00 p.m., New York City time, on the Record Date, which is August 31, 2017.
Each Right represents the right to purchase shares of our Common Stock at a subscription price of $2.75 per share and consists of a Basic Subscription Right and an Oversubscription Privilege. The Basic Subscription Right entitles holders of Rights to purchase 1.1526 shares of our Common Stock at the subscription price for each Right held. The Oversubscription Privilege entitles holders of Rights who exercise their Basic Subscription Right in full to purchase, at the subscription price, additional shares of Common Stock in an amount to be specified by such holder not to exceed (i) 1.1526 shares of our Common Stock per Right or (ii) such holder's oversubscription allocation. The oversubscription allocation is a prorated allocation of shares of Common Stock subscribed for by all holders pursuant to the Oversubscription Privilege to the extent necessary to ensure that such shares of Common Stock, together with shares of Common Stock subscribed for by all holders pursuant to the Basic Subscription Right, does not exceed the total number of shares of Common Stock offered in this Rights Offering. Shares of Common Stock subscribed for pursuant to the Oversubscription Privilege will be allocated first, pro rata according to each holder's percentage ownership of Common Stock prior to the Rights Offering and second, pro rata according to the number of shares subscribed for by each holder pursuant to the Oversubscription Privilege.
We intend to distribute Rights certificates, copies of this prospectus supplement and the accompanying prospectus, and certain other relevant documents to those persons that were holders of our Common Shares at 5:00 p.m., New York City time, on August 31, 2017, the Record Date for this Rights Offering.
We have agreed to pay the Subscription Agent and Information Agent customary fees plus certain expenses in connection with the Rights Offering. We have not employed any brokers, dealers or underwriters in connection with the solicitation or exercise of Rights. Except as described in this section, we are not paying any other commissions, underwriting fees or discounts in connection with the Rights Offering.
If you are the record holder, we will mail you a direct registration account statement as soon as practicable following the closing of the Rights Offering. After you receive the direct registration account statement, you may request a stock certificate representing the shares of our Common Stock purchased by you in the Rights Offering. If your shares are held by a broker, dealer, custodian bank or other nominee and you purchase shares in the Rights Offering, your account with your nominee will be credited by your nominee. Shares of our Common Stock issued in connection with the Rights Offering will be trade on Nasdaq under the symbol "DRYS."
The Company may solicit responses from you as a holder of Rights, but we will not pay any employee or person acting on behalf of the Company any commissions or compensation for these services other than their normal employment compensation. We estimate that our total expenses in connection with the Rights Offering will be approximately $0.1 million.
If you have any questions, you should contact the Information Agent as provided in "The Rights Offering—Questions About Exercising Rights."

CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES
The following is a discussion of certain material U.S. federal income tax consequences, as of the date of this prospectus supplement, to U.S. Holders (as defined below) of the receipt, exercise and expiration of subscription rights received by U.S. Holders in this Rights Offering. For purposes of this discussion, a "U.S. Holder" is a beneficial owner of our Common Stock who holds such shares as a "capital asset" for U.S. federal income tax purposes (generally property held for investment) and is for U.S. federal income tax purposes:
•	an individual who is a citizen or resident of the United States;
•	a corporation, or other entity taxable as a corporation for U.S. federal tax purposes, created or organized in or under the laws of the United States or any state thereof or the District of Columbia;
•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or
•
a trust (i) that is subject to the primary supervision of a court within the United States and the control of one or more United States persons as defined in section 7701(a)(30) of the Code (as defined below) have the authority to control all substantial decisions of the trust or (ii) that has a valid election in effect under applicable Treasury Regulations to be treated as a United States person.

This discussion does not describe all of the tax consequences that may be relevant to a U.S. Holder in light of its particular circumstances. For example, this discussion does not address:
•
tax consequences to U.S. Holders who may be subject to special tax treatment, such as banks, brokers or dealers in securities or currencies, traders in securities that elect to use the mark-to-market method of accounting for their securities, financial institutions, partnerships or other pass-through entities for U.S. federal income tax purposes (or investors in such entities), certain former citizens or former long-term residents of the United States, regulated investment companies, expatriates, real estate investment trusts, tax-exempt entities, insurance companies, individual retirement accounts or other tax-deferred accounts, or retirement plans;

•	tax consequences to U.S. Holders holding shares of our Common Stock or subscription rights as part of a hedging, constructive sale or conversion, straddle or other risk reducing transaction;
•	tax consequences to U.S. Holders who hold 10% or more of our Common Stock;
•	tax consequences to U.S. Holders whose "functional currency" is not the U.S. dollar;
•	the U.S. federal estate, gift or alternative minimum tax consequences, if any, to U.S. Holders; or
•	any state, local, or non-U.S. tax consequences.
If a partnership or other entity classified as a partnership for U.S. federal tax purposes holds common shares, the tax treatment of a partner of such partnership will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding shares of our Common Stock, you are encouraged to consult your own tax advisors concerning the tax treatment of the receipt, exercise, expiration, and disposition of subscription rights received in this Rights Offering and of the exercise, lapse, and sale of the subscription rights.
This discussion is based upon the provisions of the Code, its legislative history, final and temporary Treasury Regulations promulgated thereunder, published rulings and judicial decisions as of the date of this prospectus. The foregoing authorities are subject to change or differing interpretations at any time with possible retroactive effect. No advance tax ruling has been or will be sought or obtained from the Internal Revenue Service, or the IRS, regarding the U.S. federal income tax consequences described below. If the IRS contests a conclusion set forth herein, no assurance can be given that a U.S. Holder would ultimately prevail in a final determination by a court.

THIS DISCUSSION IS PROVIDED FOR GENERAL INFORMATION ONLY AND DOES NOT CONSTITUTE LEGAL OR TAX ADVICE TO ANY U.S. HOLDER. EACH U.S. HOLDER IS ENCOURAGED TO CONSULT ITS OWN TAX ADVISORS CONCERNING THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE RECEIPT, EXERCISE, EXPIRATION, AND DISPOSITION OF SUBSCRIPTION RIGHTS RECEIVED IN THIS RIGHTS OFFERING IN LIGHT OF ITS PARTICULAR CIRCUMSTANCES AND ANY CONSEQUENCES ARISING UNDER THE LAWS OF ANY STATE, LOCAL, OR FOREIGN TAXING JURISDICTION.
Consequences of the Receipt, Exercise and Expiration of the Rights
Receipt of the Rights
For U.S. federal income tax purposes, a U.S. Holder should not recognize income, gain, or loss upon its receipt of subscription rights in this Rights Offering. A U.S. Holder's basis in the subscription rights received in this Rights Offering will generally be zero if the fair market value of the subscription rights on the date such subscription rights are distributed by us is less than 15% of the fair market value on such date of the shares of our Common Stock with respect to which the subscription rights are received.  Notwithstanding the preceding sentence, a U.S. Holder may elect, in its U.S. federal income tax return for the taxable year in which the subscription rights are received, to allocate part of its basis in its shares of our Common Stock held to the subscription rights. This election is irrevocable and would apply to all of the subscription rights received pursuant to this Rights Offering. If this election is made or if fair market value of the subscription rights equals or is greater than 15% of the fair market value of our Common Stock as of the date of distribution of the subscription rights, the U.S. Holder will allocate basis from his or its shares of our Common Stock to the subscription rights that are received.  The amount of basis required to be allocated in proportion to the fair market value of our Common Stock relative to the fair market value of the subscription rights on the date the subscription rights are distributed by us. Because there is no separate market for the subscription rights, it is unclear how to determine the fair market value of the subscription rights for these purposes, and a U.S. Holder is encouraged to consult with his or its tax advisors. A U.S. Holder's holding period for the subscription rights will include the U.S. Holder's the holding period in the shares of our Common Stock with respect to which the subscription rights are received.
Exercise of the Rights
For U.S. federal income tax purposes, a U.S. Holder should not recognize income, gain, or loss upon its exercise of subscription rights received in this Rights Offering. A U.S. Holder's basis in the shares of our Common Stock acquired upon the exercise of the subscription rights should equal the sum of the subscription price paid for the shares and the U.S. Holder's tax basis, if any, in the subscription rights. The holding period for the shares of our Common Stock acquired through the exercise of the subscription rights will begin on the date the subscription rights are exercised.
Notwithstanding the foregoing, if a U.S. Holder exercises Rights received in this Rights Offering after disposing of the shares of our Common Stock with respect to which the subscription rights are received, then certain aspects of the U.S. federal income tax treatment of the exercise of the subscription rights are unclear, including (i) the allocation of the basis of the shares sold and the subscription rights received in respect of such shares, (ii) the impact of such allocation on the amount and timing of gain or loss recognized with respect to the shares sold, and (iii) the impact of such allocation on the basis of the shares of our Common Stock acquired through the exercise of such subscription rights.  A U.S. Holder that disposes of shares of our Common Stock acquired upon the exercise of the subscription rights may not be able to recognize a loss for U.S. federal income tax purposes.
Expiration of the Rights
For U.S. federal income tax purposes, a U.S. Holder should not recognize income, gain, or loss upon the expiration of the subscription rights received in this Rights Offering, and the tax basis of the shares of our Common Stock in respect of which the subscription rights were received will equal their basis before receipt of such subscription rights.  However, if a U.S. Holder allocates basis from his or its common shares to the subscription rights (as described above in "–Receipt of the Subscription Rights"), such U.S. Holder may not be able to recognize a loss on the expiration of the subscription rights for U.S. federal income tax purposes.

DESCRIPTION OF CAPITAL STOCK
The following is a description of the material terms of our capital stock. Copies of our Amended and Restated Articles of Incorporation, Second Amended and Restated Bylaws, Certificate of Designations of the Series A Convertible Preferred Shares, Certificate of Designations of the Series B Convertible Preferred Shares, Statement of Designations of the Series C Convertible Preferred Shares, Certificate of Designation of the Series D Preferred Stock, and Statement of Designations of the Series E-1 Convertible Preferred Shares and Series E-2 Convertible Preferred Shares, respectively, are incorporated by reference as exhibits to our Annual Report on Form 20-F for the year ended December 31, 2016. Please also see the form of Certificate of Designations of the Series A Participating Preferred Shares, which was filed as an exhibit to our Registration Statement on Form 8-A on January 18, 2008 and is incorporated by reference herein.
Authorized and Outstanding Capital Stock
Under our Amended and Restated Articles of Incorporation, our authorized capital stock consists of 1,000,000,000 shares of common stock, par value $0.01 per share, of which 67,911,072 shares (excluding treasury stock) were issued and outstanding as of August 30, 2017 and 500,000,000 shares of preferred stock, par value $0.01 per share, of which 100,000,000 shares have been designated as Series A Convertible Preferred Stock, 10,000,000 as Series A Participating Preferred Stock, 100,000,000 shares have been designated as Series B Convertible Preferred Stock, 10,000 shares have been designated as Series C Convertible Preferred Stock, 3,500,000 shares have been designated as Series D Preferred Stock, 50,000 shares have been designated as Series E-1 Convertible Preferred Stock, and 50,000 shares have been designated as Series E-2 Convertible Preferred Stock. As of August 30, 2017, there were no shares of preferred stock issued and outstanding. All of our shares of stock are in registered form.
Description of Common Stock
Each share of our outstanding Common Stock entitles the holder to one vote on all matters submitted to a vote of shareholders. Subject to preferences that may be applicable to any outstanding shares of preferred stock, holders of shares of our Common Stock are entitled to receive ratably all dividends, if any, declared by our board of directors out of funds legally available for dividends. Holders of shares of our Common Stock do not have conversion, redemption or preemptive rights to subscribe to any of our securities. All outstanding shares of our Common Stock are fully paid and non-assessable. The rights, preferences and privileges of holders of shares of our Common Stock are subject to the rights of the holders of any preferred shares that may be outstanding. Shares of our Common Stock are listed on Nasdaq under the symbol "DRYS."
On February 22, 2016, a committee of our board of directors determined to affect a 1-for-25 reverse stock split of shares of our Common Stock. The reverse stock split occurred, and shares of our Common Stock began trading on a split adjusted basis on Nasdaq as of the opening of trading on March 11, 2016.
On July 29, 2016, our board of directors determined to effect a 1-for-4 reverse stock split of shares of our Common Stock. The reverse stock split occurred, and shares of our Common Stock began trading on a split adjusted basis on Nasdaq as of the opening of trading on August 15, 2016.
On October 27, 2016, our board of directors determined to effect a 1-for-15 reverse stock split of shares of our Common Stock. The reverse stock split occurred, and shares of our Common Stock began trading on a split adjusted basis on Nasdaq as of the opening of trading on November 1, 2016.
On December 23, 2016, we entered into a common stock purchase agreement, or the 2016 Purchase Agreement, with Kalani Investments Limited, or Kalani. The 2016 Purchase Agreement provides that, upon the terms and subject to the conditions set forth therein, Kalani was committed to purchase up to $200.0 million worth of shares of our Common Stock over the 24-month term of the purchase agreement and would receive up to an aggregate of $1.5 million of shares of our Common Stock as a commitment fee in consideration for entering into the 2016 Purchase Agreement. As of January 31, 2017, we completed the sale to Kalani of the full $200.0 million worth of shares of our Common Stock under the 2016 Purchase Agreement, which then automatically terminated in accordance with its terms. Between the date of the 2016 Purchase Agreement, December 23, 2016, and January 30, 2017, we sold an aggregate of 32,418 shares of our Common Stock (254,159,520 shares before the 1-for-8, 1-for-4, 1-for-7, 1-for-5 and 1-for-7 reverse stock splits) to Kalani at an average price of approximately $6,169.35 per share, and issued an aggregate of 263 shares of Common Stock (2,065,120 shares before the 1-for-8, 1-for-4, 1-for-7, 1-for-5 and 1-for-7 reverse stock splits) to Kalani as a commitment fee for entering into the 2016 Purchase Agreement.

On January 18, 2017, our board of directors determined to effect a 1-for-8 reverse stock split of shares of our Common Stock. The reverse stock split occurred, and shares of our Common Stock began trading on a split adjusted basis on Nasdaq as of the opening of trading on January 23, 2017.
On February 17, 2017, we entered into a common stock purchase agreement, or the February 2017 Purchase Agreement, with Kalani. The February 2017 Purchase Agreement provided that, upon the terms and subject to the conditions set forth therein, Kalani was committed to purchase up to $200.0 million worth of shares of our Common Stock over the 24-month term of the purchase agreement and would receive up to an aggregate of $1.5 million of shares of our Common Stock as a commitment fee in consideration for entering into the February 2017 Purchase Agreement. As of March 17, 2017, we completed the sale to Kalani of the full $200.0 million worth of shares of our Common Stock under the February 2017 Purchase Agreement, which then automatically terminated in accordance with its terms. Between the date of the February 2017 Purchase Agreement, February 17, 2017, and March 16, 2017, we sold an aggregate of 117,293 shares of our Common Stock (114,947,079 shares before the 1-for-4, 1-for-7, 1-for-5 and 1-for-7 reverse stock splits) to Kalani at an average price of approximately $1,705.13 per share, and issued an aggregate of 872 shares of our Common Stock (854,631 shares before the 1-for-4, 1-for-7, 1-for-5 and 1-for-7 reverse stock splits) to Kalani as a commitment fee for entering into the February 2017 Purchase Agreement.
On April 3, 2017, we entered into a common stock purchase agreement, or the April 2017 Purchase Agreement, with Kalani. The April 2017 Purchase Agreement provided that, upon the terms and subject to the conditions set forth therein, Kalani was committed to purchase up to $226.4 million worth of shares of our Common Stock over the 24-month term of the purchase agreement and would receive up to an aggregate of $1.5 million of shares of our Common Stock as a commitment fee in consideration for entering into the April 2017 Purchase Agreement. As of August 4, 2017, we sold to Kalani $191.6 million worth of shares of our Common Stock under the April 2017 Purchase Agreement. Between the date of the April 2017 Purchase Agreement, April 3, 2017, and August 3, 2017, we sold an aggregate of 31,349,650 shares of our Common Stock (30,722,657,000 shares as adjusted for the 1-for-4, 1-for-7, 1-for-5 and 1-for-7 reverse stock splits) to Kalani at an average price of approximately $6.17 per share, and issued an aggregate of 42,630 shares of Common Stock (41,777,400 shares as adjusted for the 1-for-4, 1-for-7, 1-for-5 and 1-for-7 reverse stock splits) to Kalani as a commitment fee for entering into the April 2017 Purchase Agreement. On August 10, 2017, we terminated the April 2017 Purchase Agreement.
On April 6, 2017, our board of directors determined to effect a 1-for-4 reverse stock split of shares of our Common Stock. The reverse stock split occurred, and shares of our Common Stock began trading on a split adjusted basis on Nasdaq as of the opening of trading on April 11, 2017.
On May 2, 2017, our board of directors determined to effect a 1-for-7 reverse stock split of shares of our Common Stock. The reverse stock split occurred, and shares of our Common Stock began trading on a split adjusted basis on Nasdaq as of the opening of trading on May 11, 2017.
On June 16, 2017, our board of directors determined to effect a 1-for-5 reverse stock split of shares of our Common Stock. The reverse stock split occurred, and shares of our Common Stock began trading on a split adjusted basis on Nasdaq as of the opening of trading on June 22, 2017.
On July 18, 2017, our board of directors determined to effect a 1-for-7 reverse stock split of shares of our Common Stock. The reverse stock split occurred, and shares of our Common Stock began trading on a split adjusted basis on Nasdaq as of the opening of trading on July 21, 2017.
Description of Preferred Shares
Our Series A Convertible Preferred Stock that was outstanding until October 2011 accrued cumulative dividends on a quarterly basis at an annual rate of 6.75% of the aggregate face value. Dividends were payable in preferred stock or cash, if cash dividends have been declared on shares of our common stock. Such accrued dividends were payable in additional shares of preferred stock immediately prior to any conversion.

Each share of Series A Convertible Preferred Stock entitled the holder to one vote on all matters submitted to a vote of our shareholders. Except as otherwise provided in the Certificate of Designations of Rights, Preferences and Privileges of Series A Convertible Preferred Stock, or by law, the holders of shares of Series A Convertible Preferred Stock and the holders of shares of our Common Stock voted together as one class on all matters submitted to a vote of our shareholders. Except as required by law, holders of Series A Convertible Preferred Stock had no special voting rights and their consent was not required (except to the extent they are entitled to vote with holders of shares of our Common Stock as described above) for taking any corporate action.
The Series A Convertible Preferred Stock ranked senior to all other series of our preferred stock as to the payment of dividends and the distribution of assets, unless the terms of any such series provided otherwise. The Series A Convertible Preferred Stock was not redeemable unless upon any liquidation, dissolution or winding up of the Company, or sale of all or substantially all of the Company's assets, in which case a one-to-one redemption would take place plus any accrued and unpaid dividends.
The holders of each share of Series B Convertible Preferred Stock were entitled to vote with the holders of each share of our common stock on all matters on which shares of our common stock were entitled to vote as a single class, and the shares of Series B Convertible Preferred Stock had five votes per share. The shares of Series B Convertible Preferred Stock were mandatorily convertible into shares of our common stock on a one to one basis within three months after the issuance thereof or any earlier date selected by us in our sole discretion. The Series B Convertible Preferred Stock had the same dividend and liquidation rights as shares of our common stock.
We entered into a secured revolving credit facility with Sifnos, an entity controlled by Mr. Economou, on October 21, 2015, or the Secured Revolving Credit Facility (n/k/a the Sierra Credit Facility) and subsequently amended it on November 11, 2015, pursuant to which we were initially permitted to borrow up to $60.0 million principal amount from Sifnos, as lender. Pursuant to the terms of the Secured Revolving Credit Facility, on December 30, 2015, we exercised our right to convert $10.0 million in aggregate principal of the Secured Revolving Credit Facility into 8 shares (100,000,000 before the 1-for-25, 1-for-4, 1-for-15, 1-for-8, 1-for-4, 1-for-7, 1-for-5 and 1-for-7 reverse stock splits) of our Series B Convertible Preferred Stock.
On March 24, 2016, we entered into an agreement to increase the maximum available amount under the Secured Revolving Credit Facility by $10.0 million to $70.0 million, and as part of the transaction we entered into a preferred stock exchange agreement to exchange the 8 Series B Convertible Preferred Shares (100,000,000 before the 1-for-25, 1-for-4, 1-for-15, 1-for-8, 1-for-4, 1-for-7, 1-for-5 and 1-for-7 reverse stock splits) held by the lender for $8.75 million. We subsequently canceled the Series B Preferred Shares, effective March 24, 2016.
On April 5, 2016 and September 9, 2016, the Secured Revolving Credit Facility was amended to include certain additional conversion mechanisms. Pursuant to the Secured Revolving Credit Facility, as amended, we had the option to elect, at any time prior to the maturity date of the Secured Revolving Credit Facility, to convert $8.75 million of the outstanding principal amount of loans into 29 shares (3,500,000 shares before the 1-for-15, 1-for-8, 1-for-4, 1-for-7, 1-for-5 and 1-for-7 reverse stock splits shares) shares of Series D Preferred Stock of the Company. On September 13, 2016, we elected to exercise our preferred stock rights pursuant to the Secured Revolving Credit Facility and issued 29 shares (3,500,000 shares before the 1-for-15, 1-for-8, 1-for-4, 1-for-7, 1-for-5 and 1-for-7 reverse stock splits shares) shares of Series D Preferred Stock to Sifnos.
Each share of Series D Preferred Stock was entitled to vote with shares of our Common Stock on all matters on which shares of our Common Stock are entitled to vote as a single class, and the shares of Series D Preferred Stock had 100,000 votes per share. Shares of Series D Preferred Stock had the same dividend and liquidation rights as shares of our Common Stock on a share-for-share basis. On August 29, 2017, Sifnos forfeited all outstanding shares of Series D Preferred Stock in connection with the Private Placement.
On June 8, 2016, we entered into a securities purchase agreement with an institutional investor for the sale of 5,000 Series C Convertible Preferred Shares, warrants to purchase an additional 5,000 Series C Convertible Preferred Shares and 0 shares of our common stock (148,998 shares before the 1-for-4, 1-for-15, 1-for-8, 1-for-4, 1-for-7, 1-for-5 and 1-for-7 reverse stock splits). On August 10, 2016, the institutional investor exercised the warrants and we issued an additional 5,000 Series C Convertible Preferred Shares.

Our Series C Convertible Preferred Shares that were outstanding until November 2016, with respect to dividend rights and rights upon our liquidation, dissolution or winding up, ranked senior with respect to all shares of capital stock of the Company except for the Series E-1 and E-2 Convertible Preferred Shares, with which the Series C Convertible Preferred Shares ranked on a pari passu basis. Holders of the Series C Convertible Preferred Shares were entitled to dividends in the amount of 8.0% per annum, subject to an increase to 12% per annum upon the occurrence and continuance of certain triggering events. Dividends were payable monthly in shares of our Common Stock or cash, at our option.
The Series C Convertible Preferred Shares were initially convertible at any time at the option of the holder into shares of our Common Stock at an initial fixed conversion price of $2.75 per common share, subject to adjustment in accordance with the terms of the Series C Convertible Preferred Statement of Designations; provided, however, that if the volume weighted average price, or VWAP, of shares of our Common Stock on Nasdaq was below the fixed conversion price, subject to certain adjustments, then the holder was eligible to convert the Series C Convertible Preferred Shares at an alternate price equal to the higher of (x) 75.0% of the lowest daily VWAP on any trading day during the 21 consecutive trading day period ending on the trading day immediately prior to the conversion date and (y) $0.37.
The Series C Convertible Preferred Shares would not be converted, and shares of our Common Stock would not be issued in connection therewith, if, after giving effect to the conversion or issuance, the holder together with its affiliates would beneficially own in excess of 4.99% of the outstanding shares of our Common Stock. If the Company was deemed to have issued or sold shares of our Common Stock, options, or convertible securities for a consideration per share less than the conversion price of the Series C Convertible Preferred Shares then in effect, the conversion price would be reduced to the deemed sale price of such securities.
Upon our liquidation, dissolution or winding up, holders of Series C Convertible Preferred Shares were entitled to be paid out of our assets, before any amount would be paid to the holders of any other shares of our capital stock except for Series E-1 and E-2 Convertible Preferred Shares, an amount per Series C Preferred Share equal to $1,000 plus any accrued but unpaid dividends thereon and the amount per share such holder would receive if such holder converted such Series C Convertible Preferred Shares into shares of our Common Stock immediately prior to the date of payment. Except as otherwise required by law (or with respect to approval of certain actions as set forth in the Series C Convertible Preferred Statement of Designations), the Series C Convertible Preferred Shares did not have voting rights.
As of November 18, 2016, all of our outstanding Series C Convertible Preferred Shares had been converted into an aggregate of 29 shares of our Common Stock (13,774,560 shares before the 1-for-4, 1-for-15, 1-for-8, 1-for-4, 1-for-7, 1-for-5 and 1-for-7 reverse stock splits) in accordance with the terms of the Statement of Designations of the Series C Convertible Preferred Shares.
On November 16, 2016, we entered into a securities purchase agreement with Kalani for the sale of 20,000 Series E-1 Convertible Preferred Shares; Series E-1 Preferred Warrants to purchase 30,000 Series E-1 Convertible Preferred Shares; Series E-2 Preferred Warrants to purchase 50,000 Series E-2 Convertible Preferred Shares; Series F-1 and F-2 Prepaid Warrants to initially purchase an aggregate of 47 shares of our Common Stock (372,872 shares before the 1-for-8, 1-for-4, 1-for-7, 1-for-5 and 1-for-7 reverse stock splits), with the number of shares of our common stock issuable subject to adjustment as described therein; and 0 shares of our common stock (96 shares before the 1-for-8, 1-for-4, 1-for-7, 1-for-5 and 1-for-7 reverse stock splits). The gross proceeds from the sale of the securities, including all of the preferred warrants exercised in the transaction amounted to $100.0 million.
We initially issued 20,000 shares of Series E-1 Convertible Preferred Shares and had 30,000 additional shares of Series E-1 Convertible Preferred Shares available to be issued pursuant to our Statement of Designations of the Series E-1 Preferred Shares and Series E-1 Preferred Warrants (as discussed below). The Series E-1 Convertible Preferred Shares were convertible at any time at the option of the holder into shares of our Common Stock at an initial fixed conversion price of $30.00 per common share; provided, however, that if the VWAP of the shares of our common stock on Nasdaq was below $30.00 (subject to certain adjustments), then the holder had the option to convert the Series E-1 Convertible Preferred Shares at an alternate price equal to the higher of (x) 77.5% of the lowest daily VWAP on any trading day during the 14 consecutive trading day period ending on the trading day immediately prior to the conversion date and (y) $1.50. At any time, the Company was able to redeem all, but not less than all, of the Series E-1 Convertible Preferred Shares on the terms described in the Statement of Designations of the Series E-1 Convertible Preferred Shares. An additional 30,000 Series E-1 Convertible Preferred Shares were subsequently issued upon exercise of our Series E-1 Preferred Warrants.

Further, 50,000 Series E-2 Convertible Preferred Shares were issued upon exercise of our Series E-2 Preferred Warrants (as described below) and our Statement of Designations of the Series E-2 Preferred Shares with respect thereto. The Series E-2 Convertible Preferred Shares were convertible at any time at the option of the holder into shares of our Common Stock at an initial fixed conversion price of $30.00 per common share; provided, however, that if the VWAP of the shares of our common stock on Nasdaq was below $30.00 (subject to certain adjustments), then the holder had the option to convert the Series E-2 Convertible Preferred Shares at an alternate price equal to the higher of (x) 85.0% of the lowest daily VWAP on any trading day during the 21 consecutive trading day period ending on the trading day immediately prior to the conversion date and (y) $1.50. At any time, the Company was able to redeem all, but not less than all, of the Series E-2 Convertible Preferred Shares on the terms described in the Statement of Designations of the Series E-2 Convertible Preferred Shares.
The Series E-1 Preferred Warrants were exercisable into up to 30,000 Series E-1 Convertible Preferred Shares at any time at the option of the holder thereof at an exercise price of $1,000 per Series E-1 Convertible Preferred Share, and would expire two years after the date of issuance of such warrant.
The Series E-2 Preferred Warrants were exercisable into up to 50,000 Series E-2 Convertible Preferred Shares at any time at the option of the holder thereof at an exercise price of $1,000 per Series E-2 Convertible Preferred Share, and would expire two years after the date of issuance of such warrant.
In connection with the purchase of Series E-1 Convertible Preferred Shares, we also agreed to issue to Kalani additional shares of our Common Stock equal to 1.5% of the quotient of (x) the Aggregate Exercise Price (as defined in the Series E-1 Preferred Warrants) paid to us in connection with an exercise of the Series E-1 Preferred Warrants, divided by (y) the Alternate Conversion Price (as defined in the Series E-1 Convertible Preferred Shares Statement of Designations), which Kalani agreed to accept in the form of a prepaid Series F-1 Common Warrant, or the Additional F-1 Common Shares. Initially, the Series F-1 Common Warrant was only exercisable into one (1) share of our common stock (9,896 shares before the 1-for-8, 1-for-4, 1-for-7, 1-for-5 and 1-for-7 reverse stock splits), which together with the zero (0) shares (96 shares before the 1-for-8, 1-for-4, 1-for-7, 1-for-5 and 1-for-7 reverse stock splits) of our common stock issued to Kalani initially, represented the one (1) share (9,992 shares before the 1-for-8, 1-for-4, 1-for-7, 1-for-5 and 1-for-7 reverse stock splits) issuable at a deemed price of $30.00 per share in connection with the initial issuance of Series E-1 Convertible Preferred Shares. Upon each exercise of the Series E-1 Preferred Warrants, the related Additional F-1 Convertible Common Shares became exercisable thereunder. No consideration was required to be paid upon any exercise of the Series F-1 Common Warrants.
In connection with the purchase of Series E-2 Convertible Preferred Shares, we also agreed to issue to Kalani additional shares of our Common Stock equal to 1.5% of the quotient of (x) the Aggregate Exercise Price (as defined in the Series E-2 Preferred Warrants) paid to us in connection with an exercise of the Series E-2 Preferred Warrants, divided by (y) the Alternate Conversion Price (as defined in the Series E-2 Convertible Preferred Shares Statement of Designations), which Kalani agreed to accept in the form of a prepaid Series F-2 Common Warrant, or the Additional F-2 Common Shares. Initially, the Series F-2 Common Warrant was not exercisable into any shares of our common stock. Upon each exercise of the Series E-2 Preferred Warrants, the related Additional F-2 Convertible Common Shares became exercisable thereunder.
As of December 12, 2016, all of the Series E-1 Preferred Warrants to purchase 30,000 Series E-1 Convertible Preferred Shares, Series E-2 Preferred Warrants to purchase 50,000 Series E-2 Convertible Preferred Shares and related Series F-1 and F-2 Prepaid Warrants to purchase shares of our Common Stock have been exercised and the Series E-1 Convertible Preferred Shares and Series E-2 Convertible Preferred Shares had been converted into an aggregate of 873 shares of our Common Stock (6,850,816 shares before the 1-for-8, 1-for-4, 1-for-7, 1-for-5 and 1-for-7 reverse stock splits)in accordance with the terms of the Certificate of Designations of the Series E-1 and E-2 Convertible Preferred Shares.
Our Articles of Incorporation and Bylaws
Our purpose, as stated in Section B of our Amended and Restated Articles of Incorporation, is to engage in any lawful act or activity for which corporations may now or hereafter be organized under the Marshall Islands Business Corporations Act. Our Amended and Restated Articles of Incorporation and Amended and Restated Bylaws do not impose any limitations on the ownership rights of our shareholders.

Directors
Our directors are elected by a plurality of the votes cast by shareholders entitled to vote in an election. Our Amended and Restated Articles of Incorporation provide that cumulative voting shall not be used to elect directors. Our board of directors must consist of at least three members. The exact number of directors is fixed by a vote of at least 66 2/3% of the entire board. Our Amended and Restated Bylaws provide for a staggered board of directors whereby directors shall be divided into three classes: Class A, Class B and Class C which shall be as nearly equal in number as possible. Shareholders, acting as at a duly constituted meeting, or by unanimous written consent of all shareholders, initially designated directors as Class A, Class B or Class C. The term of our directors designated Class A directors expires at our 2020 annual meeting of shareholders. Class B directors serve for a term expiring at our 2018 annual meeting of shareholders. Directors designated as Class C directors serve for a term expiring at our 2019 annual meeting of shareholders. At annual meetings for each initial term, directors to replace those whose terms expire at such annual meetings will be elected to hold office until the third succeeding annual meeting. Each director serves his respective term of office until his successor has been elected and qualified, except in the event of his death, resignation, removal or the earlier termination of his term of office. Our board of directors has the authority to fix the amounts which shall be payable to the members of the board of directors for attendance at any meeting or for services rendered to us.
Under our Second Amended and Restated Bylaws, no contract or transaction between the Company and one or more of our directors or officers, or between the Company and any other corporation, partnership, association or other organization of which one or more of our directors or officers are directors or officers or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of our board of directors or a committee thereof which authorizes the contract or transaction, or solely because his or her or their votes are counted for such purpose, if: (i) the material facts as to his or her or their relationship or interest as to the contract or transaction are disclosed or are known to our board or directors or the applicable committee thereof and the board of directors or such committee, as applicable, in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, or, if the votes of the disinterested directors are insufficient to constitute an act of the board of directors as defined under the BCA, then by unanimous vote of the disinterested directors; (ii) the material facts as to his or her or their relationship or interest as to the contract or transaction are disclosed or are known to the Company's shareholders, and the contract or transaction is specifically approved in good faith by vote of the shareholders; or (iii) the contract or transaction is fair as to the Company as of the time it is authorized, approved or ratified by our board of directors, a committee thereof or our shareholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or of a committee thereof that authorizes the contract or transaction.
Shareholder Meetings
Under our Second Amended and Restated Bylaws, annual shareholders meetings will be held at a time and place selected by our board of directors. The meetings may be held in or outside of the Marshall Islands. Our board of directors may set a record date between 15 and 60 days before the date of any meeting to determine the shareholders that will be eligible to receive notice and vote at the meeting.
Dissenters; Rights of Appraisal and Payment
Under the BCA, our shareholders have the right to dissent from various corporate actions, including any merger or consolidation or sale of all or substantially all of our assets not made in the usual course of our business, and receive payment of the fair value of their shares. However, the right of a dissenting shareholder to receive payment of the appraised fair value of his shares is not available under the BCA for the shares of any class or series of stock, which shares or depository receipts in respect thereof, at the record date fixed to determine the shareholders entitled to receive notice of and to vote at the meeting of the shareholders to act upon the agreement of merger or consolidation, were either (i) listed on a securities exchange or admitted for trading on an interdealer quotation system or (ii) held of record by more than 2,000 holders. In the event of any further amendment of our Amended and Restated Articles of Incorporation, a shareholder also has the right to dissent and receive payment for the shareholder's shares if the amendment alters certain rights in respect of those shares. The dissenting shareholder must follow the procedures set forth in the BCA to receive payment. In the event that we and any dissenting shareholder fail to agree on a price for the shares, the BCA procedures involve, among other things, the institution of proceedings in any appropriate court in any jurisdiction in which our Common Stock is primarily traded on a local or national securities exchange.

Shareholders' Derivative Actions
Under the BCA, any of our shareholders may bring an action in our name to procure a judgment in our favor, also known as a derivative action, provided that the shareholder bringing the action is a holder of shares of our common stock both at the time the derivative action is commenced and at the time of the transaction to which the action relates.
Indemnification of Officers and Directors
Our Amended and Restated Bylaws include a provision that entitles any director or officer of the Company to be indemnified by the Company upon the same terms, under the same conditions and to the same extent as authorized by the BCA if he or she acted in good faith and in a manner reasonably believed to be in and not opposed to the best interests of the Company, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.
We are also authorized to carry directors' and officers' insurance as a protection against any liability asserted against our directors and officers acting in their capacity as directors and officers regardless of whether the Company would have the power to indemnify such director or officer against such liability by law or under the provisions of our Amended and Restated Bylaws. We believe that these indemnification provisions and insurance are useful to attract and retain qualified directors and executive officers.
The indemnification provisions in our Second Amended and Restated Bylaws may discourage shareholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our shareholders. There is currently no pending material litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought.
Anti-takeover Provisions
Several provisions of our Amended and Restated Articles of Incorporation and Second Amended and Restated Bylaws, as well as the provisions of our preferred share purchase rights, may have anti-takeover effects. These provisions are intended to avoid costly takeover battles, lessen our vulnerability to a hostile change of control and enhance the ability of our board of directors to maximize shareholder value in connection with any unsolicited offer to acquire us. However, these anti-takeover provisions, which are summarized below, could also discourage, delay or prevent (1) the merger or acquisition of our company by means of a tender offer, a proxy contest or otherwise, that a shareholder may consider in its best interest and (2) the removal of incumbent officers and directors.
Blank Check Preferred Stock
Under the terms of our Amended and Restated Articles of Incorporation, our board of directors has authority, without any further vote or action by our shareholders, to issue up to 500,000,000 shares of blank check preferred stock. Our board of directors may issue additional shares of preferred stock on terms calculated to discourage, delay or prevent a change of control of our company or the removal of our management.
Classified Board of Directors
Our Amended and Restated Articles of Incorporation provide for a board of directors serving staggered, three-year terms. Approximately one-third of our board of directors will be elected each year. The classified board provision could discourage a third party from making a tender offer for our shares or attempting to obtain control of our Company. It could also delay shareholders who do not agree with the policies of the board of directors from removing a majority of the board of directors for two years.

Election and Removal of Directors
Our Amended and Restated Articles of Incorporation prohibit cumulative voting in the election of directors. Further, our Second Amended and Restated Bylaws require shareholders to give advance written notice of nominations for the election of directors. Our Second Amended and Restated Bylaws also provide that our directors may be removed only for cause and only upon affirmative vote of the holders of at least 66 2/3% of the outstanding voting shares of the Company. These provisions may discourage, delay or prevent the removal of incumbent officers and directors.
Limited Actions by Shareholders
Under the BCA and our Second Amended and Restated Bylaws, any action required or permitted to be taken by our shareholders must be effected at an annual or special meeting of shareholders or by the unanimous written consent of our shareholders. Our Second Amended and Restated Bylaws provide that, unless otherwise prescribed by law, only a majority of our board of directors, the chairman of our board of directors or the President may call special meetings of our shareholders, and the business transacted at the special meeting is limited to the purposes stated in the notice. Accordingly, a shareholder may be prevented from calling a special meeting of shareholders for shareholder consideration of a proposal over the opposition of our board of directors and shareholder consideration of a proposal may be delayed until the next annual meeting of shareholders.
Advance Notice Requirements for Shareholder Proposals and Director Nominations
Our Second Amended and Restated Bylaws provide that shareholders seeking to nominate candidates for election as directors or to bring business before an annual meeting of shareholders must provide timely notice of their proposal in writing to the corporate secretary. Generally, to be timely, a shareholder's notice must be received at our principal executive offices not less than 150 days nor more than 180 days prior to the one year anniversary of the preceding year's annual meeting of shareholders. Our Second Amended and Restated Bylaws also specify requirements as to the form and content of a shareholder's notice. These provisions may impede shareholders' ability to bring matters before an annual meeting of shareholders or make nominations for directors at an annual meeting of shareholders.
Description of Preferred Share Purchase Rights
Each share of Common Stock includes one right, which we refer to as a "Series A Right," that entitles the holder to purchase from us one-thousandth of a share of our Series A Participating Preferred Stock at an exercise price that was initially set at $130.00 and is subject to adjustments described in the Rights Agreement (defined below). The Series A Rights were initially issued pursuant to a Stockholders Rights Agreement, dated January 18, 2008, or the Rights Agreement, with American Stock Transfer & Trust Company, as rights agent, or the Series A Rights Agent. Until a Series A Right is exercised, the holder of a Series A Right will have no rights to vote or receive dividends or any other shareholder rights.
The Series A Rights may have anti-takeover effects. The Series A Rights will cause substantial dilution to any person or group that attempts to acquire us without the approval of our board of directors. As a result, the overall effect of the Series A Rights may be to render more difficult or discourage any attempt to acquire us. Because our board of directors can approve a redemption of the Series A Rights for a permitted offer, the Series A Rights should not interfere with a merger or other business combination approved by our board of directors. We have summarized the material terms and conditions of the Rights Agreement and the Series A Rights below. For a complete description of the Series A Rights, we encourage you to read the Rights Agreement, which we have filed as an exhibit to the Registration Statement on Form 8-A filed with the Commission on January 18, 2008. As of August 30, 2017, no exercise of any Series A Rights had occurred.

Detachment of the Series A Rights
The Series A Rights are attached to all certificates representing our currently outstanding shares of our Common Stock and will attach to all certificates of shares of our Common Stock we issue prior to the Series A Rights distribution date that we describe below. The Series A Rights are not exercisable until after the Series A Rights distribution date and will expire at the close of business on the tenth anniversary date of the adoption of the rights plan, unless we redeem or exchange them earlier as we describe below. The Series A Rights will separate from shares of our Common Stock and a Series A Rights distribution date would occur, subject to specified exceptions, on the earlier of the following two dates:
•	the 10th day after public announcement that a person or group has acquired ownership of 15.0% or more of shares of our Common Stock or
•
the 10th business day (or such later date as determined by our board of directors) after a person or group announces a tender or exchange offer which would result in that person or group holding 15.0% or more of shares of our Common Stock.

Any person or group who acquires ownership of 15.0% or more of shares of our Common Stock shall be deemed an "Acquiring Person," but shall not include the Company, or anyone excepted from such definition in the Rights Agreement.
Persons who are the beneficial owner of 15.0% or more of shares of our Common Stock on the effective date of the Rights Agreement are excluded from the definition of "Acquiring Person," until such time as they acquire an additional 5.0% of the outstanding shares of our Common Stock for purposes of the Series A Rights, subject to certain exceptions, and therefore until such time, their ownership cannot trigger the Series A Rights. Specified "inadvertent" owners that would otherwise become an acquiring person, including those who would have this designation as a result of repurchases of shares of our common stock by us, will not become Acquiring Persons as a result of those transactions, as described in detail in the Rights Agreement.
On July 9, 2009, the Rights Agreement was amended to exempt from the definition of "Acquiring Person" persons acquiring our Series A Convertible Preferred Stock and any shares of our Common Stock resulting from the conversion of any such preferred stock, subject to certain exceptions. On April 21, 2010, the Rights Agreement was further amended to exempt from the definition of "Acquiring Person" any persons acting (i) as a broker, dealer, distributor or initial purchaser or underwriter of our securities or as a market-maker with respect to such securities or (ii) in connection with share lending agreements or similar agreements between us or any of our affiliates and such person or any of such person's affiliates or associates, subject to certain exceptions. On August 28, 2017, in connection with the Private Placement and this Rights Offering, the Rights Agreement was further amended to exempt from the definition of "Acquiring Person" Mr. George Economou, the Company's Chairman and Chief Executive Officer, and any entity under the common control or affiliated with Mr. Economou and any subsidiary of any entity under the common control or affiliated with Mr. Economou.
Our board of directors may defer the Series A Rights distribution date in some circumstances, and some inadvertent acquisitions will not result in a person becoming an Acquiring Person if the person promptly divests itself of a sufficient number of shares of our Common Stock.
Until the Series A Rights distribution date:
•	certificates of shares of our Common Stock will evidence the Series A Rights, and the Series A Rights will be transferable only with those certificates; and
•	any new shares of Common Stock will be issued with Series A Rights and new certificates will contain a notation incorporating the Rights Agreement by reference.

As soon as practicable after the Series A Rights distribution date, the Series A Rights agent will mail certificates representing the Series A Rights to holders of record of shares of our Common Stock at the close of business on that date. After the Series A Rights distribution date, only separate Series A Rights certificates will represent the Series A Rights.
We will not issue Series A Rights with any shares of our Common Stock we issue after the Series A Rights distribution date, except as our board of directors may otherwise determine.
Flip-In Event
A "flip-in event" will occur under the Rights Agreement when a person becomes an Acquiring Person other than pursuant to certain kinds of permitted offers. An offer is permitted under the Rights Agreement if a person will become an Acquiring Person pursuant to a merger or other acquisition agreement that has been approved by our board of directors prior to that person becoming an Acquiring Person.
If a flip-in event occurs and we have not previously redeemed the Series A Rights as described under the heading "Redemption of Rights" below or, if the Acquiring Person acquires less than 50.0% of the outstanding shares of our Common Stock and we do not exchange the Series A Rights as described under the heading "Exchange of Rights" below, each Series A Right, other than any Series A Right that has become void, as we describe below, will become exercisable at the time it is no longer redeemable for the number of shares of our Common Stock, or, in some cases, cash, property or other of our securities, having a current market price equal to two times the exercise price of such Series A Right.
When a flip-in event occurs, all Series A Rights that then are, or in some circumstances that were, beneficially owned by or transferred to an Acquiring Person or specified related parties will become void in the circumstances the Rights Agreement specifies.
Flip-Over Event
A "flip-over event" will occur under the Rights Agreement when, at any time after a person has become an Acquiring Person:
•	we are acquired in a merger or other business combination transaction, other than specified mergers that follow a permitted offer of the type we describe above; or
•	50% or more of our assets or earning power is sold or transferred.

If a flip-over event occurs, each holder of a Series A Right, other than any Series A Right that has become void as we describe under the heading "Flip-In Event" above, will have the Series A Right to receive the number of shares of commons stock of the acquiring company which has a current market price equal to two times the exercise price of such Series A Right.
Anti-dilution
The number of outstanding Series A Rights associated with shares of our Common Stock is subject to adjustment for any stock split, stock dividend or subdivision, combination or reclassification of shares of our Common Stock occurring prior to the Series A Rights distribution date. With some exceptions, the Rights Agreement will not require us to adjust the exercise price of the Series A Rights until cumulative adjustments amount to at least 1.0% of the exercise price of the Series A Rights. The Rights Agreement does not require us to issue fractional shares of our preferred shares that are not integral multiples of one-thousandth of a share, instead we may make a cash adjustment based on the market price of the shares of our Common Stock on the last trading date prior to the date of exercise.

Redemption of Series A Rights
At any time until the date on which the occurrence of a flip-in event is first publicly announced, we may order redemption of the Series A Rights in whole, but not in part, at a redemption price that was initially set at $0.001 per Series A Right and is subject to adjustments described in the Rights Agreement. The redemption price is subject to adjustment for any stock split, stock dividend or similar transaction occurring before the date of redemption. At our option, we may pay that redemption price in cash or shares of our Common Stock. The Series A Rights are not exercisable after a flip-in event if they are timely redeemed by us or until ten days following the first public announcement of a flip-in event. If our board of directors timely orders the redemption of the Series A Rights, the Series A Rights will terminate on the effectiveness of that action.
Exchange of Series A Rights
We may, at our option, exchange the Series A Rights (other than Series A Rights owned by an Acquiring Person or an affiliate or an associate of an Acquiring Person, which have become void), in whole or in part. The exchange will be at an exchange ratio of one common share per Series A Right, subject to specified adjustments at any time after the occurrence of a flip-in event and prior to any person other than us or our existing shareholders becoming the beneficial owner of 50.0% or more of the outstanding shares of our common stock for the purposes of the Rights Agreement.
Amendment of Terms of Series A Rights
During the time the Series A Rights are redeemable, we may amend any of the provisions of the Rights Agreement. Once the Series A Rights cease to be redeemable, we generally may amend the provisions of the Rights Agreement only as follows:
•	to cure any ambiguity, defect or inconsistency;
•	to make changes that do not materially adversely affect the interests of holders of Series A Rights, excluding the interests of any Acquiring Person; or
•
to shorten or lengthen any time period under the Rights Agreement, except that we cannot lengthen the time period governing redemption and we may only lengthen any time period for the purpose of protecting, enhancing or clarifying the right of and/or the benefits to the holders of the Series A Rights (other than the Acquiring Person).

Transfer Agent
The U.S. transfer agent for shares of our Common Stock is American Stock Transfer & Trust Company LLC.

EXPENSES RELATING TO THIS OFFERING
Set forth below is an itemization of the total expenses that we expect to incur in connection with the Rights Offering. With the exception of the Commission registration fee, all amounts are estimates.
Commission registration fee	$16,200	*
Legal and advisory fees and expenses	$75,000
Subscription Agent and Information Agent fees	$30,000
Printing and miscellaneous	$20,000
Total	$141,200

*Previously paid.
LEGAL MATTERS
The validity of the securities offered by this prospectus supplement and certain other legal matters relating to United States law are being passed upon for us by Seward & Kissel LLP, New York, New York.
EXPERTS
The consolidated financial statements of DryShips Inc. appearing in DryShips Inc.'s annual report (Form 20-F) for the year ended December 31, 2016 and the effectiveness of DryShips Inc.'s internal control over financial reporting as of December 31, 2016 have been audited by Ernst & Young (Hellas) Certified Auditors Accountants S.A., independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing. The address of Ernst & Young (Hellas) Certified Auditors Accountants S.A. is 8B Chimarras Street, 15125 Maroussi, Greece and is registered as a corporate body with the public register for company auditors-accountants kept with the Body of Certified-Auditors- Accountants, or SOEL, Greece with registration number 107.
WHERE YOU CAN FIND ADDITIONAL INFORMATION
As required by the Securities Act, we filed a registration statement relating to the securities offered by this prospectus supplement with the Commission. This prospectus supplement and the accompanying prospectus are a part of that registration statement, which includes additional information.
Government Filings
We file annual and special reports with the Commission. You may read and copy any document that we file and obtain copies at prescribed rates from the Commission's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling 1 (800) SEC-0330. The Commission maintains a website (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission. Our filings are also available on our website at http://www.dryships.com/. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus.
This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the Commission and do not contain all of the information in the registration statement. The full registration statement may be obtained from the Commission or us, as indicated below. Statements in this prospectus supplement or the accompanying prospectus about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents that are filed as exhibits to this registration statement for a more complete description of the relevant matters. You may inspect a copy of the registration statement at the Commission's Public Reference Room in Washington, D.C., as well as through the Commission's website.

Information Incorporated by Reference
We disclose important information to you by referring you to documents that we have previously filed with the Commission. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus, and information that we file later with the Commission prior to the termination of this offering will also be considered to be part of this prospectus supplement and the accompanying prospectus and will automatically update and supersede previously filed information, including information contained in this document.
We hereby incorporate by reference the following documents:
•
our Annual Report on Form 20-F for the year ended December 31, 2016, filed with the Commission on March 13, 2017, as amended on April 28, 2017, containing our audited consolidated financial statements for the most recent fiscal year for which those statements have been filed.

•	our Report on Form 6-K, filed with the Commission on May 10, 2017, which contains our unaudited condensed consolidated interim financial statements as of and for the three months ended March 31, 2017.
•	our Report on Form 6-K, filed with the Commission on August 31, 2017, which contains our unaudited condensed consolidated interim financial statements as of and for the six months ended June 30, 2017.
•	our Report on Form 6-K, filed with the Commission on August 31, 2017, which contains a copy of the Purchase Agreement.
You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement and the accompanying prospectus as well as the information we previously filed with the Commission and incorporated by reference, is accurate as of the dates on the front cover of those documents only. Our business, financial condition and results of operations and prospects may have changed since those dates.
You may request a free copy of the above mentioned filings or any subsequent filings we incorporated by reference into this prospectus supplement by writing or telephoning us at the following address:
DryShips Inc.
109 Kifisias Avenue and Sina Street
151 24, Marousi
Athens, Greece
+ 011 30 210 80 90 570
ATTN: Vice President of Finance

Information Provided by the Company
We will furnish holders of shares of our Common Stock with annual reports containing audited financial statements and a report by our independent registered public accounting firm. The audited financial statements will be prepared in accordance with U.S. generally accepted accounting principles. As a "foreign private issuer," we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements to shareholders. While we furnish proxy statements to shareholders in accordance with the rules of the Nasdaq Capital Market, those proxy statements do not conform to Schedule 14A of the proxy rules promulgated under the Exchange Act. In addition, as a "foreign private issuer," our officers and directors are exempt from the rules under the Exchange Act relating to short swing profit reporting and liability.

Prospectus
DRYSHIPS INC.

Common Shares, Preferred Share Purchase
Rights, Preferred Shares, Debt Securities, Guarantees,
Warrants, Purchase Contracts, Rights and Units
Through this prospectus, we may periodically offer:
(1)	shares of our common stock, including related preferred stock purchase rights;
(2)	shares of our preferred stock;
(3)	our debt securities, which may be guaranteed by one or more of our subsidiaries;
(4)	our warrants;
(5)	our purchase contracts;
(6)	our rights; and
(7)	our units.
The aggregate offering price of all securities issued and sold by us under this prospectus may not exceed $1,000,000,000.  In addition, the selling shareholders, who will be named in a prospectus supplement, may sell in one or more offerings pursuant to this registration statement up to an aggregate of 133,531,742 of our common shares.  The prices and terms of the securities that we or any selling shareholder will offer will be determined at the time of their offering and will be described in a supplement to this prospectus.  We will not receive any of the proceeds from the sale of securities by any selling shareholder.
Our common shares are currently listed on the NASDAQ Global Select Market under the symbol "DRYS."
An investment in these securities involves a high degree of risk.  See the section entitled "Risk Factors" beginning on page 12 of this prospectus, and other risk factors contained in the applicable prospectus supplement and in the documents incorporated by reference herein and therein.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is May 7, 2015.

Unless otherwise indicated, all references to "dollars" and "$" in this prospectus are to U.S. Dollars, and the financial statements incorporated by reference herein are presented in U.S. dollars and have been prepared in accordance with generally accepted accounting principles in the United States, or U.S. GAAP.
This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a shelf registration process.  Under the shelf registration process, we may sell our common shares (including related preferred stock purchase rights), preferred shares, debt securities (and related guarantees), warrants, purchase contracts, rights and units and the selling shareholders may sell our common shares that are described in this prospectus from time to time in one or more offerings.  This prospectus only provides you with a general description of the securities we or any selling shareholder may offer.  Each time we or any selling shareholder offer securities, we will provide you with a supplement to this prospectus that will describe the specific information about the securities being offered and the specific terms of that offering.  The supplement may also add, update or change the information contained in this prospectus.  If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the prospectus supplement.  Before purchasing any securities, you should read carefully both this prospectus and any prospectus supplement, together with the additional information described below.
This prospectus and any prospectus supplement are part of a registration statement we filed with the SEC and do not contain all the information in the registration statement.  Forms of the indentures and other documents establishing the terms of the offered securities are filed as exhibits to the registration statement.  Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers.  You should refer to the actual documents for a more complete description of the relevant matters.  For further information about us or the securities offered hereby, you should refer to the registration statement, which you can obtain from the SEC as described below under the section entitled "Where You Can Find Additional Information."
You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement.  We, the selling shareholders, and any underwriters have not authorized any other person to provide you with different information.  If anyone provides you with different or inconsistent information, you should not rely on it.  You should assume that the information appearing in this prospectus and the applicable supplement to this prospectus is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise.  Our business, financial condition, results of operations and prospects may have changed since those dates.
Other than in the United States, no action has been taken by us or any underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required.  The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction.  Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus.  This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

PROSPECTUS SUMMARY
This section summarizes some of the information that is contained later in this prospectus or in other documents incorporated by reference into this prospectus. As an investor or prospective investor, you should review carefully the risk factors and the more detailed information that appears later in this prospectus or is contained in the documents that we incorporate by reference into this prospectus.
Unless the context otherwise requires, as used in this prospectus, the terms "we" "our," "us," and the "Company" refer to DryShips Inc. and all of its subsidiaries.  "DryShips Inc." refers only to DryShips Inc. and not its subsidiaries.  References to "Ocean Rig" or "Ocean Rig UDW" refer to Ocean Rig UDW Inc., our majority owned subsidiary.
We use the term deadweight, or "dwt," in describing the size of vessels. Dwt, expressed in metric tons each of which is equivalent to 1,000 kilograms, refers to the maximum weight of cargo and supplies that a vessel can carry.
Our Company
We are a Marshall Islands corporation with our principal executive offices in Athens, Greece and were incorporated in September 2004.  We are an international provider of ocean transportation services for drybulk and petroleum cargoes through our ownership and operation of drybulk carrier vessels and oil tankers and offshore drilling services through the ownership and operation by our majority-owned subsidiary, Ocean Rig UDW, of ultra-deepwater drilling units.  Our common stock is listed on the NASDAQ Global Select Market where it trades under the symbol "DRYS."
As of March 5, 2015, we owned a fleet of (i) 39 drybulk carriers, comprised of 13 Capesize, 24 Panamax and 2 Supramax vessels, which have a combined deadweight tonnage of approximately 4.3 million dwt and an average age of approximately 9.5 years, (ii) 10 tankers, comprised of 4 Suezmax and 6 Aframax vessels, which have a combined deadweight tonnage of approximately 1.3 million dwt and an average age of approximately 2.9 years and (iii) 10 drilling units, comprised of two modern, fifth generation, advanced capability ultra-deepwater semisubmersible offshore drilling rigs, four sixth generation, advanced capability ultra-deepwater drillships and four seventh generation, advanced capability ultra-deepwater drillships.
As of March 5, 2015, we had entered into contracts for the construction of (i) three seventh generation drillships, two of which are new integrated design drillships and all are equipped with two blow-out preventers, scheduled for delivery in June 2016, February 2017 and June 2017, respectively.
Our drybulk carriers, drilling units and oil tankers operate worldwide within the trading limits imposed by our insurance terms and do not operate in areas where United States, European Union or United Nations sanctions have been imposed.
Ocean Rig UDW comprises our entire offshore drilling segment, which represented approximately 78.0% of our total assets and approximately 83.1% of our total revenues for the year ended December 31, 2014. As we have done in the past, we may, in the future, sell a minority voting and economic interest in Ocean Rig UDW in a public offering or distribute, or spin off, a minority voting and economic interest in Ocean Rig UDW to holders of our voting stock. There can be no assurance, however, that we will complete any such transaction, which, among other things, will be subject to market conditions.

Recent Developments
Nasdaq Listing
On April 13, 2015, we received written notification from The Nasdaq Stock Market, or Nasdaq, indicating that because the closing bid price of our common stock for the last 30 consecutive business days was below $1.00 per share, we no longer meet the minimum bid price requirement for the Nasdaq Global Select Market, set forth in Nasdaq Listing Rule 5450(a)(1).  Pursuant to the Nasdaq Listing Rules, the applicable grace period to regain compliance is 180 days, or until October 12, 2015.
We intend to monitor the closing bid price of our common stock between now and October 12, 2015 and consider our options, including a reverse stock split, in order to regain compliance with the Nasdaq Global Select Market minimum bid price requirement. We can cure this deficiency if the closing bid price of our common stock is $1.00 per share or higher for at least ten consecutive business days during the grace period. In the event we do not regain compliance within the 180-day grace period and we meet all other listing standards and requirements, we may be eligible for an additional 180-day grace period if we transfer to the Nasdaq Capital Market.
We intend to cure the deficiency within the prescribed grace period. During this time, the Company's common stock will continue to be listed and trade on the Nasdaq Global Select Market.
Sale of tankers
On March 30, 2015, the Company entered into firm sales agreements with entities controlled by the Company's Chairman and Chief Executive Officer, George Economou, to sell its four Suezmax tankers, Vilamoura, Lipari, Petalidi and Bordeira, for an en-bloc sales price of $245 million. In addition, the Company entered into agreements with entities controlled by Mr. Economou to potentially sell its six Aframax tankers, Belmar, Calida, Alicante, Mareta, Saga and Daytona. The agreements to sell the Aframax fleet are not effective until the purchaser confirms his unconditional acceptance latest by June 30, 2015.
Under the terms of the firm sales agreements on the four Suezmax tankers, the purchasers will pay upfront 20% to the Company and the balance purchase price will be due on delivery, which will be between July 1, 2015 and October 31, 2015, at the Company's option.
Under the terms of the agreements on the six Aframax tankers, the purchasers could potentially acquire these tankers for an en-bloc sales price of $291 million, as long as they confirm their unconditional acceptance by June 30, 2015. Other than the sales price, all other material terms and conditions of this potential transaction mirror the terms and conditions on the sale of the four Suezmax tankers, including a 20% upfront payment to the Company.
The above agreements are subject to definitive documentation which the Company expects to complete in April 2015.
As a result of the above transactions, the Company has withdrawn its registration statement on form F-1 with the Securities and Exchange Commission relating to a possible initial public offering of Tankships Investment Holdings Inc.
Capital Expenditure
As of April 6, 2015, we had made pre-delivery payments of $312.0 million in the aggregate for our three seventh generation drillships under construction. The total estimated remaining construction payments for these drillships amounted to approximately $1.8 billion in the aggregate, excluding financing costs, as of April 6, 2015. We plan to finance these costs with cash on hand, operating cash flow, equity financing and additional bank debt.  We have not yet arranged financing for the remaining construction payments relating to the construction of our three seventh generation drillships. We cannot be certain that we will be able to obtain the additional financing we need to complete the acquisition of our seventh generation drillships on acceptable terms or at all.

Pledge of Ocean Rig shares
On March 19, 2015 we provided additional security in relation to the ABN AMRO secured bridge credit facility in the form of 12,500,000 Ocean Rig shares owned by us. Cumulatively, the Company has pledged 65,629,069 Ocean Rig shares in relation to that facility.
Maturity of Secured Loan Facility
On March 13, 2015, the $130.0 million secured term loan facility dated March 13, 2008, matured. We are in discussions with the borrower to extend this facility.
Our Drybulk Operations
Management of our Drybulk Vessels
We do not employ personnel to run our vessel operating and chartering business on a day-to-day basis. Prior to January 1, 2011, Cardiff Marine Inc., or Cardiff, a company affiliated with our Chairman, President and Chief Executive Officer, Mr. George Economou, served as our technical and commercial manager pursuant to separate management agreements with each of our drybulk vessel-owning subsidiaries. Effective January 1, 2011, we entered into new management agreements with TMS Bulkers, a related party entity, that replaced our management agreements with Cardiff, on the same terms as our management agreements with Cardiff, as a result of an internal restructuring of Cardiff for the purpose of enhancing Cardiff's efficiency and the quality of its ship-management services.
We believe that TMS Bulkers has established a reputation in the international shipping industry for operating and maintaining a fleet with high standards of performance, reliability and safety.
TMS Bulkers utilizes the same experienced personnel utilized by Cardiff in providing us with comprehensive ship management services, including technical supervision, such as repairs, maintenance and inspections, safety and quality, crewing and training as well as supply provisioning. TMS Bulkers' commercial management services include operations, chartering, sale and purchase, post-fixture administration, accounting, freight invoicing and insurance.
TMS Bulkers' completed implementation of the ISM Code, in 2010. TMS Bulkers has obtained documents of compliance for its office and safety management certificates for our vessels as required by the ISM Code and is ISO 14001 certified in recognition of its commitment to overall quality.
TMS Bulkers is beneficially owned by our Chairman, President and Chief Executive Officer, Mr. George Economou, and, under the guidance of our board of directors, manages our business as a holding company, including our own administrative functions, and we monitor TMS Bulkers' performance under the management agreements.
Chartering of our Drybulk Vessels
We actively manage the deployment of our drybulk fleet between long-term time charters and short-term time charters or spot charters, which generally last from several weeks to several days, and long-term time charters and bareboat charters, which can last up to several years.
As of March 2, 2015, 18 of our drybulk vessels were employed under time charters and 21 of our drybulk vessels were employed in the spot market.

Our Tanker Operations
Management of our Tankers
Since January 1, 2011, TMS Tankers, a company controlled by our Chairman, President and Chief Executive Officer, Mr. George Economou, has provided the commercial and technical management functions of our tankers, including while our tankers were under construction, pursuant to separate management agreements entered into with TMS Tankers for each of our tankers.
TMS Tankers is beneficially owned by our Chairman, President and Chief Executive Officer, Mr. George Economou. Mr. Economou, and, under the guidance of our board of directors, manages our business as a holding company, including our own administrative functions, and we monitor TMS Tankers' performance under the management agreements. We believe that TMS Tankers has established a reputation in the international shipping industry for operating and maintaining a fleet with high standards of performance, reliability and safety.
Employment of our Tankers
We operate our tankers in the spot market. As of March 2, 2015, none of our tankers operates in pools. In the past, four of our other Aframax tankers operated in the Sigma tanker pool and three of our Suezmax tankers operated in the Blue Fin tanker pool.
TMS Tankers may seek to hedge our spot exposure through the use of freight forward agreements or other financial instruments. In addition, we may employ our tankers on fixed-rate time charters in the future. Accordingly, we actively monitor macroeconomic trends and governmental rules and regulations that may affect tanker rates in an attempt to optimize the deployment of our fleet.
Our Offshore Drilling Operations
Management of Our Offshore Drilling Operations
Up to October 2013, Ocean Rig's wholly-owned subsidiary, Ocean Rig AS, provided supervisory management services including onshore management, to our operating drilling rigs and drillships pursuant to separate management agreements entered into with each of the drilling unit-owning subsidiaries. In addition, Ocean Rig AS provided supervisory management services for our seventh generation drillships under construction.
From October 2013, the above services are provided by Ocean Rig's wholly owned subsidiary, Ocean Rig Management Inc., pursuant to separate management agreements entered/to be entered with each of the drilling unit-owning subsidiaries.
Under the terms of these management agreements, Ocean Rig Management Inc., through its affiliates, is responsible for, among other things, (i) assisting in construction contract technical negotiations, (ii) securing contracts for the future employment of the drilling units, and (iii) providing commercial, technical and operational management for the drillships.
Effective January 1, 2013, Ocean Rig Management entered into a new services agreement with an affiliate of Cardiff.
Effective from September 1, 2010, DryShips Inc. entered into a consultancy agreement, or the DryShips Consultancy Agreement, with Vivid Finance Ltd., or Vivid Finance, a company controlled by our Chairman, President and Chief Executive Officer, Mr. George Economou, pursuant to which Vivid Finance provides consulting services relating to (i) the identification, sourcing, negotiation and arrangement of new loan and credit facilities, interest swap agreements, foreign currency contracts and forward exchange contracts; (ii) the raising of equity or debt in the public capital markets; and (iii) the renegotiation of existing loan facilities and other debt instruments. Effective January 1, 2013, Ocean Rig Management entered into a separate consultancy agreement, or the Ocean Rig Consultancy Agreement, with Vivid Finance, on the same terms and conditions as the DryShips Consultancy Agreement.

Employment of our Drilling Units
The Leiv Eiriksson commenced a drilling contract in April 2013 with a consortium coordinated by Rig Management Norway, or Rig Management, for the drilling of 15 wells on the Norwegian Continental Shelf at a maximum dayrate of $545,000.  We received approximately $83.0 million under the contract to cover mobilization and fuel costs as well as the cost of equipment upgrades to operate in the Norwegian Continental Shelf. The contract has a minimum duration of 1,070 days and includes three options of up to six wells each that must be exercised prior to the expiration of the firm contract period in the first quarter of 2016.
The Eirik Raude is currently undergoing the acceptance testing and it is expected to commence a six well drilling contract for drilling offshore Falkland Islands with Premier Oil Exploration and Production Ltd, or Premier, with a duration of approximately 260 days at a maximum dayrate of $561,350 under the initial term of the contract, plus a mobilization fee of $18.0 million. Under the contract, Premier has two options to extend the term of the contract by eight additional wells each.
The Ocean Rig Corcovado is currently employed under a three-year drilling contract, plus a mobilization period with Petroleo Brasileiro S.A., or Petrobras Brazil, for drilling operations offshore Brazil at a maximum dayrate of $439,402 (including service fees of $67,722 per day, based on the contracted rate in Real per day and the February 24, 2015 exchange rate of R$2.87:USD $1.00), plus a mobilization fee of $30.0 million. The contract has been extended for 1,095 at an average dayrate of $523,306, plus reimbursement by Petrobras for contract related equipment upgrades of $30.0 million.
The Ocean Rig Olympia commenced a three-year drilling contract with Total E&P Angola in July 2012 for drilling operations offshore West Africa at a maximum dayrate of $585,437, plus mobilization and demobilization fees of $9.0 million and $3.5 million, respectively, plus the cost of fuel. Total E&P Angola has redelivered the Ocean Rig Olympia on completion of its well on March 9, 2015 and ahead of the contractual redelivery date of August 2015. We are presently in discussions with Total EP Angola and intend to legally defend our rights should we fail to reach an amicable solution. The Ocean Rig Olympia will be employed under the ENI contracts for drilling operations offshore Angola in November 2015 with an estimated backlog of approximately $21.7 million.
The Ocean Rig Poseidon commenced a three-year drilling contract with ENI Angola S.p.A., or ENI, in May 2013 for drilling operations offshore Angola at a maximum dayrate of $690,300, which is the average maximum dayrate applicable during the initial three-year term of the contract.  During the term of the contract, the initial maximum dayrate of $670,000 will increase annually at a rate of 3%, beginning twelve months after the commencement date.  The contract also includes a mobilization rate of $656,600 per day, plus reimbursement for the cost of fuel, and a demobilization fee of $5.0 million.  In January 2015, ENI has exercised its option to extend the contract for the drillship Ocean Rig Poseidon for a further one year until the second quarter of 2017 with an adjusted dayrate in exchange of the ENI contracts. The new average maximum dayrate, under the extension, will be $539,750.
The Ocean Rig Mykonos commenced a three-year drilling contract, plus a mobilization period, with Petrobras Brazil, on September 30, 2011, for drilling operations offshore Brazil at a maximum dayrate of $433,044 (including service fees of $ 65,404 per day, based on the contracted rate in Real and the February 24, 2015 exchange rate of R$2.87: $1.00), plus a mobilization fee of $30.0 million. The contract has been extended for 1,095 at an average dayrate of $514,090, plus reimbursement by Petrobras for contract related equipment upgrades of $30.0 million.
The Ocean Rig Mylos commenced a three-year drilling contract with Repsol for drilling operations offshore Brazil in August 2013 at a maximum dayrate of $ 637,270, which is the average maximum dayrate applicable during the initial three-year term of the contract, plus a mobilization fee of $40.0 million. Under the contract, Repsol has options to extend the contract for one year beyond the initial three-year contract period.

The Ocean Rig Skyros, which is currently idle, will be employed under the ENI contracts for drilling operations offshore Nigeria and Angola in April 2015 with an estimated backlog of approximately $68.6 million. In November 2015, the Ocean Rig Skyros will commence its six year contract with Total for drilling operations offshore Angola. Under the contract, we are entitled to a maximum dayrate of approximately $592,834, which is the average maximum dayrate applicable during the initial six-year term of the contract, plus mobilization fees of $20 million. Under the contract, the initial maximum dayrate is subject to a fixed annual escalation of 2% during the contract period.
The Ocean Rig Athena commenced a three-year drilling contract with ConocoPhillips for drilling operations offshore Angola in March 2014 at a maximum dayrate of $662,523, which is the average maximum dayrate applicable during the initial three-year term of the contract, plus a lump-sum mobilization fee of $35.2 million, exclusive of fuel costs. Under the contract, the initial maximum dayrate is subject to a fixed annual escalation of approximately 2% during the contract period. In addition, ConocoPhillips has the option to extend the duration of the contract for two years.
The Ocean Rig Apollo commenced a three-year contract with Total E&P Congo for drilling operations offshore West Africa in March 2015 with an estimated backlog of approximately $692.6 million, including mobilization. In addition, Total has the option to extend the term of the contract for four periods of six months each, with the first option exercisable not less than one year before completion date.
The total contracted backlog under our drilling contracts for our drilling units, including our drilling rigs, as of February 24, 2015, was $5.2 billion. We calculate our contract backlog by multiplying the contractual dayrate under all of our employment contracts for which we have firm commitments as of February 24, 2015, by the minimum expected number of days committed under such contracts (excluding any options to extend), assuming full utilization. There can be no assurance that the counterparties to such contracts will fulfill their obligations under the contracts.  See "Risk Factors—Company Specific Risk Factors—Our future contracted revenue for our fleet of drilling units may not be ultimately realized."
Unless otherwise stated, all references to maximum dayrates included in this prospectus are exclusive of any applicable annual contract revenue adjustments, which generally result in the escalation of the dayrates payable under the drilling contracts.
Newbuilding Drillships
We have entered into contracts for the construction of three seventh generation drillships, two of which are new integrated design drillships and all are equipped with two blow-out preventers, scheduled for delivery in June 2016, February 2017 and June 2017, respectively, in connection with which we had made total payments of $280.2 million to Samsung Heavy Industries Co. Ltd., or Samsung, as of December 31, 2014. The estimated total project cost for these drillships is approximately $2.1 billion.

Our Fleet
Set forth below is summary information concerning our fleet as of March 5, 2015.
Drybulk Vessels
						Redelivery
Capesize:	Year Built	DWT	Type	Current employment or employment upon delivery	Gross rate per day	Earliest	Latest
Rangiroa	2013	206,026	Capesize	T/C (1)	$23,000	May-18	Dec-23
Negonego	2013	206,097	Capesize	T/C (1)	$21,500	Mar-20	Feb-28
Fakarava	2012	206,152	Capesize	T/C	$25,000	Sept-15	Sept-20
Raiatea	2011	179,078	Capesize	T/C (1)	$23,500	Oct-19	Dec-19
Mystic	2008	170,040	Capesize	T/C	$52,310	Aug-18	Dec-18
Robusto	2006	173,949	Capesize	T/C (1)	$23,500	Jul-19	Sep-19
Cohiba	2006	174,234	Capesize	T/C (1)	$23,500	Sep-19	Nov-19
Montecristo	2005	180,263	Capesize	T/C (1)	$23,500	Jul-19	Sep-19
Flecha	2004	170,012	Capesize	T/C	$55,000	Jul-18	Nov-18
Manasota	2004	171,061	Capesize	T/C	$30,000	Jan-18	Aug-18
Partagas	2004	173,880	Capesize	T/C (1)	$23,500	Sep-19	Nov-19
Alameda	2001	170,662	Capesize	T/C	$27,500	Nov-15	Jan-16
Capri	2001	172,579	Capesize	T/C	$20,000	Jan-16	May-16

Average age based on year built/ Sum of DWT/ Total number of vessels	7.6 years	2,354,033	13

						Redelivery
Panamax:	Year Built	DWT	Type	Current employment or employment upon delivery	Gross rate per day	Earliest	Latest
Raraka	2012	76,037	Panamax	Spot	Spot	N/A	N/A
Woolloomooloo	2012	76,064	Panamax	Spot	Spot	N/A	N/A
Amalfi	2009	75,206	Panamax	Spot	Spot	N/A	N/A
Rapallo	2009	75,123	Panamax	T/C Index linked	T/C Index linked	Jul-16	Sep-16
Catalina	2005	74,432	Panamax	Spot	Spot	N/A	N/A
Majorca	2005	74,477	Panamax	Spot	Spot	N/A	N/A
Ligari	2004	75,583	Panamax	Spot	Spot	N/A	N/A
Saldanha	2004	75,707	Panamax	Spot	Spot	N/A	N/A
Sorrento	2004	76,633	Panamax	T/C	$24,500	Aug-21	Dec-21
Mendocino	2002	76,623	Panamax	T/C Index linked	T/C Index linked	Sep-16	Nov-16
Bargara	2002	74,832	Panamax	T/C Index linked	T/C Index linked	Sep-16	Nov-16
Oregon	2002	74,204	Panamax	Spot	Spot	N/A	N/A
Ecola	2001	73,931	Panamax	Spot	Spot	N/A	N/A
Samatan	2001	74,823	Panamax	Spot	Spot	N/A	N/A
Sonoma	2001	74,786	Panamax	Spot	Spot	N/A	N/A
Capitola	2001	74,816	Panamax	Spot	Spot	N/A	N/A
Levanto	2001	73,925	Panamax	T/C Index linked	T/C Index linked	Aug-16	Oct-16
Maganari	2001	75,941	Panamax	Spot	Spot	N/A	N/A
Coronado	2000	75,706	Panamax	Spot	Spot	N/A	N/A
Marbella	2000	72,561	Panamax	Spot	Spot	N/A	N/A
Redondo	2000	74,716	Panamax	Spot	Spot	N/A	N/A
Topeka	2000	74,716	Panamax	Spot	Spot	N/A	N/A
Ocean Crystal	1999	73,688	Panamax	Spot	Spot	N/A	N/A
Helena	1999	73,744	Panamax	Spot	Spot	N/A	N/A
Average age based on year built / Sum of DWT/ Total number of vessels	11.7 years	1,798,274	24

Supramax:
Byron	2003	51,118	Supramax	Spot	Spot	N/A	N/A
Galveston	2002	51,201	Supramax	Spot	Spot	N/A	N/A
Average age based on year built / Sum of DWT/ Total number of vessels	12.5 years	102,319	2
Totals (38)
Average age based on year built / Sum of DWT/ Total number of vessels	9.5 years	4,254,626	39

(1) Time charter includes purchase options for the charterer, see also "Risk Factors—Company Specific Risk Factors—The failure of our counterparties to meet their obligations under our time charter agreements, or their exercise of a purchase option under certain of those agreements, could cause us to suffer losses or otherwise adversely affect our business."

Drilling Units
Drilling Unit	Year Built or Scheduled Delivery/ Generation	Water Depth to the Wellhead (ft)	Drilling Depth to the Oil Field (ft)	Customer	Expected Contract Term(1)	Average Maximum Dayrate		Drilling Location
Operating Drilling Rigs
Leiv Eiriksson	2001/5th	10,000	30,000	Rig Management Norway AS(2)	Q2 2013–Q1 2016	$545,000		Norwegian Continental Shelf
Eirik Raude	2002/5th	10,000	30,000	Premier Oil Exploration and Production Ltd.(3)	Q1 2015 – Q4 2015	$561,350		Falkland Islands
Operating Drillships
Ocean Rig Corcovado	2011/6th	10,000	40,000	Petroleo Brasileiro S.A.	Q2 2012–Q2 2015	$ 439,402	(4)	Brazil
				Petroleo Brasileiro S.A.	Q2 2015–Q2 2018	$523,306	(5)	Brazil
Ocean Rig Olympia	2011/6th	10,000	40,000	Total E&P Angola	Q3 2012–Q3 2015(6)	$585,437		Angola
				ENI Angola S.p.A.(7)	Q4 2015-Q4 2015	$355,000		Angola
Ocean Rig Poseidon	2011/6th	10,000	40,000	ENI Angola S.p.A.	Q2 2013–Q2 2016	$690,300	(8)	Angola
				ENI Angola S.p.A.(10)	Q2 2016-Q2 2017	$539,150		Angola
Ocean Rig Mykonos	2011/6th	10,000	40,000	Petroleo Brasileiro S.A.	Q1 2012–Q1 2015	$ 433,044	(4)	Brazil
				Petroleo Brasileiro S.A.	Q1 2015–Q1 2018	$514,090	(5)	Brazil
Ocean Rig Mylos	2013/7th	12,000	40,000	Repsol Sinopec Brasil S.A.	Q3 2013–Q3 2016	$637,270	(9)	Brazil
Ocean Rig Skyros	2013/7th	12,000	40,000	ENI Angola S.p.A.(7)	Q2 2015-Q3 2015	$355,000		Nigeria, Angola
				Total E&P Angola	Q4 2015-Q3 2021	$592,834		Angola
Ocean Rig Athena	2014/7th	12,000	40,000	ConocoPhillips Angola 36 & 37 Ltd	Q1 2014–Q2 2017	$662,523	(10)	Angola
Ocean Rig Apollo	Q1 2015/7th	12,000	40,000	Total E&P Congo	Q1 2015-Q2 2018	$594,646	(11)	West Africa

Newbuilding Drillships
Ocean Rig Santorini	Q2 2016/7th	12,000	40,000
Ocean Rig TBN#1	Q1 2017/7th	12,000	40,000
Ocean Rig TBN#2	Q2 2017/7th	12,000	40,000

 (1)            Not including the exercise of any applicable options to extend the term of the contract.

(2)            Rig Management Norway is the coordinator for the consortium under the contract. The contract has a minimum duration of 1,070 days and includes three options of up to six wells each that must be exercised prior to the expiration of the firm contract period in the first quarter of 2016.
(3)            The contract has a minimum duration of 260 days and includes two options of up to eight wells each, the first of which must be exercised prior to the commencement of the contract and the other one must be exercised before the expiration of the firm and option contract period.
(4)            Approximately 20% of the maximum dayrates are service fees paid to us in Brazilian Real (R$). The maximum dayrate disclosed in this table is based on the February 24, 2015 exchange rate of R$2.87:$1.00.
(5)            We have been awarded extensions of the drilling contracts for the Ocean Rig Corcovado and the Ocean Rig Mykonos by Petrobras for drilling offshore Brazil. The term of each extension is for 1,095 excluding reimbursement by Petrobras for contract related equipment upgrades. The new contract for the Ocean Rig Mykonos commenced in March 2015, while for the Ocean Rig Corcovado the new contract will commence in direct continuation from the end of the current agreement with Petrobras, in the second quarter of 2015.
(6)            Total E&P Angola has redelivered the Ocean Rig Olympia on completion of its well on March 9, 2015 and ahead of the contractual redelivery date of August 2015. We are presently in discussions with Total EP Angola and intend to legally defend our rights should we fail to reach an amicable solution.
(7)            On January 8, 2015, we, entered into an Omnibus Agreement with ENI Angola S.p.A, or ENI, pursuant to which ENI has exercised its option to extend the contract for the drillship Ocean Rig Poseidon for a further one year until the second quarter of 2017. As part of the contract extension for the Ocean Rig Poseidon, Ocean Rig has agreed to adjust the existing dayrate of the Ocean Rig Poseidon contract in exchange for ENI agreeing to enter into two contracts, or the ENI contracts, for the employment of one or more of Ocean Rig's available drillships in West Africa starting in the second quarter of 2015 for an aggregate period of approximately 8 months. The Agreement outlined above remains subject to customary closing conditions including the approval by national authorities which we expect will be obtained during the second quarter of 2015.
(8)            The maximum dayrate of $690,300 is the average maximum dayrate applicable during the initial three-year term of the contract. Under the contract, the initial maximum dayrate of $670,000 will increase annually at a rate of 3%, beginning twelve months after the commencement date, during the term of the contract. ENI has the option to extend the term of the contract by two optional periods of one-year each.
(9)            On November 4, 2013 the Ocean Rig Mylos commenced drilling operations with Repsol at an average maximum dayrate of approximately $637,270 over the initial term of the contract. Under the contract, Repsol has options to extend the contract for up to two years beyond the initial three-year contract period.
(10)            On June 7, 2014, the Ocean Rig Athena commenced drilling operations with ConocoPhillips at an average maximum dayrate of $662,523 which is the average maximum dayrate applicable during the initial three-year term of the contract. Under the contract, the initial maximum dayrate is subject to a fixed annual escalation of approximately 6% during the contract period. Under the contract, ConocoPhillips has the option to extend the initial contract period by up to two years.
(11)            The maximum dayrate of approximately $594,646 is the average maximum dayrate applicable during the initial three-year term of the contract. Under the contract, the initial maximum dayrate of $580,000 is subject to a fixed escalation of 2% during the contract period. Under the contract, the counterparty has the option to extend the initial contract period by up to two years.

Tankers
						Redelivery
	Year Built	DWT	Type	Current employment or employment upon delivery	Gross rate per day	Earliest	Latest
Suezmax:
Bordeira	2013	158,513	Suezmax	Spot	N/A	N/A	N/A
Petalidi	2012	158,532	Suezmax	Spot	N/A	N/A	N/A
Lipari	2012	158,425	Suezmax	Spot	N/A	N/A	N/A
Vilamoura	2011	158,622	Suezmax	Spot	N/A	N/A	N/A
Aframax:
Alicante	2013	115,708	Aframax	Spot	N/A	N/A	N/A
Mareta	2013	115,796	Aframax	Spot	N/A	N/A	N/A
Calida	2012	115,812	Aframax	Spot	N/A	N/A	N/A
Saga	2011	115,738	Aframax	Spot	N/A	N/A	N/A
Daytona	2011	115,896	Aframax	Spot	N/A	N/A	N/A
Belmar	2011	115,904	Aframax	Spot	N/A	N/A	N/A

Corporate Structure
DryShips Inc. is a corporation organized under the laws of the Republic of the Marshall Islands. We maintain our principal executive offices at 109 Kifisias Avenue and Sina Street, 151 24, Marousi, Athens, Greece. Our telephone number at that address is + 011 30 210 80 90 570. Our website address is www.dryships.com. The information on our website is not a part of this prospectus.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should consider carefully the risks set forth below and in any documents we have incorporated by reference, as well as those under the heading "Risk Factors" in any prospectus supplement, before investing in the securities offered by this prospectus.  You should also carefully consider the risks described in any future reports that summarize the risks that may materially affect our business, before making an investment in our securities. Please see the section of this prospectus entitled "Where You Can Find Additional Information—Information Incorporated by Reference."
Some of the following risks relate principally to the industries in which we operate and our business in general. Other risks relate principally to the securities market and ownership of our common shares. The occurrence of any of the events described in this section could significantly and negatively affect our business, financial condition, operating results, cash flows or our ability to pay dividends, if any, in the future, or the trading price of our common shares.
Risk Factors Relating to the Drybulk Shipping Industry
Charterhire rates for drybulk carriers are volatile and remain significantly below their high in 2008, which has had and may continue to have an adverse effect on our revenues, earnings and profitability and our ability to comply with our loan covenants.
The degree of charterhire rate volatility among different types of drybulk vessels has varied widely; however, the prolonged downturn in the drybulk charter market has severely affected the entire drybulk shipping industry and charterhire rates for drybulk vessels have declined significantly from historically high levels. The Baltic Dry Index, or the BDI, an index published daily by the Baltic Exchange Limited, a London-based membership organization that provides daily shipping market information to the global investing community, is a daily average of charter rates for key drybulk routes, which has long been viewed as the main benchmark to monitor the movements of the drybulk vessel charter market and the performance of the overall drybulk shipping market. The BDI declined 94% in 2008 from a peak of 11,793 in May 2008 to a low of 663 in December 2008 and has remained volatile since then.  The BDI recorded an all time low of 516 on February 17, 2015 and there can be no assurance that the drybulk charter market will increase, and the market could decline further.
The decline and volatility in charter rates has been due to various factors, including the over-supply of drybulk vessels, the lack of trade financing for purchases of commodities carried by sea, which resulted in a significant decline in cargo shipments. The decline and volatility in charter rates in the drybulk market also affects the value of our drybulk vessels, which follows the trends of drybulk charter rates, and earnings on our charters, and similarly, affects our cash flows, liquidity and compliance with the covenants contained in our loan agreements.  If low charter rates in the drybulk market continue or decline further for any significant period, this could have an adverse effect on our vessel values and our ability to continue as a going concern and comply with the financial covenants in our loan agreements. In such a situation, unless our lenders were willing to provide waivers of covenant compliance or modifications to our covenants, our lenders could accelerate our debt and we could face the loss of our vessels. In addition, the decline in the drybulk carrier charter market has had and may continue to have additional adverse consequences for the drybulk shipping industry, including an absence of financing for vessels, no active secondhand market for the sale of vessels, charterers seeking to renegotiate the rates for existing time charters, and widespread loan covenant defaults in the drybulk shipping industry. Accordingly, the value of our common shares could be substantially reduced or eliminated.
Because we currently employ 21 of our vessels in the spot market and pursuant to short-term time charters, we are exposed to changes in spot market and short-term charter rates for drybulk carriers and such changes may affect our earnings and the value of our drybulk carriers at any given time. In addition, we have two vessels scheduled to come off of their current charters in 2015 for which we will be seeking new employment. We may not be able to successfully charter our vessels in the future or renew existing charters at rates sufficient to allow us to meet our obligations. Fluctuations in charter rates result from changes in the supply of and demand for vessel capacity and changes in the supply and demand for the major commodities carried by water internationally. Because the factors affecting the supply of and demand for vessels are outside of our control and are unpredictable, the nature, timing, direction and degree of changes in industry conditions are also unpredictable.

Factors that influence demand for vessel capacity include:
•	supply and demand for energy resources, commodities, semi-finished and finished consumer and industrial products;
•	changes in the exploration or production of energy resources, commodities, semi-finished and finished consumer and industrial products;
•	the location of regional and global exploration, production and manufacturing facilities;
•	the location of consuming regions for energy resources, commodities, semi-finished and finished consumer and industrial products;
•	the globalization of production and manufacturing;
•	global and regional economic and political conditions, including armed conflicts, terrorist activities, embargoes and strikes;
•	natural disasters and other disruptions in international trade;
•	developments in international trade;
•	changes in seaborne and other transportation patterns, including the distance cargo is transported by sea;
•	environmental and other regulatory developments;
•	currency exchange rates; and
•	weather.
The factors that influence the supply of vessel capacity include:
•	the number of newbuilding deliveries;
•	port and canal congestion;
•	the scrapping rate of older vessels;
•	vessel casualties; and
•	the number of vessels that are out of service.
In addition to the prevailing and anticipated freight rates, factors that affect the rate of newbuilding, scrapping and laying-up include newbuilding prices, secondhand vessel values in relation to scrap prices, costs of bunkers and other operating costs, costs associated with classification society surveys, normal maintenance and insurance coverage, the efficiency and age profile of the existing drybulk fleet in the market and government and industry regulation of maritime transportation practices, particularly environmental protection laws and regulations. These factors influencing the supply of and demand for shipping capacity are outside of our control, and we may not be able to correctly assess the nature, timing and degree of changes in industry conditions.

We anticipate that the future demand for our drybulk carriers will be dependent upon continued economic growth in the world's economies, including China and India, seasonal and regional changes in demand, changes in the capacity of the global drybulk carrier fleet and the sources and supply of drybulk cargoes to be transported by sea. Given the large number of new drybulk carriers currently on order with shipyards, the capacity of the global drybulk carrier fleet seems likely to increase and economic growth may not continue. Adverse economic, political, social or other developments could have a material adverse effect on our business and operating results.
An over-supply of drybulk carrier capacity may prolong or further depress the current low charter rates and, in turn, adversely affect our profitability.
The market supply of drybulk carriers has been increasing as a result of the delivery of numerous newbuilding orders over the last few years. Newbuildings have been delivered in significant numbers since the beginning of 2006 and, as of January 1, 2015, newbuilding orders had been placed for an aggregate of more than 22% of the existing global drybulk fleet, with deliveries expected during the next three years. Due to lack of financing many analysts expect significant cancellations and/or slippage of newbuilding orders. While vessel supply will continue to be affected by the delivery of new vessels and the removal of vessels from the global fleet, either through scrapping or accidental losses, an over-supply of dry bulk carrier capacity could exacerbate the recent decrease in charter rates or prolong the period during which low charter rates prevail. Currently, some of our spot market-related time charterers are at times unprofitable due the volatility associated with dry cargo freight rates. If market conditions persist or worsen, upon the expiration or termination of our vessels' current non-spot charters, we may only be able to re-charter our vessels at reduced or unprofitable rates, or we may not be able to charter these vessels at all. The occurrence of these events could have a material adverse effect on our business, results of operations, cash flows, financial condition and ability to pay dividends. Currently, two of the charters for our drybulk vessels are scheduled to expire in 2015.
The market values of our vessels may decrease, which could limit the amount of funds that we can borrow or cause us to breach certain covenants in our credit facilities and we may incur a loss if we sell vessels following a decline in their market value.
The fair market values of our vessels are related to prevailing freight charter rates. However, while the fair market values of vessels and the freight charter market have a very close relationship as the charter market moves from trough to peak, the time lag between the effect of charter rates on market values of ships can vary.
The fair market values of our vessels have generally experienced high volatility, and you should expect the market values of our vessels to fluctuate depending on a number of factors including:
•	prevailing level of charter rates;
•	general economic and market conditions affecting the shipping industry;
•	types and sizes of vessels;
•	supply of and demand for vessels;
•	other modes of transportation;
•	cost of newbuildings;
•	governmental and other regulations; and
•	technological advances.

In addition, as vessels grow older, they generally decline in value. If the market values of our vessels, which are at relatively low levels, decrease further, we may not be in compliance with certain covenants in our credit facilities secured by mortgages on our drybulk vessels, and our lenders could accelerate our indebtedness or require us to pay down our indebtedness to a level where we are again in compliance with our loan covenants. If our indebtedness is accelerated, we may not be able to refinance our debt or obtain additional financing.
In addition, if we sell one or more of our vessels at a time when vessel prices have fallen and before we have recorded an impairment adjustment to our consolidated financial statements, the sale proceeds may be less than the vessel's carrying value on our consolidated financial statements, resulting in a loss and a reduction in earnings. Furthermore, if vessel values persist at their current levels or decline further, we may have to record an impairment adjustment in our financial statements which could adversely affect our financial results. Due to our decision to sell certain vessels and based on the agreed-upon sales price, an impairment charge of $0 and $43.5 million, for each of the years ended December 31, 2012 and 2013, respectively, was recognized. Furthermore, as a result of the impairment review for the year ended December 31, 2014 it was determined that the carrying amount of one of our assets was not recoverable and, therefore, an impairment loss of $38.1 million was recognized.
A further economic slowdown or changes in the economic and political environment in the Asia Pacific region could exacerbate the effect of recent slowdowns in the economies of the European Union and may have a material adverse effect on our business, financial condition and results of operations.
We anticipate a significant number of the port calls made by our vessels will continue to involve the loading or discharging of drybulk commodities and oil in ports in the Asia Pacific region. As a result, any negative changes in economic conditions in any Asia Pacific country, particularly in China, may exacerbate the effect of recent slowdowns in the economies of the European Union and may have a material adverse effect on our business, financial condition and results of operations, as well as our future prospects. Before the global economic financial crisis that began in 2008, China had one of the world's fastest growing economies in terms of gross domestic product, or GDP, which had a significant impact on shipping demand. The quarterly year-over-year growth rate of China's GDP decreased to approximately 7.3% for the year ended December 31, 2014, as compared to approximately 7.7% for the year ended December 31, 2013, and continues to remain below pre-2008 levels. We cannot assure you that the Chinese economy will not experience a significant contraction in the future.  Although state-owned enterprises still account for a substantial portion of the Chinese industrial output, in general, the Chinese government is reducing the level of direct control that it exercises over the economy through state plans and other measures. There is an increasing level of freedom and autonomy in areas such as allocation of resources, production, pricing and management and a gradual shift in emphasis to a "market economy" and enterprise reform. Limited price reforms were undertaken with the result that prices for certain commodities are principally determined by market forces. Many of the reforms are unprecedented or experimental and may be subject to revision, change or abolition based upon the outcome of such experiments. If the Chinese government does not continue to pursue a policy of economic reform, the level of imports to and exports from China could be adversely affected by changes to these economic reforms by the Chinese government, as well as by changes in political, economic and social conditions or other relevant policies of the Chinese government, such as changes in laws, regulations or export and import restrictions. Notwithstanding economic reform, the Chinese government may adopt policies that favor domestic drybulk shipping and oil tanker companies and may hinder our ability to compete with them effectively. Moreover, the current economic slowdown in the economies of the European Union and other Asian countries may further adversely affect economic growth in China and elsewhere. In addition, concerns regarding the possibility of sovereign debt defaults by European Union member countries, including Greece, have disrupted financial markets throughout the world, may lead to weaker consumer demand in the European Union, the United States, and other parts of the world. The possibility of sovereign debt defaults by European Union member countries, including Greece, and the possibility of market reforms to float the Chinese renminbi, either of which development could weaken the Euro against the Chinese renminbi, could adversely affect consumer demand in the European Union. Moreover, the revaluation of the renminbi may negatively impact the United States' demand for imported goods, many of which are shipped from China. Such weak economic conditions could have a material adverse effect on our business, results of operations and financial condition and our ability to pay dividends to our stockholders. Our business, financial condition, results of operations, ability to pay dividends as well as our future prospects, will likely be materially and adversely affected by a further economic downturn in any of these countries.

If economic conditions throughout the world do not improve, this will impede our results of operations, financial condition and cash flows.
Negative trends in the global economy that emerged in 2008 continue to adversely affect global economic conditions. In addition, the world economy is currently facing a number of new challenges, including uncertainty related to the continuing discussions in the United States regarding the federal debt ceiling and recent turmoil and hostilities in the Middle East, North Africa and other geographic areas and countries. The deterioration in the global economy has caused, and may continue to cause, a decrease in worldwide demand for certain goods and, thus, shipping.
The United States, the European Union and other parts of the world have recently been or are currently in a recession and continue to exhibit weak economic trends. The current sovereign debt crisis in certain Eurozone countries, such as Greece and Cyprus, and concerns over debt levels of certain other European Union member states and in other countries around the world, as well as concerns about international banks, have led to increased volatility in global credit and equity markets. The credit markets in the United States and Europe have experienced significant contraction, deleveraging and reduced liquidity, and the United States federal and state governments and European authorities have implemented a broad variety of governmental action and/or new regulation of the financial markets and may implement additional regulations in the future.  Securities and futures markets and the credit markets are subject to comprehensive statutes, regulations and other requirements. The United States Securities and Exchange Commission, other regulators, self-regulatory organizations and exchanges are authorized to take extraordinary actions in the event of market emergencies, and may effect changes in law or interpretations of existing laws. Global financial markets and economic conditions have been, and continue to be, severely disrupted and volatile. Credit markets and the debt and equity capital markets have been exceedingly distressed and the uncertainty surrounding the future of the credit markets in the United States and the rest of the world has resulted in reduced access to credit worldwide.
We face risks attendant to changes in economic environments, changes in interest rates, and instability in the banking and securities markets around the world, among other factors. Major market disruptions and the current adverse changes in market conditions and regulatory climate in the United States and worldwide may adversely affect our business or impair our ability to borrow amounts under our credit facilities or any future financial arrangements. We cannot predict how long the current market conditions will last. However, these recent and developing economic and governmental factors, together with the concurrent decline in charter rates and vessel values, may have a material adverse effect on our results of operations, financial condition or cash flows, and the trading price of our common shares. In the absence of available financing, we also may be unable to take advantage of business opportunities or respond to competitive pressures.
In addition, as a result of the ongoing economic turmoil in Greece resulting from the sovereign debt crisis and the related austerity measures implemented by the Greek government, our operations in Greece may be subjected to new regulations that may require us to incur new or additional compliance or other administrative costs and may require that we pay to the Greek government new taxes or other fees. We also face the risk that strikes, work stoppages, civil unrest and violence within Greece may disrupt our shoreside operations and those of our managers located in Greece.
The current state of global financial markets and current economic conditions may adversely impact our ability to obtain additional financing on acceptable terms which may hinder or prevent us from expanding our business.
Global financial markets and economic conditions have been, and continue to be, volatile. Recently, the debt and equity capital markets have been severely distressed. These issues, along with significant write-offs in the financial services sector, the re-pricing of credit risk and the current weak economic conditions, have made, and will likely continue to make, it difficult to obtain additional financing. The current state of global financial markets and current economic conditions might adversely impact our ability to issue additional equity at prices which will not be dilutive to our existing shareholders or preclude us from issuing equity at all.

Also, as a result of concerns about the stability of financial markets generally and the solvency of counterparties specifically, the cost of obtaining money from the credit markets has increased as many lenders have increased margins or interest rates, enacted tighter lending standards, refused to refinance existing debt at all or on terms similar to current debt and reduced, and in some cases ceased, to provide funding to borrowers. Furthermore, certain banks that have historically been significant lenders to the shipping industry have reduced or ceased lending to the shipping industry. Due to these factors, we cannot be certain that additional financing will be available if needed and to the extent required, on acceptable terms or at all. If additional financing is not available when needed, or is available only on unfavorable terms, we may be unable to meet our obligations as they come due or we may be unable to enhance our existing business, complete additional drilling unit acquisitions or otherwise take advantage of business opportunities as they arise.
The instability of the euro or the inability of Eurozone countries to refinance their debts could have a material adverse effect on our revenue, profitability and financial position.
As a result of the credit crisis in Europe, in particular in Greece, Italy, Ireland, Portugal and Spain, the European Commission created the European Financial Stability Facility, or the EFSF, and the European Financial Stability Mechanism, or the EFSM, to provide funding to Eurozone countries in financial difficulties that seek such support. In March 2011, the European Council agreed on the need for Eurozone countries to establish a permanent stability mechanism, the European Stability Mechanism, or the ESM, which was activated by mutual agreement, to assume the role of the EFSF and the EFSM in providing external financial assistance to Eurozone countries after June 2013. Despite these measures, concerns persist regarding the debt burden of certain Eurozone countries and their ability to meet future financial obligations and the overall stability of the euro. An extended period of adverse development in the outlook for European countries could reduce the overall demand for drybulk cargoes and oil and gas and for our services. These potential developments, or market perceptions concerning these and related issues, could affect our financial position, results of operations and cash flow.
Charterers have been placed under significant financial pressure, thereby increasing our charter counterparty risk.
The continuing weakness in demand for drybulk shipping services and any future declines in such demand could result in financial challenges faced by our charterers and may increase the likelihood of one or more of our charterers being unable or unwilling to pay us contracted charter rates. We expect to generate most of our revenues from these charters and if our charterers fail to meet their obligations to us, we will sustain significant losses which could have a material adverse effect on our financial condition and results of operations.
Acts of piracy on ocean-going vessels have had and may continue to have an adverse effect on our business.
Acts of piracy have historically affected ocean-going vessels trading in regions of the world such as South China Sea, Arabian Sea, Red Sea, the Gulf of Aden off the coast of Somalia, the Indian Ocean and the Gulf of Guinea. Sea piracy incidents continue to occur, particularly in the Gulf of Aden, the Indian Ocean, and increasingly in the Gulf of Guinea, with tankers particularly vulnerable to such attacks.   In February 2009, the drybulk vessel Saldanha, which is owned by our subsidiary, Team-Up Owning Company Limited, was seized by pirates while transporting coal through the Gulf of Aden.  If piracy attacks result in regions in which our vessels are deployed being characterized as "war risk" zones by insurers or Joint War Committee "war and strikes" listed areas, premiums payable for such coverage could increase significantly and such insurance coverage may be more difficult to obtain. In addition, crew and security equipment costs, including costs which may be incurred to employ onboard security armed guards, to comply with Best Management Practices for Protection against Somalia Based Piracy, or BMP4, or any updated version, could increase in such circumstances. We may not be adequately insured to cover losses from these incidents, which could have a material adverse effect on us. In addition, detention or hijacking as a result of an act of piracy against our vessels, increased costs associated with seeking to avoid such events (including increased bunker costs resulting from vessels being rerouted or travelling at increased speeds as recommended by BMP4), or unavailability of insurance for our vessels, could have a material adverse impact on our business, financial condition, results of operations and cash flows, and ability to pay dividends, and may result in loss of revenues, increased costs and decreased cash flows to our customers, which could impair their ability to make payments to us under our charters.

Political instability, terrorist attacks and international hostilities can affect the seaborne transportation industry, which could adversely affect our business.
We conduct most of our operations outside of the United States, and our business, results of operations, cash flows, financial condition and ability to pay dividends, if any, in the future may be adversely affected by changing economic, political and government conditions in the countries and regions where our vessels are employed or registered. Moreover, we operate in a sector of the economy that is likely to be adversely impacted by the effects of political conflicts, including the current political instability in the Middle East, North Africa and other geographic countries and areas, terrorist or other attacks, war or international hostilities. Terrorist attacks such as those in New York on September 11, 2001, in London on July 7, 2005, and in Mumbai on November 26, 2008, and the continuing response of the United States and others to these attacks, as well as the threat of future terrorist attacks around the world, continues to cause uncertainty in the world's financial markets and may affect our business, operating results and financial condition. Continuing conflicts and recent developments in the Middle East and North Africa, and the presence of U.S. or other armed forces in Iraq, Afghanistan and various other regions, may lead to additional acts of terrorism and armed conflict around the world, which may contribute to further economic instability in the global financial markets. These uncertainties could also adversely affect our ability to obtain additional financing on terms acceptable to us or at all. In the past, political conflicts have also resulted in attacks on vessels, such as the attack on the MT Limburg, a vessel unaffiliated with us, in October 2002, mining of waterways and other efforts to disrupt international shipping, particularly in the Arabian Gulf region. Acts of terrorism and piracy have also affected vessels trading in regions such as the South China Sea and the Gulf of Aden off the coast of Somalia.  Any of these occurrences could have a material adverse impact on our operating results, revenues and costs.
Our revenues are subject to seasonal fluctuations, which could affect our operating results and our ability to pay dividends, if any, in the future.
We operate our drybulk vessels in markets that have historically exhibited seasonal variations in demand and, as a result, in charterhire rates. This seasonality may result in quarter-to-quarter volatility in our operating results, which could affect our ability to pay dividends, if any, in the future from quarter to quarter. The drybulk carrier market is typically stronger in the fall and winter months in anticipation of increased consumption of coal and other raw materials in the northern hemisphere during the winter months. In addition, unpredictable weather patterns in these months tend to disrupt vessel scheduling and supplies of certain commodities. As a result, our revenues have historically been weaker during the fiscal quarters ended June 30 and September 30, and, conversely, our revenues have historically been stronger in fiscal quarters ended December 31 and March 31. This seasonality may adversely affect our operating results and our ability to pay dividends, if any, in the future.
Rising fuel prices may adversely affect our profits.
While we do not directly bear the cost of fuel or bunkers under our time charters, fuel is a significant factor in negotiating charter rates.  Fuel is also a significant, if not the largest, expense in our shipping operations when vessels are under voyage charter. As a result, an increase in the price of fuel beyond our expectations may adversely affect our profitability at the time of charter negotiation. The price and supply of fuel is unpredictable and fluctuates based on events outside our control, including geopolitical developments, supply and demand for oil and gas, actions by the Organization of Petroleum Exporting Countries, or OPEC, and other oil and gas producers, war and unrest in oil producing countries and regions, regional production patterns and environmental concerns. Further, fuel may become much more expensive in the future, which may reduce the profitability and competitiveness of our business versus other forms of transportation, such as truck or rail.

We are subject to international safety regulations and the failure to comply with these regulations may subject us to increased liability, may adversely affect our insurance coverage and may result in our vessels being denied access to, or detained in, certain ports.
Our business and the operation of our drybulk vessels and tankers are materially affected by government regulation in the form of international conventions, national, state and local laws and regulations in force in the jurisdictions in which the vessels operate, as well as in the country or countries of their registration. Because such conventions, laws, and regulations are often revised, we cannot predict the ultimate cost of complying with such conventions, laws and regulations or the impact thereof on the resale prices or useful lives of our vessels. Additional conventions, laws and regulations may be adopted which could limit our ability to do business or increase the cost of our doing business and which may materially adversely affect our operations. We are required by various governmental and quasi governmental agencies to obtain certain permits, licenses, certificates, and financial assurances with respect to our operations.
In addition, vessel classification societies also impose significant safety and other requirements on our vessels. In complying with current and future environmental requirements, vessel-owners and operators may also incur significant additional costs in meeting new maintenance and inspection requirements, in developing contingency arrangements for potential spills and in obtaining insurance coverage. Government regulation of vessels, particularly in the areas of safety and environmental requirements, can be expected to become stricter in the future and require us to incur significant capital expenditures on our vessels to keep them in compliance
The operation of our vessels is affected by the requirements set forth in the United Nations' International Maritime Organization's International Management Code for the Safe Operation of Ships and Pollution Prevention, or the ISM Code. The ISM Code requires ship owners, ship managers and bareboat charterers to develop and maintain an extensive "Safety Management System" that includes the adoption of a safety and environmental protection policy setting forth instructions and procedures for safe operation and describing procedures for dealing with emergencies. Currently, all of our vessels are ISM Code-certified and we expect that any vessels that we acquire in the future will be ISM Code-certified when delivered to us. The failure of a shipowner or bareboat charterer to comply with the ISM Code may subject it to increased liability, may invalidate existing insurance or decrease available insurance coverage for the affected vessels and may result in a denial of access to, or detention in, certain ports. If we are subject to increased liability for non-compliance or if our insurance coverage is adversely impacted as a result of non-compliance, it may negatively affect our ability to pay dividends, if any, in the future. If any of our vessels are denied access to, or are detained in, certain ports, this may decrease our revenues.
We are subject to complex laws and regulations, including environmental regulations that can adversely affect the cost, manner or feasibility of doing business.
Our operations are subject to numerous laws and regulations in the form of international conventions and treaties, national, state and local laws and national and international regulations in force in the jurisdictions in which our vessels operate or are registered, which can significantly affect the ownership and operation of our vessel. These regulations include, but are not limited to, the International Maritime Organization, or IMO, International Convention for the Prevention of Pollution from Ships of 1973, as from time to time amended and generally referred to as MARPOL, including designation of Emission Control Areas, or ECAs, thereunder, the IMO International Convention on Civil Liability for Oil Pollution Damage of 1969, as from time to time amended and generally referred to as CLC, the International Convention on Civil Liability for Bunker Oil Pollution Damage, or Bunker Convention, the IMO International Convention for the Safety of Life at Sea of 1974, as from time to time amended and generally referred to as SOLAS, the International Safety Management Code for the Safe Operation of Ships and for Pollution Prevention, or ISM Code, the IMO International Convention on Load Lines of 1966, as from time to time amended, the International Convention for the Control and Management of Ships' Ballast Water and Sediments in February 2004, or the BWM Convention, the U.S. Oil Pollution Act of 1990, or OPA, requirements of the U.S. Coast Guard, or USCG, and the U.S. Environmental Protection Agency, or EPA, the Comprehensive Environmental Response, Compensation and Liability Act, or CERCLA, the U.S. Clean Water Act, the U.S. Clean Air Act, the U.S. Outer Continental Shelf Lands Act, the U.S. Maritime Transportation Security Act of 2002, or the MTSA, European Union regulations, and Brazil's National Environmental Policy Law (6938/81), Environmental Crimes Law (9605/98) and Law (9966/2000) relating to pollution in Brazilian waters.

Compliance with such laws, regulations and standards, where applicable, may require installation of costly equipment or operational changes and may affect the resale value or useful lives of our vessels. Moreover, the manner in which these laws are enforced and interpreted is constantly evolving. We may also incur additional costs in order to comply with other existing and future regulatory obligations, including, but not limited to, costs relating to air emissions, including greenhouse gases, the management of ballast waters, maintenance and inspection, development and implementation of emergency procedures and insurance coverage or other financial assurance of our ability to address pollution incidents. These costs could have a material adverse effect on our business, results of operations, cash flows and financial condition. A failure to comply with applicable laws and regulations may result in administrative and civil penalties, criminal sanctions or the suspension or termination of our operations. Environmental laws often impose strict liability for remediation of spills and releases of oil and hazardous substances, which could subject us to liability without regard to whether we were negligent or at fault.
Increased inspection procedures and tighter import and export controls could increase costs and disrupt our business.
International shipping is subject to various security and customs inspections and related procedures in countries of origin, destination and trans-shipment points. Inspection procedures may result in the seizure of the contents of our vessels, delays in the loading, offloading or delivery of our vessels and the levying of customs duties, fines or other penalties against us.
It is possible that changes to inspection procedures could impose additional financial and legal obligations on us. Changes to inspection procedures could also impose additional costs and obligations on our customers and may, in certain cases, render the shipment of certain types of cargo uneconomical or impractical. Any such changes or developments may have a material adverse effect on our business, financial condition and results of operations.
Maritime claimants could arrest one or more of our vessels, which could interrupt our cash flow.
Crew members, suppliers of goods and services to a vessel, shippers of cargo and other parties may be entitled to a maritime lien against a vessel for unsatisfied debts, claims or damages. In many jurisdictions, a claimant may seek to obtain security for its claim by arresting a vessel through foreclosure proceedings. The arrest or attachment of one or more of our vessels could interrupt our cash flow and require us to pay large sums of money to have the arrest or attachment lifted. In addition, in some jurisdictions, such as South Africa, under the "sister ship" theory of liability, a claimant may arrest both the vessel which is subject to the claimant's maritime lien and any "associated" vessel, which is any vessel owned or controlled by the same owner. Claimants could attempt to assert "sister ship" liability against a vessel in our fleet for claims relating to another of our vessels.
Governments could requisition our vessels during a period of war or emergency, resulting in a loss of earnings.
A government could requisition one or more of our vessels for title or for hire. Requisition for title occurs when a government takes control of a vessel and becomes her owner, while requisition for hire occurs when a government takes control of a vessel and effectively becomes her charterer at dictated charter rates. Generally, requisitions occur during periods of war or emergency, although governments may elect to requisition vessels in other circumstances. Although we would be entitled to compensation in the event of a requisition of one or more of our vessels, the amount and timing of payment would be uncertain. Government requisition of one or more of our vessels may negatively impact our revenues and reduce the amount of dividends, if any, in the future.

In the highly competitive international shipping industry, we may not be able to compete for charters with new entrants or established companies with greater resources and, as a result, we may be unable to employ our vessels profitably.
We employ our vessels in a highly competitive market that is capital intensive and highly fragmented. Competition arises primarily from other vessel owners, some of whom have substantially greater resources than we do. Competition for the transportation of drybulk cargo by sea is intense and depends on price, location, size, age, condition and the acceptability of the vessel and its operators to the charterers. Due in part to the highly fragmented market, competitors with greater resources could enter the drybulk shipping industry and operate larger fleets through consolidations or acquisitions and may be able to offer lower charter rates and higher quality vessels than we are able to offer. If we are unable to successfully compete with other drybulk shipping companies, this would have an adverse impact on our results of operations.
Risks associated with operating ocean-going vessels could affect our business and reputation, which could adversely affect our revenues and stock price.
The operation of ocean-going vessels carries inherent risks. These risks include the possibility of:
•	marine disaster;
•	environmental accidents;
•	cargo and property losses or damage;
•	business interruptions caused by mechanical failure, human error, war, terrorism, political action in various countries, labor strikes or adverse weather conditions; and
•	piracy.
The involvement of our vessels in an environmental disaster may harm our reputation as a safe and reliable vessel owner and operator. Any of these circumstances or events could increase our costs or lower our revenues.
The shipping industry has inherent operational risks that may not be adequately covered by our insurance.
We procure insurance for our fleet against risks commonly insured against by vessel owners and operators. Our current insurance includes hull and machinery insurance, war risks insurance and protection and indemnity insurance (which includes environmental damage and pollution insurance). We may not be adequately insured against all risks or our insurers may not pay a particular claim. Even if our insurance coverage is adequate to cover our losses, we may not be able to timely obtain a replacement vessel in the event of a loss. Furthermore, in the future, we may not be able to obtain adequate insurance coverage at reasonable rates for our fleet. We may also be subject to calls, or premiums, in amounts based not only on our own claim records but also the claim records of all other members of the protection and indemnity associations through which we receive indemnity insurance coverage for tort liability. Our insurance policies also contain deductibles, limitations and exclusions which, although we believe are standard in the shipping industry, may nevertheless increase our costs.

The operation of drybulk carriers has certain unique operational risks.
The operation of certain ship types, such as drybulk carriers, has certain unique risks. With a drybulk carrier, the cargo itself and its interaction with the ship can be a risk factor. By their nature, drybulk cargoes are often heavy, dense, easily shifted, and react badly to water exposure. In addition, drybulk carriers are often subjected to battering treatment during unloading operations with grabs, jackhammers (to pry encrusted cargoes out of the hold), and small bulldozers. This treatment may cause damage to the vessel. Vessels damaged due to treatment during unloading procedures may be more susceptible to breach to the sea. Furthermore, any defects or flaws in the design of a drybulk carrier may contribute to vessel damage. Hull breaches in drybulk carriers may lead to the flooding of the vessels holds. If a drybulk carrier suffers flooding in its forward holds, the bulk cargo may become so dense and waterlogged that its pressure may buckle the vessel's bulkheads, leading to the loss of a vessel. If we are unable to adequately maintain our vessels we may be unable to prevent these events. Any of these circumstances or events could negatively impact our business, financial condition, results of operations and our ability to pay dividends, if any, in the future. In addition, the loss of any of our vessels could harm our reputation as a safe and reliable vessel owner and operator.
Risk Factors Relating to the Offshore Drilling Industry
Our business in the offshore drilling sector depends on the level of activity in the offshore oil and gas industry, which is significantly affected by, among other things, volatile oil and gas prices and may be materially and adversely affected by a decline in the offshore oil and gas industry.
The offshore contract drilling industry is cyclical and volatile. Our business in the offshore drilling sector depends on the level of activity in oil and gas exploration, development and production in offshore areas worldwide. The availability of quality drilling prospects, exploration success, relative production costs, the stage of reservoir development and political and regulatory environments affect customers' drilling programs. Oil and gas prices and market expectations of potential changes in these prices also significantly affect this level of activity and demand for drilling units.
Oil and gas prices are extremely volatile and are affected by numerous factors beyond our control, including the following:
•	worldwide production and demand for oil and gas and any geographical dislocations in supply and demand;
•	the cost of exploring for, developing, producing and delivering oil and gas;
•	expectations regarding future energy prices;
•	advances in exploration, development and production technology;
•	the ability of OPEC to set and maintain levels and pricing;
•	the level of production in non-OPEC countries;
•	government regulations;
•	local and international political, economic and weather conditions;
•	domestic and foreign tax policies;
•	development and exploitation of alternative fuels;

•	the policies of various governments regarding exploration and development of their oil and gas reserves; and
•
the worldwide military and political environment, including uncertainty or instability resulting from an escalation or additional outbreak of armed hostilities, insurrection or other crises in the Middle East or other geographic areas or further acts of terrorism in the United States, or elsewhere.

Declines in oil and gas prices for an extended period of time, or market expectations of potential decreases in these prices, could negatively affect our business in the offshore drilling sector. Crude oil inventories remain at high levels compared to historical levels, which may place downward pressure on the price of crude oil and demand for offshore drilling units. Sustained periods of low oil prices typically result in reduced exploration and drilling because oil and gas companies' capital expenditure budgets are subject to cash flow from such activities and are therefore sensitive to changes in energy prices. These changes in commodity prices can have a dramatic effect on rig demand, and periods of low demand can cause excess rig supply and intensify the competition in the industry which often results in drilling units, particularly lower specification drilling units, being idle for long periods of time. We cannot predict the future level of demand for our services or future conditions of the oil and gas industry. Any decrease in exploration, development or production expenditures by oil and gas companies could reduce our revenues and materially harm our business and results of operations.
In addition to oil and gas prices, the offshore drilling industry is influenced by additional factors, including:
•	the availability of competing offshore drilling vessels and the level of newbuilding activity for drilling vessels;
•	the level of costs for associated offshore oilfield and construction services;
•	oil and gas transportation costs;
•	the discovery of new oil and gas reserves;
•	the cost of non-conventional hydrocarbons, such as the exploitation of oil sands; and
•	regulatory restrictions on offshore drilling.
Any of these factors could reduce demand for our services and adversely affect our business and results of operations.
The offshore drilling industry is highly competitive with intense price competition and, as a result, we may be unable to compete successfully with other providers of contract drilling services that have greater resources than we have.
The offshore contract drilling industry is highly competitive with several industry participants, none of which has a dominant market share, and is characterized by high capital and maintenance requirements. Drilling contracts are traditionally awarded on a competitive bid basis. Price competition is often the primary factor in determining which qualified contractor is awarded the drilling contract, although drilling unit availability, location and suitability, the quality and technical capability of service and equipment, reputation and industry standing are key factors which are considered. Mergers among oil and natural gas exploration and production companies have reduced, and may from time to time further reduce, the number of available customers, which would increase the ability of potential customers to achieve pricing terms favorable to them.

Many of our competitors in the offshore drilling industry are significantly larger than we are and have more diverse drilling assets and significantly greater financial and other resources than we have. In addition, because of our relatively small offshore drilling fleet, we may be unable to take advantage of economies of scale to the same extent as some of our larger competitors. Given the high capital requirements that are inherent in the offshore drilling industry, we may also be unable to invest in new technologies or expand in the future as may be necessary for us to succeed in this industry, while our larger competitors with superior financial resources, and in many cases less leverage than we have, may be able to respond more rapidly to changing market demands and compete more efficiently on price for drillship and drilling rig employment. We may not be able to maintain our competitive position, and we believe that competition for contracts will continue to be intense in the future. Our inability to compete successfully in the offshore drilling industry may reduce our revenues and profitability.
An over-supply of drilling units may lead to a reduction in dayrates and therefore may materially impact our profitability.
During the recent period of high utilization and high dayrates, industry participants have increased the supply of drilling units by ordering the construction of new drilling units. Historically, this has resulted in an over-supply of drilling units and has caused a subsequent decline in utilization and dayrates when the drilling units enter the market, sometimes for extended periods of time until the units have been absorbed into the active fleet. According to industry sources, the worldwide fleet of ultra-deepwater drilling units as of February 2015 consisted of 165 units, comprised of 66 semi-submersible rigs and 99 drillships. An additional 13 semi-submersible rigs and 50 drillships were under construction or on order as of February 2015, which would bring the total fleet to 228 drilling units by the end of 2020. A relatively large number of the drilling units currently under construction have been contracted for future work, which may intensify price competition as scheduled delivery dates occur. The entry into service of these new, upgraded or reactivated drilling units will increase supply and has already led to a reduction in dayrates as drilling units are absorbed into the active fleet. In addition, the new construction of high-specification drilling units, as well as changes in our competitors' drilling unit fleets, could require us to make material additional capital investments to keep our fleet competitive. Lower utilization and dayrates could adversely affect our revenues and profitability. Prolonged periods of low utilization and dayrates could also result in the recognition of impairment charges on our drilling units if future cash flow estimates, based upon information available to management at the time, indicate that the carrying value of these drilling units may not be recoverable.
Consolidation of suppliers may increase the cost of obtaining supplies, which may have a material adverse effect on our results of operations and financial condition.
We rely on certain third parties to provide supplies and services necessary for our offshore drilling operations, including, but not limited to, drilling equipment suppliers and catering and machinery suppliers. Recent mergers have reduced the number of available suppliers, resulting in fewer alternatives for sourcing key supplies. Such consolidation, combined with a high volume of drilling units under construction, may result in a shortage of supplies and services thereby increasing the cost of supplies and/or potentially inhibiting the ability of suppliers to deliver on time, or at all. These cost increases, delays or unavailability could have a material adverse effect on our results of operations and result in drilling unit downtime, and delays in the repair and maintenance of our drilling units.
Our international operations in the offshore drilling sector involve additional risks, including piracy, which could adversely affect our business.
Our drilling units operate throughout the world, including on the Norwegian Continental Shelf and offshore of the Falkland Islands, Brazil, Angola.  In the past our drilling units have also operated in the Gulf of Mexico, in the North Sea and offshore of Canada, Norway, the United Kingdom, Ghana, West Africa, the Ivory Coast, Greenland, West Africa, Turkey, Ireland, the Shetland Islands, the Falkland Islands, Norway, and Tanzania.  As a result of our international operations, we may be exposed to political and other uncertainties, including risks of:
•	terrorist and environmental activist acts, armed hostilities, war and civil disturbances;

•	acts of piracy;
•	significant governmental influence over many aspects of local economies;
•	seizure, nationalization or expropriation of property or equipment;
•	repudiation, nullification, modification or renegotiation of contracts;
•	limitations on insurance coverage, such as war risk coverage, in certain areas;
•	political unrest;
•	foreign and U.S. monetary policy, government debt downgrades and potential defaults and foreign currency fluctuations and devaluations;
•	the inability to repatriate income or capital;
•	complications associated with repairing and replacing equipment in remote locations;
•	import-export quotas, wage and price controls, imposition of trade barriers;
•	regulatory or financial requirements to comply with foreign bureaucratic actions;
•	changing taxation policies, including confiscatory taxation;
•	other forms of government regulation and economic conditions that are beyond our control; and
•	governmental corruption.
In addition, international contract drilling operations are subject to various laws and regulations in countries in which we operate, including laws and regulations relating to:
•	the equipping and operation of drilling units;
•	repatriation of foreign earnings;
•	oil and gas exploration and development;
•	taxation of offshore earnings and earnings of expatriate personnel; and
•	use and compensation of local employees and suppliers by foreign contractors.
Some foreign governments favor or effectively require (i) the awarding of drilling contracts to local contractors or to drilling rigs owned by their own citizens, (ii) the use of a local agent or (iii) foreign contractors to employ citizens of, or purchase supplies from, a particular jurisdiction. These practices may adversely affect our ability to compete in those regions. It is difficult to predict what governmental regulations may be enacted in the future that could adversely affect the international drilling industry. The actions of foreign governments, including initiatives by OPEC, may adversely affect our ability to compete. Failure to comply with applicable laws and regulations, including those relating to sanctions and export restrictions, may subject us to criminal sanctions or civil remedies, including fines, denial of export privileges, injunctions or seizures of assets.

Our business and operations involve numerous operating hazards.
Our offshore drilling operations are subject to hazards inherent in the drilling industry, such as blowouts, reservoir damage, loss of production, loss of well control, lost or stuck drill strings, equipment defects, punch throughs, craterings, fires, explosions and pollution, including spills similar to the events on April 20, 2010 related to the Deepwater Horizon, in which we were not involved. Contract drilling and well servicing require the use of heavy equipment and exposure to hazardous conditions, which may subject us to liability claims by employees, customers and third parties. These hazards can cause personal injury or loss of life, severe damage to or destruction of property and equipment, pollution or environmental damage, claims by third parties or customers and suspension of operations. Our offshore fleet is also subject to hazards inherent in marine operations, either while on-site or during mobilization, such as capsizing, sinking, grounding, collision, damage from severe weather and marine life infestations. Operations may also be suspended because of machinery breakdowns, abnormal drilling conditions, personnel shortages or failure of subcontractors to perform or supply goods or services.
Damage to the environment could also result from our operations, particularly through spillage of fuel, lubricants or other chemicals and substances used in drilling operations, leaks and blowouts or extensive uncontrolled fires. We may also be subject to property, environmental and other damage claims by oil and gas companies. Our insurance policies and contractual indemnity rights with our customers may not adequately cover losses, and we do not have insurance coverage or rights to indemnity for all the risks to which we are exposed. Consistent with standard industry practice, our customers generally assume, and indemnify us against, well control and subsurface risks under dayrate drilling contracts, including pollution damage in connection with reservoir fluids stemming from operations under the contract, damage to the well or reservoir, loss of subsurface oil and gas and the cost of bringing the well under control. We generally indemnify our customers against pollution from substances in our control that originate from the drilling unit (e.g., diesel used onboard the unit or other fluids stored onboard the unit and above the water surface). However, our drilling contracts are individually negotiated, and the degree of indemnification we receive from the customer against the liabilities discussed above can vary from contract to contract, based on market conditions and customer requirements existing when the contract was negotiated. Notwithstanding a contractual indemnity from a customer, there can be no assurance that our customers will be financially able to indemnify us or will otherwise honor their contractual indemnity obligations. We maintain insurance coverage for property damage, occupational injury and illness, and general and marine third-party liabilities. However, pollution and environmental risks generally are not totally insurable. Furthermore, we have no insurance coverage for named storms in the Gulf of Mexico and while trading within war risks excluded areas.
Our insurance coverage relating to our offshore drilling operations may not adequately protect us from certain operational risks inherent in the drilling industry.
Our insurance relating to our offshore drilling operations is intended to cover normal risks in our current operations, including insurance against property damage, occupational injury and illness, loss of hire, certain war risks and third-party liability, including pollution liability. For example, the amount of risk we are subject to might increase regarding occupational injuries because on January 12, 2012, the U.S. Supreme Court ruled that the Longshore and Harbor Worker's Compensation Act, whose provisions are incorporated in the U.S. Outer Continental Shelf Lands Act could cover occupational injuries.
Insurance coverage may not, under certain circumstances, be available, and if available, may not provide sufficient funds to protect us from all losses and liabilities that could result from our operations. We have also obtained loss of hire insurance which becomes effective after 45 days of downtime with coverage that extends for approximately one year. This loss of hire insurance is recoverable only if there is physical damage to the rig or equipment which is caused by a peril against which we are insured. The principal risks which may not be insurable are various environmental liabilities and liabilities resulting from reservoir damage caused by our gross negligence. Moreover, our insurance provides for premium adjustments based on claims and is subject to deductibles and aggregate recovery limits. In the case of pollution liabilities, our deductible is $10,000 per event and $250,000 for protection and indemnity claims brought before any U.S. jurisdiction. Our aggregate recovery limit is $500.0 million for all claims arising out of any event covered by our protection and indemnity insurance. Our deductible is $1.5 million per hull and machinery insurance claim. In addition, insurance policies covering physical damage claims due to a named windstorm in the Gulf of Mexico generally impose strict recovery limits. Our insurance coverage may not protect fully against losses resulting from a required cessation of drilling unit operations for environmental or other reasons. Insurance may not be available to us at all or on terms acceptable to us, we may not maintain insurance or, if we are so insured, our policy may not be adequate to cover our loss or liability in all cases. The occurrence of a casualty, loss or liability against, which we may not be fully insured against, could significantly reduce our revenues, make it financially impossible for us to obtain a replacement drilling unit or to repair a damaged drilling unit, cause us to pay fines or damages which are generally not insurable and that may have priority over the payment obligations under our indebtedness or otherwise impair our ability to meet our obligations under our indebtedness and to operate profitably.

Governmental laws and regulations, including environmental laws and regulations, may add to our costs or limit our drilling activity.
Our business in the offshore drilling industry is affected by laws and regulations relating to the energy industry and the environment in the geographic areas where we operate. The offshore drilling industry is dependent on demand for services from the oil and gas exploration and production industry, and, accordingly, we are directly affected by the adoption of laws and regulations that, for economic, environmental or other policy reasons, curtail exploration and development drilling for oil and gas. We may be required to make significant capital expenditures to comply with governmental laws and regulations. It is also possible that these laws and regulations may, in the future, add significantly to our operating costs or significantly limit drilling activity. Our ability to compete in international contract drilling markets may be limited by foreign governmental regulations that favor or require the awarding of contracts to local contractors or by regulations requiring foreign contractors to employ citizens of, or purchase supplies from, a particular jurisdiction. Governments in some countries are increasingly active in regulating and controlling the ownership of concessions, the exploration for oil and gas, and other aspects of the oil and gas industries. Offshore drilling in certain areas has been curtailed and, in certain cases, prohibited because of concerns over protection of the environment. Operations in less developed countries can be subject to legal systems that are not as mature or predictable as those in more developed countries, which can lead to greater uncertainty in legal matters and proceedings.
To the extent new laws are enacted or other governmental actions are taken that prohibit or restrict offshore drilling or impose additional environmental protection requirements that result in increased costs to the oil and gas industry, in general, or the offshore drilling industry, in particular, our business or prospects could be materially adversely affected. The operation of our drilling units will require certain governmental approvals, the number and prerequisites of which cannot be determined until we identify the jurisdictions in which we will operate on securing contracts for the drilling units. Depending on the jurisdiction, these governmental approvals may involve public hearings and conditions that result in costly undertakings on our part. We may not obtain such approvals or such approvals may not be obtained in a timely manner. If we fail to timely secure the necessary approvals or permits, our customers may have the right to terminate or seek to renegotiate their drilling contracts to our detriment. The amendment or modification of existing laws and regulations or the adoption of new laws and regulations curtailing or further regulating exploratory or development drilling and production of oil and gas could have a material adverse effect on our business, operating results or financial condition. Future earnings may be negatively affected by compliance with any such new legislation or regulations.
We are subject to complex laws and regulations, including environmental laws and regulations that can adversely affect the cost, manner or feasibility of doing business.
Our offshore drilling operations are subject to numerous laws and regulations in the form of international conventions and treaties, national, state and local laws and national and international regulations in force in the jurisdictions in which our vessels operate or are registered, which can significantly affect the ownership and operation of our vessels. These requirements include, but are not limited to MARPOL, the International Convention on Civil Liability for Oil Pollution Damage of 1969, generally referred to as CLC, the International Convention on Civil Liability for Bunker Oil Pollution Damage, or Bunker Convention, SOLAS, the International Safety Management Code for the Safe Operation of Ships and for Pollution Prevention, or ISM Code, the International Convention for the Control and Management of Ships' Ballast Water and Sediments in February 2004, or the BWM Convention, OPA, the Comprehensive Environmental Response, Compensation and Liability Act, or CERCLA, the U.S. Clean Water Act, the U.S. Clean Air Act, the U.S. Outer Continental Shelf Lands Act, the MTSA, European Union regulations, and Brazil's National Environmental Policy Law (6938/81), Environmental Crimes Law (9605/98) and Law (9966/2000) relating to pollution in Brazilian waters.

Compliance with such laws, regulations and standards, where applicable, may require installation of costly equipment or operational changes and may affect the resale value or useful lives of our vessels. Moreover, the manner in which these laws are enforced and interpreted is constantly evolving. We may also incur additional costs in order to comply with other existing and future regulatory obligations, including, but not limited to, costs relating to air emissions, including greenhouse gases, the management of ballast waters, maintenance and inspection, development and implementation of emergency procedures and insurance coverage or other financial assurance of our ability to address pollution incidents. These costs could have a material adverse effect on our business, results of operations, cash flows and financial condition. A failure to comply with applicable laws and regulations may result in administrative and civil penalties, criminal sanctions or the suspension or termination of our operations. Environmental laws often impose strict liability for remediation of spills and releases of oil and hazardous substances, which could subject us to liability without regard to whether we were negligent or at fault. Under OPA, for example, owners, operators and bareboat charterers are jointly and severally strictly liable for the discharge of oil in U.S. waters, including the 200-nautical mile exclusive economic zone around the United States. An oil spill could result in significant liability, including fines, penalties and criminal liability and remediation costs for natural resource damages under other international and U.S. federal, state and local laws, as well as third-party damages. We are required to satisfy insurance and financial responsibility requirements for potential oil (including marine fuel) spills and other pollution incidents and our insurance may not be sufficient to cover all such risks. As a result, claims against us could result in a material adverse effect on our business, results of operations, cash flows and financial condition.
Environmental laws often impose strict liability for remediation of spills and releases of oil and hazardous substances, which could subject us to liability without regard to whether we were negligent or at fault. Under OPA, for example, owners, operators and bareboat charterers are jointly and severally strictly liable for the discharge of oil in U.S. waters, including the 200-nautical mile exclusive economic zone around the United States. An oil spill could result in significant liability, including fines, penalties and criminal liability and remediation costs for natural resource damages under other international and U.S. federal, state and local laws, as well as third-party damages. We are required to satisfy insurance and financial responsibility requirements for potential oil (including marine fuel) spills and other pollution incidents and our insurance may not be sufficient to cover all such risks. As a result, claims against us could result in a material adverse effect on our business, results of operations, cash flows and financial condition.
Although our drilling units are separately owned by our subsidiaries, under certain circumstances a parent company and all of the ship-owning affiliates in a group under common control engaged in a joint venture could be held liable for damages or debts owed by one of the affiliates, including liabilities for oil spills under OPA or other environmental laws. Therefore, it is possible that we could be subject to liability upon a judgment against us or any one of our subsidiaries.
Our drilling units could cause the release of oil or hazardous substances, especially as our drilling units age. Any releases may be large in quantity, above our permitted limits or occur in protected or sensitive areas where public interest groups or governmental authorities have special interests. Any releases of oil or hazardous substances could result in fines and other costs to us, such as costs to upgrade our drilling rigs, clean up the releases, and comply with more stringent requirements in our discharge permits. Moreover, these releases may result in our customers or governmental authorities suspending or terminating our operations in the affected area, which could have a material adverse effect on our business, results of operation and financial condition.
If we are able to obtain from our customers some degree of contractual indemnification against pollution and environmental damages in our contracts, such indemnification may not be enforceable in all instances or the customer may not be financially able to comply with its indemnity obligations in all cases. In addition, we may not be able to obtain such indemnification agreements in the future.
Our insurance coverage may not be available in the future or we may not obtain certain insurance coverage. If it is available and we have the coverage, it may not be adequate to cover our liabilities. Any of these scenarios could have a material adverse effect on our business, operating results and financial condition.

Regulation of greenhouse gases and climate change could have a negative impact on our business.
Currently, emissions of greenhouse gases from ships involved in international transport are not subject to the Kyoto Protocol to the United Nations Framework Convention on Climate Change, which entered into force in 2005 and pursuant to which adopting countries have been required to implement national programs to reduce greenhouse gas emissions. As of January 1, 2013, all ships (including drilling rigs and drillships) must comply with mandatory requirements adopted by the Marine Environment Protection Committee in July 2011 relating to greenhouse gas emissions. Currently operating ships are now required to develop and implement the Ship Energy Efficiency Management Plans, or SEEMPs, and the new ships are required to be designed in compliance with minimum energy efficiency levels per capacity mile as defined by the Energy Efficiency Design Index, or EEDI. These requirements could cause us to incur additional compliance costs. The IMO is also considering the implementation of market-based mechanisms to reduce greenhouse gas emissions from ships. The European Parliament and Council of Ministers are expected to endorse regulations that would require the monitoring and reporting of greenhouse gas emissions from marine vessels in 2015. In the United States, the EPA has issued a finding that greenhouse gases endanger public health and safety and has adopted regulations to limit greenhouse gas emissions from certain mobile sources and large stationary sources. The EPA enforces both the The U.S. Clean Air Act of 1970 (including its amendments of 1977 and 1990), or the CAA, and the international standards found in Annex VI of MARPOL concerning marine diesel engines, their emissions, and the sulphur content in marine fuel. Any passage of climate control legislation or other regulatory initiatives by the IMO, European Union, the U.S. or other countries where we operate, or any treaty adopted at the international level to succeed the Kyoto Protocol, that restrict emissions of greenhouse gases could require us to make significant financial expenditures, including capital expenditures to upgrade our vessels, which we cannot predict with certainty at this time.
Because our business depends on the level of activity in the offshore oil and gas industry, existing or future laws, regulations, treaties or international agreements related to greenhouse gases and climate change, including incentives to conserve energy or use alternative energy sources, could have a negative impact on our business if such laws, regulations, treaties or international agreements reduce the worldwide demand for oil and gas. In addition, such laws, regulations, treaties or international agreements could result in increased compliance costs or additional operating restrictions, which may have a negative impact on our business.
The Deepwater Horizon oil spill in the Gulf of Mexico may result in more stringent laws and regulations governing deepwater drilling, which could have a material adverse effect on our business, operating results or financial condition.
On April 20, 2010, there was an explosion and a related fire on the Deepwater Horizon, an ultra-deepwater semi-submersible drilling unit that is not connected to us, while it was servicing the Macondo well in the Gulf of Mexico. This catastrophic event resulted in the death of 11 workers and the total loss of that drilling unit, as well as the release of large amounts of oil into the Gulf of Mexico, severely impacting the environment and the region's key industries. This event is being investigated by several federal agencies, including the U.S. Department of Justice, and by the U.S. Congress, and is also the subject of numerous lawsuits. On January 11, 2011, the National Commission on the BP Deepwater Horizon Oil Spill and Offshore Drilling released its final report, with recommendations for new regulations.
We do not currently operate our drilling units in these regions, but we may do so in the future. In any event, changes to leasing and drilling activity requirements as a result of the Deepwater Horizon incident could have a substantial impact on the offshore oil and gas industry worldwide. All drilling activity in the U.S. Gulf of Mexico must be in compliance with enhanced safety requirements contained in the Notice to Lessees 2015-N01. Effective October 22, 2012 all drilling in the U.S. Gulf of Mexico must also comply with the Final Drilling Safety Rule as adopted on August 15, 2012, which enhances safety measures for energy development on the outer continental shelf. All drilling must also comply with the Workplace Safety Rule on Safety and Environmental Management Systems. Also, on February 24, 2014, the Bureau of Ocean Energy Management, or BOEM, proposed a rule increasing the limits of liability of damages for offshore facilities under OPA based on inflation.  We continue to evaluate these requirements to ensure that our rigs and equipment are in full compliance, where applicable. Additional requirements could be forthcoming based on further recommendations by regulatory agencies investigating the Macondo well incident.

We are not able to predict the extent of future leasing plans or the likelihood, nature or extent of additional rulemaking. Nor are we able to predict when BOEM will enter into leases with our customers or when the Bureau of Safety and Environmental Enforcement, or BSEE, will issue drilling permits to our customers. We are not able to predict the future impact of these events on our operations. The current and future regulatory environment in the Gulf of Mexico could impact the demand for drilling units in the Gulf of Mexico in terms of overall number of rigs in operations and the technical specification required for offshore rigs to operate in the Gulf of Mexico. It is possible that short-term potential migration of rigs from the Gulf of Mexico could adversely impact dayrates levels and fleet utilization in other regions. In addition, insurance costs across the industry have increased as a result of the Macondo well incident and certain insurance coverage has become more costly, less available, and not available at all from certain insurance companies.
Hurricanes may impact our ability to operate our drilling units in the Gulf of Mexico or other U.S. coastal waters, which could reduce our revenues and profitability.
Hurricanes Ivan, Katrina, Rita, Gustav and Ike caused damage to a number of drilling units unaffiliated with us in the U.S. Gulf of Mexico. Drilling units that moved off their locations during the hurricanes damaged platforms, pipelines, wellheads and other drilling units. BOEM and the BSEE, the U.S. organizations that issue a significant number of relevant guidelines for the drilling units' activities, have guidelines in place for tie-downs on drilling units and permanent equipment and facilities attached to outer continental shelf production platforms, and moored drilling unit fitness during hurricane season. These guidelines effectively impose requirements on the offshore oil and natural gas industry in an attempt to increase the likelihood of survival of offshore drilling units during a hurricane. The guidelines also provide for enhanced information and data requirements from oil and natural gas companies that operate properties in the Gulf of Mexico region of the Outer Continental Shelf. BOEM and BSEE may issue similar guidelines for future hurricane seasons and may take other steps that could increase the cost of operations or reduce the area of operations for our ultra-deepwater drilling units, thereby reducing their marketability. Implementation of new guidelines or regulations that may apply to ultra-deepwater drilling units may subject us to increased costs and limit the operational capabilities of our drilling units. Our drilling units do not currently operate in the Gulf of Mexico or other U.S. coastal waters but may do so in the future.
Risk Factors Relating to the Tanker Industry
If the tanker industry, which historically has been cyclical and volatile, continues to be depressed or declines further in the future, our revenues, earnings and available cash flow may be adversely affected
Historically, the tanker industry has been highly cyclical, with volatility in profitability, charter rates and asset values resulting from changes in the supply of, and demand for, tanker capacity. After reaching highs during the summer of 2008, charter rates for crude oil carriers fell dramatically in connection with the commencement of the global financial crisis and current rates continue to remain at relatively low levels compared to the rates achieved in the years preceding the global financial crisis. Fluctuations in charter rates and tanker values result from changes in the supply of and demand for tanker capacity and changes in the supply of and demand for oil and oil products.
The factors that influence demand for tanker capacity include:
•	supply of and demand for oil and oil products;
•
global and regional economic and political conditions, including developments in international trade, national oil reserves policies, fluctuations in industrial and agricultural production and armed conflicts, which, among other things, could impact the supply of oil as well as trading patterns and the demand for various types of vessels;

•	regional availability of refining capacity;
•	environmental and other legal and regulatory developments;

•	the distance oil and oil products are to be moved by sea;
•	changes in seaborne and other transportation patterns, including changes in the distances over which tanker cargoes are transported by sea;
•
increases in the production of oil in areas linked by pipelines to consuming areas, the extension of existing, or the development of new, pipeline systems in markets we may serve, or the conversion of existing non-oil pipelines to oil pipelines in those markets;

•	currency exchange rates;
•	weather and acts of God and natural disasters;
•	competition from alternative sources of energy and from other shipping companies and other modes of transport;
•	international sanctions, embargoes, import and export restrictions, nationalizations, piracy and wars; and
•	regulatory changes including regulations adopted by supranational authorities and/or industry bodies, such as safety and environmental regulations and requirements by major oil companies.
The factors that influence the supply of tanker capacity include:
•	current and expected purchase orders for tankers;
•	the number of tanker newbuilding deliveries;
•	any potential delays in the delivery of newbuilding vessels and/or cancellations of newbuilding orders;
•	the scrapping rate of older tankers;
•	the successful implementation of the phase-out of single-hull tankers;
•	technological advances in tanker design and capacity;
•	tanker freight rates, which are affected by factors that may effect the rate of newbuilding, swapping and laying up of tankers;
•	port and canal congestion;
•	price of steel and vessel equipment;
•	conversion of tankers to other uses or conversion of other vessels to tankers;
•	the number of tankers that are out of service; and
•	changes in environmental and other regulations that may limit the useful lives of tankers.

The factors affecting the supply of and demand for tankers have been volatile and are outside of our control, and the nature, timing and degree of changes in industry conditions are unpredictable, including those discussed above. The current global economic downturn may reduce demand for transportation of oil over longer distances and increase supply of tankers to carry that oil, which may have a material adverse effect on our business, financial condition, results of operations, and cash flows.
If the number of new ships delivered exceeds the number of tankers being scrapped and lost, tanker capacity will increase. In addition the total newbuilding order books for Suezmax and Aframax vessels scheduled to enter the fleet through 2015 currently stand at 3.4% and 6.1% respectively, and there can be no assurance that the order books will not increase further in proportion to the existing fleets. If the supply of tanker capacity increases and the demand for tanker capacity does not increase correspondingly, charter rates could materially decline and the value of our vessels could be adversely affected.
The market value of our vessels may fluctuate significantly, and we may incur losses when we sell vessels following a decline in their market value.
The fair market value of our tanker vessels may have declined recently, and may decrease further depending on a number of factors including:
•	general economic and market conditions affecting the shipping industry;
•	competition from other shipping companies;
•	supply of and demand for tankers and the types and sizes of tankers we own;
•	alternative modes of transportation;
•	ages of vessels;
•	cost of newbuildings;
•	governmental or other regulations;
•	prevailing level of charter rates; and
•	technological advances.
Declines in charter rates and other market deterioration could cause the market value of our vessels to decrease significantly. We evaluate the carrying amounts of our vessels to determine if events have occurred that would require an impairment of their carrying amounts. The recoverable amount of vessels is reviewed based on events and changes in circumstances that would indicate that the carrying amount of the assets might not be recovered. The review for potential impairment indicators and projection of future cash flows related to the vessels is complex and requires us to make various estimates including future freight rates, earnings from the vessels and discount rates.  All of these items have been historically volatile.
We estimate the recoverable amount as the sum of the undiscounted cash flows expected to result from the use and eventual disposition of the asset.  If the recoverable amount is less than the carrying amount of the vessel, the vessel is deemed impaired.  The carrying values of our vessels may not represent their fair market value at any point in time because the new market prices of secondhand vessels tend to fluctuate with changes in charter rates and the cost of newbuildings.  Any impairment charges incurred as a result of further declines in charter rates could negatively affect our business, financial condition or operating results.

Due to the cyclical nature of the tanker market, the market value of one or more of our vessels may at various times be lower than their book value, and sales of those vessels during those times would result in losses.  If we determine at any time that a vessel's future limited useful life and earnings require us to impair its value on our financial statements, that could result in a charge against our earnings and the reduction of our shareholders' equity.  If for any reason we sell vessels at a time when vessel prices have fallen, the sale proceeds may be at less than the vessel's carrying amount on our financial statements, with the result that we would also incur a loss and a reduction in earnings.
Declining tanker values could affect our ability to raise cash by limiting our ability to refinance vessels and thereby adversely impact our liquidity.  In addition, declining vessel values could result in the reduction in lending commitments, the pledging of unencumbered vessels as additional collateral, the requirement to repay outstanding amounts or a breach of loan covenants, which could give rise to an event of default under our credit facilities.
Changes in the crude oil and petroleum products markets could result in decreased demand for our vessels and services.
Demand for our vessels and services in transporting crude oil and petroleum products will depend upon world and regional crude oil and petroleum products markets. Any decrease in shipments of crude oil or petroleum products in those markets could have a material adverse effect on our business, financial condition and results of operations. Historically, those markets have been volatile as a result of the many conditions and events that affect the price, production and transport of crude oil and petroleum products, including competition from alternative energy sources. In the long-term it is possible that crude oil and petroleum products demand may be reduced by an increased reliance on alternative energy sources, by a drive for increased efficiency in the use of crude oil and petroleum products as a result of environmental concerns, or by high oil prices. The recent recession affecting the U.S. and world economies may result in protracted reduced consumption of crude oil and petroleum products and a decreased demand for our vessels and lower charter rates, which could have a material adverse effect on our business, results of operations, cash flows, financial condition and ability to pay dividends.
An over-supply of tanker capacity may prolong currently low charter rates and vessel values or lead to further reductions in charter rates, vessel values, and profitability.
The market supply of tankers is affected by a number of factors such as demand for energy resources, oil, and petroleum products, as well as strong overall economic growth in parts of the world economy including Asia. If the capacity of new ships delivered exceeds the capacity of tankers being scrapped and lost, tanker capacity will increase. In January 2015 the orderbook as a percentage of the global fleet for crude oil tankers was 11.6%, compared to a peak of just over 50.0% in 2008, according to industry sources and the order book may increase further in proportion to the existing fleet. If the supply of tanker capacity increases and if the demand for tanker capacity does not increase correspondingly, charter rates could materially decline. A reduction in charter rates and the value of our vessels may have a material adverse effect on our results of operations and available cash once we take delivery of our newbuilding tankers.
The tanker sector is highly competitive, and we may not be able to compete successfully for charters with new entrants or established companies with greater resources.
The tanker industry is highly competitive, capital intensive and highly fragmented. Competition arises primarily from other vessel owners, some of whom have substantially greater resources than we do. Competition for the transportation of petroleum products and oil can be intense and depends on price, location, size, age, condition and the acceptability of the vessel and its operators to the charterers. Due in part to the highly fragmented market, competitors with greater resources than we have could operate larger fleets than our tanker fleet and, thus, may be able to offer lower charter rates and higher quality vessels than we are able to offer. If this were to occur, we may be unable to attract new customers, which could adversely affect our business and operations.

Our operating results may be adversely affected by seasonal fluctuations in the tanker industry.
The tanker sector has historically exhibited seasonal variations in demand and, as a result, in charter rates. This seasonality may result in quarter-to-quarter volatility in our operating results. The tanker sector is typically stronger in the fall and winter months in anticipation of increased consumption of oil and petroleum products in the northern hemisphere during the winter months. As a result, our revenues from our tankers may be weaker during the fiscal quarters ended June 30 and September 30, and, conversely, revenues may be stronger in fiscal quarters ended December 31 and March 31. This seasonality could materially affect our operating results and cash available for dividends in the future.
Company Specific Risk Factors
We are not in compliance with certain financial and other covenants contained in our credit facilities relating to our shipping segments, which could adversely affect our business.
Our credit facilities require us to satisfy certain financial covenants. In general, these financial covenants require us to maintain (i) minimum liquidity; (ii) a minimum market adjusted equity ratio; (iii) a minimum interest coverage ratio; (iv) a minimum market adjusted net worth; (v) a minimum debt service coverage ratio and (vi) a minimum working capital level.  In addition, our credit facilities, which are secured by mortgages on our vessels and drillships, require us to maintain specified financial ratios, mainly to ensure that the market value of the mortgaged vessels and drillships under the applicable credit facility, determined in accordance with the terms of that facility, does not fall below a certain percentage of the outstanding amount of the loan, which we refer to as a value maintenance clause or a loan-to-value ratio.  Events beyond our control, including changes in the economic and business conditions in the international drybulk, tanker or offshore drilling markets in which we operate, may affect our ability to comply with the financial covenants and loan-to-value ratios required by our credit facilities. Our ability to maintain compliance also depends substantially on the value of our assets, our charterhire and dayrates, our ability to obtain charters and drilling contracts, our success at keeping our costs low and our ability to successfully implement our overall business strategy.
A violation of any of the financial covenants in our credit facilities, absent a waiver of the breach from our lenders, or a violation of the loan-to-value ratios in our credit facilities, if not waived by our lenders or cured by providing additional collateral or prepaying the amount of outstanding indebtedness required to eliminate the shortfall, could result in an event of default under our credit facilities that would allow all amounts outstanding thereunder to be declared immediately due and payable. In addition, all of our credit facilities relating to our drybulk and tanker fleet contain cross-acceleration or cross-default provisions that may be triggered by a default under one of our other credit facilities relating to our drybulk and tanker fleet. Furthermore, our debt agreements relating to our offshore drilling fleet also contain cross-default or cross-acceleration provisions that may be triggered by a default under one of our other debt agreements relating to our offshore drilling fleet.  If the amounts outstanding under our indebtedness relating to our drybulk and tanker fleet or our offshore drilling fleet were to be become accelerated or were to become the subject of foreclosure actions, we cannot assure you that our assets would be sufficient to repay in full the money owed to the lenders or to our other debt holders.
As of December 31, 2014, we were in compliance with the financial covenants contained our debt agreements relating to our offshore drilling segment, but we were in breach of certain financial covenants, contained in our loan agreements relating to our shipping segments, under which a total of $259.5 million was outstanding as of December 31, 2014. Even though as of the date of this prospectus, none of the lenders had declared an event of default under the relevant loan agreements for which we were not in compliance as of December 31, 2014, these breaches constitute potential events of default that may result in the lenders requiring immediate repayment of the loans. As a result of the aforementioned non-compliance and due to the cross-acceleration and cross-default provisions contained in our credit facilities relating to our drybulk and tanker fleet, all of our outstanding indebtedness relating to our drybulk and tanker fleet, amounting to approximately $1,163.3 million as of December 31, 2014, has been classified as current.  As a result, we reported a working capital deficit of $394.5 million at December 31, 2014. See Note 3 to our consolidated financial statements for the fiscal year ended December 31, 2014, incorporated by reference herein.

On March 28, 2014, we entered into a supplemental agreement relating to the loan agreement dated March 19, 2012, to amend certain financial covenants.
On April 14, 2014, we obtained a waiver letter relating to the term loan facility dated June 20, 2008, to amend certain financial covenants. The waiver is subject to definitive documentation.
On May 29, 2014, we entered into a supplemental agreement to the loan agreement dated February 14, 2012 to amend certain definitions.
On July 7, 2014, we entered into an agreement with Commerzbank under the $35.0 million Senior Secured Credit Facility dated October 2, 2007, under which we agreed to make a cash prepayment of $2.7 million to avoid a loan-to-value covenant breach.
On July 11, 2014, we entered into a supplemental agreement under the secured term loan facility dated July 23, 2008, to among other things, release the vessel Woolloomoloo from the collateral package under this loan.
On July 17, 2014, we signed a supplemental agreement under the secured term loan facility dated October 26, 2011 for a waiver of a certain financial covenant until December 31, 2014.
On July 31, 2014, we signed a supplemental agreement under the secured term loan facility dated October 24, 2012, for the relaxation of a certain financial covenant until December 31, 2014.
On November 12, 2014, we signed a supplemental agreement under the secured loan facility dated June 20, 2008 for relaxation of certain financial covenants.
On December 23, 2014, we entered into an agreement with the lender under its two Senior Secured Credit Facilities, dated October 5, 2007 and March 13, 2008. Under the terms of these agreements, among other things, the lender has agreed to waive certain financial covenants until December 31, 2014 and relax other financial covenants until maturity, and we agreed to provide a pledge over 8,775,055 Ocean Rig shares owned by us until December 31, 2014.
On March 13, 2015, the $130.0 million secured term loan facility dated March 13, 2008, matured. We are in discussions with the borrower to extend this facility.
We are currently in negotiations with our lenders to obtain waivers of our covenant breaches and extend existing waivers of covenant breaches, or to restructure the affected debt. We cannot guarantee that we will be able to obtain our lenders' waiver or consent, or extensions of existing waivers, with respect to the aforementioned noncompliance under our credit facilities relating to our drybulk and tanker fleet, or any non-compliance with specified financial ratios or financial covenants under future financial obligations we may enter into, or that we will be able to refinance or restructure any such indebtedness.  If we fail to remedy, or obtain a waiver of, the breaches of the covenants discussed above, our lenders may accelerate our indebtedness under the relevant credit facilities, which could trigger the cross-acceleration or cross-default provisions contained in our other credit facilities relating to our drybulk and tanker fleet, under which a total of $1,163.3 million was outstanding as of December 31, 2014. If our indebtedness is accelerated, it will be very difficult in the current financing environment for us to refinance our debt or obtain additional financing and we could lose our vessels if our lenders foreclose their liens, which would impair our ability to conduct our business and continue as a going concern. Further, as discussed below, our independent registered public accounting firm has issued its opinion with an explanatory paragraph in connection with our audited financial statements included in this report that expresses substantial doubt about our ability to continue as a going concern. In addition, if the value of our vessels deteriorates significantly from their currently depressed levels, we may have to record an impairment adjustment to our financial statements, which would adversely affect our financial results and further hinder our ability to raise capital.

Moreover, in connection with any additional amendments to our credit facilities, or waivers or extensions of waivers of covenant breaches, that we obtain, or if we enter into any future credit agreements or debt instruments, our lenders may impose additional operating and financial restrictions on us. These restrictions may further restrict our ability to, among other things, fund our operations or capital needs, make acquisitions or pursue available business opportunities, which in turn may adversely affect our financial condition. In addition, our lenders may require the payment of additional fees, require prepayment of a portion of our indebtedness to them, accelerate the amortization schedule for our indebtedness and increase the margin and lending rates they charge us on our outstanding indebtedness.
As of March 2, 2015, none of our lenders had declared an event of default under the relevant loan agreements. However, our breaches under certain of those loan agreements constitute potential events of default that may result in acceleration of such indebtedness and potential cross-acceleration or cross-default events under our other credit facilities relating to our drybulk and tanker fleet.
We expect that our lenders will not demand payment of the loans relating to our drybulk and tanker fleet under which we are in breach of certain financial and loan-to-value ratio covenants before their maturity, provided that we pay scheduled loan installments and accumulated or accrued interest as they fall due under the existing credit facilities. We plan to settle the loan interest and scheduled loan repayments with cash expected to be generated from operations and firm financing agreements that are currently in place.   We do not expect that cash on hand and cash expected to be generated from operations will be sufficient to repay our loans relating to our drybulk and tanker fleet with cross-default provisions which amounted to approximately $1,163.3 million in the aggregate as of December 31, 2014, if such debt is accelerated by our lenders, as discussed above. In such a scenario, we would have to seek to access the capital markets to fund the mandatory payments.
Our inability to comply with certain financial and other covenants under our loan agreements relating to our shipping segments and our working capital deficit raise substantial doubt about our ability to continue as a going concern.
As of December 31, 2014, we were in breach of certain financial and other covenants contained in our loan agreements relating to our shipping segments and our lenders may choose to accelerate our indebtedness relating to such segments. As a result, we reported a working capital deficit of $394.5 million at December 31, 2014. Therefore, our ability to continue as a going concern is dependent on management's ability to successfully generate revenue and enter into firm financing agreements to meet our scheduled obligations as they become due and the continued support of our lenders. These conditions raise significant doubt about our ability to continue as a going concern and, therefore, we may be unable to realize our assets and discharge our liabilities in the normal course of business. Our independent registered public accounting firm has issued its opinion with an explanatory paragraph in connection with our financial statements included in this prospectus that expresses substantial doubt about our ability to continue as a going concern. Our financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of our inability to continue as a going concern except for the shipping segments' bank debt and the restricted cash classification under current liabilities and current assets, respectively.
Our credit facilities impose operating and financial restrictions on us, and if we receive additional waivers of covenant breaches and/or further amend our loan agreements in the future, our lenders may impose additional operating and financial restrictions on us and/or modify the terms of our existing credit facilities.
In addition to the loan-to-value ratio requirements and financial covenants relating to our financial position, operating performance and liquidity contained in our credit facilities, our credit facilities also contain restrictions on our ability to, among other things:
•	enter into other financing arrangements;
•	incur or guarantee additional indebtedness;

•	create or permit liens on our assets;
•	consummate a merger, consolidation or sale of our all or substantially all of our assets or the shares of our subsidiaries;
•	make investments;
•	change the general nature of our business;
•	pay dividends, redeem capital stock or subordinated indebtedness or make other restricted payments;
•	incur dividend or other payment restrictions affecting the restricted subsidiaries under the indenture governing our Senior Secured Notes (as defined below);
•	change the management and/or ownership of our vessels and drilling units;
•	enter into transactions with affiliates;
•	transfer or sell assets;
•	amend, modify or change our organizational documents;
•	make capital expenditures;
•	change the flag, class or management of our vessels or drilling units;
•	drop below certain minimum cash deposits, as defined in our credit facilities; and
•	compete effectively to the extent our competitors are subject to less onerous restrictions.
Therefore, we will need to seek permission from our lenders in order to engage in certain corporate and commercial actions that we believe would be in the best interest of our business, and a denial of permission may make it difficult for us to successfully execute our business strategy or effectively compete with companies that are not similarly restricted. Our lenders' interests may be different from our interests, and we cannot guarantee that we will be able to obtain our lenders' permission when needed. In addition to the above restrictions, our lenders may require the payment of additional fees, require prepayment of a portion of our indebtedness to them, accelerate the amortization schedule for our indebtedness and increase the interest rates they charge us on our outstanding indebtedness. These potential restrictions and requirements may limit our ability to pay dividends, if any, in the future to you, finance our future operations, make acquisitions or pursue business opportunities.
Our ability to comply with the covenants and restrictions contained in our credit facilities may be affected by economic, financial and industry conditions and other factors beyond our control. Any default under the agreements governing our indebtedness, including a default under our credit facilities, that is not waived by the required lenders, and the remedies sought by the holders of such indebtedness, could prevent us from paying dividends in the future. If we are unable to repay indebtedness, the lenders under our credit facilities could proceed against the collateral securing that indebtedness. In any such case, we may be unable to repay the amounts due under our credit facilities. This could have serious consequences to our financial condition and results of operations and could cause us to become bankrupt or insolvent. Our ability to comply with these covenants in future periods will also depend substantially on the value of our assets, our charter rates and dayrates, our ability to obtain charters and drilling contracts, our success at keeping our costs low and our ability to successfully implement our overall business strategy. Any future credit agreement or amendment or debt instrument may contain similar or more restrictive covenants.

We have substantial indebtedness, and expect to incur substantial additional indebtedness, which could adversely affect our financial health.
As of December 31, 2014, on a consolidated basis, we had $5.6 billion in aggregate principal amount of indebtedness outstanding and $0 million in additional credit available to us under our credit facilities. We expect to incur substantial additional indebtedness in order to fund the estimated remaining contractual obligations, excluding financing costs, amounting to $1.8 billion in the aggregate for our additional three newbuilding drillships as of April 6, 2015, and any further growth of our fleet.
This substantial level of debt and other obligations could have significant adverse consequences on our business and future prospects, including the following:
•
we may not be able to satisfy our financial obligations under our indebtedness and our contractual and commercial commitments, which may result in possible defaults on and acceleration of such indebtedness;

•	we may not be able to obtain financing in the future for working capital, capital expenditures, acquisitions, debt service requirements or other purposes;
•	we may not be able to use operating cash flow in other areas of our business because we must dedicate a substantial portion of these funds to service the debt;
•
we could become more vulnerable to general adverse economic and industry conditions, including increases in interest rates, particularly given our substantial indebtedness, some of which bears interest at variable rates;

•	our ability to refinance indebtedness may be limited or the associated costs may increase;
•	less leveraged competitors could have a competitive advantage because they have lower debt service requirements and, as a result, we may not be better positioned to withstand economic downturns; and
•
we may be less able to take advantage of significant business opportunities and to react to changes in market or industry conditions than our competitors and our management's discretion in operating our business may be limited.

Each of these factors may have a material and adverse effect on our financial condition and viability. Our ability to service our debt will depend upon, among other things, our future financial and operating performance, which will be affected by prevailing economic conditions and financial, business, regulatory and other factors, some of which are beyond our control. If our operating income is not sufficient to service our current or future indebtedness, we will be forced to take actions such as reducing or delaying our business activities, acquisitions, investments or capital expenditures, selling assets, restructuring or refinancing our debt or seeking additional equity capital. Any or all of these actions may be insufficient to allow us to service our debt obligations. Further, we may not be able to effect any of these remedies on satisfactory terms, or at all. In addition, a lack of liquidity in the debt and equity markets could hinder our ability to refinance our debt or obtain additional financing on favorable terms in the future.

We may not be able to generate sufficient cash flow to meet our debt service and other obligations due to events beyond our control.
Our ability to make scheduled payments on our outstanding indebtedness will depend on our ability to generate cash from operations in the future. Our future financial and operating performance will be affected by a range of economic, financial, competitive, regulatory, business and other factors that we cannot control, such as general economic and financial conditions in the drybulk and tanker shipping and offshore drilling industries or the economy generally. In particular, our ability to generate steady cash flow will depend on our ability to secure time charters and drilling contracts at acceptable rates. Our ability to renew our existing time charters and drilling contracts or obtain new time charters and drilling contracts at acceptable charterhire and dayrates or at all will depend on the prevailing economic and competitive conditions.
Furthermore, our financial and operating performance, and our ability to service our indebtedness, is also dependent on our subsidiaries' ability to make distributions to us, whether in the form of dividends, loans or otherwise. The timing and amount of such distributions will depend on our earnings, financial condition, cash requirements and availability, fleet renewal and expansion, restrictions in our various debt agreements, the provisions of Marshall Islands law affecting the payment of dividends and other factors.
If our operating cash flows are insufficient to service our debt and to fund our other liquidity needs, we may be forced to take actions such as reducing or delaying capital expenditures, selling assets, restructuring or refinancing our indebtedness, seeking additional capital, or any combination of the foregoing. We cannot assure you that any of these actions could be effected on satisfactory terms, if at all, or that they would yield sufficient funds to make required payments on our outstanding indebtedness and to fund our other liquidity needs. Also, the terms of existing or future debt agreements may restrict us from pursuing any of these actions. Furthermore, reducing or delaying capital expenditures or selling assets could impair future cash flows and our ability to service our debt in the future.
If for any reason we are unable to meet our debt service and repayment obligations, we would be in default under the terms of the agreements governing such indebtedness, which would allow creditors at that time to declare all such indebtedness then outstanding to be due and payable. This would likely in turn trigger cross-acceleration or cross-default rights among certain of our other debt agreements. Under these circumstances, lenders could compel us to apply all of our available cash to repay borrowings or they could prevent us from making payments on the notes. If the amounts outstanding under our existing and future debt agreements were to be accelerated, or were the subject of foreclosure actions, we cannot assure you that our assets would be sufficient to repay in full the money owed to the lenders or to our other debt holders.
The failure of our counterparties to meet their obligations under our time charter agreements, or their exercise of a purchase option under certain of those agreements, could cause us to suffer losses or otherwise adversely affect our business.
As of December 31, 2014, 19 of our vessels were employed under time charters and 11 of these vessels were employed by one charterer. The ability and willingness of each of our counterparties to perform its obligations under a time charter agreement with us will depend on a number of factors that are beyond our control and may include, among other things, general economic conditions, the condition of the drybulk shipping industry and the overall financial condition of the counterparties. In addition, in challenging market conditions, there have been reports of charterers, including some of our charterers, renegotiating their charters or defaulting on their obligations under charters and our customers may fail to pay charterhire or attempt to renegotiate charter rates.

13 of the vessels in our fleet provide for charter rates that are significantly above current market rates. Should any of our counterparties under these charters fail to honor its obligations under our charter agreements, it may be difficult to secure substitute employment for such vessels, and any new charter arrangements we secure in the spot market or on time charters could be at lower rates given currently decreased charter rate levels, particularly in the drybulk carrier market. In addition under seven of our charter contracts, the charterer has the option (i) acquire the vessels at fair market value as determined by two independent brokers, at the date that the options are exercised, less $5.0 million per vessel or, (ii) to require a cash payout of $5.0 million per charter agreement in which case the charter agreement will automatically be terminated on the date of completion of the current voyage. If our charterers fail to meet their obligations to us or attempt to renegotiate our charter agreements or exercise the option to acquire the vessels they have on contract as applicable, we could sustain significant losses which could have a material adverse effect on our business, financial condition, results of operations and cash flows, as well as our ability to pay dividends, if any, in the future, and comply with covenants in our credit facilities.
Our ability to renew the charters on our vessels upon the expiration or termination of our current charters, two of which are scheduled to expire in 2015, or on vessels that we may acquire in the future, the charter rates payable under any replacement charters and vessel values will depend upon, among other things, economic conditions in the sectors in which our vessels operate at that time, changes in the supply and demand for vessel capacity and changes in the supply and demand for the seaborne transportation of energy resources.
A drop in spot charter rates may provide an incentive for some charterers to default on their charters
When we enter into a time charter, charter rates under that charter are fixed for the term of the charter. If the spot charter rates or short-term time charter rates in the drybulk shipping industry remain significantly lower than the time charter equivalent rates that some of our charterers are obligated to pay us under our existing charters, the charterers may have incentive to default under that charter or attempt to renegotiate the charter. If our charterers fail to pay their obligations, we would have to attempt to re-charter our vessels at lower charter rates, which would affect our ability to operate our vessels profitably and may affect our ability to comply with covenants contained in any loan agreements we may enter into in the future.
Some of our offshore drilling contracts may be terminated early due to certain events.
Some of our customers under our drilling contracts have the right to terminate our drilling contracts upon the payment of an early termination or cancellation fee. However, such payments may not fully compensate us for the loss of the contract. In addition, our contracts permit our customers to terminate the contracts early without the payment of any termination fees under certain circumstances, including as a result of major non-performance, longer periods of downtime or impaired performance caused by equipment or operational issues, or sustained periods of downtime due to piracy or force majeure events beyond our control.
In addition, during periods of challenging market conditions, our customers may no longer need a drilling unit that is currently under contract or may be able to obtain a comparable drilling unit at a lower dayrate. As a result, we may be subject to an increased risk of our clients seeking to renegotiate the terms of their existing contracts or repudiate their contracts, including through claims of non-performance. Our customers' ability to perform their obligations under their drilling contracts with us may also be negatively impacted by the prevailing uncertainty surrounding the development of the world economy and the credit markets. If our customers cancel some of our contracts, and we are unable to secure new contracts on a timely basis and on substantially similar terms, or if contracts are suspended for an extended period of time or if a number of our contracts are renegotiated, it could adversely affect our consolidated statement of financial position, results of operations or cash flows.

Our future contracted revenue for our fleet of drilling units may not be ultimately realized.
As of February 24, 2015, the future contracted revenue for our fleet of operating drilling units, or our drilling contract backlog, was approximately $5.2 billion under firm commitments. We may not be able to perform under our drilling contracts due to events beyond our control, and our customers may seek to cancel or renegotiate our drilling contracts for various reasons, including adverse conditions, resulting in lower daily rates. Our inability, or the inability of our customers, to perform under the respective contractual obligations may have a material adverse effect on our financial position, results of operations and cash flows.
We may be unable to secure ongoing drilling contracts, including for the Ocean Rig Santorini, our uncontracted seventh generation drillship to be delivered in June 2016, due to strong competition, and the contracts that we enter into may not provide sufficient cash flow to meet our debt service obligations with respect to our indebtedness.
Assuming no exercise of any options to extend the terms of our existing drilling contracts, our operating drilling units are contracted from the second quarter of 2015 to the third quarter of 2021.  We cannot guarantee that we will be able to secure employment for the Ocean Rig Santorini, our seventh generation drillship scheduled for delivery in June 2016 and the two new integrated design drillships scheduled for delivery in February 2017 and June 2017.
Our ability to renew the drilling contracts or obtain new drilling contracts for our drilling units, including our seventh generation drillship for which we have not yet secured employment, will depend on prevailing market conditions. We cannot guarantee we will be able to enter into new drilling contracts upon the expiration or termination of the contracts we have in place or at all or that there will not be a gap in employment between our current drilling contracts and subsequent contracts. In particular, if the price of crude oil is low, or it is expected that the price of crude oil will decrease in the future, at a time when we are seeking to arrange employment contracts for our drilling units, we may not be able to obtain employment contracts at attractive rates or at all.
If the rates we receive for the reemployment of our drilling units upon the expiration or termination of our existing drilling contracts are lower than the rates under our existing contracts, we will recognize less revenue from the operations of our drilling units. In addition, delays under existing drilling contracts could cause us to lose future contracts if a drilling unit is not available to start work at the agreed date. Our ability to meet our cash flow obligations will depend on our ability to consistently secure drilling contracts for our drilling units at sufficiently high dayrates. We cannot predict the future level of demand for our services or future conditions in the oil and gas industry. If the oil and gas companies do not continue to increase exploration, development and production expenditures, we may have difficulty securing drilling contracts, including for the seventh generation drillships under construction, or we may be forced to enter into drilling contracts at unattractive dayrates. Either of these events could impair our ability to generate sufficient cash flow to make principal and interest payments under our indebtedness and meet our capital expenditure and other obligations.
We are dependent on spot charters and any decrease in spot charter rates in the future may adversely affect our earnings.
We currently operate a fleet of 39 drybulk vessels, of which 21 vessels are employed in the spot market, exposing us to fluctuations in spot market charter rates. In addition, we currently employ all of our tankers in the spot market. Further, we may employ in the spot market any additional vessels that we may acquire in the future or existing vessels upon the expiration of related time charters.
Although the number of vessels in our fleet that participate in the spot market will vary from time to time, we anticipate that a significant portion of our fleet will participate in this market. As a result, our financial performance will be significantly affected by conditions in the drybulk and oil tanker spot market and only our vessels that operate under fixed-rate time charters may, during the period such vessels operate under such time charters, provide a fixed source of revenue to us.

Historically, the drybulk and tanker markets have been volatile as a result of the many conditions and factors that can affect the price, supply of and demand for drybulk and tanker capacity. The recent global economic crisis may further reduce demand for transportation of drybulk cargoes and oil over longer distances and supply of drybulk vessels and tankers to carry such drybulk cargoes and oil, respectively, which may materially affect our revenues, profitability and cash flows. The spot charter market may fluctuate significantly based upon supply of and demand of vessels and cargoes. The successful operation of our vessels in the competitive spot charter market depends upon, among other things, obtaining profitable spot charters and minimizing, to the extent possible, time spent waiting for charters and time spent traveling unladen to pick up cargo. The spot market is very volatile, and, in the past, there have been periods when spot rates have declined below the operating cost of vessels. If future spot charter rates decline, then we may be unable to operate our vessels trading in the spot market profitably, meet our obligations, including payments on indebtedness, or to pay dividends in the future. Furthermore, as charter rates for spot charters are fixed for a single voyage, which may last up to several weeks, during periods in which spot charter rates are rising, we will generally experience delays in realizing the benefits from such increases.
We depend upon the spot market in our tanker segment and any decrease in spot charter rates may adversely affect our financial condition and results of operations.
We currently employ all of our tankers in the spot market. As a result, our results of operations in our tanker segment will be significantly affected by conditions in the oil tanker spot market. The spot market is highly volatile and fluctuates based on tanker and oil supply and demand. The successful operation of our tankers in the spot market depends on, among other things, our commercial and technical manager's ability to obtain profitable charters and minimizing, to the extent possible, time spent waiting for charters and traveling unladen to pick up cargo. In the past, there have been periods when spot rates have declined below operating costs of vessels. Future spot rates may decline significantly and may not be sufficient for us to operate our tankers profitably, which would have an adverse impact on our financial condition and results of operations.
The tanker sector is currently at depressed levels and conditions in the tanker market could have an adverse effect on our business, results of operation and financial condition.
The charter markets for crude oil carriers and product tankers have deteriorated significantly since summer 2008 and are currently at depressed levels. These markets may continue to be depressed through 2015 given the significant number of newbuilding vessels scheduled to be delivered. Attractive investment opportunities in these sectors may reflect these depressed conditions, however, the return on any such investment is highly uncertain in this extremely challenging operating environment.
The tanker sector, which is intensely competitive, has unique operational risks and is highly dependent on the availability of and demand for crude oil and petroleum products as well as being significantly impacted by the availability of modern tanker capacity and the scrapping, conversion or loss of older vessels.
Our ability to maintain oil tanker industry relationships and a reputation for customer service and safety, as well as to acquire and renew charters, will depend on a number of factors, including our ability to man our vessels with experienced oil tanker crews and the ability to manage such risks. There is no assurance that we will be able to address the variety of vessel management risks in the oil tanker sector maintain commercial relationships with leading charter companies, which could adversely affect our business the oil tanker sector.
Declines in charter rates and other market deterioration could cause us to incur impairment charges.
The Company reviews for impairment long-lived assets and intangible long-lived assets held and used whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable. When the estimate of undiscounted cash flows, excluding interest charges, expected to be generated by the use of the asset is less than its carrying amount, the Company evaluates the asset for impairment loss. The impairment loss is determined by the difference between the carrying amount of the asset and the fair value of the asset. In developing estimates of future undiscounted cash flows, the Company makes assumptions and estimates about the vessels', rigs' and drillships' future performance, with the significant assumptions being related to charter and drilling rates, fleet utilization, operating expenses, capital expenditures, residual value and the estimated remaining useful life of each vessel, rig and drillship. The assumptions used to develop estimates of future undiscounted cash flows are based on historical trends as well as future expectations. The projected net operating cash flows are determined by considering the charter revenues and drilling revenues from existing time charters and drilling contracts for the fixed fleet days and an estimated daily time charter equivalent for the unfixed days. In making estimates concerning the daily time charter equivalent for the unfixed days, the Company utilizes the most recent ten year historical average for similar vessels and other available market data over the remaining estimated life of the vessel, assumed to be 25 years from the delivery of the vessel from the shipyard.

As a result of the impairment review as of December 31, 2012, 2013 and 2014, the Company determined that the carrying amounts of its assets held for use were recoverable, except for one drybulk vessel for which an impairment charge of $38.1 million was recognized, and, concluded that no further impairment loss was necessary for 2012, 2013 and 2014. However, due to the Company's decision to sell certain vessels during the years and or subsequent to the balance sheet dates and based on the agreed-upon sales price, an impairment charge of $0, $43.5 million and $0 million, for each of the years ended December 31, 2012, 2013 and 2014, respectively, was recognized.
Although the Company believes that the assumptions used to evaluate potential impairment are reasonable and appropriate, such assumptions are highly subjective. Set forth below is an analysis that shows the impact on the Company's impairment analysis of its shipping segment, if the Company were to utilize the most recent five year, three year or one year historical average rates for similar vessels for purposes of estimating future cash flows for unfixed days over the remaining life of the vessel.
Amounts in thousands of US dollars	2014
Level of impairment	5 year	3 year	1 year
Drybulk carriers	$704,461	$735,691	$735,518
Tankers	14,451	14,671	-
Total	$718,912	$750,362	$735,518

Any impairment charges incurred as a result of declines in charter rates and other market deterioration could negatively affect our business, financial condition or operating results or the trading price of our common shares.
We will need to procure significant additional financing, which may be difficult to obtain on acceptable terms, in order to complete the construction of our drillships, tankers and drybulk carriers under construction.
We, through our majority-owned subsidiary, Ocean Rig UDW, have entered into contracts with Samsung for the construction of three seventh generation drillships two of which are new integrated design drillships and all are equiped with two blow-out preventers that are scheduled to be delivered to us in June 2016, February 2017 and June 2017, respectively. The estimated total project cost for our three seventh generation drillships, excluding financing costs, is approximately $2.1 billion, of which an aggregate of approximately $1.8 billion was outstanding as of December 31, 2014. We expect to finance the remaining delivery payments of these seventh generation drillships with cash on hand, operating cash flow, equity financing and additional bank debt.
We cannot be certain that additional financing to complete the construction of the remaining three newbuilding drillships will be available on acceptable terms or at all.  If additional bank financing is not available when needed, or is available only on unfavorable terms, we may be unable to take delivery of one or more of our three newbuilding drillships, in which case we would be prevented from realizing potential revenues from the applicable drillship and we could lose our deposit money, which amounted to $280.2 million in the aggregate, as of December 31, 2014. We may also incur additional costs and liability to the shipyards, which may pursue claims against us under our newbuilding construction contracts and retain and sell our newbuilding drillships to third parties to the extent completed.
Construction of vessels and drilling units is subject to risks, including delays and cost overruns, which could have an adverse impact on our available cash resources and results of operations.
As of March 2, 2015, we had entered into contracts for the construction of (i) three seventh generation drillships, two of which are new integrated design drillships and all are equiped with two blow-out preventers, scheduled for delivery in June 2016, February 2017 and June 2017, respectively.

From time to time in the future, we may also undertake new construction projects and conversion projects. In addition, we may make significant upgrade, refurbishment, conversion and repair expenditures for our fleet from time to time, particularly as our vessels and drilling units become older. Some of these expenditures are unplanned. These projects together with our existing construction projects and other efforts of this type are subject to risks of cost overruns or delays inherent in any large construction project as a result of numerous factors, including the following:
•	shipyard unavailability;
•	shortages of equipment, materials or skilled labor for completion of repairs or upgrades to our equipment;
•	unscheduled delays in the delivery of ordered materials and equipment or shipyard construction;
•	financial or operating difficulties experienced by equipment vendors or the shipyard;
•	unanticipated actual or purported change orders;
•	local customs strikes or related work slowdowns that could delay importation of equipment or materials;
•	engineering problems, including those relating to the commissioning of newly designed equipment;
•	design or engineering changes;
•	latent damages or deterioration to the hull, equipment and machinery in excess of engineering estimates and assumptions;
•	work stoppages;
•	client acceptance delays;
•	weather interference, storm damage or other events of force majeure;
•	disputes with shipyards and suppliers;
•	shipyard failures and difficulties;
•	failure or delay of third-party equipment vendors or service providers;
•	unanticipated cost increases; and
•	difficulty in obtaining necessary permits or approvals or in meeting permit or approval conditions.

These factors may contribute to cost variations and delays in the delivery of our newbuilding vessels and drillships. Delays in the delivery of these newbuilding vessels or drillships or the inability to complete construction in accordance with their design specifications may, in some circumstances, result in a delay in contract commencement, resulting in a loss of revenue to us, and may also cause customers to renegotiate, terminate or shorten the term of a charter agreement or drilling contract, pursuant to applicable late delivery clauses. In the event of termination of one of these contracts, we may not be able to secure a replacement contract on as favorable terms. Additionally, capital expenditures for vessel or drilling unit upgrades, refurbishment and construction projects could materially exceed our planned capital expenditures. Moreover, our vessels and drilling units that may undergo upgrade, refurbishment and repair may not earn a dayrate or charterhire, respectively, during the periods they are out of service. In addition, in the event of a shipyard failure or other difficulty, we may be unable to enforce certain provisions under our newbuilding contracts such as our refund guarantee, to recover amounts paid as installments under such contracts. The occurrence of any of these events may have a material adverse effect on our results of operations, financial condition or cash flows.
In the event our counterparties do not perform under their agreements with us for the construction of our newbuilding vessels and drillships and we are unable to enforce certain refund guarantees, we may lose all or part of our investment, which would have a material adverse effect on our results of operations, financial condition and cash flows.
As of April 6, 2015, we had paid an aggregate of $312.0 million to Samsung in connection with our seventh generation drillships currently scheduled for delivery in June 2016, February 2017 and June 2017.
In the event our counterparties under the construction contracts discussed above do not perform under their agreements with us and we are unable to enforce certain refund guarantees with third party banks due to an outbreak of war, bankruptcy or otherwise, we may lose all or part of our investment, which would have a material adverse effect on our results of operations, financial condition and cash flows.
Currently, our revenues in the offshore drilling segment depend on two ultra-deepwater drilling rigs and eight drillships, which are designed to operate in harsh environments. The damage or loss of any of our drilling units could have a material adverse effect on our results of operations and financial condition.
Our revenues in the offshore drilling segment are dependent on the drilling rig Leiv Eiriksson, which is currently drilling on the Norwegian Continental Shelf, the drilling rig Eirik Raude, which is currently undergoing the acceptance testing and it is expected to commence operations for drilling offshore Falkland Islands, and the drillships Ocean Rig Corcovado, Ocean Rig Mykonos and Ocean Rig Mylos, which are currently operating offshore Brazil, the Ocean Rig Poseidon and Ocean Rig Athena which are currently operating offshore Angola, the Ocean Rig Skyros and the Ocean Rig Olympia which are expected to commence drilling operations to offshore Angola during 2015, while the Ocean Rig Apollo is expected to commence drilling operations to offshore West Africa, during 2015. Our drilling units may be exposed to risks inherent in deepwater drilling and operating in harsh environments that may cause damage or loss. The drilling of oil and gas wells, particularly exploratory wells where little is known of the subsurface formations involves risks, such as extreme pressure and temperature, blowouts, reservoir damage, loss of production, loss of well control, lost or stuck drill strings, equipment defects, punch throughs, craterings, fires, explosions, pollution and natural disasters such as hurricanes and tropical storms.
In addition, offshore drilling operations are subject to perils peculiar to marine operations, either while on-site or during mobilization, including capsizing, sinking, grounding, collision, marine life infestations, and loss or damage from severe weather. The replacement or repair of a rig or drillship could take a significant amount of time, and we may not have any right to compensation for lost revenues during that time. As long as we have only ten drilling units in operation, loss of or serious damage to one of the drilling units could materially reduce our revenues for the time that drilling unit is out of operation. In view of the sophisticated design of the drilling units, we may be unable to obtain a replacement unit that could perform under the conditions that our drilling units are expected to operate, which could have a material adverse effect on our results of operations and financial condition.

Purchasing and operating secondhand vessels may result in increased operating costs and reduced fleet utilization.
While we have the right to inspect previously owned vessels prior to our purchase of them and we intend to inspect all secondhand vessels that we acquire in the future, such an inspection does not provide us with the same knowledge about their condition that we would have if these vessels had been built for and operated exclusively by us. A secondhand vessel may have conditions or defects that we were not aware of when we bought the vessel and which may require us to incur costly repairs to the vessel. These repairs may require us to put a vessel into drydock which would reduce our fleet utilization. Furthermore, we usually do not receive the benefit of warranties on secondhand vessels.
We may have difficulty managing our planned growth properly.
We intend to continue to grow our fleet. Our future growth will primarily depend on our ability to:
•	locate and acquire suitable vessels and drilling units;
•	identify and consummate acquisitions or joint ventures;
•	enhance our customer base;
•	manage our expansion; and
•	obtain required financing on acceptable terms.
Growing any business by acquisition presents numerous risks, such as undisclosed liabilities and obligations, the possibility that indemnification agreements will be unenforceable or insufficient to cover potential losses and difficulties associated with imposing common standards, controls, procedures and policies, obtaining additional qualified personnel, managing relationships with customers and integrating newly acquired assets and operations into existing infrastructure. We may be unable to successfully execute our growth plans or we may incur significant expenses and losses in connection with our future growth which would have an adverse impact on our financial condition and results of operations.
If any of our vessels or drilling units fail to maintain their class certification and/or fail any annual survey, intermediate survey, drydocking or special survey, that vessel or unit would be unable to carry cargo or operate, thereby reducing our revenues and profitability and violating certain covenants under our credit facilities.
The hull and machinery of every commercial drybulk vessel, tanker and drilling unit must be classed by a classification society authorized by its country of registry. The classification society certifies that a vessel is safe and seaworthy in accordance with the applicable rules and regulations of the country of registry of the vessel and SOLAS. All of our drybulk vessels are certified as being "in class" by all the major Classification Societies (e.g., American Bureau of Shipping, Lloyd's Register of Shipping). Each of our operating drillships is certified as being "in class" by American Bureau of Shipping. The Leiv Eiriksson was credited with completing its last Special Periodical Survey in April 2011 and the Eirik Raude completed the same in 2012. Our four operating sixth generation drillships are due for their first Special Periodical Surveys in 2016. Our four operating seventh generation drillships are due for their first Special Periodical Surveys in 2018, 2019 and 2020.
A vessel must undergo annual surveys, intermediate surveys, drydockings and special surveys. In lieu of a special survey, a vessel's machinery may be on a continuous survey cycle, under which the machinery would be surveyed periodically over a five-year period. Every vessel is also required to be drydocked every two to three years for inspection of the underwater parts of such vessel.

If any vessel or drilling unit does not maintain its class and/or fails any annual survey, intermediate survey, drydocking or special survey, the vessel will be unable to carry cargo between ports, or operate, and will be unemployable and uninsurable which could cause us to be in violation of certain covenants in our credit facilities. Any such inability to carry cargo or be employed, or operate, or any such violation of covenants, could have a material adverse impact on our financial condition and results of operations.
The aging of our drybulk carrier fleet may result in increased operating costs or loss of hire in the future, which could adversely affect our earnings.
In general, the cost of maintaining a vessel in good operating condition increases with the age of the vessel. As of February 24, 2015, the 39 vessels in our drybulk carrier fleet had an average age of 9.5 years. As our fleet ages we will incur increased costs. Older vessels are typically less fuel efficient and more costly to maintain than more recently constructed vessels due to improvements in engine technology. Cargo insurance rates increase with the age of a vessel, making older vessels less desirable to charterers. Governmental regulations and safety or other equipment standards related to the age of vessels may also require expenditures for alterations or the addition of new equipment to our vessels and may restrict the type of activities in which our vessels may engage. As our vessels age, market conditions may not justify those expenditures or enable us to operate our vessels profitably during the remainder of their useful lives.
In addition, charterers actively discriminate against hiring older vessels. For example, Rightship, the ship vetting service founded by Rio Tinto and BHP-Billiton which has become the major vetting service in the drybulk shipping industry, ranks the suitability of vessels based on a scale of one to five stars. Most major carriers will not charter a vessel that Rightship has vetted with fewer than three stars. Rightship automatically downgrades any vessel over 18 years of age to two stars, which significantly decreases its chances of entering into a charter. Therefore, as our vessels approach and exceed 18 years of age, we may not be able to operate these vessels profitably during the remainder of their useful lives.
Our vessels and drilling units may suffer damage and we may face unexpected drydocking costs, which could adversely affect our cash flow and financial condition.
If our drybulk vessels or tankers suffer damage, they may need to be repaired at a drydocking facility. The costs of drydock repairs are unpredictable and can be substantial. The loss of earnings while our vessels are being repaired and repositioned, as well as the actual cost of these repairs, would decrease our earnings and reduce the amount of dividends, if any, in the future. We may not have insurance that is sufficient to cover all or any of these costs or losses and may have to pay drydocking costs not covered by our insurance.
If our drilling units suffer damage, they may need to be repaired at a yard facility. The costs of discontinued operations due to repairs are unpredictable and can be substantial. The loss of earnings while our drilling units are being repaired and repositioned, as well as the actual cost of these repairs, would decrease our earnings and reduce the amount of dividends, if any, in the future. We may not have insurance that is sufficient to cover all or any of these costs or losses and may have to pay repair costs not covered by our insurance.
We may not be able to maintain or replace our drilling units as they age.
The capital associated with the repair and maintenance of our fleet increases with age. We may not be able to maintain our existing drilling units to compete effectively in the market, and our financial resources may not be sufficient to enable us to make expenditures necessary for these purposes or to acquire or build replacement drilling units.

Our board of directors has determined to suspend the payment of cash dividends as a result of market conditions in the international shipping industry, and until such market conditions improve, it is unlikely that we will reinstate the payment of dividends.
In light of a lower freight rate environment and a highly challenged financing environment, our board of directors, beginning with the fourth quarter of 2008, has suspended our common share dividend. Our dividend policy will be assessed by the board of directors from time to time. The suspension allows us to preserve capital and use the preserved capital to capitalize on market opportunities as they may arise. Until market conditions improve, it is unlikely that we will reinstate the payment of dividends. In addition, other external factors, such as our lenders imposing restrictions on our ability to pay dividends under the terms of our loan agreements, may limit our ability to pay dividends. Further, we may not be permitted to pay dividends if we are in breach of the covenants contained in our loan agreements and any waivers related thereto.  We do not intend to obtain funds from other sources to pay dividends, if any, in the future. In addition, the declaration and payment of dividends, if any, in the future will depend on the provisions of Marshall Islands law affecting the payment of dividends. Marshall Islands law generally prohibits the payment of dividends if the company is insolvent or would be rendered insolvent upon payment of such dividend and dividends may be declared and paid out of our operating surplus; but in this case, there is no such surplus. Dividends may be declared or paid out of net profits for the fiscal year in which the dividend is declared and for the preceding fiscal year.
We are a holding company, and we depend on the ability of our subsidiaries to distribute funds to us in order to satisfy our financial obligations or pay dividends, if any, in the future.
We are a holding company and our subsidiaries conduct all of our operations and own all of our operating assets. We have no significant assets other than the equity interests in our subsidiaries. As a result, our ability to make dividend payments, if any, in the future depends on our subsidiaries and their ability to distribute funds to us. Furthermore, certain of our subsidiaries are obligated to use their surplus cash to prepay the balance on their long-term loans. If we are unable to obtain funds from our subsidiaries, our board of directors may not exercise its discretion to pay dividends in the future.
Investment in derivative instruments such as freight forward agreements could result in losses.
From time to time, we may take positions in derivative instruments including freight forward agreements, or FFAs. FFAs and other derivative instruments may be used to hedge a vessel owner's exposure to the charter market by providing for the sale of a contracted charter rate along a specified route and period of time. Upon settlement, if the contracted charter rate is less than the average of the rates, as reported by an identified index, for the specified route and period, the seller of the FFA is required to pay the buyer an amount equal to the difference between the contracted rate and the settlement rate, multiplied by the number of days in the specified period. Conversely, if the contracted rate is greater than the settlement rate, the buyer is required to pay the seller the settlement sum. If we take positions in FFAs or other derivative instruments and do not correctly anticipate charter rate movements over the specified route and time period, we could suffer losses in the settling or termination of the FFA. This could adversely affect our results of operations and cash flows.
The derivative contracts we have entered into to hedge our exposure to fluctuations in interest rates could result in higher than market interest rates and charges against our income.
As of December 31, 2014, we had entered into 24 interest rate swaps for purposes of managing our exposure to fluctuations in interest rates applicable to indebtedness under our credit facilities, which were advanced at a floating rate based on LIBOR. Our hedging strategies, however, may not be effective and we may incur substantial losses if interest rates move materially differently from our expectations. Our existing interest rate swaps as of December 31, 2014 did not, and our future derivative contracts may not, qualify for treatment as hedges for accounting purposes. We recognized fluctuations in the fair value of these contracts in our statement of operations. At December 31, 2014, the fair value of our interest rate swaps was a net liability of $29.8 million.

Our financial condition could be materially adversely affected to the extent we do not hedge our exposure to interest rate fluctuations under our financing arrangements, under which loans have been advanced at a floating rate based on LIBOR and for which we have not entered into an interest rate swap or other hedging arrangement. Any hedging activities we engage in may not effectively manage our interest rate exposure or have the desired impact on our financial conditions or results of operations.
Because we generate most of our revenues in U.S. Dollars, but incur a significant portion of our employee salary and administrative and other expenses in other currencies, exchange rate fluctuations could have an adverse impact on our results of operations.
Our principal currency for our operations and financing is the U.S. Dollar. A substantial portion of the operating dayrates for the drilling units, our principal source of revenues, are quoted and received in U.S. Dollars; however, a portion of our revenue under our contracts with Petrobras Brazil for the Ocean Rig Corcovado and the Ocean Rig Mykonos is, and with Repsol Sinopec Brasil S.A., or Repsol, for the Ocean Rig Mylos is receivable in Brazilian Real. The principal currency for operating expenses is also the U.S. Dollar; however, a significant portion of employee salaries and administration expenses, as well as parts of the consumables and repair and maintenance expenses for the drilling rigs, may be paid in Norwegian Kroner, Great British Pounds, Canadian dollars, Euros or other currencies depending in part on the location of our drilling operations. For the year ended December 31, 2014, approximately 51% of our expenses were incurred in currencies other than the U.S. Dollars. This exposure to foreign currency could lead to fluctuations in net income and net revenue due to changes in the value of the U.S. Dollar relative to the other currencies. Revenues paid in foreign currencies against which the U.S. Dollar rises in value can decrease, resulting in lower U.S. Dollar denominated revenues. Expenses incurred in foreign currencies against which the U.S. Dollar falls in value can increase, resulting in higher U.S. Dollar denominated expenses. We have employed derivative instruments in order to economically hedge our currency exposure; however, we may not be successful in hedging our future currency exposure and our U.S. Dollar denominated results of operations could be materially and adversely affected upon exchange rate fluctuations determined by events outside of our control.
If volatility in LIBOR occurs, it could affect our profitability, earnings and cash flow.
LIBOR has historically been volatile, with the spread between LIBOR and the prime lending rate widening significantly at times. These conditions are the result of the disruptions in the international credit markets. Because the interest rates borne by our outstanding indebtedness fluctuate with changes in LIBOR, if this volatility were to occur, it would affect the amount of interest payable on our debt, which in turn, could have an adverse effect on our profitability, earnings and cash flow.
Furthermore, interest in most loan agreements in our industry has been based on published LIBOR rates. Recently, however, lenders have insisted on provisions that entitle the lenders, in their discretion, to replace published LIBOR as the base for the interest calculation with their cost-of-funds rate. If we are required to agree to such a provision in future loan agreements, our lending costs could increase significantly, which would have an adverse effect on our profitability, earnings and cash flow.
An increase in interest rates would increase the cost of servicing our indebtedness and could reduce our profitability.
Our debt under certain of our credit facilities bears interest at variable rates. We may also incur indebtedness in the future with variable interest rates. As a result, an increase in market interest rates would increase the cost of servicing our indebtedness and could materially reduce our profitability and cash flows. The impact of such an increase would be more significant for us than it would be for some other companies because of our substantial indebtedness.

We depend entirely on TMS Bulkers and TMS Tankers to manage and charter our drybulk fleet and tankers fleet, respectively.
With respect to our operations in the drybulk and tanker shipping sectors, we currently have 19 employees, including our President and Chief Executive Officer, our Executive Vice President, our Chief Financial Officer and our Senior Vice President Head of Accounting and Reporting. Since January 1, 2011, we have subcontracted the commercial and technical management of our drybulk and tanker vessels, including crewing, maintenance and repair, to TMS Bulkers, and TMS Tankers Ltd., or TMS Tankers, respectively. TMS Bulkers and TMS Tankers are beneficially majority-owned by our Chairman, President and Chief Executive Officer, Mr. George Economou. The loss of the services or TMS Bulkers or TMS Tankers or their failure to perform their obligations to us could materially and adversely affect the results of our operations. Although we may have rights against TMS Bulkers and TMS Tankers if they default on their obligations to us, you will have no recourse against either of them. Further, we are required to seek approval from our lenders to change our manager.
Under our management agreements with TMS Bulkers and TMS Tankers, TMS Bulkers and TMS Tankers shall not be liable to us for any losses or damages arising in the course of its performance under the agreement unless such loss or damage is proved to have resulted from the negligence, gross negligence or willful default by TMS Bulkers and TMS Tankers, its employees or agents and in such case TMS Bulkers' and TMS Tankers' liability per incident or series of incidents is limited to a total of ten times the annual management fee payable under the relevant agreement. The management agreements further provide that TMS Bulkers and TMS Tankers shall not be liable for any of the actions of the crew, even if such actions are negligent, grossly negligent or willful, except to the extent that they are shown to have resulted from a failure by TMS Bulkers and TMS Tankers to perform their obligations with respect to management of the crew. Except to the extent of the liability cap described above, we have agreed to indemnify TMS Bulkers and TMS Tankers and their employees and agents against any losses incurred in the course of the performance of the agreement.
TMS Bulkers and TMS Tankers are privately held company and there is little or no publicly available information about them.
The ability of TMS Bulkers and TMS Tankers to continue providing services for our benefit will depend in part on their own financial strength. Circumstances beyond our control could impair TMS Bulkers' and TMS Tankers' financial strength, and because it is privately held it is unlikely that information about its financial strength would become public unless TMS Bulkers or TMS Tankers began to default on their obligations. As a result, an investor in our shares might have little advance warning of problems affecting TMS Bulkers and TMS Tankers, even though these problems could have a material adverse effect on us.
We may be unable to attract and retain qualified, skilled employees or crew necessary to operate our business.
Our success will depend in large part on our ability and the ability of TMS Bulkers and TMS Tankers to attract and retain highly skilled and qualified personnel. In crewing our vessels, we require technically skilled employees with specialized training who can perform physically demanding work. Competition to attract and retain qualified crew members is intense. If we are not able to increase our rates to compensate for any crew cost increases, it could have a material adverse effect on our business, results of operations, cash flows and financial condition. Any inability we, or TMS Bulkers or TMS Tankers, experience in the future to hire, train and retain a sufficient number of qualified employees could impair our ability to manage, maintain and grow our business, which could have a material adverse effect on our financial condition, results of operations and cash flows.

We are dependent upon key management personnel, particularly our Chairman, President and Chief Executive Officer Mr. George Economou.
Our continued operations depend to a significant extent upon the abilities and efforts of our Chairman, President and Chief Executive Officer, Mr. George Economou. The loss of Mr. Economou's services to our Company could adversely affect our discussions with our lenders and management of our fleet during this difficult economic period and, therefore, could adversely affect our business prospects, financial condition and results of operations. We do not currently, nor do we intend to, maintain "key man" life insurance on any of our personnel, including Mr. Economou.
Our Chairman, Chief Executive Officer has affiliations with TMS Bulkers and TMS Tankers which could create conflicts of interest.
Our major shareholder is controlled by Mr. George Economou, who controls four entities that, in the aggregate, were deemed to beneficially own, directly or indirectly, approximately 17.6% of our outstanding common shares as of March 2, 2015. Mr. Economou controls TMS Bulkers and TMS Tankers. Mr. Economou is also our Chairman, Chief Executive Officer and a director of our Company. These responsibilities and relationships could create conflicts of interest between us, on the one hand, and TMS Bulkers and TMS Tankers, on the other hand. These conflicts may arise in connection with the chartering, purchase, sale and operations of the vessels in our fleet versus drybulk carriers and tankers managed by TMS Tanker and/ or other companies affiliated with TMS Bulkers or TMS Tankers and Mr. Economou.
In particular, TMS Bulkers or TMS Tankers may give preferential treatment to vessels that are beneficially owned by related parties because Mr. Economou and members of his family may receive greater economic benefits.
Failure to attract or retain key personnel, labor disruptions or an increase in labor costs could adversely affect our operations in the offshore drilling sector.
We require highly skilled personnel to operate and provide technical services and support for our business in the offshore drilling sector worldwide. As of December 31, 2014, through the subsidiaries of Ocean Rig UDW, we employed 2,320 employees, the majority of whom are full-time crew employed on our drilling units. Under certain of our employment contracts, we are required to have a minimum number of local crew members of our drillships. We will need to recruit additional qualified personnel as we take delivery of our newbuilding drillships. Competition for the labor required for drilling operations has intensified as the number of drilling units activated, added to worldwide fleets or under construction has increased, leading to shortages of qualified personnel in the industry and creating upward pressure on wages and higher turnover. If turnover increases, we could see a reduction in the experience level of our personnel, which could lead to higher downtime, more operating incidents and personal injury and other claims, which in turn could decrease revenues and increase costs. In response to these labor market conditions, we are increasing efforts in our recruitment, training, development and retention programs as required to meet our anticipated personnel needs. If these labor trends continue, we may experience further increases in costs or limits on our offshore drilling operations.
Currently, our employees in Brazil and Norway are covered by collective bargaining agreements. In the future, some of our employees or contracted labor may be covered by collective bargaining agreements in certain jurisdictions such as Nigeria and the United Kingdom. As part of the legal obligations in some of these agreements, we may be required to contribute certain amounts to retirement funds and pension plans and have restricted ability to dismiss employees. In addition, many of these represented individuals could be working under agreements that are subject to salary negotiation. These negotiations could result in higher personnel costs, other increased costs or increased operating restrictions that could adversely affect our financial performance. Labor disruptions could hinder our operations from being carried out normally and if not resolved in a timely cost-effective manner, could have a material impact on our business. If we choose to cease operations in one of those countries or if the market conditions reduce the demand for our drilling services in such a country, we would incur costs, which may be material, associated with workforce reductions.

As we expand our business, we may need to improve our operating and financial systems and will need to recruit suitable employees and crew for our vessels.
Our current operating and financial systems may not be adequate as we expand the size of our fleet and our attempts to improve those systems may be ineffective. In addition, as we expand our fleet, we will need to recruit suitable additional seafarers and shoreside administrative and management personnel. We may be unable to hire suitable employees as we expand our fleet. If we or our crewing agent encounters business or financial difficulties, we may not be able to adequately staff our vessels. If we are unable to grow our financial and operating systems or to recruit suitable employees as we expand our fleet, our financial performance and our ability to pay dividends, if any, in the future may be adversely affected.
U.S. tax authorities could treat us as a "passive foreign investment company," which could have adverse U.S. federal income tax consequences to U.S. shareholders.
A foreign corporation will be treated as a "passive foreign investment company," or a PFIC, for U.S. federal income tax purposes if either (1) at least 75% of its gross income for any taxable year consists of certain types of "passive income" or (2) at least 50% of the average value of the corporation's assets produce or are held for the production of those types of "passive income." For purposes of these tests, "passive income" includes dividends, interest, and gains from the sale or exchange of investment property and rents and royalties other than rents and royalties which are received from unrelated parties in connection with the active conduct of a trade or business. For purposes of these tests, income derived from the performance of services does not constitute "passive income." U.S. shareholders of a PFIC are subject to a disadvantageous U.S. federal income tax regime with respect to the income derived by the PFIC, the distributions they receive from the PFIC and the gain, if any, they derive from the sale or other disposition of their shares in the PFIC.
Based on our method of operation, we do not believe that we are, have been or will be a PFIC with respect to any taxable year. In this regard, we intend to treat the gross income we derive or are deemed to derive from our time and voyage chartering activities as services income, rather than rental income. Accordingly, we believe that our income from our time and voyage chartering activities does not constitute passive income, and the assets that we own and operate in connection with the production of that income do not constitute assets that produce or are held for production of passive income.
There is substantial legal authority supporting this position consisting of case law and U.S. Internal Revenue Service, or the IRS, pronouncements concerning the characterization of income derived from time charters and voyage charters as services income for other tax purposes. However, it should be noted that there is also authority which characterizes time charter income as rental income rather than services income for other tax purposes. Accordingly, no assurance can be given that the IRS or a court of law will accept this position, and there is a risk that the IRS or a court of law could determine that we are a PFIC. Moreover, no assurance can be given that we would not constitute a PFIC for any future taxable year if the nature and extent of our operations changed.
If the IRS were to find that we are or have been a PFIC for any taxable year, our U.S. shareholders will face adverse U.S. federal income tax consequences and information reporting obligations. Under the PFIC rules, unless those shareholders make an election available under the Code (which election could itself have adverse consequences for such shareholders), such shareholders would be subject to U.S. federal income tax at the then prevailing income tax rates on ordinary income plus interest upon excess distributions and upon any gain from the disposition of our common shares, as if the excess distribution or gain had been recognized ratably over the U.S. shareholder's holding period of our common shares.  See "Item 10. Additional Information—E. Taxation – U.S. Federal Income Taxation of U.S. Holders" in our Annual Report on Form 20-F for the year ended December 31, 2014, incorporated herein by reference, for a more comprehensive discussion of the U.S. federal income tax consequences to U.S. shareholders if we are treated as a PFIC.

We may have to pay tax on United States source shipping income, which would reduce our earnings.
Under the U.S. Internal Revenue Code of 1986, or the Code, 50% of the gross shipping income of a vessel-owning or -chartering corporation, such as ourselves and certain of our subsidiaries, that is attributable to transportation that begins or ends, but that does not both begin and end, in the United States may be subject to a 4% U.S. federal income tax without allowance for any deductions, unless that corporation qualifies for exemption from tax under Section 883 of the Code and the Treasury Regulations promulgated thereunder.
We expect that we and each of our vessel-owning subsidiaries qualify for this statutory tax exemption and we have taken and intend to continue to take this position for U.S. federal income tax return reporting purposes. However, there are factual circumstances beyond our control that could cause us to lose the benefit of this tax exemption and thereby become subject to U.S. federal income tax on our U.S. source shipping income. For example, we would no longer qualify for exemption under Section 883 of the Code for a particular taxable year if shareholders, resident in jurisdictions other than "qualified foreign countries", with a five percent or greater interest in our common shares owned, in the aggregate, 50% or more of our outstanding common shares for more than half of the days during the taxable year. Due to the factual nature of the issues involved, it is possible that our tax-exempt status or that of any of our subsidiaries may change.
If we or our vessel-owning subsidiaries are not entitled to this exemption under Section 883 for any taxable year, we or our subsidiaries could be subject for those years to an effective 2% (i.e., 50% of 4%) U.S. federal income tax on our gross shipping income attributable to transportation that begins or ends, but that does not both begin and end, in the United States. The imposition of this taxation could have a negative effect on our business and would result in decreased earnings available for distribution to our shareholders.
A change in tax laws, treaties or regulations, or their interpretation, of any country in which we operate our drilling units could result in a high tax rate on our worldwide earnings, which could result in a significant negative impact on our earnings and cash flows from operations.
We conduct our worldwide drilling operations through various subsidiaries. Tax laws and regulations are highly complex and subject to interpretation. Consequently, we are subject to changing tax laws, treaties and regulations in and between countries in which we operate. Our income tax expense is based upon our interpretation of tax laws in effect in various countries at the time that the expense was incurred. A change in these tax laws, treaties or regulations, or in the interpretation thereof, or in the valuation of our deferred tax assets, could result in a materially higher tax expense or a higher effective tax rate on our worldwide earnings in our offshore drilling segment, and such change could be significant to our financial results. If any tax authority successfully challenges our operational structure, inter-company pricing policies or the taxable presence of our key subsidiaries in certain countries; or if the terms of certain income tax treaties are interpreted in a manner that is adverse to our structure; or if we lose a material tax dispute in any country, particularly in the United States, Canada, the United Kingdom, or Norway, our effective tax rate on our worldwide earnings from our offshore drilling operations could increase substantially and our earnings and cash flows from these operations could be materially adversely affected.
Our subsidiaries that provide services relating to drilling may be subject to taxation in the jurisdictions in which such activities are conducted. Such taxation would result in decreased earnings available to our shareholders.
Investors are encouraged to consult their own tax advisors concerning the overall tax consequences of the ownership of our common shares arising in an investor's particular situation under U.S. federal, state, local and foreign law.

Our vessels may call on ports located in, and our drilling units may operate in, countries that are subject to restrictions imposed by the U.S. or other governments, which could adversely affect our reputation and the market for our common shares.
During the year ended December 31, 2014, none of our vessels has called on ports located in, and none of our drilling units has operated in, countries subject to sanctions and embargoes imposed by the U.S. government and other authorities or countries identified by the U.S. government or other authorities as state sponsors of terrorism, such as Cuba, Iran, Sudan and Syria; however our vessels and drilling units may call on ports or operate in these countries from time to time in the future on our charterers' instructions. The U.S. sanctions and embargo laws and regulations vary in their application, as they do not all apply to the same covered persons or proscribe the same activities, and such sanctions and embargo laws and regulations may be amended or strengthened over time. In 2010, the U.S. enacted the Comprehensive Iran Sanctions Accountability and Divestment Act, or CISADA, which amended the Iran Sanctions Act. Among other things, CISADA introduced limits on the ability of companies and persons to do business or trade with Iran when such activities relate to the investment, supply or export of refined petroleum or petroleum products. In 2012, President Obama signed Executive Order 13608 which prohibits foreign persons from violating or attempting to violate, or causing a violation of any sanctions in effect against Iran or facilitating any deceptive transactions for or on behalf of any person subject to U.S. sanctions. Any persons found to be in violation of Executive Order 13608 will be deemed a foreign sanctions evader and will be banned from all contacts with the United States, including conducting business in U.S. dollars. Also in 2012, President Obama signed into law the Iran Threat Reduction and Syria Human Rights Act of 2012, or the Iran Threat Reduction Act, which created new sanctions and strengthened existing sanctions. Among other things, the Iran Threat Reduction Act intensifies existing sanctions regarding the provision of goods, services, infrastructure or technology to Iran's petroleum or petrochemical sector. The Iran Threat Reduction Act also includes a provision requiring the President of the United States to impose five or more sanctions from Section 6(a) of the Iran Sanctions Act, as amended, on a person the President determines is a controlling beneficial owner of, or otherwise owns, operates, or controls or insures a vessel that was used to transport crude oil from Iran to another country and (1) if the person is a controlling beneficial owner of the vessel, the person had actual knowledge the vessel was so used or (2) if the person otherwise owns, operates, or controls, or insures the vessel, the person knew or should have known the vessel was so used. Such a person could be subject to a variety of sanctions, including exclusion from U.S. capital markets, exclusion from financial transactions subject to U.S. jurisdiction, and exclusion of that person's vessels from U.S. ports for up to two years.
Although we believe that we have been in compliance with all applicable sanctions and embargo laws and regulations, and intend to maintain such compliance, there can be no assurance that we will be in compliance in the future, particularly as the scope of certain laws may be unclear and may be subject to changing interpretations. Any such violation could result in fines, penalties or other sanctions that could severely impact our ability to access U.S. capital markets and conduct our business, and could result in some investors deciding, or being required, to divest their interest, or not to invest, in us. In addition, certain institutional investors may have investment policies or restrictions that prevent them from holding securities of companies that have contracts with countries identified by the U.S. government as state sponsors of terrorism. The determination by these investors not to invest in, or to divest from, our common shares may adversely affect the price at which our common shares trade. Moreover, our charterers may violate applicable sanctions and embargo laws and regulations as a result of actions that do not involve us or our vessels, and those violations could in turn negatively affect our reputation. In addition, our reputation and the market for our securities may be adversely affected if we engage in certain other activities, such as entering into charters with individuals or entities in countries subject to U.S. sanctions and embargo laws that are not controlled by the governments of those countries, or engaging in operations associated with those countries pursuant to contracts with third parties that are unrelated to those countries or entities controlled by their governments. Investor perception of the value of our common shares may be adversely affected by the consequences of war, the effects of terrorism, civil unrest and governmental actions in these and surrounding countries.

On November 24, 2013, the P5+1 (the United States, United Kingdom, Germany, France, Russia and China) entered into an interim agreement with Iran entitled the "Joint Plan of Action," or the JPOA. Under the JPOA it was agreed that, in exchange for Iran taking certain voluntary measures to ensure that its nuclear program is used only for peaceful purposes, the U.S. and EU would voluntarily suspend certain sanctions for a period of six months.
On January 20, 2014, the U.S. and E.U. indicated that they would begin implementing the temporary relief measures provided for under the JPOA. These measures include, among other things, the suspension of certain sanctions on the Iranian petrochemicals, precious metals, and automotive industries from January 20, 2014 until July 20, 2014. The U.S. initially extended the JPOA until November 24, 2014, and has since extended it until June 30, 2015.  These regulations and U.S. sanctions may be amended over time, and the U.S. retains the authority to revoke the aforementioned relief if Iran fails to meet its commitments under the JPOA.
Although it is our intention to comply with the provisions of the JPOA, there can be no assurance that we will be in compliance in the future as such regulations and U.S. Sanctions may be amended over time, and the U.S. retains the authority to revoke the aforementioned relief if Iran fails to meet its commitments under the JPOA.
We may be subject to premium payment calls because we obtain some of our insurance through protection and indemnity associations.
For our drybulk and tanker vessels, we may be subject to increased premium payments, or calls, in amounts based on our claim records as well as the claim records of other members of the protection and indemnity associations in the International Group, which is comprised of 13 mutual protection and indemnity associations and insures approximately 90% of the world's commercial tonnage and through which we receive insurance coverage for tort liability, including pollution-related liability, as well as actual claims. Although there is no cap to the amount of such supplemental calls, historically, supplemental calls for our fleet have ranged from 0% to 40% of the annual insurance premiums, and in no year were such amounts material to the results of our operations. For the drilling units, we may be subject to increased premium payments, or calls, in amounts based on our claim records.
Our customers may be involved in the handling of environmentally hazardous substances and if discharged into the ocean may subject us to pollution liability which could have a negative impact on our cash flows, results of operations and ability to pay dividends, if any, in the future.
Our operations may involve the use or handling of materials that may be classified as environmentally hazardous substances. Environmental laws and regulations applicable in the countries in which we conduct operations have generally become more stringent. Such laws and regulations may expose us to liability for the conduct of or for conditions caused by others, or for our acts that were in compliance with all applicable laws at the time such actions were taken.
While we conduct maintenance on our drilling units in an effort to prevent such releases, future releases could occur, especially as our rigs age. Such releases may be large in quantity, above our permitted limits or in protected or other areas in which public interest groups or governmental authorities have an interest. These releases could result in fines and other costs to us, such as costs to upgrade our drilling units, costs to clean up the pollution, and costs to comply with more stringent requirements in our discharge permits. Moreover, these releases may result in our customers or governmental authorities suspending or terminating our operations in the affected area, which could have a material adverse effect on our business, results of operation and financial condition.
We expect that we will be able to obtain some degree of contractual indemnification from our customers in most of our drilling contracts against pollution and environmental damages. But such indemnification may not be enforceable in all instances, the customer may not be financially capable in all cases of complying with its indemnity obligations or we may not be able to obtain such indemnification agreements in the future.

Our operating and maintenance costs with respect to our offshore drilling units will not necessarily fluctuate in proportion to changes in operating revenues, which may have a material adverse effect on our results of operations, financial condition and cash flows.
Operating revenues may fluctuate as a function of changes in dayrates. However, costs for operating a drilling unit are generally fixed regardless of the dayrate being earned. Therefore, our operating and maintenance costs with respect to our offshore drilling units will not necessarily fluctuate in proportion to changes in operating revenues. In addition, should our drilling units incur idle time between contracts, we typically will not de-man those drilling units but rather use the crew to prepare the rig for its next contract. During times of reduced activity, reductions in costs may not be immediate, as portions of the crew may be required to prepare rigs for stacking, after which time the crew members are assigned to active rigs or dismissed. In addition, as our drilling units are mobilized from one geographic location to another, labor and other operating and maintenance costs can vary significantly. In general, labor costs increase primarily due to higher salary levels and inflation. Equipment maintenance expenses fluctuate depending upon the type of activity the unit is performing and the age and condition of the equipment. Contract preparation expenses vary based on the scope and length of contract preparation required and the duration of the firm contractual period over which such expenditures are incurred. If we experience increased operating costs without a corresponding increase in earnings, this may have a material adverse effect on our results of operations, financial condition and cash flows.
We may be subject to litigation that, if not resolved in our favor and not sufficiently insured against, could have a material adverse effect on us.
We have been and may be, from time to time, involved in various litigation matters. These matters may include, among other things, contract disputes, personal injury claims, environmental claims or proceedings, asbestos and other toxic tort claims, employment matters, governmental claims for taxes or duties, and other litigation that arises in the ordinary course of our business. Although we intend to defend these matters vigorously, we cannot predict with certainty the outcome or effect of any claim or other litigation matter, and the ultimate outcome of any litigation or the potential costs to resolve them may have a material adverse effect on us. Insurance may not be applicable or sufficient in all cases and/or insurers may not remain solvent which may have a material adverse effect on our financial condition.
Failure to comply with the U.S. Foreign Corrupt Practices Act could result in fines, criminal penalties, drilling contract terminations and an adverse effect on our business.
We may operate in a number of countries throughout the world, including countries known to have a reputation for corruption. We are committed to doing business in accordance with applicable anti-corruption laws and have adopted a code of business conduct and ethics which is consistent and in full compliance with the U.S. Foreign Corrupt Practices Act of 1977, or the FCPA. We are subject, however, to the risk that we, our affiliated entities or our or their respective officers, directors, employees and agents may take actions determined to be in violation of such anti-corruption laws, including the FCPA. Any such violation could result in substantial fines, sanctions, civil and/or criminal penalties, curtailment of operations in certain jurisdictions, and might adversely affect our business, results of operations or financial condition. In addition, actual or alleged violations could damage our reputation and ability to do business. Furthermore, detecting, investigating, and resolving actual or alleged violations is expensive and can consume significant time and attention of our senior management.

Risks Relating to Our Common Shares
Our Chairman, President and Chief Executive Officer, who may be deemed to beneficially own, directly or indirectly, approximately 17.6% of our outstanding common shares, may have the power to exert control over us, which may limit your ability to influence our actions.
As of March 2, 2015, our Chairman, President and Chief Executive Officer, Mr. George Economou, may be deemed to have beneficially owned, directly or indirectly, approximately 17.6% of our outstanding common shares and therefore may have the power to exert considerable influence over our actions. The interests of our Chairman, President and Chief Executive Officer may be different from your interests.
Future sales of our common shares could cause the market price of our common shares to decline.
The market price of our common shares could decline due to sales, or the announcements of proposed sales, of a large number of common shares in the market, including sales of common shares by our large shareholders, or the perception that these sales could occur. These sales, or the perception that these sales could occur, could also make it more difficult or impossible for us to sell equity securities in the future at a time and price that we deem appropriate to raise funds through future offerings of common shares.
Our Amended and Restated Articles of Incorporation authorize our board of directors to, among other things, issue additional shares of common or preferred stock or securities convertible or exchangeable into equity securities, without shareholder approval. We may issue such additional equity or convertible securities to raise additional capital. The issuance of any additional shares of common or preferred stock or convertible securities could be substantially dilutive to our shareholders. Moreover, to the extent that we issue restricted stock units, stock appreciation rights, options or warrants to purchase our common shares in the future and those stock appreciation rights, options or warrants are exercised or as the restricted stock units vest, our shareholders may experience further dilution. Holders of shares of our common shares have no preemptive rights that entitle such holders to purchase their pro rata share of any offering of shares of any class or series and, therefore, such sales or offerings could result in increased dilution to our shareholders.
There is no guarantee of a continuing public market for you to resell our common shares.
Our common shares commenced trading on the NASDAQ National Market, now the NASDAQ Global Market, in February 2005. Our common shares now trade on the NASDAQ Global Select Market. We cannot assure you that an active and liquid public market for our common shares will continue. The price of our common shares may be volatile and may fluctuate due to factors such as:
•	actual or anticipated fluctuations in our quarterly and annual results and those of other public companies in our industry;
•	mergers and strategic alliances in the drybulk shipping industry;
•	market conditions in the drybulk shipping industry and the general state of the securities markets;
•	changes in government regulation;
•	shortfalls in our operating results from levels forecast by securities analysts; and
•	announcements concerning us or our competitors.
The trading price of our common shares is below $5.00 and if it remains below that level, under stock exchange rules, our stockholders will not be able to use such shares as collateral for borrowing in margin accounts. This inability to use our common shares as collateral may depress demand as certain institutional investors are restricted from investing in shares priced below $5.00 and lead to sales of such shares creating downward pressure on and increased volatility in the market price of our common shares.

You may not be able to sell your shares of our common shares in the future at the price that you paid for them or at all.
The continued downturn in the drybulk carrier charter market has had a significant adverse impact on the market price of our common shares and may affect our ability to maintain our listing on Nasdaq or other securities exchange on which our common shares may be traded.
The continued downturn in the drybulk carrier charter market has caused the price of our common shares to decline significantly since late 2007. On April 13, 2015, we received notification from Nasdaq that we were no longer in compliance with our continued listing requirements because the average closing price of our common shares had fallen below $1.00 for a consecutive 30-trading day period. Pursuant to the Nasdaq Listing Rules, the applicable grace period to regain compliance is 180 days, or until October 12, 2015. Further declines in the trading price of our common shares may cause us to fail to meet certain of the continuing listing standards of Nasdaq, which could result in the delisting of our common shares.
We intend to monitor the closing bid price of our common stock between now and October 12, 2015 and consider our options, including a reverse stock split, in order to regain compliance with the Nasdaq Global Select Market minimum bid price requirement. We can cure this deficiency if the closing bid price of our common stock is $1.00 per share or higher for at least ten consecutive business days during the grace period. In the event we do not regain compliance within the 180-day grace period and we meet all other listing standards and requirements, we may be eligible for an additional 180-day grace period if we transfer to the Nasdaq Capital Market. We intend to cure the deficiency within the prescribed grace period. However, if our shares cease to be traded on Nasdaq or on another national securities exchange, the price at which you may be able to sell your common shares of the Company may be significantly lower than their current trading price or you may not be able to sell them at all.
Anti-takeover provisions in our organizational documents could make it difficult for our stockholders to replace or remove our current board of directors or have the effect of discouraging, delaying or preventing a merger or acquisition, which could adversely affect the market price of our common shares.
Several provisions of our Amended and Restated Articles of Incorporation and Amended and Restated Bylaws could make it difficult for our stockholders to change the composition of our board of directors in any one year, preventing them from changing the composition of management. In addition, the same provisions may discourage, delay or prevent a merger or acquisition that stockholders may consider favorable.
These provisions include:
•	authorizing our board of directors to issue "blank check" preferred stock without stockholder approval;
•	providing for a classified board of directors with staggered, three-year terms;
•	prohibiting cumulative voting in the election of directors;
•	authorizing the removal of directors only for cause and only upon the affirmative vote of the holders of a majority of the outstanding shares of our common shares entitled to vote for the directors;
•	prohibiting stockholder action by written consent unless the written consent is signed by all shareholders entitled to vote on the action;
•	limiting the persons who may call special meetings of stockholders;

•	establishing advance notice requirements for nominations for election to our board of directors or for proposing matters that can be acted on by stockholders at stockholder meetings; and
•	restricting business combinations with interested shareholders.
In addition, we have entered into a stockholders rights agreement that will make it more difficult for a third party to acquire us without the support of our board of directors.
The above anti-takeover provisions, including the provisions of our stockholders rights plan, could substantially impede the ability of public stockholders to benefit from a change in control and, as a result, may adversely affect the market price of our common shares and your ability to realize any potential change of control premium.
We are incorporated in the Republic of the Marshall Islands, which does not have a well-developed body of corporate law, and as a result, shareholders may have fewer rights and protections under Marshall Islands law than under a typical jurisdiction in the United States.
Our corporate affairs are governed by our Amended and Restated Articles of Incorporation and Amended and Restated Bylaws and by the Marshall Islands Business Corporations Act, or the BCA. The provisions of the BCA resemble provisions of the corporation laws of a number of states in the United States. However, there have been few judicial cases in the Republic of the Marshall Islands interpreting the BCA. The rights and fiduciary responsibilities of directors under the law of the Republic of the Marshall Islands are not as clearly established as the rights and fiduciary responsibilities of directors under statutes or judicial precedent in existence in certain United States jurisdictions. Shareholder rights may differ as well. While the BCA does specifically incorporate the non-statutory law, or judicial case law, of the State of Delaware and other states with substantially similar legislative provisions, our public shareholders may have more difficulty in protecting their interests in the face of actions by management, directors or controlling shareholders than would shareholders of a corporation incorporated in a United States jurisdiction.
Because the Public Company Accounting Oversight Board is not currently permitted to inspect our independent accounting firm, you may not benefit from such inspections.
Auditors of U.S. public companies are required by law to undergo periodic Public Company Accounting Oversight Board, or PCAOB, inspections that assess their compliance with U.S. law and professional standards in connection with performance of audits of financial statements filed with the SEC. Certain European Union countries, including Greece, do not currently permit the PCAOB to conduct inspections of accounting firms established and operating in such European Union countries, even if they are part of major international firms. Accordingly, unlike for most U.S. public companies, the PCAOB is prevented from evaluating our auditor's performance of audits and its quality control procedures, and, unlike shareholders of most U.S. public companies, we and our shareholders are deprived of the possible benefits of such inspections.
We are a "foreign private issuer", which could make our common shares less attractive to some investors or otherwise harm our stock price.
We are a "foreign private issuer," as such term is defined in Rule 405 under the Securities Act.  As a "foreign private issuer" the rules governing the information that we disclose differ from those governing U.S. corporations pursuant to the Securities and Exchange Act of 1934, as amended, or the Exchange Act. We are not required to file quarterly reports on Form 10-Q or provide current reports on Form 8-K disclosing significant events within four days of their occurrence. In addition, our officers and directors are exempt from the reporting and "short-swing" profit recovery provisions of Section 16 of the Exchange Act and related rules with respect to their purchase and sales of our securities. Our exemption from the rules of Section 16 of the Exchange Act regarding sales of ordinary shares by insiders means that you will have less data in this regard than shareholders of U.S. companies that are subject to the Exchange Act. Moreover, we are exempt from the proxy rules, and proxy statements that we distribute will not be subject to review by the SEC. Accordingly there may be less publicly available information concerning us than there is for other U.S. public companies.  These factors could make our common shares less attractive to some investors or otherwise harm our stock price.

The price of our shares of common stock after an offering may be volatile.
The price of our shares of common stock may fluctuate due to factors such as:
•	actual or anticipated fluctuations in our quarterly and annual results and those of other public companies in our industry
•	mergers and strategic alliances in the drybulk and tanker industries;
•	market conditions in the drybulk and tanker industries;
•	changes in government regulation;
•	the failure of securities analysts to publish research about us after this offering, or shortfalls in our operating results from levels forecast by securities analysts; and
•	the general state of the securities market;
The seaborne transportation industry has been highly unpredictable and volatile. The market for our shares of common stock in this industry may be equally volatile. Consequently, you may not be able to sell the securities at prices equal to or greater than those paid by you in an offering.
Investors may experience significant dilution as a result of future offerings.
We may have to attempt to sell shares in the future in order to satisfy our capital needs; however there can be no assurance that we will be able to do so. If we are able to sell shares in the future, the prices at which we sell these future shares will vary, and these variations may be significant and our existing shareholders may experience significant dilution if we sell these future shares to other than existing shareholders pro rata at prices significantly below the price at which such existing shareholders invested.
We may issue additional shares of our common stock or other equity securities without your approval, which would dilute your ownership interests and may depress the market price of shares of our common stock.
We may issue additional shares of our common stock or other equity securities of equal or senior rank in the future in connection with, among other things, future vessel acquisitions, repayment of outstanding indebtedness, or our equity incentive plan, without shareholder approval, in a number of circumstances.
Our issuance of additional shares of our common stock or other equity securities of equal or senior rank would have the following effects:
•	our existing shareholders' proportionate ownership interest in us will decrease;
•	the amount of cash available for dividends payable on our common shares may decrease;
•	the relative voting strength of each previously outstanding common share may be diminished; and
•	the market price of shares of our common stock may decline.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
Matters discussed in this prospectus, the accompanying prospectus supplement, and the documents incorporated by reference herein and therein may constitute forward-looking statements. The Private Securities Litigation Reform Act of 1995 provides safe harbor protections for forward-looking statements in order to encourage companies to provide prospective information about their business. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements, which are other than statements of historical facts or present facts or conditions.
We desire to take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and are including this cautionary statement in connection with this safe harbor legislation. This prospectus, the accompanying prospectus supplement, and the documents incorporated by reference herein and therein and any other written or oral statements made by us or on our behalf may include forward-looking statements, which reflect our current views with respect to future events and financial performance. When used in this prospectus, the words "anticipate," "believe," "expect," "intend," "estimate," "forecast," "project," "plan," "potential," "may," "should," and similar expressions identify forward-looking statements.
The forward-looking statements in this prospectus, the accompanying prospectus supplement, and the documents incorporated by reference herein and therein are based upon various assumptions, many of which are based, in turn, upon further assumptions, including without limitation, management's examination of historical operating trends, data contained in our records and other data available from third parties. Important assumptions relating to the forward-looking statements include, among other things, assumptions regarding demand for our services, the cost and availability of refined marine fuel from suppliers, pricing levels, the timing and cost of capital expenditures, competitive conditions, and general economic conditions. These assumptions could prove inaccurate. Although we believe that these assumptions were reasonable when made, because these assumptions are inherently subject to significant uncertainties and contingencies which are difficult or impossible to predict and are beyond our control, we cannot assure you that we will achieve or accomplish these expectations, beliefs or projections.
In addition to these assumptions and matters discussed under the caption "Risk Factors" in this prospectus, the accompanying prospectus supplement, and the documents incorporated by reference herein and therein, important factors that, in our view, could cause actual results to differ materially from those discussed in the forward-looking statements include:
•	our future operating or financial results;
•	our future payment of dividends and the availability of cash for payment of dividends;
•	our ability to obtain financing to fund our capital expenditure obligations for our newbuilding drillships;
•	our ability to retain and attract senior management and other key employees;
•	our ability to manage growth;
•	our ability to maintain our business in light of our proposed business and location expansion;
•	our ability to obtain double hull bunkering tankers given the scarcity of such vessels in general;
•	the outcome of legal, tax or regulatory proceedings to which we may become a party;
•	adverse conditions in the shipping or the marine fuel supply industries;
•	our ability to retain our key suppliers and key customers;

•	our contracts and licenses with governmental entities remaining in full force and effect;
•	material disruptions in the availability or supply of crude oil or refined petroleum products;
•	changes in the market price of petroleum, including the volatility of spot pricing;
•	increased levels of competition;
•	compliance or lack of compliance with various environmental and other applicable laws and regulations;
•	our ability to collect accounts receivable;
•	changes in the political, economic or regulatory conditions in the markets in which we operate, and the world in general;
•	our future, pending or recent acquisitions, business strategy, areas of possible expansion, and expected capital spending or operating expenses;
•	our failure to hedge certain financial risks associated with our business;
•	uninsured losses;
•	our ability to maintain our current tax treatment;
•	our failure to comply with restrictions in our credit agreements;
•	increases in interest rates; and
•	other important factors described from time to time in our filings with the SEC.

PER SHARE MARKET PRICE INFORMATION
The trading market for our common stock is the NASDAQ Global Select Market, on which the shares are listed under the symbol "DRYS." You should carefully review the high and low prices of DryShips Inc.'s common shares in the tables for the months, quarters and years indicated under the heading "Item 9. The Offer and Listing" in our Annual Report on Form 20-F for the year ended December 31, 2014, which is incorporated by reference herein.

RATIO OF EARNINGS TO FIXED CHARGES
The following table sets forth our unaudited ratio of earnings to fixed charges (or the dollar amount of the coverage deficiency in periods that earnings are inadequate to cover fixed charges) for each of the preceding five fiscal years.
	Year Ended December 31, 2010		Year Ended December 31, 2011	Year Ended December 31, 2012	Year Ended December 31, 2013	Year Ended December 31, 2014
Earnings/ (loss)	(in thousands of US dollars)
Income/(loss) from continuing operations before income taxes and non controlling interests	$210,886		$(19,858)	$(244,636)	$(153,437)	$135,843
Add: Depreciation of capitalized interest	63		2,871	5,137	5,979	9,552
Add: Fixed charges	145,276		222,241	269,095	401,843	450,246
Less: Capitalized interest	(78,451)		(76,068)	(58,967)	(69,714)	(39,225)
Add: Equity in loss of investee	-		-	-	-	-
Total Earnings/ (loss)	$277,774		$129,186	$(29,371	$184,671	556,416

Fixed Charges
Interest expensed and capitalized	$107,894		$163,171	$209,692	$309,094	$351,701
Amortization and write-off of capitalized expenses relating to indebtedness	37,382		59,070	59,403	92,749	98,545
Total Fixed Charges	$145,276		$222,241	$269,095	$401,843	$450,246
Ratio of Earnings to Fixed Charges	1.9	x	-	-	-	1.2	x
Dollar Amount of Deficiency in Earnings to Fixed Charges	N/A		93,055	298,466	217,172	N/A

We did not have any preferred stock outstanding as of March 16, 2015 or during any of the years ended December 31, 2012, 2013 or 2014.  We did not pay any cash dividends on our Series A Convertible Preferred Stock outstanding during the years ended December 31, 2010 or 2011.

CAPITALIZATION
Each prospectus supplement will include information on the Company's consolidated capitalization.

USE OF PROCEEDS
We intend to use net proceeds from the sale of the securities as set forth in the applicable prospectus supplement.  We will not receive any proceeds from any sale of our common shares by any selling shareholder.

PLAN OF DISTRIBUTION
We or any selling shareholder may sell or distribute the securities included in this prospectus through underwriters, through agents, to dealers, in private transactions, at market prices prevailing at the time of sale, at prices related to the prevailing market prices, or at negotiated prices.
In addition, we or any selling shareholder may sell some or all of our securities included in this prospectus, through:
•	a block trade in which a broker-dealer may resell a portion of the block, as principal, in order to facilitate the transaction;
•	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;
•	ordinary brokerage transactions and transactions in which a broker solicits purchasers; or
•
trading plans entered into by the selling shareholder pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any prospectus supplement hereto that provide for periodic sales of their common shares on the basis of parameters described in such trading plans.

In addition, we or any selling shareholder may enter into option or other types of transactions that require us or them to deliver our securities to a broker-dealer, who will then resell or transfer the securities under this prospectus. We or any selling shareholder may enter into hedging transactions with respect to our securities. For example, we or any selling shareholder may:
•	enter into transactions involving short sales of our shares of common stock by broker-dealers;
•	sell common shares short themselves and deliver the shares to close out short positions;
•
enter into option or other types of transactions that require us or the selling shareholder to deliver shares of common stock to a broker-dealer, who will then resell or transfer the shares of common stock under this prospectus; or

•	loan or pledge the common shares to a broker-dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares.
We or any selling shareholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or any selling shareholder or borrowed from us, any selling shareholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us or any selling shareholder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, we or any selling shareholder may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

The selling shareholders and any broker-dealers or other persons acting on our behalf or the behalf of any selling shareholder that participates with us or any selling shareholder in the distribution of the securities, may be deemed to be underwriters, and any commissions received or profit realized by them on the resale of the securities, may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended, or the Securities Act. As a result, we have or will inform the selling shareholders that Regulation M, promulgated under the Exchange Act, may apply to sales by the selling shareholders in the market. The selling shareholders may agree to indemnify any broker, dealer or agent that participates in transactions involving the sale of our common shares against certain liabilities, including liabilities arising under the Securities Act.
As of the date of this prospectus, we are not a party to any agreement, arrangement or understanding between any broker or dealer and us with respect to the offer or sale of the securities pursuant to this prospectus.
At the time that any particular offering of securities is made, to the extent required by the Securities Act, a prospectus supplement will be distributed, setting forth the terms of the offering, including the aggregate number of securities being offered, the purchase price of the securities, the initial offering price of the securities, the names of any underwriters, dealers or agents, any discounts, commissions and other items constituting compensation from us, and any discounts, commissions or concessions allowed or reallowed or paid to dealers. Furthermore, we, our executive officers, our directors and any selling shareholder may agree, subject to certain exemptions, that for a certain period from the date of the prospectus supplement under which the securities are offered, we and they will not, without the prior written consent of an underwriter, offer, sell, contract to sell, pledge or otherwise dispose of any of our common shares or any securities convertible into or exchangeable for our common shares. However, an underwriter, in its sole discretion, may release any of the securities subject to these lock-up agreements at any time without notice. We expect an underwriter to exclude from these lock-up agreements, securities exercised and/or sold pursuant to trading plans entered into by any selling shareholder pursuant to Rule 10b5-1 under the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any prospectus supplement hereto that provide for periodic sales of securities on the basis of parameters described in such trading plans.
Underwriters or agents could make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an at-the-market offering as defined in Rule 415 promulgated under the Securities Act, which includes sales made directly on or through the NASDAQ Global Select Market, the existing trading market for our shares of common stock, or sales made to or through a market maker other than on an exchange.
We will bear costs relating to all of the securities offered and sold under this registration statement.

SELLING SHAREHOLDERS
The selling shareholders, who will be named in a prospectus supplement, may offer and sell from time to time pursuant to this registration statement, an aggregate of up to 133,531,742 of our common shares that were previously issued in: (i) (a) private placements that occurred on inception of the Company in October 2004, (b) private placements that occurred between May and August of 2006 and in October 2006; (c) private placements that occurred upon the sale of minority interests to the Company in 2011, and (d) a private placement in November 2014 which occurred simultaneously with a public offering; (ii) pursuant to a share dividend in October 2011; and (iii) pursuant to restricted stock awards granted under the equity incentive plan dated January 16, 2008, as amended, which were most recently issued in January 2015. We will not receive any of the proceeds from any sale of our common shares by any of the selling shareholders.

ENFORCEMENT OF CIVIL LIABILITIES
DryShips Inc. is a Marshall Islands company and our executive offices are located outside the United States in Athens, Greece. A majority of our directors, officers and the experts named in the prospectus reside outside the United States. In addition, a substantial portion of our assets and the assets of our directors, officers and experts are located outside the United States. As a result, you may have difficulty serving legal process within the United States upon us or any of these persons. You may also have difficulty enforcing, both in and outside the United States, judgments you may obtain in U.S. courts against us or these persons in any action, including actions based upon the civil liability provisions of U.S. federal or state securities laws.
Furthermore, there is substantial doubt that the courts in the countries in which we or our subsidiaries are incorporated or where our assets or the assets of our subsidiaries, directors or officers and such experts are located (i) would enforce judgments of U.S. courts obtained in actions against us or our subsidiaries, directors or officers and such experts based upon the civil liability provisions of applicable U.S. federal and state securities laws or (ii) would enforce, in original actions, liabilities against us or our subsidiaries, directors or officers and such experts based on those laws.

DESCRIPTION OF CAPITAL STOCK
For purposes of the description of the Company's capital stock below, references to "us," "we" and "our" refer only to DryShips Inc. and not any of our subsidiaries.  Please see our amended and restated articles of incorporation and bylaws, copies of which are exhibits to our most recent Annual Report on Form 20-F incorporated by reference herein.
Authorized and Outstanding Capital Stock
Under our Amended and Restated Articles of Incorporation, our authorized capital stock consists of 1,000,000,000 shares of common stock, par value $0.01 per share, of which 669,964,321 shares (including treasury stock) are issued and outstanding as of March 2, 2015and 500,000,000 shares of preferred stock, par value $0.01 per share, of which 100,000,000 shares have been designated as Series A Convertible Preferred Stock and 10,000,000 as Series A Participating Preferred Stock, and no shares are issued and outstanding as of March 2, 2015.  All of our shares of stock are in registered form.
Share History
On August 20, 2013, our compensation committee approved that a bonus in the form of 1,000,000 shares of our common stock be granted to Fabiana Services S.A., or Fabiana, a related party, for the contribution of Mr. George Economou for Chief Executive Officer's services rendered during 2012. The shares vest over a period of two years with 333,334 shares vesting on August 20, 2013, 333,333 shares vesting on August 20, 2014 and 333,333 vesting on August 20, 2015.
On October 4, 2013, we filed a prospectus supplement to the universal shelf registration statement on Form F-3 filed on August 30, 2013, pursuant to an at-the-market offering for up to $200 million of our common shares. In connection with the offering, we entered into a Sales Agreement with Evercore Group LLC, or Evercore, the sales agent, dated October 4, 2013. During 2013, 6,892,233 common shares were issued and sold pursuant to the at-the-market offering, resulting in net proceeds of $23.7 million, after deducting commissions, while in 2014, 22,209,844 common shares were issued and sold pursuant to the at-the-market offering, resulting in net proceeds of $90.0 million, after deducting commissions.
On August 19, 2014, our compensation committee approved that a bonus in the form of 1,200,000 shares of our common stock be granted to Fabiana for the contribution of Mr. George Economou for Chief Executive Officer's services rendered during 2013. The shares vest over a period of three years with 400,000 shares vesting on December 31, 2014, 400,000 shares vesting on December 31, 2015, and 400,000 vesting on December 31, 2016.
On October 29, 2014, we completed the issuance of 250,000,000 of our common shares in a public offering amounting to net proceeds to us of $332.9 million.
On December 30, 2014, our compensation committee approved that a bonus in the form of 2,100,000 shares of our common stock, be granted to Fabiana for the contribution of Mr. George Economou for Chief Executive Officer's services rendered during 2014. The shares vest over a period of three years with 700,000 shares vesting on December 31, 2015, 700,000 shares vesting on December 31, 2016, and 700,000 vesting on December 31, 2017.

Description of Common Stock
Each outstanding share of common stock entitles the holder to one vote on all matters submitted to a vote of stockholders. Subject to preferences that may be applicable to any outstanding shares of preferred stock, holders of shares of common stock are entitled to receive ratably all dividends, if any, declared by our board of directors out of funds legally available for dividends. Holders of common stock do not have conversion, redemption or preemptive rights to subscribe to any of our securities. All outstanding shares of common stock are, and the shares to be sold pursuant to this registration statement when issued and paid for will be, fully paid and non-assessable. The rights, preferences and privileges of holders of common stock are subject to the rights of the holders of our Series A Convertible Preferred Stock and any shares of preferred stock which we may issue in the future. Our common stock is listed on the NASDAQ Global Select Market under the symbol "DRYS."
Description of Preferred Stock
Under the terms of our articles of incorporation, we are authorized to issue up to 500,000,000 shares of preferred stock, par value $0.01 per share. Our articles of incorporation authorize our board of directors to establish one or more series of preferred shares and to determine, with respect to any series of preferred shares, the terms and rights of that series, including:
•	the designation of the series;
•	the number of shares of the series;
•	the preferences and relative, participating, option or other special rights, if any, and any qualifications, limitations or restrictions of such series; and
•	the voting rights, if any, of the holders of the series.
We have designated 100,000,000 of our preferred shares as Series A Convertible Preferred Stock and 10,000,000 of our preferred shares as Series A Participating Preferred Stock in connection with the adoption of our Stockholders Rights Agreement described under "—Preferred Share Purchase Rights."
Our Articles of Incorporation and Bylaws
Our purpose, as stated in Section B of our Amended and Restated Articles of Incorporation, is to engage in any lawful act or activity for which corporations may now or hereafter be organized under the Marshall Islands Business Corporations Act. Our Amended and Restated Articles of Incorporation and Amended and Restated Bylaws do not impose any limitations on the ownership rights of our shareholders.
Directors
Our directors are elected by a plurality of the votes cast by shareholders entitled to vote in an election. Our Amended and Restated Articles of Incorporation provide that cumulative voting shall not be used to elect directors. Our board of directors must consist of at least three members. The exact number of directors is fixed by a vote of at least 66 2/3% of the entire board. Our Amended and Restated Bylaws provide for a staggered board of directors whereby directors shall be divided into three classes: Class A, Class B and Class C which shall be as nearly equal in number as possible. Shareholders, acting as at a duly constituted meeting, or by unanimous written consent of all shareholders, initially designated directors as Class A, Class B or Class C. The term of our directors designated Class A directors expires at our 2017 annual meeting of shareholders. Class B directors serve for a term expiring at our 2015 annual meeting of shareholders. Directors designated as Class C directors serve for a term expiring at our 2016 annual meeting of shareholders. At annual meetings for each initial term, directors to replace those whose terms expire at such annual meetings will be elected to hold office until the third succeeding annual meeting. Each director serves his respective term of office until his successor has been elected and qualified, except in the event of his death, resignation, removal or the earlier termination of his term of office. Our board of directors has the authority to fix the amounts which shall be payable to the members of the board of directors for attendance at any meeting or for services rendered to us.

Under our Amended and Restated Bylaws, no contract or transaction between the Company and one or more of our directors or officers, or between the Company and any other corporation, partnership, association or other organization of which one or more of our directors or officers are directors or officers or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of our board of directors or a committee thereof which authorizes the contract or transaction, or solely because his or her or their votes are counted for such purpose, if: (i) the material facts as to his or her or their relationship or interest as to the contract or transaction are disclosed or are known to our board or directors or the applicable committee thereof and the board or directors or such committee, as applicable, in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, or, if the votes of the disinterested directors are insufficient to constitute an act of the board of directors as defined under the BCA, then by unanimous vote of the disinterested directors; (ii) the material facts as to his or her or their relationship or interest as to the contract or transaction are disclosed or are known to the Company's shareholders, and the contract or transaction is specifically approved in good faith by vote of the shareholders; or (iii) the contract or transaction is fair as to the Company as of the time it is authorized, approved or ratified by our board of directors, a committee thereof or our shareholders.  Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or of a committee thereof that authorizes the contract or transaction.
Shareholder Meetings
Under our Amended and Restated Bylaws, annual shareholders meetings will be held at a time and place selected by our board of directors. The meetings may be held in or outside of the Marshall Islands. Our board of directors may set a record date between 15 and 60 days before the date of any meeting to determine the shareholders that will be eligible to receive notice and vote at the meeting.
Dissenters' Rights of Appraisal and Payment
Under the BCA, our shareholders have the right to dissent from various corporate actions, including any merger or consolidation or sale of all or substantially all of our assets not made in the usual course of our business, and receive payment of the fair value of their shares. However, the right of a dissenting shareholder to receive payment of the appraised fair value of his shares is not available under the BCA for the shares of any class or series of stock, which shares or depository receipts in respect thereof, at the record date fixed to determine the shareholders entitled to receive notice of and to vote at the meeting of the shareholders to act upon the agreement of merger or consolidation, were either (i) listed on a securities exchange or admitted for trading on an interdealer quotation system or (ii) held of record by more than 2,000 holders. In the event of any further amendment of our Amended and Restated Articles of Incorporation, a shareholder also has the right to dissent and receive payment for the shareholder's shares if the amendment alters certain rights in respect of those shares. The dissenting shareholder must follow the procedures set forth in the BCA to receive payment. In the event that we and any dissenting shareholder fail to agree on a price for the shares, the BCA procedures involve, among other things, the institution of proceedings in any appropriate court in any jurisdiction in which our shares are primarily traded on a local or national securities exchange.
Shareholders' Derivative Actions
Under the BCA, any of our shareholders may bring an action in our name to procure a judgment in our favor, also known as a derivative action, provided that the shareholder bringing the action is a holder of common stock both at the time the derivative action is commenced and at the time of the transaction to which the action relates.

Indemnification of Officers and Directors
Our Amended and Restated Bylaws include a provision that entitles any director or officer of the Company to be indemnified by the Company upon the same terms, under the same conditions and to the same extent as authorized by the BCA if he acted in good faith and in a manner reasonably believed to be in and not opposed to the best interests of the Company, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.
We are also authorized to carry directors' and officers' insurance as a protection against any liability asserted against our directors and officers acting in their capacity as directors and officers regardless of whether the Company would have the power to indemnify such director or officer against such liability by law or under the provisions of our by laws. We believe that these indemnification provisions and insurance are useful to attract and retain qualified directors and executive officers.
The indemnification provisions in our Amended and Restated Bylaws may discourage shareholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our shareholders. There is currently no pending material litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought.
Anti-takeover Provisions of our Charter Documents
Several provisions of our Amended and Restated Articles of Incorporation and Amended and Restated Bylaws may have anti-takeover effects. These provisions are intended to avoid costly takeover battles, lessen our vulnerability to a hostile change of control and enhance the ability of our board of directors to maximize shareholder value in connection with any unsolicited offer to acquire us. However, these anti-takeover provisions, which are summarized below, could also discourage, delay or prevent (1) the merger or acquisition of our company by means of a tender offer, a proxy contest or otherwise, that a shareholder may consider in its best interest and (2) the removal of incumbent officers and directors.
Blank Check Preferred Stock
Under the terms of our Amended and Restated Articles of Incorporation, our board of directors has authority, without any further vote or action by our shareholders, to issue up to 500,000,000 shares of blank check preferred stock, of which 100,000,000 of these shares have been designated as Series A Convertible Preferred Stock and 10,000,000 of these shares have been designated as Series A Participating Preferred Stock as of March 2, 2015.  As of March 2, 2015, we had no shares of preferred stock outstanding.  Our board of directors may issue shares of preferred stock on terms calculated to discourage, delay or prevent a change of control of our company or the removal of our management.
Classified Board of Directors
Our Amended and Restated Articles of Incorporation provide for a board of directors serving staggered, three-year terms. Approximately one-third of our board of directors will be elected each year. The classified board provision could discourage a third party from making a tender offer for our shares or attempting to obtain control of our Company. It could also delay shareholders who do not agree with the policies of the board of directors from removing a majority of the board of directors for two years.

Election and Removal of Directors
Our Amended and Restated Articles of Incorporation prohibit cumulative voting in the election of directors. Our Amended and Restated Bylaws require shareholders to give advance written notice of nominations for the election of directors. Our Amended and Restated Bylaws also provide that our directors may be removed only for cause and only upon affirmative vote of the holders of at least 66 2/3% of the outstanding voting shares of the Company. These provisions may discourage, delay or prevent the removal of incumbent officers and directors.
Limited Actions by Shareholders
Under the BCA and our Amended and Restated Bylaws, any action required or permitted to be taken by our shareholders must be effected at an annual or special meeting of shareholders or by the unanimous written consent of our shareholders. Our Amended and Restated Bylaws provide that, unless otherwise prescribed by law, only a majority of our board of directors, the chairman of our board of directors or the President may call special meetings of our shareholders, and the business transacted at the special meeting is limited to the purposes stated in the notice. Accordingly, a shareholder may be prevented from calling a special meeting of shareholders for shareholder consideration of a proposal over the opposition of our board of directors and shareholder consideration of a proposal may be delayed until the next annual meeting of shareholders.
Advance Notice Requirements for Shareholder Proposals and Director Nominations
Our Amended and Restated Bylaws provide that shareholders seeking to nominate candidates for election as directors or to bring business before an annual meeting of shareholders must provide timely notice of their proposal in writing to the corporate secretary. Generally, to be timely, a shareholder's notice must be received at our principal executive offices not less than 150 days nor more than 180 days prior to the one year anniversary of the preceding year's annual meeting of shareholders. Our Amended and Restated Bylaws also specify requirements as to the form and content of a shareholder's notice. These provisions may impede shareholders' ability to bring matters before an annual meeting of shareholders or make nominations for directors at an annual meeting of shareholders.
Description of Preferred Share Purchase Rights
Each common share includes one right, which we refer to as a Right, that entitles the holder to purchase from us a unit consisting of one-thousandth of a share of the Company's Series A Participating Preferred Stock, or the Preferred Stock, at an initial exercise price of $130.00 per unit, or the Exercise Price, subject to specified adjustments. The Rights were initially issued pursuant to a preferred share purchase rights agreement dated January 18, 2008, or the Rights Agreement, and American Stock Transfer & Trust Company is the rights agent under the assigned Rights agreement, or the Rights Agent.  Until a Right is exercised, the holder of a Right will have no rights to vote or receive dividends or any other shareholder rights.
The Rights may have anti-takeover effects. The Rights will cause substantial dilution to any person or group that attempts to acquire us without the approval of our Board. As a result, the overall effect of the Rights may be to render more difficult or discourage any attempt to acquire us. Because our Board can approve a redemption of the Rights for a permitted offer, the Rights should not interfere with a merger or other business combination approved by our Board. We have summarized the material terms and conditions of the Rights Agreement and the Rights below. For a complete description of the Rights, we encourage you to read the Rights Agreement, which we have filed as an exhibit to the registration statement of which this prospectus is a part.

Detachment of the Rights
The Rights are attached to all certificates representing our currently outstanding common stock and will attach to all common stock certificates we issue prior to the Rights distribution date that we describe below. The Rights are not exercisable until after the Rights distribution date and will expire at the close of business on the tenth anniversary date of the adoption of the rights plan, unless we redeem or exchange them earlier as we describe below. The Rights will separate from the common stock and a Rights distribution date would occur, subject to specified exceptions, on the earlier of the following two dates:
•	the 10th day after public announcement that a person or group has acquired ownership of 15% or more of the Company's common stock or
•
the 10th business day (or such later date as determined by the Board) after a person or group announces a tender or exchange offer which would result in that person or group holding 15% or more of the Company's common stock.

Any person or group who acquires ownership of 15% or more of the Company's common stock shall be deemed an "Acquiring Person," but shall not include the Company, or anyone excepted from such definition in the Rights Agreement.
Persons who are the beneficial owner of 15% or more of the Company's common stock on the effective date of the Rights Agreement are excluded from the definition of Acquiring Person, until such time as they acquire an additional 5% of our outstanding common stock for purposes of the Rights, and therefore until such time, their ownership cannot trigger the Rights. Specified "inadvertent" owners that would otherwise become an acquiring person, including those who would have this designation as a result of repurchases of common shares by us, will not become acquiring persons as a result of those transactions, as described in detail in the Rights Agreement.
Our Board may defer the Rights distribution date in some circumstances, and some inadvertent acquisitions will not result in a person becoming an acquiring person if the person promptly divests itself of a sufficient number of common shares.
Until the Rights distribution date:
•	our common stock certificates will evidence the Rights, and the Rights will be transferable only with those certificates; and
•	any new common share will be issued with Rights and new certificates will contain a notation incorporating the Rights agreement by reference.
As soon as practicable after the Rights distribution date, the Rights agent will mail certificates representing the Rights to holders of record of common shares at the close of business on that date. After the Rights distribution date, only separate Rights certificates will represent the Rights.
We will not issue Rights with any common shares we issue after the Rights distribution date, except as our Board may otherwise determine.
Flip-In Event
A "flip-in event" will occur under the Rights Agreement when a person becomes an Acquiring Person other than pursuant to certain kinds of permitted offers. An offer is permitted under the Rights Agreement if a person will become an Acquiring Person pursuant to a merger or other acquisition agreement that has been approved by our Board prior to that person becoming an Acquiring Person.

If a flip-in event occurs and we have not previously redeemed the Rights as described under the heading "Redemption of Rights" below or, if the Acquiring Person acquires less than 50% of our outstanding common stock and we do not exchange the Rights as described under the heading "Exchange of Rights" below, each Right, other than any Right that has become void, as we describe below, will become exercisable at the time it is no longer redeemable for the number of common shares, or, in some cases, cash, property or other of our securities, having a current market price equal to two times the exercise price of such Right.
When a flip-in event occurs, all Rights that then are, or in some circumstances that were, beneficially owned by or transferred to an Acquiring Person or specified related parties will become void in the circumstances the Rights Agreement specifies.
Flip-Over Event
A "flip-over event" will occur under the Rights Agreement when, at any time after a person has become an Acquiring Person:
•	we are acquired in a merger or other business combination transaction, other than specified mergers that follow a permitted offer of the type we describe above; or
•	50% or more of our assets or earning power is sold or transferred.
If a flip-over event occurs, each holder of a Right, other than any Right that has become void as we describe under the heading "Flip-In Event" above, will have the Right to receive the number of common shares of the acquiring company which has a current market price equal to two times the exercise price of such Right.
Antidilution
The number of outstanding Rights associated with our common stock is subject to adjustment for any stock split, stock dividend or subdivision, combination or reclassification of our common stock occurring prior to the Rights distribution date. With some exceptions, the Rights Agreement will not require us to adjust the Exercise Price of the Rights until cumulative adjustments amount to at least 1% of the Exercise Price. The Rights Agreement does not require us to issue fractional shares of our preferred shares that are not integral multiples of one-thousandth of a share, instead we may make a cash adjustment based on the market price of the common stock on the last trading date prior to the date of exercise.
Redemption of Rights
At any time until the date on which the occurrence of a flip-in event is first publicly announced, we may order redemption of the Rights in whole, but not in part, at a redemption price of $0.001 per Right. The redemption price is subject to adjustment for any stock split, stock dividend or similar transaction occurring before the date of redemption. At our option, we may pay that redemption price in cash or common shares. The Rights are not exercisable after a flip-in event if they are timely redeemed by us or until ten days following the first public announcement of a flip-in event. If our Board timely orders the redemption of the Rights, the Rights will terminate on the effectiveness of that action.
Exchange of Rights
We may, at our option, exchange the Rights (other than Rights owned by an Acquiring Person or an affiliate or an associate of an Acquiring Person, which have become void), in whole or in part. The exchange will be at an exchange ratio of one common share per Right, subject to specified adjustments at any time after the occurrence of a flip-in event and prior to any person other than us or our existing shareholders becoming the beneficial owner of 50% or more of our outstanding common shares for the purposes of the Rights Agreement.

Amendment of Terms of Rights
During the time the Rights are redeemable, we may amend any of the provisions of the Rights Agreement, other than by decreasing the redemption price. Once the Rights cease to be redeemable, we generally may amend the provisions of the Rights agreement, other than to decrease the redemption price, only as follows:
•	to cure any ambiguity, defect or inconsistency;
•	to make changes that do not materially adversely affect the interests of holders of Rights, excluding the interests of any Acquiring Person; or
•
to shorten or lengthen any time period under the Rights Agreement, except that we cannot lengthen the time period governing redemption and we may only lengthen any time period for the purpose of protecting, enhancing or clarifying the right of and/or the benefits to the holders of Rights (other than the Acquiring Person).

Dividends
In light of a lower freight rate environment and a highly challenged financing environment, our board of directors, beginning with the fourth quarter of 2008, has suspended our common share dividend. Our dividend policy will be assessed by the board of directors from time to time. The suspension allows us to preserve capital and use the preserved capital to capitalize on market opportunities as they may arise. Until market conditions improve, it is unlikely we will reinstate the payment of dividends. In addition, other external factors, such as our lenders imposing restrictions on our ability to pay dividends under the terms of our loan agreements, may limit our ability to pay dividends. Further, we may not be permitted to pay dividends if we are in breach of the covenants contained in our loan agreements. In addition, the waivers of our non-compliance with covenants in our loan agreements that we received from our lenders may prohibit us from paying our dividends.
Because we are a holding company with no material assets other than the stock of our subsidiaries, our ability to pay dividends, if any, in the future, will also depend on the earnings and cash flow of our subsidiaries and their ability to pay dividends to us. If there is a substantial decline in the drybulk, tanker or offshore drilling charter markets, our earnings would be negatively affected thus limiting our ability to pay dividends, if any, in the future. Marshall Islands law generally prohibits the payment of dividends other than from surplus or while a company is insolvent or would be rendered insolvent upon the payment of such dividend.
We believe that, under current U.S. law, any future dividend payments from our then current and accumulated earnings and profits, as determined under U.S. federal income tax principles, would constitute "qualified dividend income" and, as a consequence, non-corporate U.S. shareholders would generally be subject to the same preferential U.S. federal income tax rates applicable to long-term capital gains with respect to such dividend payments. Distributions in excess of our earnings and profits, as so calculated, will be treated first as a non-taxable return of capital to the extent of a U.S. stockholder's tax basis in its common shares on a dollar-for-dollar basis and thereafter as capital gain.

DESCRIPTION OF DEBT SECURITIES
We may issue debt securities from time to time in one or more series, under one or more indentures, each dated as of a date on or prior to the issuance of the debt securities to which it relates.  We may issue senior debt securities and subordinated debt securities pursuant to separate indentures, a senior indenture and a subordinated indenture, respectively, in each case between us and the trustee named in the indenture.  We have filed forms of these documents as exhibits to the registration statement, of which this prospectus forms a part.  The senior indenture and the subordinated indenture, as amended or supplemented from time to time, are sometimes referred to individually as an "indenture" and collectively as the "indentures."  Each indenture will be subject to and governed by the Trust Indenture Act and will be construed in accordance with and governed by the laws of the State of New York, without giving effect to any principles thereof relating to conflicts of law that would result in the application of the laws of any other jurisdiction.  The aggregate principal amount of debt securities which may be issued under each indenture will be unlimited and each indenture will contain the specific terms of any series of debt securities or provide that those terms must be set forth in or determined pursuant to, an authorizing resolution, as defined in the applicable prospectus supplement, and/or a supplemental indenture, if any, relating to such series.  Our debt securities may be convertible or exchangeable into any of our equity or other debt securities.
Certain of our subsidiaries may guarantee the debt securities we offer.  Those guarantees may or may not be secured by liens, mortgages, and security interests in the assets of those subsidiaries.  The terms and conditions of any such subsidiary guarantees, and a description of any such liens, mortgages or security interests, will be set forth in the prospectus supplement that will accompany this prospectus.
Our statements below relating to the debt securities and the indentures are summaries of their anticipated provisions, are not complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the applicable indenture and any applicable United States federal income tax considerations as well as any applicable modifications of or additions to the general terms described below in the applicable prospectus supplement or supplemental indenture.  For a description of the terms of a particular issue of debt securities, reference must be made to both the related prospectus supplement and to the following description.
General
Neither indenture limits the amount of debt securities which may be issued.  The debt securities may be issued in one or more series.  The senior debt securities will be unsecured and will rank on parity with all of our other unsecured and unsubordinated indebtedness.  Each series of subordinated debt securities will be unsecured and subordinated to all present and future senior indebtedness. Any such debt securities will be described in an accompanying prospectus supplement.
You should read the applicable indenture and subsequent filings relating to the particular series of debt securities for the following terms of the offered debt securities:
•	the designation, aggregate principal amount and authorized denominations;
•	the issue price, expressed as a percentage of the aggregate principal amount;
•	the maturity date;
•	the interest rate per annum, if any;
•
if the offered debt securities provide for interest payments, the date from which interest will accrue, the dates on which interest will be payable, the date on which payment of interest will commence and the regular record dates for interest payment dates;

•	any optional or mandatory sinking fund provisions or exchangeability provisions;
•	the terms and conditions upon which conversion of any convertible debt securities may be effected, including the conversion price, the conversion period and other conversion provisions;
•
the date, if any, after which and the price or prices at which the offered debt securities may be optionally redeemed or must be mandatorily redeemed and any other terms and provisions of optional or mandatory redemptions;

•	if other than denominations of $1,000 and any integral multiple thereof, the denominations in which offered debt securities of the series will be issuable;
•	if other than the full principal amount, the portion of the principal amount of offered debt securities of the series which will be payable upon acceleration or provable in bankruptcy;
•	any events of default not set forth in this prospectus;
•	the currency or currencies, including composite currencies, in which principal, premium and interest will be payable, if other than the currency of the United States of America;
•
if principal, premium or interest is payable, at our election or at the election of any holder, in a currency other than that in which the offered debt securities of the series are stated to be payable, the period or periods within which, and the terms and conditions upon which, the election may be made;

•	whether interest will be payable in cash or additional securities at our or the holder's option and the terms and conditions upon which the election may be made;
•
if denominated in a currency or currencies other than the currency of the United States of America, the equivalent price in the currency of the United States of America for purposes of determining the voting rights of holders of those debt securities under the applicable indenture;

•
if the amount of payments of principal, premium or interest may be determined with reference to an index, formula or other method based on a coin or currency other than that in which the offered debt securities of the series are stated to be payable, the manner in which the amounts will be determined;

•	any restrictive covenants or other material terms relating to the offered debt securities;
•	whether the offered debt securities will be issued in the form of global securities or certificates in registered or bearer form;
•	any listing on any securities exchange or quotation system;
•	additional provisions, if any, related to defeasance and discharge of the offered debt securities; and
•	the applicability of any guarantees.

Subsequent filings may include additional terms not listed above. Unless otherwise indicated in subsequent filings with the SEC relating to the indenture, principal, premium and interest will be payable and the debt securities will be transferable at the corporate trust office of the applicable trustee. Unless other arrangements are made or set forth in subsequent filings or a supplemental indenture, principal, premium and interest will be paid by checks mailed to the holders at their registered addresses.
Unless otherwise indicated in subsequent filings with the SEC, the debt securities will be issued only in fully registered form without coupons, in denominations of $1,000 or any integral multiple thereof. No service charge will be made for any transfer or exchange of the debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with these debt securities.
Some or all of the debt securities may be issued as discounted debt securities to be sold at a substantial discount below the stated principal amount. United States federal income tax consequences and other special considerations applicable to any discounted securities will be described in subsequent filings with the SEC relating to those securities.
We refer you to applicable subsequent filings with respect to any deletions or additions or modifications from the description contained in this prospectus.
Senior Debt
We may issue senior debt securities under the senior debt indenture. These senior debt securities will rank on an equal basis with all our other unsecured debt except subordinated debt.
Subordinated Debt
We may issue subordinated debt securities under the subordinated debt indenture. Subordinated debt will rank subordinate and junior in right of payment, to the extent set forth in the subordinated debt indenture, to all our senior debt (both secured and unsecured).
In general, the holders of all senior debt are first entitled to receive payment of the full amount unpaid on senior debt before the holders of any of the subordinated debt securities are entitled to receive a payment on account of the principal or interest on the indebtedness evidenced by the subordinated debt securities in certain events.
If we default in the payment of any principal of, or premium, if any, or interest on any senior debt when it becomes due and payable after any applicable grace period, then, unless and until the default is cured or waived or ceases to exist, we cannot make a payment on account of or redeem or otherwise acquire the subordinated debt securities.
If there is any insolvency, bankruptcy, liquidation or other similar proceeding relating to us or our property, then all senior debt must be paid in full before any payment may be made to any holders of subordinated debt securities.
Furthermore, if we default in the payment of the principal of and accrued interest on any subordinated debt securities that is declared due and payable upon an event of default under the subordinated debt indenture, holders of all our senior debt will first be entitled to receive payment in full in cash before holders of such subordinated debt can receive any payments.

Senior debt means:
•
the principal, premium, if any, interest and any other amounts owing in respect of our indebtedness for money borrowed and indebtedness evidenced by securities, notes, debentures, bonds or other similar instruments issued by us, including the senior debt securities or letters of credit;

•	all capitalized lease obligations;
•	all hedging obligations;
•	all obligations representing the deferred purchase price of property; and
•	all deferrals, renewals, extensions and refundings of obligations of the type referred to above;
but senior debt does not include:
•	subordinated debt securities; and
•	any indebtedness that by its terms is subordinated to, or ranks on an equal basis with, our subordinated debt securities.
Covenants
Under the terms of the indenture, we covenant, among other things:
•	that we will duly and punctually pay the principal of and interest, if any, on the offered debt securities in accordance with the terms of such debt securities and the applicable indenture;
•
that so long as any offered debt securities are outstanding, we will (i) file with the SEC within the time periods prescribed by its rules and regulations and (ii) furnish to the trustee and holders of the offered debt securities all quarterly and annual financial information required to be furnished or filed with the SEC pursuant to Section 13 and 15(d) of the Exchange Act, and with respect to the annual consolidated financial statements only, a report thereon by our independent auditors;

•
that we will deliver to the trustee after the end of each fiscal year a compliance certificate as to whether we have kept, observed, performed and fulfilled our obligations and each and every covenant contained under the applicable indenture;

•	that we will deliver to the trustee written notice of any event of default, with the exception of any payment default that has not given rise to a right of acceleration under the indenture;
•
that we will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, which may affect the covenants or the performance of the indenture or the offered debt securities;

•
that we will do or cause to be done everything necessary to preserve and keep in full force and effect our corporate existence and the corporate, partnership or other existence of certain of our subsidiaries whose preservation is determined to be desirable by our board of directors and material to the holders;

•	that we will, and we will cause each of our subsidiaries to, pay prior to delinquency all taxes, assessments and governmental levies, except as contested in good faith and by appropriate proceedings;
•
that in the event we are required to pay additional interest to holders of our debt securities, we will provide notice to the trustee, and where applicable, the paying agent, of our obligation to pay such additional interest prior to the date on which any such additional interest is scheduled to be paid; and

•	that we will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of the indenture.
Any series of offered debt securities may have covenants in addition to or differing from those included in any applicable indenture which will be described in subsequent filings prepared in connection with the offering of such securities, limiting or restricting, among other things:
•	the ability of us or our subsidiaries to incur either secured or unsecured debt, or both;
•	the ability to make certain payments, dividends, redemptions or repurchases;
•	our ability to create dividend and other payment restrictions affecting our subsidiaries;
•	our ability to make investments;
•	mergers and consolidations by us or our subsidiaries;
•	sales of assets by us;
•	our ability to enter into transactions with affiliates;
•	our ability to incur liens; and
•	sale and leaseback transactions.
Modification of the Indentures
Each indenture and the rights of the respective holders may be modified by us only with the consent of holders of not less than a majority in aggregate principal amount of the outstanding debt securities of all series under the respective indenture affected by the modification, taken together as a class. But no modification that:
•	changes the amount of securities whose holders must consent to an amendment, supplement or waiver;
•
reduces the rate of or changes the interest payment time on any security or alters its redemption provisions (other than any alteration to any such section which would not materially adversely affect the legal rights of any holder under the indenture) or the price at which we are required to offer to purchase the securities;

•	reduces the principal or changes the maturity of any security or reduces the amount of, or postpones the date fixed for, the payment of any sinking fund or analogous obligation;

•
waives a default or event of default in the payment of the principal of or interest, if any, on any security (except a rescission of acceleration of the securities of any series by the holders of at least a majority in principal amount of the outstanding securities of that series and a waiver of the payment default that resulted from such acceleration);

•	makes the principal of or interest, if any, on any security payable in any currency other than that stated in the security;
•	makes any change with respect to holders' rights to receive principal and interest, certain modifications affecting shareholders or certain currency-related issues; or
•
waives a redemption payment with respect to any security or changes any of the provisions with respect to the redemption of any securities will be effective against any holder without his consent. In addition, other terms as specified in subsequent filings may be modified without the consent of the holders.

Events of Default
Each indenture defines an event of default for the debt securities of any series as being any one of the following events:
•	default in any payment of interest when due which continues for 30 days;
•	default in any payment of principal or premium at maturity;
•	default in the deposit of any sinking fund payment when due;
•	default in the performance of any covenant in the debt securities or the applicable indenture which continues for 60 days after we receive notice of the default;
•
default under a bond, debenture, note or other evidence of indebtedness for borrowed money by us or our subsidiaries (to the extent we are directly responsible or liable therefor) having a principal amount in excess of a minimum amount set forth in the applicable subsequent filing, whether such indebtedness now exists or is hereafter created, which default shall have resulted in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such acceleration having been rescinded or annulled or cured within 30 days after we receive notice of the default; and

•	events of bankruptcy, insolvency or reorganization.
An event of default of one series of debt securities does not necessarily constitute an event of default with respect to any other series of debt securities.
There may be such other or different events of default as described in an applicable subsequent filing with respect to any class or series of offered debt securities.
In case an event of default occurs and continues for the debt securities of any series, the applicable trustee or the holders of not less than 25% in aggregate principal amount of the debt securities then outstanding of that series may declare the principal and accrued but unpaid interest of the debt securities of that series to be due and payable. Any event of default for the debt securities of any series which has been cured may be waived by the holders of a majority in aggregate principal amount of the debt securities of that series then outstanding.

Each indenture requires us to file annually after debt securities are issued under that indenture with the applicable trustee a written statement signed by two of our officers as to the absence of material defaults under the terms of that indenture. Each indenture provides that the applicable trustee may withhold notice to the holders of any default if it considers it in the interest of the holders to do so, except notice of a default in payment of principal, premium or interest.
Subject to the duties of the trustee in case an event of default occurs and continues, each indenture provides that the trustee is under no obligation to exercise any of its rights or powers under that indenture at the request, order or direction of holders unless the holders have offered to the trustee reasonable indemnity. Subject to these provisions for indemnification and the rights of the trustee, each indenture provides that the holders of a majority in principal amount of the debt securities of any series then outstanding have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee as long as the exercise of that right does not conflict with any law or the indenture.
Defeasance and Discharge
The terms of each indenture provide us with the option to be discharged from any and all obligations in respect of the debt securities issued thereunder upon the deposit with the trustee, in trust, of money or United States government obligations, or both, which through the payment of interest and principal in accordance with their terms will provide money in an amount sufficient to pay any installment of principal, premium and interest on, and any mandatory sinking fund payments in respect of, the debt securities on the stated maturity of the payments in accordance with the terms of the debt securities and the indenture governing the debt securities. This right may only be exercised if, among other things, we have received from, or there has been published by, the United States Internal Revenue Service a ruling to the effect that such a discharge will not be deemed, or result in, a taxable event with respect to holders. This discharge would not apply to our obligations to register the transfer or exchange of debt securities, to replace stolen, lost or mutilated debt securities, to maintain paying agencies and hold moneys for payment in trust.
Defeasance of Certain Covenants
The terms of the debt securities provide us with the right not to comply with specified covenants and that specified events of default described in a subsequent filing will not apply. In order to exercise this right, we will be required to deposit with the trustee money or U.S. government obligations, or both, which through the payment of interest and principal will provide money in an amount sufficient to pay principal, premium, if any, and interest on, and any mandatory sinking fund payments in respect of, the debt securities on the stated maturity of such payments in accordance with the terms of the debt securities and the indenture governing such debt securities. We will also be required to deliver to the trustee an opinion of counsel to the effect that the deposit and related covenant defeasance should not cause the holders of such series to recognize income, gain or loss for United States federal income tax purposes.
A subsequent filing may further describe the provisions, if any, of any particular series of offered debt securities permitting a discharge defeasance.
Subsidiary Guarantees
Certain of our subsidiaries may guarantee the debt securities we offer. In that case, the terms and conditions of the subsidiary guarantees will be set forth in the applicable prospectus supplement. Unless we indicate differently in the applicable prospectus supplement, if any of our subsidiaries guarantee any of our debt securities that are subordinated to any of our senior indebtedness, then the subsidiary guarantees will be subordinated to the senior indebtedness of such subsidiary to the same extent as our debt securities are subordinated to our senior indebtedness.

Global Securities
The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depository identified in an applicable subsequent filing and registered in the name of the depository or a nominee for the depository. In such a case, one or more global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding debt securities of the series to be represented by the global security or securities. Unless and until it is exchanged in whole or in part for debt securities in definitive certificated form, a global security may not be transferred except as a whole by the depository for the global security to a nominee of the depository or by a nominee of the depository to the depository or another nominee of the depository or by the depository or any nominee to a successor depository for that series or a nominee of the successor depository and except in the circumstances described in an applicable subsequent filing.
We expect that the following provisions will apply to depository arrangements for any portion of a series of debt securities to be represented by a global security. Any additional or different terms of the depository arrangement will be described in an applicable subsequent filing.
Upon the issuance of any global security, and the deposit of that global security with or on behalf of the depository for the global security, the depository will credit, on its book-entry registration and transfer system, the principal amounts of the debt securities represented by that global security to the accounts of institutions that have accounts with the depository or its nominee. The accounts to be credited will be designated by the underwriters or agents engaging in the distribution of the debt securities or by us, if the debt securities are offered and sold directly by us. Ownership of beneficial interests in a global security will be limited to participating institutions or persons that may hold interests through such participating institutions. Ownership of beneficial interests by participating institutions in the global security will be shown on, and the transfer of the beneficial interests will be effected only through, records maintained by the depository for the global security or by its nominee. Ownership of beneficial interests in the global security by persons that hold through participating institutions will be shown on, and the transfer of the beneficial interests within the participating institutions will be effected only through, records maintained by those participating institutions. The laws of some jurisdictions may require that purchasers of securities take physical delivery of the securities in certificated form. The foregoing limitations and such laws may impair the ability to transfer beneficial interests in the global securities.
So long as the depository for a global security, or its nominee, is the registered owner of that global security, the depository or its nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the applicable indenture. Unless otherwise specified in an applicable subsequent filing and except as specified below, owners of beneficial interests in the global security will not be entitled to have debt securities of the series represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of debt securities of the series in certificated form and will not be considered the holders thereof for any purposes under the indenture. Accordingly, each person owning a beneficial interest in the global security must rely on the procedures of the depository and, if such person is not a participating institution, on the procedures of the participating institution through which the person owns its interest, to exercise any rights of a holder under the indenture.
The depository may grant proxies and otherwise authorize participating institutions to give or take any request, demand, authorization, direction, notice, consent, waiver or other action which a holder is entitled to give or take under the applicable indenture. We understand that, under existing industry practices, if we request any action of holders or any owner of a beneficial interest in the global security desires to give any notice or take any action a holder is entitled to give or take under the applicable indenture, the depository would authorize the participating institutions to give the notice or take the action, and participating institutions would authorize beneficial owners owning through such participating institutions to give the notice or take the action or would otherwise act upon the instructions of beneficial owners owning through them.

Unless otherwise specified in applicable subsequent filings, payments of principal, premium and interest on debt securities represented by a global security registered in the name of a depository or its nominee will be made by us to the depository or its nominee, as the case may be, as the registered owner of the global security.
We expect that the depository for any debt securities represented by a global security, upon receipt of any payment of principal, premium or interest, will credit participating institutions' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the records of the depository. We also expect that payments by participating institutions to owners of beneficial interests in the global security held through those participating institutions will be governed by standing instructions and customary practices, as is now the case with the securities held for the accounts of customers registered in street name, and will be the responsibility of those participating institutions. None of us, the trustees or any agent of ours or the trustees will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in a global security, or for maintaining, supervising or reviewing any records relating to those beneficial interests.
Unless otherwise specified in the applicable subsequent filings, a global security of any series will be exchangeable for certificated debt securities of the same series only if:
•
the depository for such global securities notifies us that it is unwilling or unable to continue as depository or such depository ceases to be a clearing agency registered under the Exchange Act and, in either case, a successor depository is not appointed by us within 90 days after we receive the notice or become aware of the ineligibility;

•	we in our sole discretion determine that the global securities shall be exchangeable for certificated debt securities; or
•	there shall have occurred and be continuing an event of default under the applicable indenture with respect to the debt securities of that series.
Upon any exchange, owners of beneficial interests in the global security or securities will be entitled to physical delivery of individual debt securities in certificated form of like tenor and terms equal in principal amount to their beneficial interests, and to have the debt securities in certificated form registered in the names of the beneficial owners, which names are expected to be provided by the depository's relevant participating institutions to the applicable trustee.
In the event that the Depository Trust Company, or DTC, acts as depository for the global securities of any series, the global securities will be issued as fully registered securities registered in the name of Cede & Co., DTC's partnership nominee.
The Depository Trust Company, or DTC, is a member of the U.S. Federal Reserve System, a limited-purpose trust company under New York State banking law and a registered clearing agency with the SEC. Established in 1973, DTC was created to reduce costs and provide clearing and settlement efficiencies by immobilizing securities and making "book-entry" changes to ownership of the securities. DTC provides securities movements for the net settlements of the National Securities Clearing Corporation's or NSCC, and settlement for institutional trades (which typically involve money and securities transfers between custodian banks and broker/dealers), as well as money market instruments.
DTC is a subsidiary of The Depository Trust & Clearing Company, or DTCC. DTCC is a holding company established in 1999 to combine DTC and NSCC. DTCC, through its subsidiaries, provides clearing, settlement and information services for equities, corporate and municipal bonds, government and mortgage backed securities, money market instruments and over the-counter derivatives. In addition, DTCC is a leading processor of mutual funds and insurance transactions, linking funds and carriers with their distribution networks. DTCC's customer base extends to thousands of companies within the global financial services industry. DTCC serves brokers, dealers, institutional investors, banks, trust companies, mutual fund companies, insurance carriers, hedge funds and other financial intermediaries – either directly or through correspondent relationships.

DTCC is industry-owned by its customers who are members of the financial community, such as banks, broker/dealers, mutual funds and other financial institutions. DTCC operates on an at-cost basis, returning excess revenue from transaction fees to its member firms. All services provided by DTC are regulated by the Commission.
To facilitate subsequent transfers, the debt securities may be registered in the name of DTC's nominee, Cede & Co. The deposit of the debt securities with DTC and their registration in the name of Cede & Co. will effect no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the debt securities. DTC's records reflect only the identity of the direct participating institutions to whose accounts debt securities are credited, which may or may not be the beneficial owners. The participating institutions remain responsible for keeping account of their holdings on behalf of their customers.
Delivery of notices and other communications by DTC to direct participating institutions, by direct participating institutions to indirect participating institutions, and by direct participating institutions and indirect participating institutions to beneficial owners of debt securities are governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect.
Neither DTC nor Cede & Co. consents or votes with respect to the debt securities. Under its usual procedures, DTC mails a proxy to the issuer as soon as possible after the record date. The proxy assigns Cede & Co.'s consenting or voting rights to those direct participating institution to whose accounts the debt securities are credited on the record date.
If applicable, redemption notices shall be sent to Cede & Co. If less than all of the debt securities of a series represented by global securities are being redeemed, DTC's practice is to determine by lot the amount of the interest of each direct participating institution in that issue to be redeemed.
To the extent that any debt securities provide for repayment or repurchase at the option of the holders thereof, a beneficial owner shall give notice of any option to elect to have its interest in the global security repaid by us, through its participating institution, to the applicable trustee, and shall effect delivery of the interest in a global security by causing the direct participating institution to transfer the direct participating institution's interest in the global security or securities representing the interest, on DTC's records, to the applicable trustee. The requirement for physical delivery of debt securities in connection with a demand for repayment or repurchase will be deemed satisfied when the ownership rights in the global security or securities representing the debt securities are transferred by direct participating institutions on DTC's records.
DTC may discontinue providing its services as securities depository for the debt securities at any time. Under such circumstances, in the event that a successor securities depository is not appointed, debt security certificates are required to be printed and delivered as described above.
We may decide to discontinue use of the system of book-entry transfers through the securities depository. In that event, debt security certificates will be printed and delivered as described above.
The information in this section concerning DTC, DTCC and DTC's book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for its accuracy.

DESCRIPTION OF WARRANTS
We may issue warrants to purchase our debt or equity securities or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing.  Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.
The applicable prospectus supplement will describe the following terms of any warrants in respect of which this prospectus is being delivered:
•	the title of such warrants;
•	the aggregate number of such warrants;
•	the price or prices at which such warrants will be issued;
•	the currency or currencies, in which the price of such warrants will be payable;
•
the securities or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing, purchasable upon exercise of such warrants;

•	the price at which, and the currency or currencies in which, the securities or other rights purchasable upon exercise of such warrants may be purchased;
•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;
•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;
•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;
•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;
•	information with respect to book-entry procedures, if any;
•	if applicable, a discussion of any material U.S. federal income tax considerations; and
•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

DESCRIPTION OF PURCHASE CONTRACTS
We may issue purchase contracts for the purchase or sale of any of our debt or equity securities issued by us.
Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the securities otherwise deliverable as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract.
The purchase contracts may require us to make periodic payments to the holders thereof or vice versa, which payments may be deferred to the extent set forth in the applicable prospectus supplement, and those payments may be unsecured or prefunded on some basis. The purchase contracts may require the holders thereof to secure their obligations in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued. Our obligation to settle such pre-paid purchase contracts on the relevant settlement date may constitute indebtedness. Accordingly, pre-paid purchase contracts will be issued under the indenture.
The purchase contracts will be construed in accordance with and governed by the laws of the State of New York, without giving effect to any principles thereof relating to conflicts of law that would result in the application of the laws of any other jurisdiction.

DESCRIPTION OF RIGHTS
We may issue rights to purchase our equity securities. These rights may be issued independently or together with any other security offered by this prospectus and may or may not be transferable by the shareholder receiving the rights in the rights offering. In connection with any rights offering, we may enter into a standby underwriting agreement with one or more underwriters pursuant to which the underwriter will purchase any securities that remain unsubscribed for upon completion of the rights offering.
The applicable prospectus supplement relating to any rights will describe the terms of the offered rights, including, where applicable, the following:
•	the exercise price for the rights;
•	the number of rights issued to each shareholder;
•	the extent to which the rights are transferable;
•	any other terms of the rights, including terms, procedures and limitations relating to the exchange and exercise of the rights;
•	the date on which the right to exercise the rights will commence and the date on which the right will expire;
•	the amount of rights outstanding;
•	the extent to which the rights include an over-subscription privilege with respect to unsubscribed securities; and
•	the material terms of any standby underwriting arrangement entered into by us in connection with the rights offering.
The description in the applicable prospectus supplement of any rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable rights certificate or rights agreement, which will be filed with the SEC if we offer rights. For more information on how you can obtain copies of any rights certificate or rights agreement if we offer rights, see "Where You Can Find Additional Information" of this prospectus. We urge you to read the applicable rights certificate, the applicable rights agreement and any applicable prospectus supplement in their entirety.

DESCRIPTION OF UNITS
As specified in the applicable prospectus supplement, we may issue units consisting of one or more of our purchase contracts, warrants, debt securities, shares of preferred stock, shares of common stock or any combination of such securities. The applicable prospectus supplement will describe:
•
the terms of the units and of the purchase contracts, warrants, debt securities, preferred stock and common stock comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	a description of the terms of any unit agreement governing the units;
•	if applicable, a discussion of any material U.S. federal income tax considerations; and
•	a description of the provisions for the payment, settlement, transfer or exchange of the units.

EXPENSES
The following are the estimated expenses of the issuance and distribution of the securities being registered under the registration statement of which this prospectus forms a part, all of which will be paid by us.
SEC registration fee		$134,919.82	*
Legal fees and expenses	$		**
Accounting fees and expenses	$		**
Printing and engraving expenses	$		**
Transfer agent and registrar fees	$		**
Indenture trustee fees and expenses	$		**
Blue sky fees and expenses	$		**
Miscellaneous	$		**
Total	$		**
________________________
* Previously paid.
**             To be provided by a prospectus supplement or as an exhibit to a Current Report on Form 6-K that is incorporated by reference into this registration statement.

LEGAL MATTERS
The validity of the securities offered by this prospectus will be passed upon for us by Seward & Kissel LLP, New York, New York with respect to matters of United States, Marshall Islands and Liberian law.  McInnes Cooper will provide an opinion regarding certain matters under the laws of Canada.  Savvas D. Georghiades Law Office will provide an opinion regarding certain matters under the laws of Cyprus.  Ogier will provide an opinion regarding certain matters under the laws of Jersey.  Cefai & Associates will provide an opinion regarding certain matters under the laws of Malta.  Loyens & Loeff N.V. will provide an opinion regarding certain matters under the laws of the Netherlands.  Advokatfirmaet Wiersholm AS will provide an opinion regarding certain matters under the laws of Norway.  CMS Cameron McKenna LLP will provide an opinion regarding certain matters under the laws of Scotland.

EXPERTS
The consolidated financial statements of DryShips Inc., appearing in DryShips Inc.'s Annual Report on Form 20-F for the year ended December 31, 2014 (including schedule appearing therein) and the effectiveness of DryShips Inc.'s internal control over financial reporting as of December 31, 2014, have been audited by Ernst Young (Hellas) Certified Auditors Accountants S.A., independent registered public accounting firm, as set forth in their reports thereon (which contain an explanatory paragraph describing conditions that raise substantial doubt about DryShips Inc.'s ability to continue as a going concern as described in Note 3 to the consolidated financial statements), included therein, and incorporated herein by reference.  Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.  The address of Ernst & Young (Hellas) Certified Auditors Accountants S.A. is Chimarras 8B, 15125, Maroussi, Greece and is registered as a corporate body with the public register for company auditors-accountants kept with the Body of Certified-Auditors-Accountants, or SOEL, Greece with registration number 107.

WHERE YOU CAN FIND ADDITIONAL INFORMATION
As required by the Securities Act, we filed a registration statement relating to the securities offered by this prospectus with the SEC.  This prospectus is a part of that registration statement, which includes additional information.
Government Filings
We file annual and special reports with the SEC. You may read and copy any document that we file and obtain copies at the prescribed rates from the SEC's Public Reference Room at 100 F Street, N.E., Washington D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling 1 (800) SEC-0330. The SEC maintains a website (http://www.sec.gov) that contains reports, proxy and other information regarding issuers that file electronically with the SEC. Our filings are also available on our website at http://www.dryships.com. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus.
This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as indicated below. Forms of the indenture and other documents establishing the terms of the offered securities are filed as exhibits to the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement at the SEC's Public Reference Room in Washington, D.C., as well as through the SEC's website.
Information Incorporated by Reference
The SEC allows us to "incorporate by reference" information that we file with it. This means that we can disclose important information to you by referring you to those filed documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC prior to the termination of this offering will also be considered to be part of this prospectus and will automatically update and supersede previously filed information, including information contained in this document.
We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act:
•
Annual Report on Form 20-F for the year ended December 31, 2014, filed with the SEC on March 10, 2015, which contains audited consolidated financial statements for the most recent fiscal year for which those statements have been filed;

•	Registration Statement on Form 8-A12B, filed with the SEC on January 8, 2008, and any amendment thereto.
We are also incorporating by reference all subsequent annual reports on Form 20-F that we file with the SEC and certain Reports on Form 6-K that we furnish to the SEC after the date of this prospectus (if they state that they are incorporated by reference into this prospectus) until we file a post-effective amendment indicating that the offering of the securities made by this prospectus has been terminated.  In all cases, you should rely on the later information over different information included in this prospectus or the prospectus supplement.

You should rely only on the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement.  We, any selling shareholder, and any underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it.  We, any selling shareholder, and any underwriters are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.  You should assume that the information appearing in this prospectus and any accompanying prospectus supplement as well as the information we previously filed with the SEC and incorporated by reference, is accurate as of the dates on the front cover of those documents only.  Our business, financial condition and results of operations and prospects may have changed since those dates.
You may request a free copy of the above mentioned filings or any subsequent filing we incorporated by reference to this prospectus by writing or telephoning us at the following address:
DryShips Inc.
Attn: Mr. George Economou
109 Kifisias Avenue and Sina Street
151 24, Marousi
Athens, Greece
+ 011 30 210 80 90 570

Information provided by the Company
We will furnish holders of shares of our common stock with annual reports containing audited financial statements and a report by our independent registered public accounting firm. The audited financial statements will be prepared in accordance with U.S. generally accepted accounting principles. As a "foreign private issuer," we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements to shareholders. While we furnish proxy statements to shareholders in accordance with the rules of the NASDAQ Global Select Market, those proxy statements do not conform to Schedule 14A of the proxy rules promulgated under the Exchange Act. In addition, as a "foreign private issuer," our officers and directors are exempt from the rules under the Exchange Act relating to short swing profit reporting and liability.
Commission Position on Indemnification for Securities Act Liabilities
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.